FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-191331-04

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MAY 30, 2014
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated May 30, 2014

$830,465,000 (Approximate)
GS Mortgage Securities Trust 2014-GC22
as Issuing Entity
GS Mortgage Securities Corporation II
as Depositor
Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
Starwood Mortgage Funding I LLC
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 will consist of 20 classes of certificates, 12 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2014-GC22 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2014-GC22.  The issuing entity’s main assets will be a pool of 59 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/KBRA/DBRS)(3)	Rated Final Distribution Date
Class A-1	$36,754,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-2	$8,879,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-3	$197,682,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-4	$160,000,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-5	$217,072,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-AB	$52,638,000		[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class X-A	$719,897,000	(5)	[___]%	Variable IO(6)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class X-B	$72,110,000	(5)	[___]%	Variable IO(6)	Aa3(sf) / AAA(sf) / AAA(sf)	June 2047
Class A-S(7)	$46,872,000	(8)	[___]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	June 2047
Class B(7)	$72,110,000	(8)	[___]%	(4)	Aa3(sf) / AA-(sf) / AA(sf)	June 2047
Class PEZ(7)	$157,440,000	(8)	[___]%	(12)	A1(sf) / A(sf) / A(high)(sf)	June 2047
Class C(7)	$38,458,000	(8)	[___]%	(4)	A3(sf) / A(sf) / A(high)(sf)	June 2047

(Footnotes to table begin on page 15)
 You should carefully consider the risk factors beginning on page 63 of this free writing and page 4 of the prospectus.

 Neither the Series 2014-GC22 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

 The Series 2014-GC22 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in July 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about June 24, 2014.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager
June [__], 2014

GS MORTGAGE SECURITIES TRUST 2014-GC22

Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

Washington
7 properties
$100,000,000
10.4% of total
Kansas
1 property
$1,236,783
0.1% of total
Missouri
1 property
$2,213,995
0.2% of total
North Dakota
1 property
$3,660,000
0.4% of total
Iowa
2 properties
$2,091,843
0.2% of total
Wisconsin
1 property
$1,446,731
0.2% of total
Illinois
10 properties
$43,800,000
4.6% of total
Indiana
1 property
$2,930,000
0.3% of total
Michigan
10 properties
$112,196,194
11.7% of total
New York
2 properties
$74,000,000
7.7% of total
Maine
1 property
$110,000,000
11.4% of total
New Hampshire
1 property
$14,084,084
1.5% of total
Oregon
5 properties
$5,865,559
0.6% of total
Ohio
2 properties
$24,551,307
2.6% of total
Connecticut
2 properties
$4,321,107
0.4% of total
Pennsylvania
7 properties
$35,555,471
3.7% of total
Nevada
1 property
$1,771,196
0.2% of total
North Carolina
6 properties
$112,782,448
11.7% of total
California
9 properties
$52,617,931
5.5% of total
South Carolina
3 properties
$28,842,601
3.0% of total
Arizona
4 properties
$23,272,208
2.4% of total
Georgia
4 properties
$15,300,000
1.6% of total
Colorado
5 properties
$20,144,192
2.1% of total
New Mexico
1 property
$15,250,000
1.6% of total
Florida
4 properties
$64,577,130
6.7% of total
Texas
10 properties
$34,443,751
3.6% of total
Tennessee
2 properties
$7,423,483
0.8% of total
Alabama
9 properties
$32,587,500
3.4% of total
Kentucky
1 property
$14,500,000
1.5% of total
Mortgaged Properties by Property Type
Industrial 2.1%
Manufactured Housing 1.1%
Hospitality 3.4%
Parking 0.8%
Senior Housing 4.7%
Retail 24.0%
Self Storage 7.6%
Mixed Use 12.3%
Multifamily 23.3%
Office 20.6%
Percent of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.1 – 1.0%

SUMMARY OF FREE WRITING		Concentrations Based on Property Type,
PROSPECTUS	17	Geography, Related Borrowers and
RISK FACTORS	63	Other Factors May Disproportionately
The Offered Certificates May Not Be a		Increase Losses	79
Suitable Investment for You	63	Senior Housing Properties May Present
The Offered Certificates Are Limited		Special Risks	81
Obligations	63	Risks Relating to Enforceability of Cross-
The Volatile Economy, Credit Crisis and		Collateralization	82
Downturn in the Real Estate Market		The Performance of a Mortgage Loan
Have Adversely Affected and		and Its Related Mortgaged Property
May Continue To Adversely Affect the		Depends in Part on Who Controls the
Value of CMBS	63	Borrower and Mortgaged Property	82
External Factors May Adversely Affect		The Borrower’s Form of Entity
the Value and Liquidity of Your		May Cause Special Risks	83
Investment	64	A Bankruptcy Proceeding May Result in
The Certificates May Have Limited		Losses and Delays in Realizing on the
Liquidity and the Market Value of the		Mortgage Loans	84
Certificates May Decline	65	Mortgage Loans Are Non-recourse and
There Are Risks Relating to the		Are Not Insured or Guaranteed	84
Exchangeable Certificates	66	Adverse Environmental Conditions at or
Subordination of Exchangeable		Near Mortgaged Properties May Result
Certificates	67	in Losses	85
Limited Information Causes Uncertainty	67	Risks Related to Redevelopment,
Legal and Regulatory Provisions		Expansion and Renovation at
Affecting Investors Could Adversely		Mortgaged Properties	85
Affect the Liquidity of the Offered		Risks Relating to Costs of Compliance
Certificates	68	with Applicable Laws and Regulations	86
Your Yield May Be Affected by Defaults,		Litigation Regarding the Mortgaged
Prepayments and Other Factors	69	Properties or Borrowers May Impair
Nationally Recognized Statistical Rating		Your Distributions	86
Organizations May Assign Different		Other Financings or Ability To Incur Other
Ratings to the Certificates; Ratings of		Financings Entails Risk	87
the Certificates Reflect Only the Views		Risks of Anticipated Repayment Date
of the Applicable Rating Agencies as of		Loans	88
the Dates Such Ratings Were Issued;		Borrower May Be Unable To Repay
Ratings May Affect ERISA Eligibility;		Remaining Principal Balance on
Ratings May Be Downgraded	72	Maturity Date or Anticipated
Commercial, Multifamily and		Repayment Date; Longer Amortization
Manufactured Housing Community		Schedules and Interest-Only Provisions
Lending Is Dependent on Net		Increase Risk	88
Operating Income	74	Risks Relating to Interest on Advances
Underwritten Net Cash Flow Could Be		and Special Servicing Compensation	89
Based On Incorrect or Failed		Increases in Real Estate Taxes
Assumptions	75	May Reduce Available Funds	90
The Mortgage Loans Have Not Been		Some Mortgaged Properties May Not Be
Reunderwritten by Us; Some Mortgage		Readily Convertible to Alternative Uses	90
Loans May Not Have Complied With		Risks Related to Zoning Non-Compliance
Another Originator’s Underwriting		and Use Restrictions	91
Criteria	75	Risks Relating to Inspections of
Static Pool Data Would Not Be Indicative		Properties	92
of the Performance of this Pool	76	Insurance May Not Be Available or
Appraisals May Not Reflect Current or		Adequate	92
Future Market Value of Each Property	76	Terrorism Insurance May Not Be
Performance of the Certificates Will Be		Available for All Mortgaged Properties	93
Highly Dependent on the Performance		Risks Associated with Blanket Insurance
of Tenants and Tenant Leases	77	Policies or Self-Insurance	94

State and Local Mortgage Recording		Book-Entry Registration Will Mean You
Taxes May Apply Upon a Foreclosure		Will Not Be Recognized as a Holder of
or Deed in Lieu of Foreclosure and		Record	108
Reduce Net Proceeds	94	Tax Matters and Changes in Tax Law
Risks Relating to a Bankruptcy of an		May Adversely Impact the Mortgage
Originator, a Sponsor or the Depositor,		Loans or Your Investment	108
or a Receivership or Conservatorship		Combination or “Layering” of Multiple
of Goldman Sachs Bank USA	94	Risks May Significantly Increase Risk
Interests and Incentives of the		of Loss	110
Originators, the Sponsors and Their		DESCRIPTION OF THE MORTGAGE POOL	111
Affiliates May Not Be Aligned With		General	111
Your Interests	95	Certain Calculations and Definitions	112
Interests and Incentives of the		Statistical Characteristics of the Mortgage
Underwriter Entities May Not Be		Loans	119
Aligned With Your Interests	97	Environmental Considerations	133
Potential Conflicts of Interest of the		Litigation Considerations	135
Master Servicer and the Special		Redevelopment, Renovation and
Servicer	98	Expansion	136
Potential Conflicts of Interest of the		Default History, Bankruptcy Issues and
Operating Advisor	99	Other Proceedings	138
Potential Conflicts of Interest of the		Tenant Issues	139
Controlling Class Representative and		Insurance Considerations	146
the Companion Loan Holders	100	Use Restrictions	147
Potential Conflicts of Interest in the		Appraised Value	147
Selection of the Underlying Mortgage		Non-recourse Carveout Limitations	148
Loans	101	Real Estate and Other Tax
Conflicts of Interest May Occur as a		Considerations	148
Result of the Rights of the Controlling		Certain Terms of the Mortgage Loans	148
Class Representative or a Controlling		The Whole Loans	159
Class Representative under any Other		Significant Obligors	171
PSA to Terminate the Special Servicer		Representations and Warranties	171
of the Related Whole Loan	102	Sale of Mortgage Loans; Mortgage File
Other Potential Conflicts of Interest May		Delivery	172
Affect Your Investment	102	Cures, Repurchases and Substitutions	173
Special Servicer May Be Directed To		Additional Information	176
Take Actions by an Entity That Has No		TRANSACTION PARTIES	176
Duty or Liability to Other		The Sponsors	176
Certificateholders	103	Compensation of the Sponsors	188
Your Lack of Control Over the Issuing		The Depositor	188
Entity and Servicing of the Mortgage		The Originators	189
Loans Can Create Risks	103	The Issuing Entity	207
The Requirement of the Special Servicer		The Trustee	208
to Obtain FIRREA-Compliant		The Certificate Administrator	210
Appraisals May Result in an Increased		Trustee and Certificate Administrator Fee	212
Cost to the Issuing Entity.	105	The Operating Advisor	213
Rights of the Controlling		Servicers	214
Class Representatives Under the Other		Servicing Compensation, Operating
PSAs Could Adversely Affect Your		Advisor Compensation and Payment of
Investment	105	Expenses	220
You Will Not Have any Control Over the		Affiliates and Certain Relationships	230
Servicing of The Non-Serviced Loans	106	DESCRIPTION OF THE OFFERED
Rights of the Operating Advisor and the		CERTIFICATES	233
Controlling Class Representative Could		General	233
Adversely Affect Your Investment	106	Exchanges of Exchangeable Certificates	236
Sponsors May Not Be Able To Make		Distributions	238
Required Repurchases or Substitutions		Subordination	253
of Defective Mortgage Loans	107	Appraisal Reductions	255
		Voting Rights	258

Delivery, Form, Transfer and		Reports to Certificateholders; Available
Denomination	260	Information	327
Certificateholder Communication	263	Servicing of the Non-Serviced Loans	333
YIELD, PREPAYMENT AND MATURITY		MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS	264	CONSEQUENCES	335
Yield	264	General	335
Yield on the Class X-A and Class X-B		Tax Status of Offered Certificates	336
Certificates	267	Taxation of Offered Certificates	336
Weighted Average Life of the Offered		Taxation of the Exchangeable
Certificates	268	Certificates	338
Price/Yield Tables	273	Further Information	339
THE POOLING AND SERVICING		STATE AND LOCAL TAX
AGREEMENT	279	CONSIDERATIONS	339
General	279	ERISA CONSIDERATIONS	339
Servicing of the Whole Loans	279	LEGAL INVESTMENT	341
Assignment of the Mortgage Loans	280	CERTAIN LEGAL ASPECTS OF THE
Servicing of the Mortgage Loans	281	MORTGAGE LOANS	342
Advances	285	RATINGS	344
Accounts	290	LEGAL MATTERS	346
Application of Penalty Charges and		INDEX OF SIGNIFICANT DEFINITIONS	347
Modification Fees	291
Withdrawals from the Collection Account	292	ANNEX A – STATISTICAL
Enforcement of “Due-On-Sale” and “Due-		CHARACTERISTICS OF THE
On-Encumbrance” Clauses	293	MORTGAGE LOANS	A-1
Inspections	295	ANNEX B – STRUCTURAL AND
Evidence as to Compliance	295	COLLATERAL TERM SHEET	B-1
Certain Matters Regarding the Depositor,		ANNEX C – MORTGAGE POOL
the Master Servicer, the Special		INFORMATION	C-1
Servicer and the Operating Advisor	296	ANNEX D – FORM OF DISTRIBUTION
Servicer Termination Events	298	DATE STATEMENT	D-1
Rights Upon Servicer Termination Event	299	ANNEX E-1 – SPONSOR
Waivers of Servicer Termination Events	301	REPRESENTATIONS AND
Termination of the Special Servicer	301	WARRANTIES	E-1-1
Realization Upon Mortgage Loans	306	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Controlling Class Representative	311	REPRESENTATIONS AND
Operating Advisor	317	WARRANTIES	E-2-1
Asset Status Reports	323	ANNEX F – CLASS A-AB SCHEDULED
Rating Agency Confirmations	324	PRINCIPAL BALANCE SCHEDULE	F-1
Termination; Retirement of Certificates	326	ANNEX G – NEWCASTLE SENIOR
Optional Termination; Optional Mortgage		HOUSING PORTFOLIO
Loan Purchase	326	AMORTIZATION SCHEDULE	G-1

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2014-GC22 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, commencing on page 15 of this free writing prospectus, which sets forth important statistical information relating to the Series 2014-GC22 certificates; and

●
the “Summary of Free Writing Prospectus”, commencing on page 18 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2014-GC22 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page 63 of this free writing prospectus, describes the material risks that apply to the Series 2014-GC22 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 348 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

In this free writing prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-AB CERTIFICATES AND THE CLASS A-S TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS

(INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)    IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass- Through Rate Description	Expected Ratings (Moody’s/KBRA/DBRS)(3)	Expected Weighted Avg. Life (yrs.)(9)	Expected Principal Window(9)
Offered Certificates
Class A-1	$36,754,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	2.72	07/14 – 05/19
Class A-2	$8,879,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	4.88	05/19 – 05/19
Class A-3	$197,682,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	6.96	05/21 – 06/21
Class A-4	$160,000,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	9.75	01/24 – 05/24
Class A-5	$217,072,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	9.88	05/24 – 05/24
Class A-AB	$52,638,000		30.000	%(10)	[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	7.19	05/19 – 01/24
Class X-A	$719,897,000	(5)	N/A		[____]%	Variable IO(6)	Aaa(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Class X-B	$72,110,000	(5)	N/A		[____]%	Variable IO(6)	Aa3(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Class A-S(7)	$46,872,000	(8)	25.125%		[____]%	(4)	Aaa(sf) / AAA(sf) / AAA(sf)	9.88	05/24 – 05/24
Class B(7)	$72,110,000	(8)	17.625%		[____]%	(4)	Aa3(sf) / AA-(sf) / AA(sf)	9.95	05/24 – 06/24
Class PEZ(7)	$157,440,000	(8)	13.625	%(11)	[____]%	(12)	A1(sf) / A(sf) / A(high)(sf)	9.93	05/24 – 06/24
Class C(7)	$38,458,000	(8)	13.625	%(11)	[____]%	(4)	A3(sf) / A(sf) / A(high)(sf)	9.96	06/24 – 06/24
Non-Offered Certificates
Class X-C	$16,826,000	(5)	N/A		[____]%	Variable IO(6)	NR / BB+(sf) / AAA(sf)	N/A	N/A
Class X-D	$54,082,512	(5)	N/A		[____]%	Variable IO(6)	NR / NR / AAA(sf)	N/A	N/A
Class D	$60,092,000		7.375%		[____]%	(4)	NR / BBB-(sf) / BBB(low)(sf)	9.96	06/24 – 06/24
Class E	$16,826,000		5.625%		[____]%	(4)	NR / BB+(sf) / BB(sf)	9.96	06/24 – 06/24
Class F	$20,431,000		3.500%		[____]%	(4)	NR / B+(sf) / B(sf)	9.96	06/24 – 06/24
Class G	$33,651,512		0.000%		[____]%	(4)	NR / NR / NR	9.96	06/24 – 06/24
Class S(13)	N/A		N/A		N/A	N/A	NR / NR / NR	N/A	N/A
Class R(14)	N/A		N/A		N/A	N/A	NR / NR / NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.  The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(4)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates, sometimes collectively referred to as the “Class X certificates”, will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(6)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this free writing prospectus.  The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this free writing prospectus.  The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in this free writing prospectus.

(7)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $46,872,000, $72,110,000 and $38,458,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(9)
Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(10)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $38,458,000.

(12)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(13)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class S and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

The following is only a summary.  Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the GS Mortgage Securities Trust 2014-GC22, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2014-GC22, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation.  As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity.  The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (37.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (26.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

● Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (22.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

● Starwood Mortgage Funding I LLC, a Delaware limited liability company (14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II, Encore Plaza, AirPark North Business Center and Discovery Point Apartments, collectively representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such amount will not be part of available funds to make distributions on the certificates. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses” in this free writing prospectus.

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

		Number of	% of Initial
		Mortgage	Pool
Originator	Sponsor	Loans	Balance
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	18	36.8%
Cantor Commercial Real Estate Lending, L.P	Cantor Commercial Real Estate Lending, L.P.	15	22.0
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	11	21.0
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	12	14.2
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	2	5.7
KGS-Alpha Real Estate Capital Markets, LLC	Citigroup Global Markets Realty Corp.	1	0.3
		59	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation.  The corporate trust office of Deutsche Bank Trust Company Americas is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-GS1422, and its telephone number is (714) 247-6000.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than the Maine Mall mortgage loan and the Newcastle mortgage loan) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this free writing prospectus.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will act as the initial operating advisor under the pooling and servicing agreement with respect to all of the mortgage loans other than the Maine Mall mortgage loan and the Newcastle mortgage loan. At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform-level basis.  Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class PEZ, or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and

Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans (other than the non-serviced loans referred to below) either directly or through a sub-servicer pursuant to the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Maine Mall (the “Maine Mall mortgage loan”), representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with 1 pari passu companion loan, collectively referred to in this free writing prospectus as the “Maine Mall whole loan”), is currently being serviced under the pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust 2014-GC21, Commercial Mortgage Pass-Through Certificates, Series 2014-GC21. The servicer of the Maine Mall whole loan under the Citigroup Commercial Mortgage Trust 2014-GC21 pooling and servicing agreement (referred to as the “GC21 PSA” in this free writing prospectus) is Wells Fargo Bank, National Association in its capacity as master servicer under the GC21 PSA (referred to in this free writing prospectus as the “GC21 master servicer”).

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio (the “Newcastle mortgage loan”), representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with 3 pari passu companion loans, collectively referred to in this free writing prospectus as the “Newcastle whole loan”), is currently being serviced under the pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust 2014-GC19, Commercial Mortgage Pass-Through Certificates, Series 2014-GC19. The servicer of the Newcastle whole loan under the Citigroup Commercial Mortgage Trust 2014-GC19 pooling and servicing agreement (referred to as the “GC19 PSA” in this free writing prospectus, and together with the GC21 PSA, referred to as an “other PSA” in this free writing prospectus) is Wells Fargo Bank, National Association in its capacity as master servicer under the GC19 PSA (referred to in this free writing prospectus as the “GC19 master servicer”).

In the case of the Maine Mall whole loan and the Newcastle whole loan, each of the related mortgage loans is referred to as a “non-serviced loan”.  In the case of the Maine Mall whole loan and the Newcastle whole loan, each related companion loan is referred to as a “Maine Mall companion loan” or a “Newcastle companion loan”, respectively, and each as a “non-serviced companion loan”.

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Selig Portfolio (the “Selig Portfolio mortgage loan”) representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with 1 pari passu companion loan, the “Selig Portfolio companion loan”, which collectively with the Selig Portfolio mortgage loan is referred to in this free writing prospectus as the “Selig Portfolio whole loan”), will be serviced by the master servicer under the pooling and servicing agreement.  The Selig Portfolio whole loan is also referred to in this free writing prospectus as a “serviced whole loan” and related companion loan is referred to as a “serviced companion loan”.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
CWCapital Asset Management LLC, a Delaware limited liability company, will be the initial special servicer with respect to all of the mortgage loans (other than the non-serviced loans) and the serviced companion loans pursuant to the pooling and servicing agreement.  CWCapital Asset Management LLC was appointed to be the special servicer at the request of the initial controlling class representative, an affiliate of Seer Capital Partners Master Fund LP, who is expected to purchase the Class E, Class F and Class G certificates.  The primary servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814, and its telephone number is (202) 715-9500.

Midland Loan Services, a Division of PNC Bank, National Association, acts as special servicer under the GC19 PSA (referred to in this free writing prospectus as the “GC19 special servicer”) and will act as special servicer with respect to the Newcastle whole loan.

LNR Partners, LLC acts as special servicer under the GC21 PSA (referred to in this free writing prospectus as the “GC21 special servicer”) and will act as special servicer with respect to the Maine Mall whole loan.

See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer under the pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●	prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced without cause at the direction of the controlling class representative; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer.  In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than any Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so replace.  Further, in the case of the Selig Portfolio mortgage loan, if a servicer termination event on the part of the special servicer affects the related serviced companion loan that is part of such serviced whole loan, the holder of such serviced companion loan or the rating on a class of securities backed by such serviced companion loan, then at the direction of the holder of such serviced companion loan, the trustee will be required to terminate the special servicer solely with respect to the related serviced  whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events”  and “—Rights Upon Servicer Termination Event” in this free writing prospectus.

With respect to each non-serviced loan, the applicable other PSA provides for the potential replacement of the related other special servicer under such other PSA under certain circumstances by parties related to the related other securitization and over which the holders of the offered certificates have no control.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of the whole loans and the companion loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Seer Capital Partners Master Fund L.P. is expected to purchase the Class E, Class F, Class G and Class S certificates and, on the closing date, expected to appoint Seer Capital Partners Master Fund L.P. to be the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loans) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed as and to the extent described above under “—Special Servicer”.  Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

With respect to the non-serviced loans secured by the mortgaged property and the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Maine Mall and Newcastle Senior Housing Portfolio, respectively, representing approximately 11.4% and 4.0%, respectively, of the aggregate principal balance of the pool of mortgage loans, the controlling class representative prior to a Control Termination Event will have limited consultation rights with the related other special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Newcastle Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

	●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders
The mortgage loans secured by the portfolio of mortgaged properties or mortgaged property identified on Annex A to this free writing prospectus as Maine Mall, Selig Portfolio and Newcastle Senior Housing Portfolio, representing approximately 11.4%, 10.4% and 4.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more pari passu loans secured by the same mortgage(s) on the same portfolio of mortgaged properties or mortgaged property: (i) the mortgage loan included in the issuing entity and (ii) one or more “companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity.  Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement for a whole loan provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause.  The directing holder for each whole loan under the related co-lender agreement is: (i) in the case of the Maine Mall whole loan, the trustee (the “GC21 trustee”) in the Citigroup Commercial Mortgage Trust 2014-GC21 securitization (the “GC21 securitization”), as holder of the related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the GC21 PSA unless a control termination event or similar event under the related other PSA has occurred and is continuing); (ii) in the case of the Selig Portfolio whole loan, the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing; and (iii) in the case of the Newcastle Senior Housing Portfolio whole loan, the trustee (the “GC19 trustee”) in the Citigroup Commercial Mortgage Trust 2014-GC19 securitization (the “GC19 securitization”), as holder of the related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the GC19 PSA unless a control termination event or similar event under the related other PSA has occurred and is continuing).

In addition, in the case of the Selig Portfolio whole loan, the related co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to the related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the related whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the  related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by each related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loan” in this free writing prospectus.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

The Selig Portfolio whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above).  Neither the companion loan holder nor the companion loan holder’s representative will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans.  See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Significant Affiliations
and Relationships
Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.

Goldman Sachs Mortgage Company provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Goldman Sachs Mortgage Company will, as of the date of initial issuance of the offered certificates, hold the related companion loan.  Additionally, Goldman Sachs Mortgage Company, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio mortgaged properties.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer and certificate administrator, as well as the GC19 master servicer and the GC21 master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator;

●	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor; and

●	certain of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator.

Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo Bank, National Association, which is the master servicer and certificate administrator as well as the GC19 master servicer and the GC21 master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company (other than with respect to the Newcastle mortgage loan), Citigroup Global Markets Realty Corp. (other than with respect to the Maine Mall mortgage loan) and certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, which is the GC19 special servicer under the GC19 PSA with respect to the Newcastle mortgage loan, and Goldman Sachs Mortgage Company, a sponsor and an originator, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company (other than the Newcastle mortgage loan) and certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

LNR Partners, LLC, which is the GC21 special servicer, LNR Securities Holdings, LLC, which is the purchaser of a portion of the securities issued under the GC21 PSA, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligors
The mortgaged properties identified on Annex A to this free writing prospectus as Maine Mall and Selig Portfolio, securing mortgage loans representing approximately 11.4% and 10.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering.  See “Description of the Mortgage Pool—Significant Obligors” in this free writing prospectus and “Structural and Collateral Term Sheet—Maine Mall” and “—Selig Portfolio” in Annex B to this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in June 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in July 2014, the date that would have been its due date in June 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about June 24, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in July 2014, to the holders of record at the end of the previous month.  The first distribution date will be July 11, 2014.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	May 2019
	Class A-2	May 2019
	Class A-3	June 2021
	Class A-4	May 2024
	Class A-5	May 2024
	Class A-AB	January 2024
	Class X-A	May 2024
	Class X-B	June 2024
	Class A-S	May 2024
	Class B	June 2024
	Class PEZ	June 2024
	Class C	June 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of either class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates, and otherwise based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates will be issued on the closing date and there were no subsequent exchanges of certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in June 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of June 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans and the serviced companion loans (other than the specially serviced mortgage loans and the non-serviced loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 59 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $961,465,513.  The mortgage loans are secured by first liens on 113 commercial, multifamily and manufactured housing community properties located in 29 states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One hundred eight (108) mortgaged properties, securing approximately 95.8% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  Five (5) mortgaged properties, securing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the entirety of that mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above, 3 of the mortgage loans included in the mortgage pool, secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Maine Mall, Selig Portfolio and Newcastle Senior Housing Portfolio, representing approximately 11.4%, 10.4% and 4.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and one or more related companion loans, which are secured by the same mortgage(s) on the same mortgaged property or portfolio of mortgaged properties. The mortgage loan and the companion loan(s) comprising each whole loan are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Certain information regarding the whole loans described above is identified in the following table:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
Maine Mall	$110,000,000	11.4%	$125,000,000	$235,000,000
Selig Portfolio	$100,000,000	10.4%	$97,000,000	$197,000,000
Newcastle Senior Housing Portfolio	$38,720,475	4.0%	$321,189,610	$359,910,085

The Maine Mall companion loan is an asset of the GC21 securitization. The Maine Mall whole loan is serviced under the GC21 PSA.

The Selig Portfolio companion loan is currently held by Goldman Sachs Mortgage Company, but is expected to be contributed to a subsequent commercial mortgage securitization.  The Selig Portfolio whole loan will be serviced under the pooling and servicing agreement for this securitization.

The Newcastle Senior Housing Portfolio companion loans are assets in the GC19 securitization, GS Mortgage Securities Trust 2014-GC20 securitization and GC21 securitization. The Newcastle Senior Housing Portfolio whole loan is serviced under the GC19 PSA.

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods:

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	58	88.6%
3	0	1	11.4
Total		59	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans /
Amortizing Mortgage Loans
Four (4) mortgage loans, representing approximately 31.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for monthly payments of interest only until the related stated maturity date.  The remaining fifty-five (55) mortgage loans, representing approximately 68.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  Nineteen (19) of these fifty-five (55) mortgage loans, representing approximately 32.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 to 60 months following the related origination date or, in the case of one of those 19 mortgage loans, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, until its anticipated repayment date (“ARD”).

The Newcastle Senior Housing Portfolio mortgage loan, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

Balloon Loans /
Anticipated Repayment Date
Mortgage Loan
All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment date, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

One (1) of the mortgage loans, secured by the mortgaged property identified on Annex A to this free writing prospectus as Buffalo Grove Town Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full.  The interest accrued in excess of the original rate will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time (if collected) this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.  In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans
Initial Pool Balance(1)	$961,465,513
Number of Mortgage Loans	59
Number of Mortgaged Properties	113
Average Cut-off Date Mortgage Loan Balance	$16,296,026
Weighted Average Mortgage Loan Rate(2)(3)	4.7129%
Range of Mortgage Loan Rates(2)(3)	4.3300% - 5.4500%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)	67.2%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(3)(4)(6)	59.4%
Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(6)	111
Weighted Average Cut-off Date DSCR(3)(7)	1.65x
Full-Term Amortizing Balloon Mortgage Loans	36.0%
Partial Interest-Only Balloon Mortgage Loans(6)	32.5%
Interest-Only Balloon Mortgage Loans	31.5%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
With respect to the Newcastle mortgage loan, the initial mortgage loan rate is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle mortgage loan mortgage loan rate will be 4.9900%.  Solely for purposes of calculating Weighted Average Mortgage Loan Rate in the chart above, the Newcastle mortgage loan is assumed to have a mortgage loan rate of 4.9900%.

(3)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II and AirPark North Business Center, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(4)
In certain cases the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  With respect to the Newcastle mortgage loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

(5)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the aggregate principal balance of pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related mortgaged property for which $1,500,000 was reserved in connection with the origination of the Hampton Inn Pineville mortgage loan. The Weighted Average Cut-off Date Loan-to-Value Ratio of the mortgage pool without adding the “capital deduction” is 67.3%.

(6)	Includes the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Buffalo Grove Town Center,

representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

(7)
The Newcastle mortgage loan, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.  The Cut-off Date DSCR for the Newcastle mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the due date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle mortgage loan, solely the rent payable under the master lease and the increased interest rate, is 1.65x.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Three (3) of the mortgage loans, collectively representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as The Cove Apartments, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the related mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property at an REO sale.  The borrower under the prior mortgage loan is unrelated to the current borrower.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Westwood Plaza, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Scott Towne Center, representing approximately 0.7% of the Initial Pool Balance, proceeds of the related mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property following a foreclosure by the prior lender. Such foreclosure purchase represented an approximately 11.4% discount from the original principal balance of the prior mortgage loan.  The borrower under the prior mortgage loan is unrelated to the current borrower.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Fifty-one (51) mortgage loans, representing approximately 86.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date (or, in the case of the Selig Portfolio whole loan, the earlier of (a) the second anniversary of the securitization of the entire whole loan and (b) April 24, 2017) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related open prepayment period.

●
Eight (8) mortgage loans, representing approximately 13.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 5 to 25 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date (or in the case of the mortgage loan with an anticipated repayment date, prior to and including the anticipated repayment date) as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	10	11.3%
4	40	69.9
5	7	9.3
11	1	8.8
12	1	0.7
Total	59	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Retail	22	$230,989,993	24.0%
Multifamily	17	223,718,714	23.3
Office	15	198,463,310	20.6
Mixed Use(2)	4	118,217,589	12.3
Self Storage	19	73,125,687	7.6
Senior Housing	27	45,220,475	4.7
Hospitality	3	32,675,067	3.4
Industrial	3	20,534,678	2.1
Manufactured Housing	2	10,520,000	1.1
Parking	1	8,000,000	0.8
Total	113	$961,465,513	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

(2)	The mixed use properties include retail, office and multifamily.

Property Locations
The mortgaged properties are located in 29 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

	Number of	Aggregate
	Mortgaged	Cut-off Date	% of Initial
State	Properties	Balance	Pool Balance
North Carolina	6	$112,782,448	11.7%
Michigan	10	$112,196,194	11.7%
Maine	1	$110,000,000	11.4%
Washington	7	$100,000,000	10.4%
New York	2	$74,000,000	7.7%
Florida	4	$64,577,130	6.7%
California	9	$52,617,931	5.5%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations
and Definitions
The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan.  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Maine Mall, Selig Portfolio and Newcastle Senior Housing Portfolio, each of which also secures one or more companion loans not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

Certain Variances from
Underwriting Standards
One (1) of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, varies from the underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus with respect to origination loan-to-value threshold requirements.  See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” in this free writing prospectus.

Mortgaged Properties with
Limited or No Operating History
Three (3) of the mortgaged properties, securing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) mortgaged property securing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans, was the subject of a foreclosure proceeding in 2013 and has no or prior operating history or historical financial figures and information.

One (1) mortgaged property, securing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, has limited operating history as the mortgaged property was completely vacant since construction and has since been leased-up to 100% occupancy.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans
with Material Lease Termination Options
Certain mortgage loans have material lease early termination options.  See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans, or group of crossed loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC22:

●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-AB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class PEZ
●	Class C

The Series 2014-GC22 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus:  Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class S and Class R certificates.

B. Certificate Principal Amounts
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

Class A-1	$36,754,000
Class A-2	$8,879,000
Class A-3	$197,682,000
Class A-4	$160,000,000
Class A-5	$217,072,000
Class A-AB	$52,638,000
Class X-A	$719,897,000	(1)
Class X-B	$72,110,000	(1)
Class A-S	$46,872,000	(2)
Class B	$72,110,000	(2)
Class PEZ	$157,440,000	(2)
Class C	$38,458,000	(2)

(1)	Notional amount.

(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months.  The approximate initial pass-through rate for each class of offered certificates is set forth below:

Class A-1	[____]%	(1)
Class A-2	[____]%	(1)
Class A-3	[____]%	(1)
Class A-4	[____]%	(1)
Class A-5	[____]%	(1)
Class A-AB	[____]%	(1)
Class X-A	[____]%	(2)
Class X-B	[____]%	(2)
Class A-S	[____]%	(1)
Class B	[____]%	(1)
Class PEZ	[____]%	(3)
Class C	[____]%	(1)

(1)
For any distribution date, the pass-through rates of the offered certificates (other than the Class X-A, Class X-B and Class PEZ certificates) will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(2)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this free writing prospectus.

(3)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis.  For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate and, if applicable, the CCRE Strip Rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates /
Exchange Proportions
If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—There are Risks Relating to the Exchangeable Certificates” and “—Subordination of Exchangeable Certificates” in this free writing prospectus.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates:  to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)
to principal on the Class A-5 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above;

(G)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates:  to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth:  Class A-S trust component:  To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows:  (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth:  Class B trust component:  To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows:  (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth:  Class C trust component:  To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows:  (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and

Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh:  Non-offered certificates (other than the Class X-C and Class X-D certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal
Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components).  On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.  Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.010% to 0.060% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The master servicing fee rate includes the primary servicing fees payable to the master servicer under each applicable other PSA with respect to the related non-serviced loans. The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (other than a non-serviced loan) or serviced whole loan, if applicable, that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced mortgage loan or specially serviced whole loan and (b) workout fees from collections on the related mortgage loan or whole loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00135% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00365% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate (which includes any primary servicing fee rate), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

With respect to each non-serviced loan, the master servicer and special servicer under the applicable other PSA will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to the non-serviced loan in accordance with the terms of the applicable other PSA. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

E. Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the mortgage loan in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this free writing prospectus.  This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including the non-serviced loans) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest) or (c) delinquent monthly debt service payments on any companion loan.  The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  If an advance is made, the master servicer will not advance its servicing fee or the CCRE Strip, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (other than any non-serviced loan) and serviced whole loans, if applicable.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.  With respect to each non-serviced loan, the applicable other master servicer and other trustee, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the issuing entity’s pro rata share of any non-recoverable property protection advance made by it on the related non-serviced loan.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D. Advances on the
Non-Serviced Loans
Each other master servicer is required to make property protection advances with respect to the mortgaged properties related to the Maine Mall whole loan and the Newcastle whole loan, respectively, unless such other master servicer determines that those advances would not be recoverable from collections on the related whole loan.  If such other master servicer is required to but fails to make a required property protection advance, the applicable other trustee is required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to the non-serviced loans as described above unless the master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.

Priority of Payments

A. Subordination / Allocation
of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC22 certificates that are not being offered by this free writing prospectus).  Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component.  However, no such principal losses will be allocated to the Class S, Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class F and Class G certificates) and, therefore, the amount of interest they accrue.

*	Class X certificates are interest only.

**
Reflects a trust component.  Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***	Other than the Class S, Class R, Class X-C and Class X-D certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)).

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans (or, in the case of the Selig Portfolio whole loan, the defaulted whole loan) and REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

If the Selig Portfolio mortgage loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to each other PSA, the related other special servicer may offer to sell to any person (or may offer to purchase) for cash the related non-serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the related other special servicer is required to sell both the related non-serviced loan and related companion loans in such whole loan as a single whole loan.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of, or of interests in, any companion loans (or interests in a companion loan or securities backed by a companion loan), subordinate loans or mezzanine debt, if any, by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicer (or the special servicer under any other PSA) to take actions at the direction or recommendation of the controlling class representative or holder (or the controlling class representative or holder under any other PSA) or at the direction or recommendation of a serviced companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investors in the Class E, Class F, Class G and Class S certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction; and

●
the activities of any other master servicer, other special servicer, other operating advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding the CCRE Strip and any excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of (i) the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class S certificates and (ii) the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class [___] certificates and the Class [___] trust components will be issued at a premium and the Class [___] certificates will be issued with original issue discount.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) or other plans that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc.:

	Moody’s*	KBRA*	DBRS*
Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-5	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-AB	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-B	Aa3(sf)	AAA(sf)	AAA(sf)
Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA-(sf)	AA(sf)
Class PEZ	A1(sf)	A(sf)	A(high)(sf)
Class C	A3(sf)	A(sf)	A(high)(sf)

*
Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.  The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating.  A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans.  A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue,

unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.  In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, the rating agencies engaged by the applicable depositor under the pooling and servicing agreement of each related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans.  As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility;

Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus).

●
A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates.  If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component).  If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component).  If you acquire Class PEZ certificates, then to the extent the Class PEZ certificates represent an interest in the Class A-S, Class B or Class C trust components, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated in the same manner as the Class A-S, Class B or Class C certificates, as the case may be, as described above.  See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i)apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements.  Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●
The Dodd Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations.  New capital regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord.  These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS.  As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Funding I LLC, the guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself, or reimburses any other master servicer, any other trustee or other party to any other PSA with respect to a non-serviced loan, out of general collections on the mortgage loans included in the issuing entity for any advance that it (or, such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates.  A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the

Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition” and “—Starwood Mortgage Capital LLC—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, office, mixed use and self storage properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks,” “—Multifamily Properties Have Special Risks,” “—Office Properties Have Special Risks” and “—Self Storage Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in North Carolina, Michigan, Maine, Washington, New York, Florida and California.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Senior Housing Properties May Present Special Risks

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive.  Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living.  The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties.  Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers.  The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors.  These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility and its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff.  Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial.  If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees.  If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

The Success of Senior Housing Properties Depend on Attracting Seniors with Sufficient Resources To Pay

Medicare does not reimburse beneficiaries for room, board or services at an independent living facility.  Medicaid does not reimburse beneficiaries for room or board.  Although Medicaid may cover the services provided at an independent living facility in certain states, none of the related mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio (the “Newcastle Properties”) and Discovery Point Apartments currently accept reimbursement from Medicaid.  In addition, commercial private insurance does not typically cover independent living.  Accordingly, the Newcastle Properties and the Discovery Point Apartments mortgaged property currently rely, and will continue to rely, on the ability of their residents or their families to pay the resident and other fees from their own funds.  Not all seniors living in the regions where the Newcastle Properties and the Discovery Point Apartments mortgaged property are located will be able to afford an extended stay in an independent living facility or other congregate senior living facilities.  In the event that managed care becomes a significant factor in the independent living facility sector, the related borrower may have to participate in the managed care market to remain competitive.  In such an event, the amount that a

Newcastle Property or the Discovery Point Apartments mortgaged property receives for its services could be adversely affected.

Due to the dependency of the Newcastle Properties and the Discovery Point Apartments mortgaged property on private pay sources, events which adversely affect the ability of seniors to afford the monthly resident fees could cause occupancy rates, revenues and results of operations to decline.  Economic downturns, changes in demographics, degradation of the local economy or the neighborhoods in which the Newcastle Properties and the Discovery Point Apartments mortgaged property operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees.  In addition, recent reports indicate that the most recent downturn in the housing market has adversely affected the ability of seniors to afford resident fees as seniors frequently use the proceeds from the sale of their homes to cover the cost of senior living facilities fees.  Because the senior living market sector is highly competitive, negative perceptions of the aesthetics, safety, convenience or overall quality of services provided by the Newcastle Properties and the Discovery Point Apartments mortgaged property may negatively impact the ability of the Newcastle Properties and the Discovery Point Apartments mortgaged property to attract seniors with sufficient recourses to pay.  If the Newcastle Properties and the Discovery Point Apartments mortgaged property are unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent living services, occupancy rates, revenues and results of operations could decline.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans have “preferred equity” structures, and additional mortgage loans may allow the related borrower to employ such structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Buffalo Grove Town Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this free writing prospectus.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each other PSA governing the non-serviced loans permit the related other special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced loan because such mortgage loan is being serviced by the other master servicers or the other special servicers pursuant to the related other PSAs.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this free writing prospectus for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, restaurants, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty-three (23) of the mortgaged properties, securing approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 19%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans, or group of crossed loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In the case of one mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the aggregate principal balance of the mortgage pool as of the cut-off date, Goldman Sachs Mortgage Company is the holder of the related companion loan.  In its capacity as the holder of the Selig Portfolio companion loan, Goldman Sachs Mortgage Company (or its companion loan holder representative) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative.  Additionally, Goldman Sachs Mortgage Company, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the mortgaged property.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

The originators and/or their respective affiliates may retain such companion loans or originate any future permitted mezzanine indebtedness with respect to the mortgage loans.  These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to any future mezzanine loans and/or the companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and originator and warehouse lender to Starwood Mortgage Funding I LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  Each other PSA provides that the related non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates, and as it relates to servicing and administration of a non-serviced loan, each other master servicer, sub-servicer, other special servicer or any of their respective affiliates under the other PSA, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor.   Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-GC22 non-offered certificates, any companion loan holder or the holder of any companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo Bank, National Association, which is the master servicer, the certificate administrator, the GC19 master servicer and the GC21 master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company (other than with respect to the Newcastle mortgage loan), Citigroup Global Markets Realty Corp. (other than with respect to the Maine Mall mortgage loan) and certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced whole loans.  See “Transaction Parties—The Operating Advisor” in this free writing prospectus.  After the occurrence and during the continuance of a Control Termination Event, the special servicer will be required to consult on a non-binding basis with the operating advisor with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

While Pentalpha Surveillance LLC does not service mortgage loans or provide asset management services for owners of commercial mortgage loans, a successor operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties.  As a result of the investments and activities described above, the interests of any such successor operating advisor and its affiliates and their clients may differ from, and conflict with the interests of the issuing entity.  Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders

It is expected that Seer Capital Partners Master Fund LP will be the initial controlling class representative.   The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  It is anticipated that there will also be a controlling class representative under each other PSA and that such controlling class representative may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization.  Set forth below is the identity of the initial controlling class representative for each pari passu whole loan, the expected trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.
Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Controlling Class Representative
Maine Mall	CGCMT 2014-GC21	CGCMT 2014-GC21	Seer Capital Partners Master Fund LP(1)
Selig Portfolio	GSMS 2014-GC22	GSMS 2014-GC22	Seer Capital Partners Master Fund LP(1)
Newcastle Senior Housing Portfolio	CGCMT 2014-GC19	CGCMT 2014-GC19	Ellington Management Group, LLC(2)

(1)	Or another affiliate of Seer Capital Partners Master Fund LP.
(2)	Or another affiliate of Ellington Management Group, LLC.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced without cause at the direction of the controlling class representative, for so long as a Control Termination Event does not exist.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Similarly, with respect to the non-serviced loans, the applicable controlling class representative related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the related non-serviced loan under the related other PSA and has similar conflicts of interest with the holders of the certificates and the holders of the GC19 certificates or GC21 certificates, respectively.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The controlling class representative and the controlling class representative under each other PSA (and any of their affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative, the other controlling class representative under each other PSA, or one of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.  It is expected that Goldman Sachs Mortgage Company will be the initial holder of the Selig Portfolio companion loan, and the holder intends (but will not be required) to securitize the companion loan.  The special servicer, upon consultation with a companion loan holder or its representative, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that a companion loan holder may advise the special servicer to take actions with respect to the related whole loan that conflict with the interests of holders of certain classes of the certificates.  Additionally, Goldman Sachs Mortgage Company, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the mortgaged property.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F, Class G and Class S certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no and will have no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F, Class G and Class S certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

Seer Capital Partners Master Fund LP, the B-Piece Buyer, or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  In addition, the controlling class representative will generally have certain consultation and/or consent rights with regard to each non-serviced loan under the related other PSA and the related co-lender agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loan—Consultation and Control, “—The Non-Serviced Whole Loans—The Maine Mall Whole Loan—Consultation and Control and “—The Non-Serviced Whole Loans—The Newcastle Whole Loan—Consultation and Control” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative or a Controlling Class Representative under any Other PSA to Terminate the Special Servicer of the Related Whole Loan

With respect to the each whole loan, the applicable controlling class representative will be entitled, under certain circumstances, to remove the special servicer for such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against a controlling class representative (under the pooling and servicing agreement for this securitization or any other PSA), or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor (or a special servicer under any other PSA)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders and/or the controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Similarly, with respect to the non-serviced loans, a special servicer under any other PSA may, at the direction or upon the advice of the controlling class representative of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced loan that could adversely affect the related non-serviced loan, and therefore, the holders of some or all of the classes of certificates.  However, the other special servicer is not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the related mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described in this free writing prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be replaced without cause at the direction of the controlling class representative, for so long as a Control Termination

Event does not exist.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  Additionally, with respect to the non-serviced loans, the operating advisor in this transaction will generally not have the right to recommend the removal of any special servicer responsible for the special servicing of a non-serviced whole loan under the related other PSA, as such authority is granted to the applicable operating advisor under the related other PSA.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of a non-serviced loan, no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  You have no rights to vote on any servicing matters related to the non-serviced loans.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity.

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained.  Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant.  Such increased cost could result in losses to the issuing entity.  Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation.    In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Rights of the Controlling Class Representatives Under the Other PSAs Could Adversely Affect Your Investment

With Respect to each Non-Serviced Loan:

●	The controlling class representative under the related PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
Although the related other special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related other PSA or the terms of the related loan documents, it is possible that a controlling class representative under such other PSA may direct or advise, as applicable, the related other special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the non-serviced loans, the controlling class representative under each other PSA:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against that controlling class representative or any director, officer, employee, agent or principal of that controlling class representative for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loans

The non-serviced loans are secured by mortgaged properties that also secure companion loans that are not assets of the issuing entity and they are each serviced under one of the other PSAs, which is separate from the pooling and servicing agreement under which your certificates are issued, by the related other master servicer and other special servicer, and according to the servicing standard provided for in the respective other PSA.  As a result, you will have less control over the servicing of a non-serviced loan than you would if such non-serviced loan was being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a mortgage loan (other than a non-serviced loan) or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans (other than the non-serviced loans) or serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and/or consultation with, or consent of, the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related companion loan together with such defaulted mortgage loan.  Similarly, under each other PSA, the related other special servicer will be required to sell the related mortgage loan together with all related companion loans.  We cannot assure you that such a required sale of a defaulted whole loan would not adversely affect the ability of the special servicer or any other special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for each serviced whole loan, the related serviced companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to each serviced whole loan, the related companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to a serviced whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a serviced whole loan, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative).  With respect to each non-serviced loan, the controlling class representative under the related other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.  In addition, although the other special servicers are not permitted to take actions which are prohibited by law or violate the servicing standard under the other PSAs or the terms of the related loan documents, it is possible that the controlling class representative under the related other PSA may direct the related other special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) will effect such repurchases or substitutions.  In addition, the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or serviced companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2014-GC22 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 59 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in June 2014 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in July 2014, the date that would have been its due date in June 2014 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $961,465,513 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, mixed use, senior housing, multifamily, hospitality, self storage, industrial, manufactured housing community and parking property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Eighteen (18) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 36.8% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Fifteen (15) Mortgage Loans (the “CCRE Mortgage Loans”), representing approximately 22.0% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE”);

●
Eleven (11) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 21.0% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Twelve (12) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 14.2% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”);

●
Two (2) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 5.7% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”); and

●
One (1) Mortgage Loan (the “KGS-Alpha Mortgage Loan”), representing approximately 0.3% of the Initial Pool Balance, was originated by KGS-Alpha Real Estate Capital Markets, LLC, a Delaware limited liability company (“KGS-Alpha”).

GSMC, GS CRE, CGMRC, CCRE, SMC and KGS-Alpha are referred to in this free writing prospectus as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.  Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date.  CGMRC acquired the KGS-Alpha Mortgage Loan from KGS-Alpha prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from

GSMC, CGMRC, CCRE and SMF I (collectively, the “Sponsors”) on or about June 24, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC22 pooling and servicing agreement, dated as of June 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to each Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance.  Information presented in this free writing prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of June 2014 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in July 2014, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2014); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. Additionally, with respect to the Newcastle Mortgage Loan and each Newcastle Companion Loan, which are part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus, the Annual Debt Service reflects the Newcastle Mortgage Loan’s pro rata portion of the aggregate payment due on the Newcastle Whole Loan during the 12-month period beginning with the Due Date in February 2019.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A to this free writing prospectus or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity/ARD”.

With respect to the Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $1,500,000 was reserved in connection with the origination of the Mortgage Loan.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this free writing prospectus, except as set forth below:

●	with respect to each Mortgage Loan with a Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

●	with respect to the Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the aggregate Appraised

Value for the Newcastle Mortgaged Properties. The Cut-off Date Loan-to-Value Ratio calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 65.3%;

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $1,500,000 was reserved in connection with the origination of the Hampton Inn Pineville Mortgage Loan. The Cut-off Date Loan-to-Value Ratio for the Hampton Inn Pineville Mortgage Loan without adding the “capital deduction” is 83.3%; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan(s);

●
with respect to the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Whole Loan. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan(s);

●
with respect to the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Whole Loan. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Companion Loan(s) unless expressly stated otherwise;

●
with respect to the Newcastle Mortgage Loan, which is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus and as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the DSCR is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, if applicable, its anticipated repayment date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this free writing prospectus, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related Companion Loan;

●
with respect to the Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the LTV Ratio at Maturity/ARD was calculated based on the aggregate Appraised Value for the Newcastle Mortgaged Properties.  The LTV Ratio at Maturity/ARD calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 52.2%;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

●
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Selig Portfolio(1)	10.4%	55.6%	$354,500,000	58.8%	$335,300,000
The Hamptons of Cloverlane	3.4%	62.4%	$48,400,000	71.9%	$42,000,000
Bluegrass Corporate Center	1.5%	57.7%	$21,000,000	62.1%	$19,500,000
aloft Broomfield	1.1%	53.6%	$15,800,000	60.5%	$14,000,000
Hampton Inn Pineville	1.0%	58.6%	$14,100,000	61.6%	$13,400,000
Bernardo Plaza Court	0.8%	49.5%	$12,900,000	51.1%	$12,500,000
Scott Towne Center	0.7%	53.2%	$10,200,000	56.0%	$9,700,000
Century Plaza	0.3%	50.8%	$4,500,000	61.7%	$3,700,000

(1)
The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this free writing prospectus as Fourth & Blanchard, 635 Elliott, 645 Elliott, Fifth & Jackson, 200 West Thomas and South Tower - 100 West Harrison. The Maturity Date/ARD LTV Ratio is calculated based on the aggregate Balloon Balance of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on

Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

With respect to the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

With respect to the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.  With respect to the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units”, “Rooms”, “Beds” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$961,465,513
Number of Mortgage Loans	59
Number of Mortgaged Properties	113
Average Cut-off Date Mortgage Loan Balance	$16,296,026
Weighted Average Mortgage Loan Rate(2)(3)	4.7129%
Range of Mortgage Loan Rates(2)(3)	4.3300% - 5.4500%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)	67.2%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(3)(4)(6)	59.4%
Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(6)	111
Weighted Average Cut-off Date DSCR(3)(7)	1.65x
Full-Term Amortizing Balloon Mortgage Loans	36.0%
Partial Interest-Only Balloon Mortgage Loans(6)	32.5%
Interest-Only Balloon Mortgage Loans	31.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to the Newcastle Mortgage Loan, the initial Mortgage Loan Rate is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Mortgage Loan Mortgage Loan Rate will be 4.9900%. Solely for purposes of calculating Weighted Average Mortgage Loan Rate in the chart above, the Newcastle Mortgage Loan is assumed to have a Mortgage Loan Rate of 4.9900%.

(3)
With respect to each Mortgage Loan that is part of a Whole Loan, the related Companion Loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II and AirPark North Business Center, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and the Cut-

off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)
In certain cases the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value. With respect to the Newcastle Mortgage Loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

(5)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $1,500,000 was reserved in connection with the origination of the related Mortgage Loan. The Weighted Average Cut-off Date Loan-to-Value Ratio of the Mortgage Pool without adding the “capital deduction” is 67.3%.

(6)
Includes the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Buffalo Grove Town Center, representing approximately 1.1% of Initial Pool Balance, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

(7)
The Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.  The Cut-off Date DSCR for the Newcastle Mortgage Loan, as to which the related Mortgaged Properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle Mortgage Loan, solely the rent payable under the master lease and the coupon rate step up, is 1.65x.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment date, as applicable.  This includes 36 Mortgage Loans, representing approximately 36.0% of the Initial Pool Balance which pay principal and interest for their entire terms, 19 Mortgage Loans, representing approximately 32.5% of the Initial Pool Balance, that pay interest only for a portion of their respective terms or anticipated repayment date, as applicable, and 4 Mortgage Loans, representing approximately 31.5% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

The issuing entity will include 11 Mortgage Loans, representing approximately 14.0% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Twenty-two (22) retail properties, securing approximately 24.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 20 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Ten (10) of the retail Mortgaged Properties, securing approximately 18.2% of the Initial Pool Balance by allocated loan amount, consist of a regional mall, shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant”.  Seven (7) of the retail Mortgaged Properties, securing approximately 3.3% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”.  Five (5) of the retail Mortgaged Properties, securing approximately 2.5% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, urgent care facilities, fitness centers, health clubs, gas stations and/or restaurants, as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Multifamily Properties

Seventeen (17) multifamily properties, securing approximately 23.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

●
One (1) Mortgaged Property identified on Annex A to this free writing prospectus as Ridgeview Apartments, securing approximately 6.9% of the Initial Pool Balance, receives subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development for certain of the units located at the Mortgaged Property.  Such subsidies are set to expire in November, 2016.  The related Mortgaged Property is located in a Residential Cluster Development District (the “RCD District”) and is subject to a declaration of restrictive covenants that runs with the land (the “Declaration”).  The RCD District and Declaration require 20% of the total number of units (83 units) to be made available for rent to certain qualifying households and rent on those units cannot exceed 28% of the income eligibility limitations established for Westchester County.  In addition, pursuant to a regulatory agreement, which expires in December 2016, 15 units must be occupied by tenants whose incomes are less than 30% of the area median income, adjusted for family size.

●
Seven (7) of the Mortgaged Properties identified on Annex A to this free writing prospectus as College Towers, University Heights, Tioga Park Apartments, Old Orchard, Colonial West, Cardinal and Colonial East, securing approximately 3.9% of the Initial Pool Balance, by allocated loan amount, are primarily occupied by student tenants.  In addition, 4 of the Mortgaged Properties identified on Annex A to this free writing prospectus as Ashbury Court, James Court, St. Albans and Ashbury East, securing approximately 1.7% of the Initial Pool Balance by allocated loan amount, each have a concentration of college students representing approximately 18%, 38%, 11% and 22%, respectively, at the related Mortgaged Property.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Office Properties

Fifteen (15) office properties, securing approximately 20.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, restaurants, physical therapy facilities and/or parking garages, as part of the Mortgaged Property.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mixed Use Properties

Four (4) mixed use properties, securing approximately 12.3% of the Initial Pool Balance by allocated loan amount, secure 4 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, office, medical office and/or multifamily components.  To the extent a mixed use Mortgaged Property has a retail, office or multifamily component, such Mortgaged Property is subject to the risks relating to that property type described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks,” as applicable, in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties may have tenants occupying specialty use space, such as fitness centers, bowling alleys, medical offices, theatres and/or restaurants, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.  One (1) Mortgaged Property identified on Annex A to this free writing prospectus as 140 West Via Lola, securing approximately 0.5% of the Initial Pool Balance contains 16 (of the 35) multifamily units that are currently being utilized as long term vacation/short term rentals and leased to tenants via short-term vacation websites. Until such time as the Mortgaged Property achieves at least an 11% debt yield for 24 months, only 17 of the units are permitted to be used for such purposes.

Self Storage Properties

Nineteen (19) self storage properties, securing approximately 7.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

Senior Housing Properties

Twenty-seven (27) senior housing properties, representing collateral for approximately 4.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of senior housing properties.  See “Risk Factors—Senior Housing Properties May Present Special Risks” in this free writing prospectus.

One (1) of the senior housing properties, identified on Annex A to this free writing prospectus as Discovery Point Apartments, securing approximately 0.7% of the Initial Pool Balance, is subject to two separate recorded land use restriction agreements which require, among other things, that (i) ten units at the Mortgaged Property must be rented at below market rents to low-income tenants, and (ii) that low-income tenants at the Mortgaged Property cannot be evicted or subject to rent increases.  These restrictions are set to expire in December 2015, and March 2015, respectively.

Hospitality Properties

Three (3) hospitality properties, securing approximately 3.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  All of the hospitality Mortgaged Properties are flagged hotel properties that are affiliated with any franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.  If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Hyatt Place Charleston Airport	$12,286,914	1.3%	March 2030	May 2024
aloft Broomfield	$10,388,153	1.1%	March 2034	May 2024
Hampton Inn Pineville	$10,000,000	1.0%	January 2032	June 2024

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or not be terminated.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants).  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Industrial Properties

Three (3) industrial properties, securing approximately 2.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Manufactured Housing Community Properties

Two (2) manufactured housing community properties, securing approximately 1.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 1 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Coyote Ranch MHC and Morningside MHC, securing approximately 1.1% in the aggregate of the Initial Pool Balance, have 7 affiliate owned homes and derive a portion of their revenue from pads with homes owned by an affiliate of the related borrower or sponsor.  An affiliate of the related borrower is permitted to own not more than 10% of the manufactured homes located at the Mortgaged Properties and such units are required to be occupied by a third party tenant that pays pad rent to the borrower pursuant to a lease.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Coyote Ranch MHC and Morningside MHC, securing approximately 1.1% in the aggregate of the Initial Pool Balance are age restricted to tenants at least 55 years of age.

Parking

The Mortgaged Property identified on Annex A to this free writing prospectus as 500 West 43rd Street, securing approximately 0.8% of the Initial Pool Balance, is comprised of a surface parking lot or parking garage and is leased to a single tenant that operates a car rental business.

See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Simon Office, Aventura Medical Office & Bank, Broadway Market Center, Myrtle Beach Medical, Bernardo Plaza Court, 200 West Thomas, Smoky Hill Village II and Briar Pointe Plaza, which secure approximately 7.1%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy or veterinary offices or clinics, research or diagnostic laboratories or health management services and/or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Properties identified on Annex

A to this free writing prospectus as Fourth & Blanchard, 635 Elliott, 645 Elliott, North Tower - 100 West Harrison, 200 West Thomas and South Tower - 100 West Harrison which secure approximately 9.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have one or more parking garages as part of the collateral and such parking garages account for approximately 7.9%, 19.6%, 9.9%, 10.3%, 14.2% and 10.7%, respectively, of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as EpiCentre, Westwood Plaza and Buffalo Grove Town Center, securing approximately 11.1% of the Initial Pool Balance, have a theater as part of the respective Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as EpiCentre, Westwood Plaza, Buffalo Grove Town Center, Whitehall Tech Center III, Scott Towne Center, Omni East Shopping Center and Joshua Plaza securing approximately 13.6%, in the aggregate by allocated loan amount, of the Initial Pool Balance, have a gym, fitness center or a health club as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as EpiCentre, which secures a Mortgage Loan representing approximately 8.8% of the Initial Pool Balance, has a bowling alley as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as American Heritage, which secures a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, has a gas station as part of the Mortgaged Property.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$110,000,000	11.4%
Top 5 Loans	$403,600,000	42.0%
Top 10 Loans (includes the Crossed Group)	$560,986,583	58.3%
Largest Related-Borrower Concentration(1)	$23,100,000	2.4%
Next Largest Related-Borrower Concentration(1)	$13,934,678	1.4%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest 10 Mortgage Loans or Crossed Group, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans or Crossed Group.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II and AirPark North Business Center, representing in the aggregate approximately 2.2% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 8.2% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 2.4% of the Initial Pool Balance.

Related Borrower Loans
Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Nitneil Portfolio I - Alabama	$13,200,000	1.4%
Nitneil Portfolio I - Georgia	9,900,000	1.0
	$23,100,000	2.4%

Corporate Park Office Center I&II	$15,000,000	1.6%
AirPark North Business Center	6,600,000	0.7
	$21,600,000	2.2%

Whitehall Tech Center III	$8,041,158	0.8%
Whitehall Tech Center VII	5,893,520	0.6
	$13,934,678	1.4%

Smoky Hill Village I	$4,425,000	0.5%
Smoky Hill Village II	2,700,000	0.3
	$7,125,000	0.7%

Muirwood Square	$3,783,059	0.4%
Century Plaza	2,775,000	0.3
	$6,558,059	0.7%

Grandview Plaza	$3,850,000	0.4%
Normandy Square	2,276,422	0.2
	$6,126,422	0.6%

Total	$78,444,160	8.2%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
North Carolina	6	$112,782,448	11.7%
Michigan	10	$112,196,194	11.7%
Maine	1	$110,000,000	11.4%
Washington	7	$100,000,000	10.4%
New York	2	$74,000,000	7.7%
Florida	4	$64,577,130	6.7%
California	9	$52,617,931	5.5%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●
Mortgaged Properties located in Arizona, California, Nevada, Oregon and Washington are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, California, Florida, Georgia, Illinois, Michigan, New York, North Carolina, Pennsylvania, South Carolina and Texas, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 13.7% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the

Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Simon Office, 140 West Via Lola and Big 5 Sporting Goods, representing approximately 2.3% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

In the case of 1 of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Scott Towne Center, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property was the subject of a foreclosure proceeding in 2013 and has no prior operating history or historical financial figures and information.

In the case of 1 of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 635 Elliott, representing approximately 2.7% of the Initial Pool Balance, the related Mortgaged Property, has limited operating history as the Mortgaged Property was completely vacant since construction and has since been leased-up to 100% occupancy.

Tenancies-in-Common

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as American Heritage, representing approximately 1.6% of the Initial Pool Balance, three borrowers own the leasehold interest in the Mortgaged Property as tenants-in-common.  The related tenants-in-common have waived their respective rights to partition.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as 500 West 43rd Street, representing approximately 0.8% of the Initial Pool Balance, the two related borrowers are tenants-in-common.  However, with respect to such Mortgage Loan, the related tenants-in-common have waived their respective rights to partition and the related Mortgage Loan documents prohibit more than two tenants-in-common at any one time.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as 140 West Via Lola, representing approximately 0.5% of the Initial Pool Balance, the two related borrowers are tenants-in-common owning 100% of the related Mortgaged Property.  The related tenants-in-common have waived their respective rights to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this free writing prospectus as EpiCentre and 500 West 43rd Street, representing approximately 8.8% and 0.8%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as the EpiCentre, representing approximately 8.8% of the Initial Pool Balance, the condominium in which the Mortgaged Property is located is subject to a vertical subdivision which contains two condominium units: the hotel unit and the mixed use unit. The Mortgaged Property is comprised entirely of the mixed use unit. The vertical subdivision is governed by a declaration between the borrower, as the owner of the mixed use unit, and the owner of the hotel unit. Under such declaration, the condominium association is responsible for the maintenance and repair of certain common elements and the mixed use unit owner and hotel unit owner are responsible for the payment of common expenses in such condominium unit owner’s proportionate interest in the common areas.  The mixed use owner owns a 77.35% interest in the common elements subject to the condominium and the hotel unit owner owns 22.65% of the percentage interests in such common elements of the condominium. In addition, the owner of the mixed use unit is responsible for maintaining and rendering services related to certain shared components of the condominium and the hotel unit owner makes payments to the mixed use unit owner equal to the hotel unit’s share of the allocated estimated operating expenses related thereto. The mixed use owner is entitled to a voting percentage in the condominium association equal to 77.35% and the hotel unit owner’s voting percentage in the condominium association is 22.65% (each unit owner’s proportionate share of ownership of the common elements of the condominium). The condominium association board consists of 3 board members appointed by the unit owners, of which 2 board members (including the chairperson of condominium board) are appointed by the mixed use unit owner.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 500 West 43rd Street, securing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium declaration.  The condominium association consists of 1 commercial unit, 1 garage unit, and 311 residential units, including a superintendent’s apartment, in addition to the common areas.  The Mortgaged Property is comprised entirely of the garage unit. The common interest for the garage unit is 2.4175%. The Board of Managers (the “Board”) administers the affairs of the condominium. The Board consists of either 3, 5, 7, or 9 members and the number of the members is determined by the unit owners at their annual meeting. Neither the commercial unit owner nor the garage unit owner is guaranteed a seat on the Board. At the time of closing, the borrower did not have a seat on the Board. The borrower is responsible for paying its pro rata share of common area operating expenses.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as American Heritage, One New Hampshire, Two Research Park, Lodge at Cold Spring and The Westmont, representing approximately 1.6%, 1.5%, 0.7%, 0.2% and 0.2%, respectively, of the Initial Pool Balance.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan DSCR
Maine Mall(1)	$110,000,000	$125,000,000	$235,000,000	4.6600%	59.5%	1.83	x
Selig Portfolio(2)	$100,000,000	$97,000,000	$197,000,000	4.6080%	58.8%	2.06	x
Newcastle Senior Housing Portfolio(3)(4)	$38,720,475	$321,189,610	$359,910,085	4.9900%	71.0%	1.55	x

(1)	The Companion Loan is pari passu in right of payment.
(2)
GSMC, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio Mortgaged Properties.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

(3)
The Mortgage Loan Rate for the Newcastle Whole Loan is 4.0000% per annum from the origination date through January 5, 2019.  From and after January 6, 2019, the Mortgage Loan Rate for the Newcastle Whole Loan will be 4.9900% per annum.

(4)	The Companion Loans are pari passu in right of payment.

See “—The Whole Loans” below for more information regarding each Companion Loan. Also see “Structural and Collateral Term Sheet—Selig Portfolio”, “—Maine Mall” and “—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.  No Mortgage Loans in the pool currently have any related mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Maine Mall	$110,000,000	56.5%	1.95x	N/A	Yes
Selig Portfolio	$100,000,000	58.8%	2.05x	9.57%	Yes
Nitneil Portfolio I – Alabama(1)	$13,200,000	75.0%	1.35x	8.69%	Yes
Westwood Plaza	$11,500,000	75.0%	1.20x	N/A	Yes
Nitneil Portfolio I – Georgia(1)	$9,900,000	75.0%	1.35x	8.45%	Yes

(1)	Future mezzanine debt is permitted only after a permitted transfer of the Mortgaged Property and assumption of the debt in accordance with the loan documents.

Generally, mezzanine loans related to the Mortgage Loans in the chart above are required to be subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that are required to set forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. It is common for such an intercreditor agreement to provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing preferred equity with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Preferred Equity Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
Myrtle Beach Medical	$10,300,000	$2,100,000	$12,400,000	N/A	70.5%	N/A	1.48x	N/A

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Myrtle Beach Medical, representing approximately 1.1% of the Initial Pool Balance, the preferred equity holder has the right, subject to the terms of the related subordination agreement and prior to the related lender accelerating the Mortgage Loan, to cure events of default with respect to the Mortgage Loan.  In addition, the preferred equity holder is permitted, subject to the satisfaction of conditions set forth in the related subordination agreement, to realize upon the related membership interests of the borrower with respect to the Mortgage Loan or to replace the managing member of the borrower with respect to the Mortgage Loan.

Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westwood Plaza, representing approximately 1.2% of the Initial Pool Balance, the guarantor collaterally assigned its right to receive distributions from the borrower pursuant to a collateral assignment with Fifth Third Bank in connection with the guarantor’s guaranty in connection with a workout of an unrelated construction loan (the “Construction Loan Guaranty”). The liability under the

Construction Loan Guaranty is capped at approximately $7,300,000. The lender and Fifth Third Bank entered into a subordination agreement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the Initial Pool Balance, upon 30 days’ prior written notice to the lender, the borrower may elect (an “Additional Permitted Debt Election”), to incur additional pari passu fixed-rate debt that is co-terminus with the related Mortgage Loan (“Additional Permitted Debt”) secured by the related Mortgaged Properties, provided that (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the aggregate loan-to-value ratio (as calculated under the loan documents) may not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after April 24, 2019, the aggregate loan-to-value ratio may not exceed 55%; (ii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be equal to or greater than 1.65x, and if such request is made after April 24, 2019, the debt service coverage ratio for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.60x; (iii) the debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter may be no less than 9.57%; (iv) the lender of the Additional Permitted Debt is required to enter into a co-lender agreement with the lender in the form attached to the mortgage loan agreement ; (v) Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions, must be delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt have executed amendments to the loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) borrower must pay all reasonable out of pocket costs and expenses incurred by the lender and (ix) lender has otherwise approved the terms and documentation of such loan.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 6 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills.  In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties; see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 635 Elliott and 645 Elliott, collectively representing approximately 4.6% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that the Mortgaged Properties have been listed as a leaking underground storage tank (“LUST”) site and a State Hazardous Waste Site, and was remediated from 1990 through 2011 as a Voluntary Cleanup Program that was closed in 2011.  Although a no further action letter was issued in regard to the historic contamination, the associated LUST cases remain administratively open.  Additionally, solvents from an adjacent upgradient third-party properties previously had impacted the Mortgaged Properties and were remediated at the Mortgaged Properties.  To prevent additional migration from the adjacent property, as part of the redevelopment of the Mortgaged Properties a cutter soil mixing wall and a permeable reactive barrier was installed.  The ESA concluded that no further action is warranted in regard to any of the historic contamination matters other than to consult with the Washington Department of Ecology  to determine whether any additional administrative, investigation, or remediation actions are needed in order to achieve administrative closure of the open LUST cases.  We cannot assure you that future circumstances will not warrant additional investigation or other action.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Fourth & Blanchard, representing approximately 3.3% of the Initial Pool Balance, the related Phase I environmental site assessment (the “ESA”) reported the presence of a groundwater monitoring well in an alley between the Mortgaged Property and an adjacent building.  The well reportedly is associated with a public works project, but no records were immediately available.  Although historical research indicated that a gasoline fueling station had previously been located at the Mortgaged Property, the ESA concluded that excavation for the current three story parking garage likely would have removed any residual tanks or impacts and that this is not a current environmental concern.  The ESA recommended that an agency review be performed in order to determine the purpose of the well.  We cannot assure you that any future information or other circumstance will not warrant additional investigation or other action.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as American Heritage, representing approximately 1.6% of the Initial Pool Balance, the environmental site assessment obtained at origination of the Mortgage Loan reported groundwater contamination from a release from an underground storage tank (“UST”) in December 2003.  A responsible third party has been identified to remediate the contamination and the New Mexico Petroleum Storage Tank Bureau has stated in written correspondence with the borrower that the borrower, as the owner of the Mortgaged Property, will not have any liability for remediation of the contamination.  The environmental site assessment estimated that obtaining regulatory closure will cost approximately $28,000.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Olivewood Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the related ESA reported that automobile repair facilities have operated at the Mortgaged Property, that in the past solvents were used at those facilities, and that below ground hydraulic lifts that are unlikely to have contained polychlorinated biphenyls (“PCBs”) remain at the property.  Additionally, an out-of-service hydraulic freight elevator that is unlikely to have contained PCBs also is at the Mortgaged Property.  The ESA also noted that a waste oil UST was previously removed from the Mortgaged Property with no visible evidence and no sampling detections of any leakage and the UST was issued a no further action letter.  The ESA recommended no further action regarding the UST, but recommended performing a subsurface investigation to determine if any leakage might have occurred from the hydraulic lifts and elevator.  We cannot assure you that such subsurface investigations will be performed or that based on results of such investigations other action will not be required.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Ivy Pointe Office Building, representing approximately 0.8% of the Initial Pool Balance, Charles J. Kubicki (“Kubicki”), the related borrower sponsor was a 50% owner of Equity Group II, LLC (“Equity”), which owned an unrelated Ohio property that was mortgaged to Midland Life Insurance Company (“Midland”) for approximately $6.4 million. After negotiating the sale of such property to DBSI, Inc. (“DBSI”), Equity submitted a written request for approval to Midland, which according to Equity, was not formally acknowledged. Equity completed the sale in 2004 without the approval of Midland, for a price of approximately $10.3 million. In addition, for the benefit of Equity, as creditor, and, without the formal approval of Midland, DBSI entered into a wrap-around mortgage which granted a second lien on the office building and related property.  Equity maintains that it undertook both actions after being advised by DBSI that (i) it would coordinate directly with Midland on the transfer, (ii) Midland would likely waive any fees, and (iii) Midland customarily did not object to wrap around mortgages. In connection with such acquisition Equity escrowed $450,000 with the title company for the payment of a prepayment penalty, should one be required.  An interest in the property was subsequently acquired by tenant-in-common (“TIC”) investors from DBSI and, for several years, such TICs received the “guaranteed” payments pursuant to their investment agreement. DBSI filed for Chapter 11 bankruptcy in November of 2008, and control of the property was assumed by the TICs, who ceased making payments on the wrap-around mortgage, resulting in Equity defaulting on its obligations under the original mortgage with Midland.  Midland then commenced foreclosure proceedings and brought a separate action against Kubicki and his business partners, as guarantors of the mortgage loan, which foreclosure has been completed and actions have been settled.  Subsequently, the TIC investors filed suit against DBSI, Kubicki and his business partner, alleging that such parties colluded to undertake actions prohibited under the original mortgage loan agreement and the agreement with the TICs, and that the TICs were not informed of the wrap-around mortgage until they assumed control of the property.  The court found that there was enough evidence to suggest that DBSI and Equity conspired in a way that financially harmed the TICs and awarded a $3.5 million judgment against Equity (which is currently under appeal). The suit against Kubicki and his business partner on the same cause of action was dismissed on a procedural technicality, and has since been refiled by the TICs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Broadway Market Center, representing approximately 1.2% of the Initial Pool Balance, Scott Ginsberg (“Ginsberg”), an minority indirect owner of the borrower with no management involvement, was found liable for federal insider trading after alerting his brother and father of the pending sales of two publicly-traded companies. Although Ginsberg did not trade on any of the inside information, the Securities and Exchange Commission fined him $1,000,000 and issued an injunction requiring him to obey all laws, but that did not specifically prohibit him from serving on the board of publicly-traded companies.  In addition, the guarantor of such Mortgage Loan is a co-guarantor of a commercial loan made to Pioneer Austin East Development I, Ltd., the collateral for which is currently subject to foreclosure proceedings and the entity is in bankruptcy. According to disclosures provided by guarantor, the remaining obligations under the related guaranty are approximately $300,000 and the collateral has significant value.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

See Sponsor Representations and Warranties No. 13 (Actions Concerning Mortgage Loan) on Annex E-1 to this free writing prospectus and any related exceptions on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to free writing prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as EpiCentre, representing approximately 8.8% of the Initial Pool Balance, an entity unrelated to the borrower (“Air Rights Owner”) owns the air rights above a certain portion of the Mortgaged Property.  The Air Rights Owner is expected to construct a 15-story hotel above a portion of the Mortgaged Property.  At the origination of the Mortgage Loan, the borrower and an affiliate of the Air Rights Owner funded on a 50:50 basis, a $1,000,000 escrow in order to offset certain costs related to the construction.  The borrower  has the right to recover from the escrow (i) any rent abatement or other concession or claim granted or paid by the borrower to any tenant at the Mortgaged Property in order to compensate such tenant for any disruptions or inconvenience to such tenant’s business, (ii) the cost of any temporary identification signage reasonably related to the construction activities, (iii) cost of any cleaning of any buildings and other improvements at the Mortgaged Property resulting from any construction and (iv) any legal fees actually incurred by the borrower in connection with such construction.  See “Structural and Collateral Term Sheet—EpiCentre” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Hamptons of Cloverlane, representing approximately 3.4% of the Initial Pool Balance, the related borrower plans to reposition the Mortgaged Property by completing interior unit renovations and common area renovations costing approximately $2,860,000 in the aggregate. The capital improvements include, but are not limited to, roofing repairs, HVAC upgrades, parking lot repairs, indoor/outdoor pool and tennis court repairs and interior renovations. At origination of the Mortgage Loan, the related borrower deposited $1,400,000 with the lender in a lender controlled capital improvement reserve.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as Nitneil Portfolio I – Alabama and Nitneil Portfolio I – Georgia, representing approximately 1.4% and 1.0%, respectively, of the Initial Pool Balance, the borrowers are permitted to construct additional self-storage units at the related Mortgaged Properties.  To the extent that the construction of the additional self-storage units would have a material adverse effect on the operation of a Mortgaged Property or is reasonably expected to cost greater than 30% of the allocated loan amount of such Mortgaged Property, the related borrower must obtain the lender’s prior written approval of such construction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as aloft Broomfield, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP involving an approximate estimated $1,042,500 of capital improvements over the next five years.  Major items required in the PIP include 1) replacing guest room, corridor, and meeting room carpeting; 2) replacing wall coverings, window treatments, and softgoods in all rooms; 3) upgrading the high speed internet access service throughout the hotel; 4) replacing soft goods in the bar and lobby; and 5) repainting the doors and trim throughout the hotel.  At origination, the related borrower deposited $632,000 with the lender in a lender controlled PIP reserve.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the Initial Pool Balance, $1,500,000 was escrowed at loan closing for expected PIP costs. The majority of the budgeted expenses relate to updating the guest rooms with the replacement or renovation to the bedrooms, bathrooms, case goods, and carpet. Other repairs include replacing damaged wall coverings and ceilings, reconfiguration of the kitchen, and updating the façade.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Devon Madison, representing approximately 0.7% of the Initial Pool Balance, the related borrower is required to complete the construction of an additional storage building (with an expected 119 additional storage units) at the Mortgaged Property by November 1, 2014.  The estimated cost of such expansion is $334,305.  At origination, the related borrower deposited $100,000 into a lender-controlled capital improvement reserve.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans or Crossed Group.

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing in the aggregate approximately 6.3% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Cove Apartments, representing approximately 4.4% of the Initial Pool Balance, proceeds of the related mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property at an REO sale.  The borrower under the prior mortgage loan is unrelated to the current borrower.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westwood Plaza, representing approximately 1.2% of the Initial Pool Balance, the related Mortgage Loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Scott Towne Center, representing approximately 0.7% of the Initial Pool Balance, proceeds of the related Mortgage Loan provided acquisition financing for the borrower’s purchase of the related Mortgaged Property following a foreclosure by the prior lender.  Such foreclosure purchase represented an approximately 11.4% discount from the original principal balance of the prior mortgage loan.  The borrower under the prior mortgage loan is unrelated to the current borrower.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation Considerations”.  For example, with respect to the 20 largest Mortgage Loans or Crossed Group (and any related Mortgage Loans under common borrower sponsorship):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, General Growth Properties, Inc., which owns the majority of the indirect equity interest and the controlling interest in the related borrower, and the related borrower, which is a recycled entity, each filed for Chapter 11 bankruptcy on April 16, 2009. General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010 and the related borrower emerged from bankruptcy on December 30, 2009. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Hamptons at Cloverlane, representing approximately 3.4% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate investment firm, which is also the borrower-affiliated property manager of the related Mortgaged Property. Since 1999, such real estate firm, either directly or indirectly through one or more subsidiary entities, (i) defaulted on one loan secured by commercial real estate unrelated to the Mortgaged Property, which loan was brought current in 2010, (ii) defaulted on six loans secured by commercial real estate unrelated to the Mortgaged Property, each resulting in a foreclosure, a deed in lieu of foreclosure or a discounted pay-off and (iii) modified two loans secured by commercial real estate unrelated to the Mortgaged Property in order to avoid one or more possible defaults. None of the foregoing proceedings or transactions involved litigation or a bankruptcy filing on the part of the applicable borrower or borrower sponsor.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maccabees Center, representing approximately 2.2% of the Initial Pool Balance, the sponsor and non-recourse carveout guarantor was the sponsor and guarantor of three mortgage loans, unrelated to the Mortgaged Property, that were subject to foreclosure. With respect to one of the foreclosed mortgage loans, the related lender obtained a $2.1 million deficiency judgment against the sponsor under a non-recourse carveout provision of the related mortgage loan.  The Michigan Court of Appeals reversed the deficiency judgment on the grounds that it was barred under applicable Michigan law.  The case was remanded back to trial court to settle an issue related to attorney’s fees.  On remand, the lender is now seeking recourse liability for the deficiency judgment on additional grounds.  The trial court has not yet addressed the merits of the additional claims.

●
With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as College Towers, representing approximately 1.7% of the Initial Pool Balance, an entity controlled by the Mortgage Loan sponsor was party to a discounted payoff of an unrelated mortgage loan in 2010.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

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On November 20, 2013, JC Penney reported a net loss of $401 million for the third fiscal quarter of 2013. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, JC Penney is the second largest tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JC Penney terminates its lease or goes dark. In addition, JC Penney may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the Mortgage Pool. We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JC Penney store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

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On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, Best Buy is the third largest tenant at the Mortgaged Property. In addition, Best Buy may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the mortgage pool. We cannot assure you that Best Buy will remain open for business or that the closing of any other Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Four (4) of the Mortgaged Properties, securing, in whole or in part, 4 Mortgage Loans, representing in the aggregate approximately 4.2% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance, as set forth below:

●	Family Dollar is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

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In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
635 Elliott	2.7%	8/31/2019	May 2024
Lowe’s Home Improvement Altoona	0.6%	11/30/2014	May 2024
Big 5 Sporting Goods	0.2%	1/31/2024	May 2024

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With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring	Calendar Year of Expiration	Maturity Date
Westwood Plaza	1.2%	59.3%	2016	June 2024
Myrtle Beach Medical	1.1%	72.2%	2019	June 2024
AirPark North Business Center	0.7%	68.5%	2021	June 2024
Olivewood Shopping Center	0.6%	74.4%	2021	May 2024
Whitehall Tech Center VII	0.6%	62.4%	2019	May 2024
Grandview Plaza	0.4%	62.8%	2016	June 2021
Muirwood Square	0.4%	56.8%	2017	May 2024

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section.  In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third-party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third-party.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the Initial Pool Balance, among the five largest tenants at each of the Mortgaged Properties, eight tenants, collectively representing approximately 9.3% of the aggregate net rentable square footage of the Selig Portfolio Mortgaged Properties, have the option to terminate their respective leases upon providing notice of such termination within a specified period prior to the termination date.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Ivy Pointe Office Building, representing approximately 0.8% of the Initial Pool Balance, the second largest tenant, Tata Consulting Services, representing approximately 26.7% of the net rentable square footage at the related Mortgaged Property, may terminate its lease on or after March 31, 2018 with notice on or before June 30, 2017.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the 5 largest tenants (based on net rentable area) at the 20 largest Mortgage Loans or Crossed Group or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Muirwood Square, representing approximately 0.4% of the Initial Pool Balance, Applebee’s of Michigan, Inc., the second largest tenant, subleases all of its space to Grant Tavern, LLC (13.9% of the net rentable area).  Grant Tavern, LLC’s lease is scheduled to expire on October 31, 2018.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Normandy Square, representing approximately 0.2% of the Initial Pool Balance, Celaya Meat Market, Inc. & Taqueria, the largest tenant, subleases all of its space to La Michoacana Meat Market (40.5% of the net rentable area).  La Michoacana Meat Market’s lease is scheduled to expire on November 30, 2019.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, three of the five largest tenants, The Bon Ton, Sports Authority and XXI Forever, collectively representing approximately 26.1% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate their respective leases, or both, if a specified number of co-tenants at the shopping center comprised of the Mortgaged Property go dark (including certain tenants occupying space which does not constitute collateral for the Mortgage Loan).

Certain Mortgaged Properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as North Tower - 100 West Harrison, representing approximately 0.5% of the Initial Pool Balance, the second largest tenant, National CASA Association, occupies approximately 11.6% of the net rentable area of the individual Mortgaged Property and is a tax exempt 501(c)(3) nonprofit organization. We cannot assure you that such tax exemption status will be maintained during the loan term.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgaged Property Name	% of Initial Pool Balance	Tenant	% of Net Rentable Area	% of Base Rent
Corporate Park Office Center I&II	1.6%	Alabama Department of Revenue	6.4%	6.3%
Fifth & Jackson(1)	1.2%	Sound Transit	41.6%	38.5%
South Tower - 100 West Harrison(2)	0.5%	Department of Social and Health Services	21.9%	34.8%

(1)
The tenant has termination options in both of its two leases. For the 5,277 SF expiring in November 2014, Sound Transit has the option to terminate its lease at any time by giving the landlord at least 120 days’ prior notice and paying a termination fee. For the remaining space, Sound Transit has the option to terminate its lease any time after March 1, 2017 by giving the landlord at least nine months’ prior notice and paying a termination fee.

(2)	The tenant may terminate its lease on or after June 30, 2014 with 90 days’ prior notice.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Buffalo Grove Town Center, securing a Mortgage Loan that represents approximately 1.1% of the Initial Pool Balance, the largest tenant by net rentable square footage at such Mortgaged Property occupies its premises pursuant to a month-to-month lease agreement.

Certain of the tenant leases may permit a tenant to go dark at any time.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material termination options relating to the largest 20 Mortgage Loans or Crossed Group.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 635 Elliott, securing in part a Mortgage Loan that represents approximately 10.4% of the Initial Pool Balance, the single tenant, Amazon, representing 100.0% of the net rentable area at the Mortgaged Property, has executed a lease on its space but has not yet taken occupancy or begun paying rent.  Amazon is expected to take occupancy in September 2014. Rental payments will commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014. We cannot assure you that such tenant will occupy its space or commence paying full, unabated, rent.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Aventura Medical Office & Bank, securing a Mortgage Loan that represents approximately 1.3% of the Initial Pool Balance, the third largest tenant, Atlantic South, representing approximately 10.1% of the net rentable area at the Mortgaged Property, has executed a lease on its space but has not yet taken occupancy.  The tenant is anticipated to occupy the space in June 2014, however, we cannot assure you that such tenant will occupy its space or commence paying full, unabated, rent.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 140 West Via Lola, securing a Mortgage Loan that represents approximately 0.5% of the Initial Pool Balance, Dish Creative Cuisine, representing approximately 42.5% of the net rentable retail area at the Mortgaged Property, has taken occupancy and began paying rent on its space, but has not yet opened for business.  The tenant is anticipated to open for business in October 2014, with rent commencing in January 2015.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans or Crossed Group.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, a tenant at the Mortgaged Property, Philbrook Avenue Associates, LLC, maintains the right to purchase an approximately 1/2 acre of unimproved land forming part of the Mortgaged Property. At the origination of the Mortgage Loan, such tenant entered into a subordination, non-disturbance and attornment agreement with the lender, subordinating the purchase option to the lien securing the Mortgage Loan.

With respect to Mortgaged Property identified on Annex A to this free writing prospectus as EpiCentre, which secures a Mortgage Loan representing approximately 8.8% of the Initial Pool Balance, the condominium in which the Mortgaged Property is located is subject to a vertical subdivision which contains two condominium units: the hotel unit, which is not part of the Mortgaged Property, and the mixed use unit currently used for office and retail space, which represents the entirety of the Mortgaged Property. The owner of the hotel unit has a right of first refusal to purchase, lease on a long-term basis, or otherwise acquire any parcel or site intended for the development of a hotel or other transient lodging facility within the Mortgaged Property if the borrower has received a written offer and intends to accept such offer or has submitted a written offer to another party to transfer to such party all or any portion of the Mortgaged Property.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as 635 Elliott, representing approximately 2.7% of the Initial Pool Balance by allocated loan amount, Amazon, the single tenant at such Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord.  The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as American Heritage, representing approximately 1.6% of the Initial Pool Balance, two tenants at the Mortgaged Property, McDonalds and Safeway, each has a right of first refusal to purchase its respective leased portion of the Mortgaged Property in connection with a sale of the Mortgaged Property if the borrower acquires the fee interest in the Mortgaged Property, which requires the lender’s consent.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Myrtle Beach Medical, representing approximately 1.1% of the Initial Pool Balance, the prior grantor has a continuing right of first refusal to purchase the Mortgaged Property in connection with a sale of the Mortgaged Property.  The borrower obtained a waiver of such right of first refusal in connection its acquisition of the Mortgaged Property and any foreclosure or deed-in-lieu of foreclosure exercised by the lender.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Simon Office, representing approximately 1.7% of the Initial Pool Balance, Simon PLC, a tenant leasing approximately 26.1% of the net rentable area of such Mortgaged Property, is an affiliate of the non-recourse carveout guarantor.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as One New Hampshire, representing approximately 1.5% of the Initial Pool Balance, International Office, an affiliate of the non-recourse carveout guarantor, leases approximately 18,337 square feet of the net rentable area of such Mortgaged Property, which represents approximately 17.0% of the net rentable area of such Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bernardo Plaza Court, representing approximately 0.8% of the Initial Pool Balance, Citibank, an affiliate of Citigroup Global Markets Inc., one of the underwriters, has leased 7,709 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 14.8% of the net rentable area.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Joshua Plaza, representing approximately 0.4% of the Initial Pool Balance, Citi Financial, an affiliate of Citigroup Global Markets Inc., one of the underwriters, has leased 3,200 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 8.7% of the net rentable area.

Insurance Considerations

In the case of 90 Mortgaged Properties which secure in whole or in part 38 Mortgage Loans, representing approximately 80.6% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self insurance on the part of, a sole or significant tenant or the property manager.

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With respect to the Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the related borrower is required to obtain, or cause the related tenant under the master lease to obtain, property insurance coverage with respect to the Mortgaged Properties that is required under the Mortgage Loan documents.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Simon Office, representing approximately 1.7% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by a tenant (Level One Bank) to satisfy the corresponding portion of its insurance requirements relating to the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as American Heritage, representing approximately 1.6% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by six tenants at the Mortgaged Property (McDonald’s, Safeway, Giant, Denny’s, Arby’s and Taco Bell) to satisfy the portion of its insurance requirements relating to the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Westwood Plaza, representing approximately 1.2% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by three tenants at the Mortgaged Property (Northwest Bank, Burger King and Pizza Hut) to satisfy the corresponding portion of its insurance requirements relating to the Mortgaged Property.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Simon Office, representing approximately 1.7% of the Initial Pool Balance, a warranty deed dated November 16, 1936 restricts the use of the Mortgaged Property to residential, nursery, landscaping and orchard business uses.  The related title policy includes coverage against the enforcement of such use restriction and the related loan documents contain a non-recourse carveout for any losses incurred by the lender due to the Mortgaged Property’s failure to comply with such use restriction.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 8 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date/ARD LTV Ratio”, the related LTV Ratio at Maturity, reflected in this free writing prospectus, is calculated using an “as stabilized” appraised value.

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With respect to the Newcastle Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, the Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Mortgaged Properties.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing approximately 1.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $1,500,000 was reserved in connection with the origination of the Mortgage Loan.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts.  In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this free writing prospectus for additional information.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period:
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	58	88.6%
3	0	1	11.4
Total		59	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Four (4) of the Mortgage Loans, representing approximately 31.5% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”).  Except as described below, the remaining 55 Mortgage Loans, representing approximately 68.5% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Nineteen (19) of these Balloon Mortgage Loans, representing approximately 32.5% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or anticipated repayment date unless prepaid prior thereto.

Included in the 59 Balloon Mortgage Loans is the Newcastle Mortgage Loan, which represents approximately 4.0% of the Initial Pool Balance and is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

ARD Loan

One (1) Mortgage Loan securing the portfolio of Mortgaged Properties identified as Buffalo Grove Town Center  on Annex A to this free writing prospectus (the “ARD Loan”), representing approximately 1.1% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Loan Rate (the “Initial Rate”).  See Annex A to this free writing prospectus for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.  Additionally, an account was established at the origination of the ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Properties, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Smoky Hill Village II, representing approximately 0.3% of the Initial Pool Balance, the related borrower has a one-time right to either make an intercompany loan to an affiliated entity (but not to an individual person) or acquire an equity investment interest in an affiliated entity, provided that any such loan or equity investment is made in compliance with all applicable legal requirements.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the Mortgage Loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 12 payments) up to and including the stated maturity date.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Aventura Medical Office & Bank, representing approximately 1.3% of the Initial Pool Balance, there was a $50,000 reserve established at closing with respect to certain tenant improvement work to be performed under the Atlantic South lease. If the borrower does not complete the such work on or before July 1, 2014, the lender has the right but not the obligation to cause such work to be completed, and the lender, at its option, may (i) continue to hold the reserve as additional security for the Mortgage Loan or (ii) withdraw the funds and apply such funds either to completion of the work or toward reduction of the outstanding principal balance of the Mortgage Loan in such order, proportion and priority as the lender may determine in its sole discretion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Encore Plaza, representing approximately 0.8% of the Initial Pool Balance, in the event the borrower does not complete the required repairs specified in the Mortgage Loan documents by August 15, 2014, for which a reserve was established in the amount of $13,250, the lender may elect to either use the reserve funds to complete the repairs or apply such amounts to the outstanding principal balance of the Mortgage Loan.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans or Crossed Group.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Loans (but not the Non-Serviced Loans) and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans, but not the Non-Serviced Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due on sale or due on encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of fifty-one (51) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” and “—Substitution” below.    With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, as well as Mortgage Loans that permit partial substitution of real property, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Eight (8) of the Mortgage Loans, representing approximately 13.5% of the Initial Pool Balance, permit the related borrower after a lockout period of 5 to 25 payments following the origination date to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	10	11.3%
4	40	69.9
5	7	9.3
11	1	8.8
12	1	0.7
Total	59	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, so long as no event of default is continuing, the related Mortgage Loan documents permit the release of certain parcels of the Mortgaged Property, subject to the satisfaction of certain conditions including that: (i) the borrower submits evidence that the remaining portion of the Mortgaged Property has been legally subdivided, is a separate tax lot, the released parcel is not necessary for the remaining portion of the Mortgaged Property to comply with any zoning, building, or other legal requirements, and the intended use of the released parcel will not have a material adverse effect on the Mortgaged Property, (ii) the release does not violate any of the provisions of the leases, operating agreement, parking agreements, or other similar agreements affecting the Mortgaged Property, (iii) the parcel being released is vacant, non-income producing and unimproved, (iv) ingress to and egress from the remaining Mortgaged Property is over physically open and fully dedicated public roads, (v) the borrower transfers the released parcel to an independent third-party or, if the transfer is to an affiliate, then the borrower delivers an insolvency opinion, (vi) either the loan-to-value ratio based on the value of the Mortgaged Property after the release is equal to or less than 125% or the outstanding principal balance of the Mortgage Loan is paid down by the applicable yield maintenance premium, together with the least of the following amounts: (a) if the release parcel is sold to an unrelated party, the net proceeds of the sale of the release parcel, (b) the fair market value of the release parcel at the time of the release, or (c) an amount such that the loan-to-value ratio does not increase after the release, provided that none of the foregoing amounts will be payable if lender receives an opinion of counsel that if such amounts are not paid, the Issuing Entity will not fail to maintain its status as a REMIC trust as a result of the release, (vii) Rating Agency Confirmation has been received, and (viii) borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the Initial Pool Balance, provided no event of default is then continuing under the related Mortgage Loan, at any time on or after the first due date following the earlier to occur of the third anniversary of the origination date and the second anniversary of the closing date of the securitization into which the Selig Portfolio Companion Loan is deposited, the borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the greater of (x) 90% of net sales proceeds with respect to such Mortgaged Property and (y)(a) in the case of the 635 Elliott Mortgaged Property, the 645 Elliott Mortgaged Property, the Fourth & Blanchard Mortgaged Property and the Fifth & Jackson Mortgaged Property, 125% of their respective allocated loan amounts and (b) in the case of the North Tower – 100 West Harrison Mortgaged Property, the South Tower – 100 West Harrison Mortgaged Property and the 200 West Thomas Mortgaged Property, 115% of their respective allocated loan amounts, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release, (iii) delivery of Rating Agency Confirmation with respect to such defeasance, and (vi) borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as EpiCentre representing approximately 8.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release certain parking premises of the Mortgaged Property from the liens of the loan documents, which is currently leased and not available for use by the Mortgaged Property or borrower, upon satisfaction of certain conditions, including, without limitation, (i) the parking garage (including the parking premises being released) is subjected to a condominium declaration and lender has received evidence reasonably acceptable to lender thereof which imposes no material economic burdens or obligations on the borrower, in excess of those already imposed on the borrower under the lease currently demising the parking premises, (ii) the lender has received a Rating Agency Confirmation and (iii) immediately after such release the loan to value ratio determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any, based on the value of the remaining portion of the Mortgaged Property is equal to or less than 125%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 4.0% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents at any time on or after June 23, 2014, subject to the satisfaction of certain conditions, including among others: (i) prepayment of the Newcastle Whole Loan in an amount equal to 125% of the allocated loan amount for each Mortgaged Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Mortgaged Property may no longer be subject to the related master lease and the rent under the master lease may not be reduced by an amount that is in excess of the allocated property rent for such Mortgaged Property and (v) delivery of a REMIC opinion.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II and AirPark North Business Center, representing approximately 2.2% of the Initial Pool Balance in the aggregate, the related Mortgage Loans are cross-defaulted and cross-collateralized and the loan documents permit the borrower to obtain the release of such cross-default and cross-collateralization two years following the Closing Date if: (i) one of the two loans is being prepaid in full and the borrower paying off its loan pays the applicable release price (110% of the outstanding principal balance for Corporate Park Office Center I&II and 100% of the outstanding principal balance for AirPark North Business Center) plus payment of yield maintenance premium, (ii) no event of default exists, (iii) the debt yield for the loan not being prepaid is at least 9%, (iv) the loan to value ratio for the applicable Mortgaged Property securing such remaining loan is lower than 75%, (v) the prepayment occurs contemporaneously with an arm’s-length bona fide cash sale of the related Mortgaged Property corresponding to the Mortgage Loan that is subject to the prepayment, (vi) Rating Agency Confirmation has been received, and (vii) borrower delivers a REMIC opinion.  If the loan to value ratio for the remaining loan is greater than 75%, the borrower may prepay a portion of such remaining loan by the lowest amount that would be necessary to satisfy the loan to value ratio, which prepayment must be accompanied by the payment of yield maintenance premium.  In addition, in connection with the prepayment of the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Corporate Park Office Center I&II, any excess proceeds received in connection with the payoff described above are either (x) applied, together with a yield maintenance premium, to reduce the outstanding principal balance of the Mortgage Loan secured by AirPark North Business Center or (y) held as additional collateral for the Mortgage Loan secured by AirPark North Business Center if the applicable yield maintenance premium is not paid by borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as College Towers, representing approximately 1.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a vacant, non-income producing parcel for no consideration subject to certain conditions, including: (i) the borrower provides the lender no less than 30 days, and no more than 90 days, prior written notice of such release, (ii) no event of default occurs and is continuing under the Mortgage Loan and (iii) the borrower delivers a REMIC opinion.

With respect to three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as American Heritage, Buffalo Grove Town Center and Grandview Plaza, representing approximately 1.6%, 1.1% and 0.4% of the Initial Pool Balance, respectively, the related mortgage loan documents permit a partial release for no consideration of an unimproved portion of the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Nitneil Portfolio I – Alabama, representing approximately 1.4% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including among others: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to the lesser of (a) the sum of the release prices of the Mortgaged Properties released and (b) the portion of the Mortgage Loan that has not been defeased at 105% of the applicable allocated loan amount for the Mortgaged Property to be released on the first two releases and 115% of the applicable allocated loan amount for each subsequent Mortgaged Property to be released, (ii) the aggregate portfolio debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.50x and (y) aggregate portfolio debt service coverage ratio immediately prior to such sale, (iii) delivery of a REMIC opinion, and (iv) delivery of Rating Agency Confirmation with respect to such defeasance.

Additionally, after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of a vacant, non-income producing parcel at the County Line Mortgaged Property subject to certain conditions, including: (i) the lender determines that the post-release loan-to-value ratio for the remaining Mortgaged Properties is no more than 125% and (ii) borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Nitneil Portfolio I – Georgia, representing approximately 1.0% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including among others: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to the lesser of (a) the sum of the release prices of the Mortgaged Properties released and (b) the portion of the Mortgage Loan that has not been defeased at 110% of the applicable allocated loan amount for the Mortgaged Property to be released, (ii) the aggregate portfolio debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.45x and (y) the aggregate portfolio debt service coverage ratio immediately prior to such sale, (iii) delivery of a REMIC opinion, and (iv) delivery of Rating Agency Confirmation with respect to such defeasance.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Timber Development Portfolio, representing approximately 0.9% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the loan documents at any time after the date that is 2 years after the Closing Date, subject to satisfaction of certain conditions, including without limitation: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to the greater of (a) the net sales proceeds from the sale of the individual Mortgaged Property and (b) 130% of the allocated loan amount for the individual Mortgaged Property, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio based on the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio based on all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 1.30x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio based on the remaining Mortgaged Properties is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (iv) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 9.0%, and (b) the debt yield with respect to all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (v) borrower’s delivery of a REMIC opinion, and (vi) borrower’s delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Briar Pointe Plaza representing approximately 0.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a certain portion of the Mortgaged Property in connection with a dedication of a public right of way at any time, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) certain specified tenants of the Mortgaged Property are not in default and have not “gone dark”, terminated their leases, or failed to renew or extend their leases, (iii) the debt service coverage ratio is greater than 1.30x, (iv) the released property is conveyed to the applicable municipal authority, (v) if required, the borrower delivers a Rating Agency Confirmation, (vi) the borrower provides evidence satisfactory to the lender that the release of the right of way does not violate any of the provisions of the leases on the Mortgaged Property, and (vii) if at the time of the release the loan-to-value ratio of the remaining Mortgaged Property would exceed 125% immediately after such release, borrower pays down the principal balance of the Mortgage Loan by a “qualified amount”, unless the lender receives an opinion from counsel that if the foregoing prepayment is not followed, the applicable REMIC trust will not fail to maintain its status.  In addition, the Mortgage Loan documents permit the borrower to obtain the release of an outparcel of the Mortgaged Property at any time, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) certain specified tenants of the Mortgaged Property are not in default and have not “gone dark”, terminated their leases, or failed to renew or extend their leases, (iii) the debt service coverage ratio is greater than 1.30x, (iv) the outparcel is conveyed to a third-party, (v) after giving effect to the release of the outparcel, the debt service coverage ratio based on the remaining Mortgaged Property is no less than the greater of (a) the debt service coverage ratio of the Mortgaged Property immediately prior to the release, and (b) the debt service coverage ratio of the Mortgaged Property as of the origination date, (vi) after giving effect to the release of the outparcel, the debt yield of the remaining Mortgaged Property is no less than the greater of (x) the debt yield of the Mortgaged Property immediately prior to the release, and (y) the debt yield of the Mortgaged Property as of the origination date, (vii) if required, the borrower delivers a Rating Agency Confirmation, (viii) the borrower provides evidence satisfactory to the lender that the intended use of the outparcel will not have a material adverse effect on the remaining Mortgaged Property, and (ix) if at the time of the release the loan-to-value ratio of the remaining Mortgaged Property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Mortgage Loan by a “qualified amount”, unless the lender receives an opinion from counsel that if the foregoing prepayment is not followed, the applicable REMIC trust will not fail to maintain its status.

Substitutions

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, at any time the related borrower may obtain the release of a portion of the Mortgaged Property upon 30 days’ notice in connection with the substitution of a fee simple or leasehold interest in a parcel of real property at the shopping center of which the parcel being released is a part, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) the parcel being released is vacant, non-income producing and unimproved, (iii) the substitute property is reasonably equivalent in use, value and condition as the parcel being released, (iv) the parcel being released is conveyed to an independent third-party, (v) the related borrower executes and delivers substitute loan documents, (vi) the related borrower delivers a clean Phase I environmental site assessment, (vii) if the substitute property is improved, the related borrower delivers to lender a physical conditions report acceptable to lender, (viii) the related borrower delivers evidence that the parcel being released and the substitute property each constitute one or more separate tax lots, and (ix) immediately after the substitution either (a) the loan-to-value ratio based on the value of the Mortgaged Property after the substitution (inclusive of the substitute property) is equal to or less than 125% or (b) the fair market value of the substitute property is equal to or greater in value than the fair market value of the parcel being released.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Addition of Real Property to the Mortgaged Property

In addition to the substitution of collateral discussed under “—Defeasance; Collateral Substitution” and “—Partial Releases” and “—Substitutions” above, the following Mortgage Loans provide for the addition of real property to the Mortgaged Property:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance, from time to time, the related Mortgage Loan documents permit the related borrower to acquire one or more parcels of land that constitute an integral part of, or adjoins, the shopping center of which the Mortgaged Property is a part, subject to the satisfaction of certain conditions including that: (i) no event of default is then continuing, (ii) upon the date of the expansion, borrower acquires a fee simple or leasehold interest to the expansion parcel, (iii) borrower executes and delivers substitute loan documents, (iv) borrower delivers a clean Phase I site assessment, (v) if the expansion parcel is improved, borrower delivers to lender a physical conditions report acceptable to lender, (vi) borrower delivers evidence that the expansion parcel constitutes one or more separate tax lots, and (vii) the acquisition of the expansion parcel does not violate any of the provisions of the leases, operating agreement, parking agreements, or other similar agreements affecting the Mortgaged Property.

Escrows

Fifty-eight (58) of the Mortgage Loans, representing approximately 88.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-four (34) of the Mortgage Loans, representing approximately 79.6% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Fifty-seven (57) of the Mortgage Loans, representing approximately 88.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-nine (49) of the Mortgage Loans, representing approximately 67.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B to this free writing prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For a brief summary of the 10 largest Mortgage Loans or Crossed Group in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

The Whole Loans

General

Three (3) of the Mortgage Loans, representing approximately 25.9% of the Initial Pool Balance, are each part of a whole loan structure where each such Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Mortgage Loan.  Each companion loan will be held outside the Issuing Entity and is also referred to in this free writing prospectus as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”), and each holder of a Companion Loan is referred to as a “Companion Loan Holder“.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Maine Mall, representing approximately 11.4% of the Initial Pool Balance (the “Maine Mall Mortgage Loan”), the related Mortgaged Property (the “Maine Mall Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Maine Mall Mortgage Loan (the “Maine Mall Companion Loan”, and, together with the Maine Mall Mortgage Loan, the “Maine Mall Whole Loan”).  The Maine Mall Companion Loan has a principal balance as of the Cut-off Date of approximately $125,000,000.  Only the Maine Mall Mortgage Loan is included in the Issuing Entity.  The Maine Mall Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Selig Portfolio, representing approximately 10.4% of the Initial Pool Balance (the “Selig Portfolio Mortgage Loan”), the related Mortgaged Properties (the “Selig Portfolio Mortgaged Properties”) also secure one other loan that is pari passu in right of payment with the Selig Portfolio Mortgage Loan (the “Selig Portfolio Companion Loan” and, together with the Selig Portfolio Mortgage Loan, the “Selig Portfolio Whole Loan”).  The Selig Portfolio Companion Loan has a principal balance as of the Cut-off Date of approximately $97,000,000.  Only the Selig Portfolio Mortgage Loan is included in the Issuing Entity.  The Selig Portfolio Companion Loan is not an asset of the Issuing Entity.  The Companion Loan Holder with respect to the Selig Portfolio Companion Loan is sometimes referred to in this free writing prospectus as the “Selig Portfolio Companion Loan Holder”.  Additionally, GSMC, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio Mortgaged Properties.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 4.0% of the Initial Pool Balance (the “Newcastle Mortgage Loan”), the related Mortgaged Properties (the “Newcastle Mortgaged Properties”) also secure three other loans that are pari passu in right of payment with the Newcastle Mortgage Loan (each, a “Newcastle Companion Loan”, and, together with the Newcastle Mortgage Loan, the “Newcastle Whole Loan”).  The Newcastle Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $321,189,610.  Only the Newcastle Mortgage Loan is included in the Issuing Entity.  The Newcastle Companion Loans are not assets of the Issuing Entity.

The Selig Portfolio Companion Loan is referred to as a “Serviced Companion Loan”, and the Selig Portfolio Whole Loan is referred to as a “Serviced Whole Loan”.

Each of the Maine Mall Mortgage Loan and the Newcastle Mortgage Loan is referred to as a “Non-Serviced Loan”, each of the Maine Mall Companion Loan and the Newcastle Companion Loans is referred to as a “Non-Serviced Companion Loan”, and each of the Maine Mall Whole Loan and the Newcastle Whole Loan is referred to as a “Non-Serviced Whole Loan”.

Each holder of a Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”, and each holder of a Non-Serviced Companion Loan is referred to as a “Non-Serviced Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the related Mortgage Loan, and the related Companion Loan Holder(s) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement” and individually, the “Selig Portfolio Co-Lender Agreement”, “Maine Mall Co-Lender Agreement” and “Newcastle Co-Lender Agreement” respectively).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan DSCR
Maine Mall(1)	$110,000,000	$125,000,000	$235,000,000	4.6600%	59.5%	1.83x
Selig Portfolio(1)(2)	$100,000,000	$97,000,000	$197,000,000	4.6080%	58.8%	2.06x
Newcastle Senior Housing Portfolio(3)(4)	$38,720,475	$321,189,610	$359,910,085	4.9900%	71.0%	1.55x

(1)	The Companion Loan is pari passu in right of payment.
(2)
GSMC, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio Mortgaged Properties.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

(3)
The Mortgage Loan Rate for the Newcastle Whole Loan is 4.0000% per annum from the origination date through January 5, 2019.  From and after January 6, 2019, the Mortgage Loan Rate for the Newcastle Whole Loan will be 4.9900% per annum.

(4)	The Companion Loans are pari passu in right of payment.

The Serviced Whole Loan

Servicing of the Serviced Whole Loan

The Serviced Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Serviced Whole Loan” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement.  In servicing the Serviced Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related Serviced Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of a Serviced Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the related Serviced Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the related Serviced Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The Co-Lender Agreement related to the Serviced Whole Loan sets forth the respective rights of the holder of the related Mortgage Loan and the related Companion Loan Holder with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
the Serviced Companion Loan the related Mortgage Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Serviced Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Serviced Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Serviced Whole Loan will be allocated, on a pro rata and pari passu basis, to the Mortgage Loan and the related Serviced Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Mortgage Loan that is part of the Serviced Whole Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Serviced Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Serviced Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Serviced Companion Loan or from general collections with respect to the securitization of the Serviced Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Co-Lender Agreement related to the Serviced Whole Loan, the controlling holder as of any date of determination, will be the Issuing Entity, as holder of the related Mortgage Loan;  provided that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the controlling holder with respect to the Serviced Whole Loan.  In its capacity as representative of the controlling holder under the Co-Lender Agreement related to the Serviced Whole Loan, the Controlling Class Representative will be entitled to exercise all of the rights set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus with respect to the Serviced Whole Loan unless a Control Termination Event exists, and the implementation of any recommended actions outlined in an asset status report with respect to that Serviced Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this free writing prospectus.  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Serviced Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the Co-Lender Agreement related to the Serviced Whole Loan, the holder of the Serviced Companion Loan (or its representative which, at any time the Serviced

Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Serviced Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) to be taken with respect to the Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Serviced Whole Loan and (ii) have the right to be consulted by the Master Servicer or the Special Servicer, as applicable, on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Serviced Whole Loan (and the Master Servicer or Special Servicer, as applicable, will be required to consider alternative actions recommended by such Companion Loan Holder (or its representative)).  The consultation right of the Serviced Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Serviced Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Serviced Companion Loan and the related Mortgage Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Serviced Companion Loan (or its representative, including, if the Serviced Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the Serviced Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the Co-Lender Agreement related to the Serviced Whole Loan.

In addition to the consultation rights of the Serviced Companion Loan Holder (or its representative) described above, pursuant to the terms of the Co-Lender Agreement related to the Serviced Whole Loan, the Serviced Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Serviced Whole Loan.

Application of Penalty Charges

The Co-Lender Agreement related to the Serviced Whole Loan provides that Penalty Charges paid on the Serviced Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Serviced Companion Loan and the related Mortgage Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and the related Serviced Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Serviced Companion Loan, if any, for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the related Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Serviced Companion Loan and the related Mortgage Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Serviced Companion Loan, be paid, (x) prior to the securitization of the Serviced Companion Loan, to the related Serviced Companion Loan Holder and (y) following the securitization of the Serviced Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Serviced Whole Loan

Pursuant to the terms of the Co-Lender Agreement related to the Serviced Whole Loan, if the Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Mortgage Loan that is part of the Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the related Serviced Companion Loan together with such Mortgage Loan as one Whole Loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Serviced Companion Loan Holder (provided that such consent is not required if such Serviced Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Serviced Whole Loan, and any documents in the servicing file reasonably requested by the Serviced Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Serviced Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Serviced Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Serviced Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Co-Lender Agreement related to the Serviced Whole Loan and the Pooling and Servicing Agreement, the controlling holder with respect to the Serviced Whole Loan (which, as of any date of determination, will be the Issuing Entity as holder of the related Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Serviced Whole Loan and appoint a replacement Special Servicer without the consent of the holder of the Serviced Companion Loan.  The right of the Issuing Entity described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the controlling holder (prior to a Control Termination Event). The applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Serviced Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Non-Serviced Whole Loans

The Maine Mall Whole Loan

Servicing

The Maine Mall Whole Loan is serviced under the Citigroup Commercial Mortgage Trust 2014-GC21 securitization (the “GC21 Securitization”), in accordance with the pooling and servicing agreement (the “GC21 PSA”), dated as of May 1, 2014, among Citigroup Commercial Mortgage Securities Inc., as depositor, Park Bridge Lender Services LLC, as operating advisor (the “GC21 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “GC21 Master Servicer”), LNR Partners, LLC, as special servicer (the “GC21 Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “GC21 Certificate Administrator”), and U.S. Bank National Association, as trustee (the “GC21 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the GC21 Master Servicer and the GC21 Special Servicer, and subject to the servicing standard provided for in the GC21 PSA, which standard is generally similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Maine Mall Mortgage Loan pursuant to the Maine Mall Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Maine Mall Co-Lender Agreement sets forth the respective rights of the holder of the Maine Mall Mortgage Loan and the holder of the Maine Mall Companion Loan with respect to distributions of funds received in respect of the Maine Mall Whole Loan, and provides, in general, that:

●
the Maine Mall Mortgage Loan and the Maine Mall Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Maine Mall Whole Loan or the Mortgaged Property will be applied to the Maine Mall Mortgage Loan and the Maine Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GC21 Master Servicer, the GC21 Special Servicer, the GC21 Operating Advisor, the GC21 Certificate Administrator and the GC21 Trustee) in accordance with the terms of the Maine Mall Co-Lender Agreement and the GC21 PSA; and

●	expenses, losses and shortfalls relating to the Maine Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Maine Mall Mortgage Loan and the Maine Mall Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Maine Mall Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Maine Mall Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Maine Mall Companion Loan.

Similarly, P&I advances on the Maine Mall Companion Loan are not reimbursable out of payments or other collections on the Maine Mall Mortgage Loan.

If certain costs and expenses (such as a property advance) relate or are allocable to the Maine Mall Whole Loan are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as the Maine Mall Companion Loan, then the securitization trust created under the GC21 PSA will be entitled to reimbursement from future payments and other collections on the Maine Mall Mortgage Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses related or allocable to the Maine Mall Whole Loan. Pursuant to the Maine Mall Co-Lender Agreement, the Issuing Entity, as holder of the Maine Mall Mortgage Loan, is responsible for indemnifying the respective parties to the GC21 PSA and various related persons (as and to the same extent that the securitization trust created under the GC21 PSA is required to indemnify such parties and related persons under the GC21 PSA), and for indemnifying the securitization trust created under the GC21 PSA, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Maine Mall Whole Loan or the related Mortgaged Property (or, with respect to the operating advisor under the GC21 PSA, incurred in connection with the provision of services for the Maine Mall Whole Loan).  This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Maine Mall Co-Lender Agreement, the directing holder with respect to the Maine Mall Whole Loan, as of any date of determination, will be the GC21 Trustee as holder of the Maine Mall Companion Loan; provided that, unless a control termination event exists under the GC21 PSA, the controlling class representative under the GC21 PSA (the “GC21 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Maine Mall Whole Loan.  In its capacity as representative of the directing holder under the Maine Mall Co-Lender Agreement, the GC21 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Maine Mall Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Maine Mall Whole Loan will require the approval of the GC21 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”).  Pursuant to the terms of the GC21 PSA, the GC21 Controlling Class Representative will have the same consent, consultation and/or approval rights with respect to the Maine Mall Whole Loan for so long as it does, with respect to the other mortgage loans included in the GC21 trust.

In addition, pursuant to the terms of the Maine Mall Co-Lender Agreement, the Issuing Entity as holder of the related Non-Serviced Loan will have a right to receive copies of all notices, information and reports that the GC21 Master Servicer or GC21 Special Servicer, as applicable, is required to provide to the GC21 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GC21 Controlling Class Representative under the GC21 PSA without regard to the occurrence of a control termination event under the GC21 PSA or consultation termination event under the GC21 PSA) with respect to any GC21 “major decisions” (which are substantially similar to, but not necessarily identical to, the Major Decisions defined below under “The Pooling and Servicing Agreement—Controlling Class Representative”) to be taken with respect to the Maine Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Maine Mall Whole Loan and will have the right to be consulted on a strictly non-binding basis with respect to any GC21 “major decisions” to be taken with respect to the Maine Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Maine Mall Whole Loan.  The consultation right of the Issuing Entity will be exercised by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing) but will not be exercised by the Operating Advisor if a Control Termination Event has occurred and is continuing.  This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Representative has responded within such period; provided that if the GC21 Master Servicer (or GC21 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the consultation rights described above, the GC21 Master Servicer or GC21 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Maine Mall Companion Loan and such Non-Serviced Loan.  Neither the GC21 Master Servicer nor the GC21 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative.

Neither the GC21 Master Servicer nor the GC21 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative (for so long as a Control Termination Event has not occurred) or the Operating Advisor, as applicable, on behalf of the Issuing Entity, as holder of the Maine Mall Companion Loan, that would require or cause the GC21 Master Servicer or the GC21 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the GC21 PSA, require or cause the GC21 Master Servicer or the GC21 Special Servicer, as applicable, to violate provisions of the Maine Mall Co-Lender Agreement or the GC21 PSA, require or cause the GC21 Master Servicer or the GC21 Special Servicer, as applicable, to violate the terms of the Maine Mall Whole Loan, or materially expand the scope of any of the GC21 Master Servicer’s or the GC21 Special Servicer’s, as applicable, responsibilities under the Maine Mall Co-Lender Agreement.

In addition to the consultation rights of the Controlling Class Certificateholder (if no Control Termination Event has occurred or is continuing) on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan described above will have the right to attend (in-person or telephonic) annual meetings with the GC21 Master Servicer or GC21 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GC21 Master Servicer or GC21 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related Whole Loan.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Application of Penalty Charges

The Maine Mall Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Maine Mall Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Maine Mall Mortgage Loan and the Maine Mall Companion Loan by the amount necessary to reimburse the GC21 Master Servicer, the GC21 Trustee or the GC21 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GC21 PSA, second, be used to reduce the respective amounts payable on each of the Maine Mall Mortgage Loan and the Maine Mall Companion Loan by the amount necessary to pay the Master Servicer and the Trustee and the GC21 Master Servicer and the GC21 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GC21 PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GC21 PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Maine Mall Mortgage Loan and the Maine Mall Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid GC21 special servicing fees, GC21 workout fees and GC21 liquidation fees, each as provided in payable under the GC21 PSA) incurred with respect to the Maine Mall Whole Loan (as specified in the GC21 PSA) and, finally, in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Maine Mall Mortgage Loan and the Maine Mall Companion Loan, be paid to the GC21 Master Servicer and/or the GC21 Special Servicer as additional servicing compensation as provided in the GC21 PSA.

Sale of Defaulted Maine Mall Whole Loan

Pursuant to the terms of the Maine Mall Co-Lender Agreement, if the Maine Mall Whole Loan becomes a defaulted mortgage loan under the GC21 PSA, and if the GC21 Special Servicer determines to sell the Maine Mall Companion Loan that has become a defaulted mortgage loan in accordance with the GC21 PSA, then the GC21 Special Servicer will be required to sell the Maine Mall Mortgage Loan together with the Maine Mall Companion Loan as one whole loan.  In connection with any such sale, the GC21 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to, those procedures set forth below under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the GC21 Special Servicer will not be permitted to sell the Maine Mall Whole Loan if it becomes a defaulted mortgage loan under the GC21 PSA, without the written consent of the Master Servicer or the Controlling Class Representative, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan, or any subsequent holder of the Maine Mall Mortgage Loan (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) unless the GC21 Special Servicer has delivered to the consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Maine Mall Whole Loan (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GC21 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Maine Mall Whole Loan, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Maine Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GC21 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GC21 Master Servicer or the GC21 Special Servicer in connection with the proposed sale; provided that the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Non-Serviced Loan, and any subsequent holder may waive any of the delivery or timing requirements set forth in this sentence.  The Master Servicer or the Controlling Class Representative, as applicable, on behalf of the Issuing Entity, as holder of the Maine Mall Companion Loan or its designee will be permitted to bid at any sale of the Maine Mall Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Maine Mall Co-Lender Agreement and the GC21 PSA, the controlling holder with respect to the Maine Mall Whole Loan (which, as of any date of determination, will be the GC21 Trustee as holder of the Maine Mall Companion Loan, or its representative) will have the right to replace the special servicer then acting with respect to the Maine Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Master Servicer or the Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the Maine Mall Mortgage Loan (a) for cause at any time and (b) without cause prior to the occurrence and continuance of a GC21 control termination event if either (i) LNR Partners, LLC or its affiliate is no longer the GC21 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 10% of the-then controlling class of the CGCMT 2014-GC21 Certificates.  The right of the GC21 Trustee described in the preceding sentence will be exercised by the GC21 Controlling Class Representative, as representative of the GC21 directing holder (prior to a GC21 control termination event).  The applicable GC21 certificateholders with the requisite percentage of voting rights (after a GC21 control termination event) will have the right, with or without cause, to replace the GC21 Special Servicer then acting with respect to the Maine Mall Whole Loan and appoint a replacement GC21 Special Servicer in lieu thereof without the consent of the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, as holder of the Maine Mall Mortgage Loan, upon similar circumstances as those described under “The Pooling and Servicing Agreement—Termination of the Special Servicer”, and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The Newcastle Whole Loan

Servicing

The Newcastle Whole Loan is serviced under the Citigroup Commercial Mortgage Trust 2014-GC19 securitization (the “GC19 Securitization”), in accordance with the pooling and servicing agreement (the “GC19 PSA” and, together with the GC21 PSA, each, an “Other PSA” ), dated as of March 1, 2014, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor (the “GC19 Operating Advisor” and, together with the GC21 Operating Advisor, each, an “Other Operating Advisor” ), Wells Fargo Bank, National Association, as master servicer (the “GC19 Master Servicer” and, together with the GC21 Master Servicer, each, an “Other Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “GC19 Special Servicer” and, together with the GC21 Special Servicer, each, an “Other Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “GC19 Certificate Administrator” and, together with the GC21 Certificate Administrator, each, an “Other Certificate Administrator”), and U.S. Bank National Association, as trustee (in such capacity, the “GC19 Trustee” and, together with the GC21 Trustee, each, an “Other Trustee” ) which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, and subject to the servicing standard provided for in the GC19 PSA, which standard is generally similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.  The Newcastle Whole Loan and any related REO Property is serviced and administered pursuant to the terms of the GC19 PSA, but subject to the terms of the Newcastle Co-Lender Agreement.  The GC19 PSA provides, among other things, that a controlling class representative under the GC19 PSA that is a Competitor Restricted Party will not be entitled to exercise any rights of such controlling class representative that relate to the Newcastle Whole Loan or the Newcastle Mortgage Loan (including, without limitation, with respect to replacement of the GC19 Special Servicer with respect to the Newcastle Whole Loan or the Newcastle Mortgage Loan). A “Competitor Restricted Party” means any of HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc., and any person controlled, controlling or under common control with any of the foregoing entities, other than a debt fund that is under common control with such entities due to common control by a private equity fund or private equity fund manager. The Newcastle Companion Loan included in the GC19 Securitization is referred to as the “Lead Newcastle Companion Loan”.

Amounts payable to the Issuing Entity as holder of the Newcastle Mortgage Loan pursuant to the Newcastle Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Newcastle Co-Lender Agreement sets forth the respective rights of the holder of the Newcastle Mortgage Loan and the holder of any related Newcastle Companion Loan with respect to distributions of funds received in respect of the Newcastle Whole Loan, and provides, in general, that:

●
the Newcastle Mortgage Loan and each related Newcastle Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Newcastle Whole Loan or the Mortgaged Property will be applied to the Newcastle Mortgage Loan and each related Newcastle Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GC19 Master Servicer, the GC19 Special Servicer, the GC19 Operating Advisor, the GC19 Certificate Administrator and the GC19 Trustee) in accordance with the terms of the Newcastle Co-Lender Agreement and the GC19 PSA; and

●	expenses, losses and shortfalls relating to the Newcastle Whole Loan will be allocated, on a pro rata and pari passu basis, to the Newcastle Mortgage Loan and each related Newcastle Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Newcastle Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Newcastle Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on any related Newcastle Companion Loan.  Similarly, P&I advances on any related Newcastle Companion Loan are not reimbursable out of payments or other collections on the Newcastle Mortgage Loan.

If certain costs and expenses (such as a Property Advance) allocable to the Newcastle Whole Loan are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as the Lead Newcastle Companion Loan, then the securitization trust created under the GC19 PSA will be entitled to reimbursement from future payments and other collections on the Newcastle Mortgage Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Newcastle Whole Loan. Pursuant to the Newcastle Co-Lender Agreement, the Issuing Entity, as holder of the Newcastle Mortgage Loan, is responsible for indemnifying the respective parties to the GC19 PSA and various related persons (as and to the same extent that the securitization trust created under the GC19 PSA is required to indemnify such parties and related persons under the GC19 PSA), and for indemnifying the securitization trust created under the GC19 PSA, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Newcastle Whole Loan or the related Mortgaged Property (or, with respect to the operating advisor under the GC19 PSA, incurred in connection with the provision of services for the Newcastle Whole Loan).  This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Newcastle Co-Lender Agreement, the controlling holder with respect to the Newcastle Whole Loan, as of any date of determination, will be the GC19 Trustee as holder of the Lead Newcastle Companion Loan; provided that, unless a control termination event under the GC19 PSA exists, the controlling class representative under the GC19 PSA will be entitled to exercise the rights of the controlling holder with respect to the Newcastle Whole Loan.  In its capacity as representative of the controlling holder under the Newcastle Co-Lender Agreement, the controlling class representative under the GC19 PSA will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to such rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Newcastle Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Newcastle Whole Loan will require the approval of the controlling class representative under the GC19 PSA (which approval rights are substantially similar to, but not necessarily identical to such rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”).

In addition, pursuant to the terms of the Newcastle Co-Lender Agreement, the holder of the Newcastle Mortgage Loan (or its representative which, may be the Controlling Class Representative or any other party assigned the rights to exercise the rights, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have a right to receive copies of all notices, information and reports that the GC19 Master Servicer or GC19 Special Servicer, as applicable, is required to provide to the controlling class representative under the GC19 PSA with respect to any major decisions under the GC19 PSA (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Newcastle Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the Newcastle Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Whole Loan.  Such consultation right will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not such consulting party has responded within such period; provided, that if the GC19 Master Servicer (or GC19 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding any consultation rights described above, the GC19 Master Servicer or GC19 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Newcastle Mortgage Loan and any related Companion Loan.  The other holders of the Newcastle Companion Loans that are not the Lead Newcastle Companion Loan will, directly or through representatives, have similar consultation rights.  Neither the GC19 Master Servicer nor the GC19 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity, the Controlling Class Representative, or any other holder of a Newcastle Companion Loan  that is not the Lead Newcastle Companion Loan.

Neither the GC19 Master Servicer nor the GC19 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative, the holder of any Newcastle Companion Loan or the GC19 Operating Advisor, as applicable, that would require or cause the GC19 Master Servicer or the GC19 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the GC19 PSA, require or cause the GC19 Master Servicer or the GC19 Special Servicer, as applicable, to violate provisions of the Newcastle Co-Lender Agreement or the GC19 PSA, require or cause the GC19 Master Servicer or the GC19 Special Servicer, as applicable, to violate the terms of the Newcastle Whole Loan, or materially expand the scope of any of the GC19 Master Servicer’s or the GC19 Special Servicer’s, as applicable, responsibilities under the Newcastle Co-Lender Agreement.

In addition to the consultation rights described above, pursuant to the terms of the Newcastle Co-Lender Agreement, the Controlling Class Representative, as representative of the Issuing Entity, will have the right to attend (in-person or telephonic) annual meetings with the GC19 Master Servicer or GC19 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GC19 Master Servicer or GC19 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Newcastle Whole Loan.

Application of Penalty Charges

The Newcastle Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Newcastle Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Newcastle Mortgage Loan and each Newcastle Companion Loan by the amount necessary to reimburse the GC19 Master Servicer, the GC19 Trustee or the GC19 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GC19 PSA, second, be used to reduce the respective amounts payable on each of the Newcastle Mortgage Loan and the Newcastle Companion Loans by the amount necessary to pay the Master Servicer, the Trustee and the master servicer and special servicer with respect to each of the GC19 Securitization, the GC20 Securitization and the GC21 Securitization, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the related pooling and servicing agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the related pooling and servicing agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Newcastle Mortgage Loan and any related Newcastle Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees payable under the GC19 PSA) incurred with respect to the Newcastle Whole Loan (as specified in the GC19 PSA) and, finally, in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Newcastle Mortgage Loan and each Newcastle Companion Loan, be paid to the GC19 Master Servicer and/or the GC19 Special Servicer as additional servicing compensation as provided in the GC19 PSA.

Sale of Defaulted Newcastle Whole Loan

Pursuant to the terms of the Newcastle Co-Lender Agreement, if the Newcastle Whole Loan becomes the equivalent of a Defaulted Mortgage Loan, and if the GC19 Special Servicer determines to sell the Lead Newcastle Companion Loan in accordance with the GC19 PSA, then the GC19 Special Servicer will be required to sell the Newcastle Mortgage Loan together with all of the Newcastle Companion Loans as one whole loan.  In connection with any such sale, the GC19 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to, those procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the GC19 Special Servicer will not be permitted to sell the Newcastle Whole Loan if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the applicable controlling class representative on behalf of the holder of each Newcastle Companion Loan or the appropriate party under the Pooling and Servicing Agreement on behalf of the Issuing Entity, as holder of the Newcastle Mortgage Loan (provided that such consent is not required if any such holder is the borrower or an affiliate of the borrower) unless the GC19 Special Servicer has delivered to the consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Newcastle Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GC19 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Newcastle Mortgaged Properties, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Newcastle Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the GC19 PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GC19 Master Servicer or the GC19 Special Servicer in connection with the proposed sale; provided that the consenting party may waive any of the delivery or timing requirements set forth in this sentence.  The holder of any Newcastle Companion Loan or its designee will be permitted to bid at any sale of the Newcastle Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Newcastle Co-Lender Agreement and the GC19 PSA, the controlling holder with respect to the Newcastle Whole Loan (which, as of any date of determination, will be the GC19 Trustee as holder of the related Newcastle Companion Loan, or its representative) will have the right, with or without cause, to replace the GC19 Special Servicer then acting with respect to the Newcastle Whole Loan and appoint a replacement special servicer in lieu of such party.  Prior to the occurrence of a control termination event under the GC19 PSA, the right of the GC19 Trustee described in the preceding sentence will be exercised by the controlling class representative under the GC19 PSA.

Significant Obligors

The Mortgaged Properties identified on Annex A to this free writing prospectus as Maine Mall and Selig Portfolio, securing Mortgage Loans representing approximately 11.4% and 10.4%, respectively, of the Initial Pool Balance, are each a “significant obligor” as such term is used in Items  1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering.  See “Structural and Collateral Term Sheet—Maine Mall” and “—Selig Portfolio” in Annex B to this free writing prospectus.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated June 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or SMC (as a guarantor of the repurchase or substitution obligation of SMF I)) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i)(A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for the related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, as applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of the lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, as applicable), or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of the Non-Serviced Loans, the preceding document delivery requirement will be met by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)       the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)      all outstanding interest, other than default interest and Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)     all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)     all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)      to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)     if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to the Non-Serviced Loans if a “material document defect” exists under the related Other PSA, and the related Sponsor repurchases the related Newcastle Companion Loan from the GC19 Securitization or the related Sponsor purchases the Maine Mall Companion Loan from the GC21 Securitization, such Sponsor is required to repurchase the related Non-Serviced Loan; provided, however, that the such repurchase obligation does not apply to any material document defect related to the promissory note for the related Non-Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property); provided that, subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; and provided, further, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate and, if applicable, the CCRE Strip Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect).  However, if the applicable Sponsor is diligently attempting to correct the problem, then with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC22 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the

Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in June 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Funding I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion.  As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—Selig Portfolio” and “—Newcastle Senior Housing Portfolio,” “—Maccabees Center,” “—College Towers” and “—Nitneil Portfolio I – Alabama” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on May 14, 2014.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including March 31, 2014, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a Due Diligence Questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the related Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.  For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator.  As described above under “Description of the Mortgage Pool – Representations and Warranties; Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including April 1, 2011 to and including March 31, 2014, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this free writing prospectus.  CCRE Lending is a Delaware limited partnership.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of December 31, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.2 billion, total liabilities of approximately $435 million and total partners’ equity of approximately $791 million.  As of December 31, 2013, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $ 1.025 billion of master repurchase facilities.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 691 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $13.2 billion and has acted as a sponsor and mortgage loan seller on 27 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this free writing prospectus.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this free writing prospectus regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans or Crossed Group in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Structure and Collateral Term Sheet” in this free writing prospectus.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage

Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below.  See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this free writing prospectus is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including April 1, 2011 to and including March 31, 2014, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on February 14, 2014.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including April 1, 2011 to and including March 31, 2014, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”).  SMF I is affiliated with LNR Partners, LLC, the GC21 Special Servicer.  SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

GSMC provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility.  The SMF I Mortgage Loans are subject to such master repurchase facility.  SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Starwood’s Securitization Program

This is the twenty-first commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $2.76 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.  SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans.  These procedures included:

●	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

●	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—The Cove Apartments”, “—Simon Office”, “—American Heritage” and “—Hyatt Place Charleston Airport” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below.  See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS 15G on January 21, 2014.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Citigroup Global Markets Realty Corp., CCRE Lending, Starwood Mortgage Capital LLC and KGS-Alpha Real Estate Capital Markets, LLC are referred to as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the

Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  Except as described below, none of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn Pineville, representing 1.0% of the Initial Pool Balance, at loan origination the loan-to-value ratio for the Mortgage Loan was 83.3% based on an original balance of $10,000,000 and an “as-is” appraised value of $12,000,000, which assumes a “capital deduction” of $1,400,000.  At loan origination, the borrower deposited with GSMC a property improvement plan (“PIP”) reserve in the amount of $1,500,000, to be utilized for the completion of the PIP items as well as entering into a completion guaranty with GSMC, and agreed that any additional costs incurred with the completion of the PIP to be paid by the borrower. The borrower has entered into a fifteen year extension of the franchise agreement through January 31, 2032, which requires the completion of the PIP.  The loan-to-

value ratio for the Mortgage Loan calculated based on the “as-is” appraised value plus the amount of the capital deduction of $1,400,000 and the original principal balance of $10,000,000 ($13,400,000 in total), results in a loan-to-value ratio of 74.6%.  The appraiser also included an as stabilized appraised value of $14,100,000 as of April 1, 2017, which assumes the completion of the PIP and the stabilization of the Mortgaged Property.  The loan-to-value ratio calculated based on the original balance and the “as stabilized” appraised value is 70.9%.  Based on the foregoing compensating factors, GSMC approved inclusion of the Mortgage Loan into this transaction.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Cantor Commercial Real Estate Lending, L.P.

Overview.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this free writing prospectus.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria.  None of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a division of PNC Bank, National Association.  However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2014-GC22, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Issuing Entity’s interest in any REO property acquired with respect to each such Non-Serviced Whole Loan pursuant to the applicable Other PSA, but does not include a Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Issuing Entity’s interest in any REO property acquired pursuant to the applicable Other PSA and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The

Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (the “Trustee”).

DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – GS1422, and its telephone number is (714) 247-6000.  DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions.  As of May 19, 2014, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 84 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $77.2 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information has been provided by DBTCA.    None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable out-of-

pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations of the Trustee to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A2” by Moody’s and “A” by DBRS (provided that the Trustee may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s and “A(low)” by DBRS if the Master Servicer maintains a rating of at least “A2” by Moody’s and “A” by DBRS) or if not rated by DBRS, the equivalent by 2 other Rating Agencies, and (b) its unsecured short-term debt of at least “P-1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first 2 paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

If no Servicer Termination Event has occurred and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this free writing prospectus), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator (in that capacity, the “Certificate Administrator”), the custodian and the paying agent under the Pooling and Servicing Agreement.  Wells Fargo Bank is also the Master Servicer.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of such Sponsor, one or more of which mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The foregoing information has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim custodial agreement, Wells Fargo Bank is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company (other than with respect to the Newcastle Mortgage Loan), Citigroup Global Markets Realty Corp. (other than with respect to the Maine Mall Mortgage Loan) and Cantor Commercial Real Estate Lending, L.P.

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to the Depositor, the Master Servicer and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Certificate Administrator to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A2” by Moody’s and “A” by DBRS or if not rated by DBRS, the equivalent by 2 other Rating Agencies, and (b) its unsecured short-term debt of at least “P-1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate

Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Trustee, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00365% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-

Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance“), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.  More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US Government.  Pentalpha Surveillance has been appointed as operating advisor or trust advisor for approximately $49 billion of commercial mortgage-backed securitizations issued in approximately 44 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the mortgage loan sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any “originator” (within the meaning of Item 1110 of Regulation AB), or any “significant obligor” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information under this heading has been provided by Pentalpha Surveillance.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of such Mortgage Loans and Serviced Companion Loan to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loan (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  Wells Fargo is also the Certificate Administrator. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 3/31/2014
By Approximate Number:	38,132	35,189	33,354	33,695
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$440.32

Within this portfolio, as of March 31, 2014, are approximately 24,254 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $365.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
YTD Q1 2014	$351,242,569,442	$1,868,167,770	0.53%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loan.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loan.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loan or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and CCRE Lending, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CCRE Lending, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CCRE Lending.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and SMF I, a Sponsor, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by SMF I.

The foregoing information has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Delaware limited liability company, will be appointed as the special servicer (the “Special Servicer”), and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.  CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the real estate investment, finance, servicing and management business, including:

●	originating and servicing commercial and multifamily real estate loans;

●	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005.  In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer.  In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM.  CWCAM is a wholly-owned subsidiary of CW Financial Services LLC.  CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Issuing Entity.

Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.  On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $151 billion.  As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $140 billion.  As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $125 billion.  As of March 31, 2014, CWCAM acted as special servicer with respect to 158 domestic and one Canadian CMBS pools containing approximately 8,700 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $120 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States.  As of March 31, 2014, CWCAM had 129 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2014, within the CMBS pools described in the preceding paragraph, 600 assets were actually in special servicing.  The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth.  CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.  CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.  CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise.  To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to certificateholders.

CWCAM may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

The foregoing information regarding the Special Servicer set forth in this section entitled “—The Special Servicer” has been provided by CWCAM.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans (other than the Non-Serviced Loans) and Serviced Companion Loan, without cause by the applicable Certificateholders if a Control Termination Event has occurred and is continuing.  For so long as a Control Termination Event does not exist, the Special Servicer may be replaced without cause at the direction of the Controlling Class Representative, as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of CWCAM as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus. CWCAM’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Companion Loan) or successor REO Serviced Companion Loan.  With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the 0.005% per annum primary servicing fee required to be paid to the primary servicer of the Newcastle Whole Loan and the 0.005% per annum primary servicing fee required to be paid to the primary servicer of the Maine Mall Whole Loan.  The Servicing Fee Rate for the Non-Serviced Loans includes the servicing fee paid to each Other Master Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Companion Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan and the Serviced Companion Loan (which may be zero) and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the related Mortgage Loan (or Serviced Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the related Mortgage Loan (or Serviced Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Mortgage Loan (or Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Serviced Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Mortgage Loan 18 months or more after becoming modified, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan (or Serviced Whole Loan) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement and excluding any Excess Interest.

“Ancillary Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the Serviced Companion Loan Holder) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations or amounts of such fees.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and any REO Property at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan or Serviced Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” in connection with the related borrower’s inability to repay the mortgage loan at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of

 “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of  (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the related Mortgage Loan (or Serviced Whole Loan, as applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Serviced Whole Loan that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” in connection with the related borrower’s inability to repay the mortgage loan at maturity and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Loan) repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when such holder’s purchase option first becomes exercisable under the related Intercreditor Agreement or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans (other than Non-Serviced Loans) and the Serviced Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), Serviced Whole Loan or related REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any other special servicing compensation the Special Servicer is specifically entitled under the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the related Non-Serviced Loan, although there may be differences in the amounts or calculations of such fees.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Non-Serviced Loans but excluding any Companion Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00135% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the related Non-Serviced Loan, although there may be differences in the amounts and/or calculations of such fees.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount		Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer	with respect to each Mortgage Loan (or Serviced Whole Loan) (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan, including any Non-Serviced Loan)(1) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	interest collections

Additional Servicing Compensation(2)/ Master Servicer	–
a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan)(3)
			from time to time	the related fee/ investment income

–
100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan)(3)
from time to time

	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly

Type/Recipient	Amount		Frequency	Source of Funds

Special Servicing Fee(2)/ Special Servicer	with respect to any Specially Serviced Loan or REO Property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Property and prorated for partial periods)		monthly	general collections

Work-out Fee(2) / Special Servicer	with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date; provided, however, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date		monthly	the related collections of principal and interest

Liquidation Fee(2) / Special Servicer	with some limited exceptions, an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; provided, however, that, except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer(2)	–	a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees	from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Loans	from time to time

Type/Recipient	Amount		Frequency	Source of Funds

	–	all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	accrues at a per annum rate equal to 0.00365% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

Operating Advisor Fee / Operating Advisor	accrues at a per annum rate equal to 0.00135% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan		from time to time	paid by related borrower

Property Advances(2) / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances		from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(4) / Master Servicer and Trustee	at Prime Rate		when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses(4) / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification	from time to time	general collections

(1)	With respect to each Non-Serviced Loan, the related Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.005% per annum.

(2)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer and/or Other Special Servicer, as applicable, will be entitled to receive fees with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  The rights to compensation for such parties will be governed by the applicable Other Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus.  The allocations between each Other Master Servicer and each Other Special Servicer pursuant to the related Other PSA may be different.

(4)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip, which is not part of Available Funds, on each Mortgage Loan in the CCRE Strip Pool on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strip with respect to the related Collection Period.  The CCRE Strip will be subordinate to the Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Affiliates and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, and GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters.

GSMC will, as of the date of issuance of the Offered Certificates, hold the Selig Portfolio Companion Loan.

In addition, CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.

Wells Fargo Bank, which is the Master Servicer and the Certificate Administrator, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo also serves as the GC19 Master Servicer with respect to the Lead Newcastle Companion Loan under the CGCMT 2014-GC19 Pooling and Servicing Agreement, and the GC21 Master Servicer with respect to the Maine Mall Companion Loan under the CGCMT 2014-GC21 Pooling and Servicing Agreement.  Wells Fargo also serves as trustee, certificate administrator and custodian of the GS Mortgage Securities Trust 2014-GC20 securitization (the “GC20 Securitization”).

Warehouse Financing Arrangements:

GSMC, a Sponsor and an Originator, and an affiliate of the Depositor, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to SMF I through a repurchase facility.  All of the Mortgage Loans that SMF I will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to GSMC as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Certificate Administrator as well as the Master Servicer, the GC19 Master Servicer and the GC21 Master Servicer and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	certain of the Mortgage Loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a Sponsor and an Originator;

●	all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a Sponsor; and

●	certain of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., a Sponsor and an Originator.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, which is the GC19 Special Servicer under the GC19 PSA with respect to the Newcastle Mortgage Loan, and Goldman Sachs Mortgage Company, a Sponsor and an Originator, Midland Loan Services, a Division of PNC Bank, National Association acts (or acted) as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization by Goldman Sachs Mortgage Company and certain of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P.

Interim and Other Custodial Arrangements:

Wells Fargo Bank, National Association, which is the Master Servicer, the Certificate Administrator, the GC19 Master Servicer and the GC21 Master Servicer, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of GSMC (other than with respect to the Newcastle Mortgage Loan), CGMRC (other than with respect to the Maine Mall Mortgage Loan) and certain of the Mortgage Loans to be contributed to this securitization by CCRE Lending.

Whole Loan and Mezzanine Loan Arrangements:

With respect to the Newcastle Whole Loan, GSMC has sold one Newcastle Companion Loan into each of the CGCMT 2014-GC19 Securitization, the GSMS 2014-GC20 Securitization and the CGCMT 2014-GC21 Securitization.  GSMC may be obligated to repurchase one or more of the Newcastle Companion Loans from the applicable securitization trust in connection with certain breaches of representations and warranties and certain document defects with respect to the Newcastle Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans” above in this free writing prospectus.

With respect to the Maine Mall Whole Loan, CGMRC has sold the related Companion Loan into the CGCMT 2014-GC21 Securitization.  CGMRC may be obligated to repurchase the Maine Mall Companion Loan from the CGCMT 2014-GC21 Securitization in connection with certain breaches of representations and warranties and certain document defects with respect to the Maine Mall Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans” above in this free writing prospectus.

GSMC, an Originator and Sponsor, is currently the holder of the Selig Portfolio Companion Loan, but such Companion Loan is expected to be securitized in a future commercial mortgage securitization transaction.  Prior to any transfer of the Selig Portfolio Companion Loan, GSMC is entitled to be consulted with respect to certain material servicing decisions related to the Selig Portfolio Whole Loan.  Following a securitization of the Selig Portfolio Companion Loan, the related loan seller (which may be GSMC) may be obligated to repurchase such Companion Loan from the applicable separate securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the Selig Portfolio Companion Loan. See “Description of the Mortgage Pool—The Whole Loans” above in this free writing prospectus.  Additionally, GSMC, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio Mortgaged Properties.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this free writing prospectus.

Other Arrangements:

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus.  The Certificates other than the Exchangeable Certificates, the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strip), (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Loans, a beneficial interest in a related Mortgaged Property acquired through foreclosure or deed in lieu of foreclosure of any Non-Serviced Loan under the applicable Other PSA, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):
Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$36,754,000
Class A-2	$8,879,000
Class A-3	$197,682,000
Class A-4	$160,000,000
Class A-5	$217,072,000
Class A-AB	$52,638,000
Class X-A	$719,897,000
Class X-B	$72,110,000
Class X-C	$16,826,000
Class X-D	$54,082,512
Class A-S(1)	$46,872,000	(2)
Class B(1)	$72,110,000	(2)
Class PEZ(1)	$157,440,000	(2)
Class C(1)	$38,458,000	(2)
Class D	$60,092,000
Class E	$16,826,000
Class F	$20,431,000
Class G	$33,651,512

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $46,872,000, $72,110,000 and $38,458,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components.  Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.  The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F and Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be           %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to           % per annum.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means           % minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be           %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be         %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to        % per annum.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means         % minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be         %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be         %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to         % per annum.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means         % minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be         %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest thereon, to the extent permitted by applicable law and the related Mortgage Loan documents.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount of the component of such Certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in July 2014.  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R or Class S Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.  For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)   the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the related Other PSA, and/or the related Co-Lender Agreement), including any amounts that may be transferred to the Collection Account from the Serviced Whole Loan Custodial Account on the business day prior to the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C)   all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)   with respect to each Mortgage Loan that accrued interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)   the CCRE Strip;

(F)   Excess Interest;

(G)   all yield maintenance charges and prepayment premiums;

(H)   all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(I)    any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)  all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Serviced Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) the ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Non-Serviced Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of the Non-Serviced Loans, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Loan, pursuant to the allocations provided for in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2014, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in July 2014.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Corporate Park Office Center I&II, Encore Plaza, AirPark North Business Center and Discovery Point Apartments, collectively representing approximately 3.7% of the Initial Pool Balance).

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates.  The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Class D Certificates and the Exchangeable Certificates) and each Trust Component (other than the Class C Trust

Component) for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, the Administrative Fee Rate for a Serviced Companion Loan will be equal to the Servicing Fee Rate for such Serviced Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Companion Loan (including REO Serviced Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The “Stated Principal Balance” of the Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on the Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Serviced Whole Loan) is otherwise liquidated, then as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)      the sum, without duplication, of:

(1)         the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)         the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)         Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(4)         the Principal Shortfall, if any, for such Distribution Date, less

(b)      the sum, without duplication, of the amount of any reimbursements of:

(1)         Non-Recoverable Advances (including any servicing advance with respect to a Non-Serviced Loan under the related Other PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)         Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan, any REO Mortgage Loan, and any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in the related Mortgaged Property was acquired through foreclosure or deed in lieu of foreclosure under the related Other PSA.

An “REO Serviced Companion Loan”  is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)       to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the ”Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)       to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)      to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)      to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)       to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)      to the Class A-5 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-5 Certificates is reduced to zero; and

(vii)     to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the one month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates and the Class  A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) in each YM Group in the following manner: (i) each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Sequential Pay Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Sequential Pay Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class R or Class S Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (and in the case of a Non-Serviced Loan, subject to any prior or alternative allocations under the related Co-Lender Agreement and/or under the related Other PSA) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of the ARD Loan after the Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (in the case of the Non-Serviced Loans, subject to any prior allocations under the related Co-Lender Agreement or the related Other PSA) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, with respect to the Serviced Whole Loan, except as expressly set forth in the related Co-Lender Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master

Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses.

Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee (or a party under an Other PSA) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, Excess Interest and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, Excess Interest and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of interest accrued at the CCRE Strip Rate) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.  CCRE Excess Prepayment Interest Shortfalls with respect to a Mortgage Loan that is part of the CCRE Strip Pool will be allocated to reduce (a) the CCRE Strip for such Distribution Date for such Mortgage Loan, and (b)  Available Funds for such Distribution Date,  pro rata, based on (1) with respect to clause (a), the amount accrued in respect of the CCRE Strip for such Distribution Date for such Mortgage Loan and (2) in the case of clause (b), the amount of interest that would have accrued on such Mortgage Loan at the related Net Mortgage Loan Rate for the related Due Date if such Mortgage Loan had not be prepaid.

The “CCRE Excess Prepayment Interest Shortfall” with respect any Distribution Date and a Mortgage Loan that is part of the CCRE Strip Pool will be equal to the sum of (a) the Excess Prepayment Interest Shortfall for such Distribution Date with respect to such Mortgage Loan and (b) the CCRE Strip for such Distribution Date for such Mortgage Loan.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or Serviced Whole Loan (other than a Specially Serviced Loan, Non-Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum with respect to each Mortgage Loan or Serviced Whole Loan (and related REO Mortgage Loan and, if applicable, REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loans or in respect of the CCRE Strip and no Other Master Servicer will be required to make Compensating Interest Payments on the Non-Serviced Loans. Any Compensating Interest Payments required to be made by the Master Servicer with respect to any Prepayment Interest Shortfalls on a Serviced Companion Loan will be remitted to the holder of the related Serviced Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (other than any Non-Serviced Loan) or Serviced Whole Loan, if applicable, on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  The appraisal obtained by the Special Servicer will also be required to contain a statement, or be accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal

Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan, but not with respect to the Non-Serviced Loans) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Serviced Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan.

Pursuant to each Other PSA, similar but not identical events (or events of a similar nature) to those described in the definition of Appraisal Reduction Event will require the calculation of a similar (but not necessarily identical) “appraisal reduction amount” under such Other PSA which will be applied pro rata among the applicable Non-Serviced Loan and the related Companion Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2,

Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan (or Serviced Whole Loan, but not with respect to the Non-Serviced Loans) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal provided by the Special Servicer, the Master Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and correspondingly to the applicable Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4, Class 5 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the

Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single

“Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R, Class S and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable. A holder of a mezzanine loan will be considered an affiliate of a borrower with respect to the related Mortgage Loan upon the occurrence of an event that would permit acceleration of the mezzanine loan.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will be required to restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that an event of default has occurred under such mezzanine loan. The Special Servicer will be required to promptly give notice to the Certificate Administrator that an event of default under a mezzanine loan has occurred.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the

Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a

Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates.  Any reduction of the Certificate Principal Amount of the Class B Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates.  Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class S, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and/or Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to an Other PSA with respect to a Non-Serviced Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A and Class X–B Certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate and, if applicable, the CCRE Strip Rate for each Mortgage Loan is the respective rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate” and “Additional Strip”, respectively, with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in July 2014, (x) the Certificates will be issued on June 24, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) the ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xv) the initial Certificate Principal Amounts or Notional Amounts (or, in the case of Exchangeable Certificates, the maximum Certificate Principal Amounts) of the Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” in this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ or Class C Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	86%	86%	86%	86%	86%
June 10, 2016	67%	67%	67%	67%	67%
June 10, 2017	47%	47%	47%	47%	47%
June 10, 2018	23%	23%	23%	23%	23%
June 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.72	2.72	2.72	2.72	2.72
First Principal Payment Date	Jul 2014	Jul 2014	Jul 2014	Jul 2014	Jul 2014
Last Principal Payment Date	May 2019	Apr 2019	Mar 2019	Mar 2019	Feb 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.88	4.87	4.87	4.85	4.68
First Principal Payment Date	May 2019	Apr 2019	Mar 2019	Mar 2019	Feb 2019
Last Principal Payment Date	May 2019	May 2019	May 2019	May 2019	May 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.96	6.91	6.84	6.76	6.42
First Principal Payment Date	May 2021	Jul 2020	Jul 2020	Jul 2020	Jul 2020
Last Principal Payment Date	Jun 2021	Jun 2021	Jun 2021	Jun 2021	Mar 2021

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.75	9.72	9.69	9.64	9.49
First Principal Payment Date	Jan 2024	Oct 2023	Oct 2023	Oct 2023	Mar 2021
Last Principal Payment Date	May 2024	Apr 2024	Apr 2024	Apr 2024	Feb 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.87	9.86	9.83	9.63
First Principal Payment Date	May 2024	Apr 2024	Apr 2024	Apr 2024	Feb 2024
Last Principal Payment Date	May 2024	May 2024	May 2024	May 2024	Feb 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	98%	98%	98%	98%	98%
June 10, 2020	76%	76%	76%	76%	76%
June 10, 2021	53%	53%	53%	53%	54%
June 10, 2022	32%	32%	32%	32%	33%
June 10, 2023	11%	11%	11%	11%	12%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.19	7.19	7.19	7.19	7.22
First Principal Payment Date	May 2019	May 2019	May 2019	May 2019	May 2019
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Jan 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.63
First Principal Payment Date	May 2024	May 2024	May 2024	May 2024	Feb 2024
Last Principal Payment Date	May 2024	May 2024	May 2024	May 2024	Feb 2024

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.93	9.91	9.88	9.68
First Principal Payment Date	May 2024	May 2024	May 2024	May 2024	Feb 2024
Last Principal Payment Date	Jun 2024	Jun 2024	Jun 2024	May 2024	Mar 2024

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.92	9.91	9.90	9.67
First Principal Payment Date	May 2024	May 2024	May 2024	May 2024	Feb 2024
Last Principal Payment Date	Jun 2024	Jun 2024	Jun 2024	Jun 2024	Mar 2024

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022	100%	100%	100%	100%	100%
June 10, 2023	100%	100%	100%	100%	100%
June 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.95	9.71
First Principal Payment Date	Jun 2024	Jun 2024	Jun 2024	May 2024	Mar 2024
Last Principal Payment Date	Jun 2024	Jun 2024	Jun 2024	Jun 2024	Mar 2024

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including June 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Sequential Pay Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loans and any REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, the Serviced Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Whole Loan was a part of the Mortgage Pool.  With respect to the Serviced Whole Loan, if the related Serviced Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

With respect to the Non-Serviced Loans, each Non-Serviced Loan and the related Companion Loan are being serviced and administered in accordance with the related Other PSA and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loans and the related Companion Loans will, in each case, be effected in accordance with the related Other PSA and the related Co-Lender Agreement).  Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loans, but instead such servicing and administration of the Non-Serviced Loans will be governed by the applicable Other PSA.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any master servicer, special servicer, operating advisor, certificate administrator and/or trustee that is a party to the related Other PSA, or to make property protection advances with respect to the related Non-Serviced Loan or P&I Advances with respect to any Companion Loan.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on a Non-Serviced Loan are dependent on its receipt of the same from the applicable party under the related Other PSA.  Each Other PSA provides, or is expected to provide, for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under the related Other PSA are, or are expected to be, generally similar but not identical to, and may vary in various material respects from, the servicing arrangements under the Pooling and Servicing Agreement.  For more information, please see “—Servicing of the Non-Serviced Loans” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loan and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Loans.  In certain instances references are made that specifically exclude the Non-Serviced Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the

Mortgage Loans “other than the Non-Serviced Loans” or “except with respect to the Non-Serviced Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, the Special Servicer, the Operating Advisor the Certificate Administrator or the Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee are responsible for those duties with respect to the Non-Serviced Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to Non-Serviced Loan, all documents other than the related Mortgage Note may be copies as further described in the definition of “Mortgage File”.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I) will constitute the sole remedy available to the

Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loan, but excluding the Non-Serviced Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loan to one or more third -party sub-servicers, with the consent of the Depositor.  The related Other Master Servicer may also delegate and/or assign some or all of their respective obligations with regard to a Non-Serviced Whole Loan under the related Other PSA.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub -servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Serviced Whole Loan, if applicable, but excluding the Non-Serviced Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans (but not the Non-Serviced Loans), the Serviced Whole Loan and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of such respective Mortgage Loans (and Serviced Whole Loan) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Serviced Whole Loan

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Serviced Whole Loan); or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan or Serviced Whole Loan to the Certificateholders and, in the case of a Serviced Whole Loan, the

Serviced Companion Loan Holders (as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loans) and related Serviced Companion Loan —

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan (including an REO Mortgage Loan and REO Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)      the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Serviced Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including a Serviced Whole Loan but excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or a Serviced Whole Loan but not the Non-Serviced Loans) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan but not the Non-Serviced Loans) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Whole Loan).

Each Other PSA provides or is expected to provide for servicing transfer events that are similar (or similar in nature to) but not identical to those set forth above.  Upon the occurrence of a servicing transfer event under the applicable Other PSA, servicing of both the related Non-Serviced Loan and its respective Companion Loan(s) will be transferred to the related Other Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan (including the Non-Serviced Loans) and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, the CCRE Strip) and, with respect to the Non-Serviced Loans, exclusive of the master or similar servicing and administrative fees payable to the related Other Master Servicer or other parties under the related Other PSA) on each Mortgage Loan

(excluding each Companion Loan but including the Non-Serviced Loans) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan that is subject to an Appraisal Reduction will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  No P&I Advance will be made by the Master Servicer on any Companion Loan.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (or Serviced Whole Loan but not the Non-Serviced Loans) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will not be permitted to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to any expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The related Other Master Servicer is obligated to make servicing advances with respect to each Non-Serviced Whole Loan and is entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to the Serviced Whole Loan.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related Other PSA, then such Other Master Servicer or Other Trustee, as applicable, is entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related  Co-Lender Agreement.

None of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, or advance determined as non-recoverable under an Other PSA and reimbursed out of general collections on the Mortgage Loans, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any such non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph. With respect to the Non-Serviced Loans and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the related Other Master Servicer or the related Other Trustee under the related Other PSA.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Property Advances made with respect to each Serviced Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan (or Serviced Whole Loan) by the borrower and any other collections on the Mortgage Loan (or Serviced Whole Loan), (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan (or Serviced Whole Loan) or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable

Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account” ) with respect to the Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Whole Loan in such Serviced Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in the Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in the Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2015) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates and/or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and the Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Serviced Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Serviced Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related Mortgage Loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for any other purpose consistent with the Servicing Standard and the Mortgage Loan documents, upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted, or otherwise applied, under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan, Serviced Whole Loan or Non-Serviced Whole Loan (to the extent remitted to the Master Servicer by the related Other Master Servicer, and in any event, subject to the related Co-

Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loan—Application of Penalty Charges” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, and (E) to CCRE for payment of the CCRE Strip; (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the related Other PSA, pursuant to the related Co-Lender Agreement.  If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder (which after a securitization of such Companion Loan may be a securitization trust).

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due on sale clause (which will include, without limitation, any rights arising out of sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage

Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due on encumbrance clause (which will include, without limitation, any rights arising out of any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due on encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Companion Loan Holders (or, in the case of a Companion Loan that is part of a securitization, the applicable depositor and any other applicable reporting parties), the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor master servicer, special servicer or operating advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master

Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Serviced Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective obligations or duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not

obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that as and to the extent required under each related Co-Lender Agreement, the related Other Master Servicer, the related Other Special Servicer, the related Other Depositor, the related Other Certificate Administrator, the related Other Operating Advisor and the related Other Trustee under the applicable Other PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with or relating to a Non-Serviced Whole Loan, other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Other PSA.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Serviced Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable to such Class (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)      the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or any classes of Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; and

(h)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities”  mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include the Serviced Companion Loan (or a portion of or interest in the Serviced Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Whole Loan, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be replaced without cause at the direction of the Controlling Class Representative; and

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting

Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the consent of any holder of a Companion Loan:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of any Serviced Companion Loan;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a Serviced Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel;

(f)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement;

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan; and

(h)      in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing

Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Serviced Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of any Serviced Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Loan), the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative and any Serviced Companion Loan Holder.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder

(as a collective whole as if the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or the Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of the Serviced Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Holder, constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or the Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be a offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Repurchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or the Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or the Serviced Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to the Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if the Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the Serviced Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Serviced Companion Loan Holder (provided that such consent is not required if the Serviced Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Serviced Whole Loan, and any documents in the servicing file reasonably requested by the Serviced Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Serviced Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Serviced Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Serviced Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loan—Sale of Defaulted Serviced Whole Loan” above in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Serviced Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of the Serviced Whole Loan or an REO Property related to the Serviced Whole Loan, the Serviced Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of the Serviced Whole Loan or an REO Property related to the Serviced Whole Loan, the Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of the Serviced Whole Loan or an REO Property related to the Serviced Whole Loan, the Serviced Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect the Serviced Whole Loan if it is a Defaulted Mortgage Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the Serviced Companion Loan, and related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan (other than the Non-Serviced Loans), the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, the consent or consultation rights of the Controlling Class Representative, and the consultation rights of any related Serviced Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).  In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major

Decision) will be required to deliver a written analysis to the Special Servicer (prepared in accordance with the Servicing Standard) together with all information available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Serviced Whole Loan may be subject to the consultation rights of the Serviced Companion Loan Holder, as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to Mortgage Loans (other than the Non-Serviced Loans) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

With respect to the Non-Serviced Loans, any consent or approvals on actions to be taken by the related Other Special Servicer or Other Master Servicer under the related Other PSA, are governed by the terms of the applicable Other PSA, and the related Co-Lender Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C)      any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)      any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)      releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J)        the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)      any determination of an Acceptable Insurance Default;

(N)           any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee, the Certificate Administrator and the Operating Advisor; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be Seer Capital Partners Master Fund L.P., and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of Seer Capital Partners Master Fund L.P., as holder (or beneficial owner) of a majority of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that Seer Capital Partners Master Fund LP is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the

Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Consultation Termination Event will be deemed to have occurred and continue; and

•
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to the Serviced Whole Loan, the Special Servicer will be required (i) to provide to the Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Serviced Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) upon request, to consult with the Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by the Serviced Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling

Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or sub-servicer, and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Serviced Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than the Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holder(s) constituted a single lender), and not any particular Class of the Certificateholders or any particular Serviced Companion Loan Holder (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative and/or related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating

Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (no less than 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” in this free writing prospectus, subject to any Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, DBRS, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and/or Morningstar Credit Ratings, LLC (“Morningstar”) but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, DBRS, S&P and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.  Notwithstanding the foregoing, if there are no classes of Sequential Pay Certificates or Class PEZ Certificates outstanding other than the Class E, Class F and Class G Certificates, then the Controlling Class Representative may terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the Operating Advisor will continue to receive the Operating Advisor Fee until the termination of the trust fund.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then:

(x)      with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z)  below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)) (but only in the case of actions that would otherwise be Major Decisions), which consent will be deemed given if such Controlling Class Representative does not respond within 7 business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party

(or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans), as applicable will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied));

(y)      with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(3)
DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction that was rated by DBRS and serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(z)      with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to  be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not  cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to the Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be deemed not to apply on or be deemed waived, as applicable, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of the Serviced Whole Loan, subject to certain rights of the Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (other than the Class S and Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or the related Other Master Servicer, the related Other Special Servicer or other similar party under any Other PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file; and

•	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to non-Specially Serviced Loans and Specially Serviced Loans) or Special Servicer (with respect to each REO Property), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer (with respect to non-Specially Serviced Loans and Specially Serviced Loans) or Special Servicer (with respect to REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.  With respect to Specially Serviced Loans, such CREFC® operating statement analysis report will include the following statement: “This Mortgage Loan was transferred to the Special Servicer on [DATE].  Any questions relating to the operating results reported on this statement should be directed to the Special Servicer while the loan is a Specially Serviced Loan.”

•
Within 30 days after receipt by the Special Servicer (with respect to REO Properties) or the Master Servicer (with respect to non-Specially Serviced Loans and Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.  With respect to Specially Serviced Loans, such CREFC® net operating income adjustment worksheet will include the following statement: “This Mortgage Loan was transferred to the Special Servicer on [DATE].  Any questions relating to the operating results reported on this statement should be directed to the Special Servicer while the loan is a Specially Serviced Loan.”

Certificate Owners and any holder of a Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available (and, in the case of the SEC Edgar filings referred to below, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC) to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

•
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

•
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property, or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

•
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to those parties);

•
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Non-Serviced Loans

Each Non-Serviced Loan, and any related REO Property, is serviced under the related Other PSA. Accordingly, each Other Master Servicer will generally make servicing advances and remit collections on the respective Non-Serviced Loan to or on behalf of the Issuing Entity.  However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loans, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Non-Serviced Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Non-Serviced Loans, subject to their non-recoverability determination.  The servicing arrangements under each Other PSA differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard, in the case of the GC19 PSA the following are some (but not all) of the differences in servicing provisions between the GC19 PSA and the Pooling and Servicing Agreement:

•	The GC19 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Newcastle Companion Loan that is to be calculated at 0.005% per annum.

•
Special servicing fees, workout fees and liquidation fees payable under the GC19 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

•
Items with respect to the Newcastle Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GC19 Master Servicer and the GC19 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	Penalty Charges with respect to the Newcastle Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

•
No items with respect to the Newcastle Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Newcastle Mortgage Loan.

•
The rating agencies rating the securities issued under the GC19 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the GC19 PSA than under the Pooling and Servicing Agreement.

•
The provisions of the GC19 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

In addition in the case of the GC21 PSA the following are some (but not all) of the differences in servicing provisions between the GC21 PSA and the Pooling and Servicing Agreement:

•	The GC21 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Maine Mall Companion Loan that is to be calculated at 0.005% per annum.

•
Special servicing fees, workout fees and liquidation fees payable under the GC21 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

•
Items with respect to the Maine Mall Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GC21 Master Servicer and the GC21 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	Penalty Charges with respect to the Maine Mall Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

•
No items with respect to the Maine Mall Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Maine Mall Mortgage Loan.

•
The rating agencies rating the securities issued under the GC21 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the GC21 PSA than under the Pooling and Servicing Agreement.

•	The concept of “special servicer decisions” is included in the GC21, specifying specific decisions over which the GC21 Special Servicer has an approval right.

•
The provisions of the GC21 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Maine Mall Whole Loan” and “—The Newcastle Whole Loan” in this free writing prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the CCRE Strip and any Excess Interest), the proceeds of the Mortgage Loans and any foreclosure property (including a beneficial interest in foreclosure property in the case of the Non-Serviced Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of such Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.  For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, and (3) compliance with the provisions of each Other PSA and the continued qualification of all REMICs formed under each such Other PSA and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Excess Interest and the Excess Interest Distribution Account and (b) the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class S Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, (iii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iv) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, 10 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 23.7% of the Initial Pool Balance by allocated loan amount, and two Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance by allocated loan amount, are secured, in whole or in part, by senior housing properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Regular Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate (other than an Exchangeable Certificate) and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price”.  The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or a Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or a Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A or Class X-B Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class [___] Certificates and the Class [___] Trust Components will be issued with original issue discount.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class [__] Certificates and the Class [__] Trust Components will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA or other plan, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

•	The acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party.

•
The Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

•
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

•
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

•	The investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they be rated in one of the four highest generic rating categories.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the related Offered Certificate, including whether the Offered Certificates are appropriately rated by an NRSRO that meets the criteria to be an Exemption Rating Agency.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, an ERISA Plan fiduciary should consider the availability of any other prohibited transaction exemptions.  With respect to governmental plans and any other Plans subject to Similar Law, the Plan fiduciary should consider the availability of any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Prospective investors should note that the Arizona State Retirement System, which is a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as EpiCentre, representing approximately 8.8% of the Initial Pool Balance. Persons who have an ongoing relationship with the Arizona State Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in North Carolina, Michigan, Maine and Washington and representing approximately 11.7%, 11.7% and 11.4% and 10.4%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in North Carolina are usually secured by deeds of trust.  Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available.  Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute.  The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid).  There is no statutory or common law right of redemption after the foreclosure sale or last resale is final.  The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust.  Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies.  If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder.  Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale.  A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan.  Sometimes a separate assignment of leases and rents is also used.  Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well.  Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of “waste” as a result of failure to pay property taxes or insurance premiums.  A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default.  Typically, the mortgage will obtain the mortgagor’s consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval.  Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff’s sale after the requisite publication.  The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances.  In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration.  An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed.  A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender’s counsel constructs the waiver language.  Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan’s assignment of rents statute.  Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

Mortgage loans in Maine are generally secured by mortgages on the related real estate.  Assuming that a mortgage (1) is granted by an entity as opposed to a natural person, (2) contains the statutory language granting the “Power of Sale,” and (3) states that it is given primarily for a business, commercial or agricultural purpose, a lender may employ the non-judicial Power of Sale process to foreclose on its mortgage. A Power of Sale foreclosure is commenced by the delivery of a notice of lender’s intent to foreclose to the mortgagor at least 21 days before the scheduled foreclosure auction.  This notice must also be recorded in the registry of deeds for the county in which the mortgaged property lies at least 21 days before auction, and published once in each of 3 successive weeks, the first publication to be not less than 21 days before the day of the auction in a newspaper of general circulation in the town where the land lies.  Within 30 days after the foreclosure sale has taken place, the lender must cause a copy of the notice of intent to foreclose, as published, and the lender’s affidavit, fully and particularly stating the lender’s acts, to be recorded in the registry of deeds for the county where the land lies. No redemption rights are available after a Power of Sale foreclosure auction.  If permitted by the loan documents, and if the lender has provided the mortgagor with a notification of liability for deficiency along with the above described notice of intent to foreclose, then a deficiency may be recovered after a Power of Sale foreclosure by commencement of a judicial action within 2 years from the date of the foreclosure sale.

In Washington, it is most common to foreclose a deed of trust by non-judicial foreclosure.  Non-judicial foreclosure is available if the deed of trust contains a power of sale, recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure, names a trustee that maintains a street address in Washington where service of process may be made and where it maintains telephone service and a physical presence, and the deed of trust meets the other technical requirements of the Washington Deed of Trust Act.  The non-judicial foreclosure process requires a statutory notice of default and, no earlier than 30 days thereafter, a subsequent statutory notice of sale at least 90 days prior to the scheduled foreclosure sale date.  The notice of default must be mailed to the borrower and grantor and posted in a conspicuous place on the premises or, in lieu of posting, the same must be personally served on the borrower and grantor.  The notice of sale must be recorded, mailed to the borrower, grantor and certain other affected parties, posted in a conspicuous place on the premises or served upon an occupant of the premises, and published twice during certain designated times in a local newspaper.  The trustee’s sale may not be held sooner than 190 days after the date of default.  Foreclosure sales are by public auction with the property going to the highest bidder, who must pay in cash, except that the beneficiary may credit-bid up to the amount of the monetary obligations secured by the deed of trust.  A foreclosure proceeding may be stopped and the deed of trust reinstated up until 11 days before the foreclosure sale if all defaults are cured, including payment of the entire amount due (other than any accelerated principal) and including all expenses incurred by the trustee as a result of the default.

Several additional restrictions and additional obligations apply to beneficiaries of deeds of trust in Washington recorded against owner-occupied or tenant-occupied residential real property, which do not apply to deeds of trust securing commercial loans, in order to foreclose the same.

Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

Non-judicial foreclosure has the effect of satisfying all of the  obligations secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust.  Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions, including: (a) actions against the borrower or grantor generally within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of property value caused by waste committed against the property, provided that statutory notices were timely given to such parties of the non-judicial foreclosure and (b) actions against a guarantor to collect a deficiency judgment, provided that statutory notices were timely given to the guarantor of the non-judicial foreclosure.  A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.

In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor.  There is a one-year redemption period from the date of sale following a judicial foreclosure.  The redemption period may be reduced to eight months if the mortgage declares in its terms that the property is not used principally for agricultural or farming purposes and, in the foreclosure complaint, the creditor waives any right to a deficiency judgment.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s, KBRA and DBRS (each a “Rating Agency” and, collectively, the “Rating Agencies”):
Class	Expected Ratings (Moody’s / KBRA / DBRS*)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-5	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-B	Aa3(sf) / AAA(sf) / AAA(sf)
Class A-S	Aaa(sf) / AAA(sf) / AAA(sf)
Class B	Aa3(sf) / AA-(sf) / AA(sf)
Class PEZ	A1(sf) / A(sf) / A(high)(sf)
Class C	A3(sf) / A(sf) / A(high)(sf)

*
Moody’s, KBRA and DBRS have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.  The Depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on those websites.  Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a Rating Agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Other Master Servicer, any Other Special Servicer, any Other Trustee, any Other Certificate Administrator, any Other Operating Advisor or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated.  In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates.  Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

Acceptable Insurance Default	284	CGMRC	111, 178
Acting General Counsel’s Opinion	95	CGMRC Data File	180
Actual/360 Basis	148	CGMRC Mortgage Loans	111
Additional Permitted Debt	133	CGMRC Securitization Database	180
Additional Permitted Debt Election	133	Class	233
Administrative Fee Rate	212, 242	Class A-AB Scheduled Principal
ADR	112	Balance	244
Advance Rate	287	Class A-S Percentage Interest	235
Advances	286	Class A-S Trust Component	235
Air Rights Owner	136	Class A-S-PEZ Percentage Interest	235
Allocated Cut-off Date Loan Amount	112	Class B Percentage Interest	235
Ancillary Fees	221	Class B Trust Component	236
Annual Debt Service	112	Class B-PEZ Percentage Interest	236
Anticipated Repayment Date	149	Class C Percentage Interest	236
Appraisal Reduction	256	Class C Trust Component	236
Appraisal Reduction Event	255	Class C-PEZ Percentage Interest	236
Appraised Value	113	Class PEZ Component	236
Appraised-Out Class	257	Class PEZ Component A-S	236
Appraiser	256	Class PEZ Component B	236
ARD	34	Class PEZ Component C	236
ARD Loan	149	Class X Certificates	233
Assessment of Compliance	296	Class X Strip Rate	241
Assumption Fees	222	Clearstream	260
Attestation Report	296	Clearstream Participants	262
Available Funds	238	Closing Date	112
Balloon Balance	113	CMAE	217
Balloon Mortgage Loans	149	CMBS	63
Bankruptcy Code	64	Code	58, 109, 335
Base Interest Fraction	248	Co-Lender Agreement	160
Beds	119	Collection Account	290
Borrower Delayed Reimbursements	221	Collection Period	239
B-Piece Buyer	101	Companion Loan	159
CBE	273	Companion Loan Holder	159
CCRE	111	Compensating Interest Payment	253
CCRE Data Tape	184	Competitor Restricted Party	168
CCRE Deal Team	184	Condemnation Proceeds	239
CCRE Depositor	186	Consent Fees	220
CCRE Lending	184	Construction Loan Guaranty	132
CCRE Loan Excess Prepayment		Consultation Termination Event	20, 314
Interest Shortfall	253	Control Eligible Certificates	258
CCRE Mortgage Loans	111, 184	Control Termination Event	19, 315
CCRE Strip	18, 240	Controlling Class	314
CCRE Strip Pool	240	Controlling Class Certificateholder	314
CCRE Strip Rate	240	Controlling Class Representative	314
Certificate Administrator	210	Corrected Loan	284
Certificate Owners	261	CPR	268
Certificate Principal Amount	235	CREFC®	327
Certificate Registrar	261	CREFC® Intellectual Property Royalty
Certificateholder	259	License Fee	242
Certificates	233	CREFC® Reports	327
Certifying Certificateholder	263	Cross Over Date	247

Crossed Group	113	Exchangeable Proportion	237
CRR	68	Excluded Plan	341
Cut-off Date	111	Exemption	339
Cut-off Date Balance	111	Exemption Rating Agency	340
Cut-off Date DSCR	115	FDIA	94
Cut-off Date Loan-to-Value Ratio	113	FDIC	94
Cut-off Date LTV Ratio	113	FDIC Safe Harbor	95
CWCAM	217	Final Asset Status Report	319
DBRS	299	FIRREA	105, 255
DBSI	135	Fitch	322
DBTCA	208	Form 8-K	176
Debt Service Coverage Ratio	115	FSMA	10
Debt Yield on Underwritten NCF	114	GC19 Certificate Administrator	168
Debt Yield on Underwritten Net Cash		GC19 Master Servicer	168
Flow	114	GC19 Operating Advisor	168
Debt Yield on Underwritten Net		GC19 PSA	168
Operating Income	114	GC19 Securitization	168
Debt Yield on Underwritten NOI	114	GC19 Special Servicer	168
Defaulted Mortgage Loan	224	GC19 Trustee	168
Defeasance Deposit	153	GC20 Securitization	230
Defeasance Loans	152	GC21 Certificate Administrator	164
Defeasance Lock-Out Period	152	GC21 Controlling Class Representative	165
Defeasance Option	152	GC21 Master Servicer	164
Definitive Certificate	260	GC21 Operating Advisor	164
Depositaries	261	GC21 PSA	164
Depositor	111, 188	GC21 Securitization	164
Determination Date	240	GC21 Special Servicer	164
Disclosable Special Servicer Fees	225	GC21 Trustee	164
Distribution Accounts	290	Goldman Originators	189
Distribution Date	238	Grantor Trust	335
DSCR	115, 199	Groups	248
DTC	260	GS Bank	94
DTC Participants	261	GS CRE	111
Due Date	148	GS CRE Mortgage Loans	111
Due Diligence Questionnaire	181	GSMC	111, 176
Due Diligence Requirement	68	GSMC Data Tape	177
EEA	68	GSMC Deal Team	177
Eligible Operating Advisor	322	GSMC Mortgage Loans	111
Equity	135	Hard Lockbox	115
ERISA	339	Indirect Participants	261
ERISA Plan	339	Initial Pool Balance	111
ESA	135	Initial Rate	149
Euroclear	260	In-Place Cash Management	115
Euroclear Operator	262	Interest Accrual Amount	240
Euroclear Participants	262	Interest Accrual Period	240
Excess Interest	236	Interest Distribution Amount	240
Excess Interest Distribution Account	290	Interest Only Mortgage Loans	149
Excess Liquidation Proceeds Reserve		Interest Reserve Account	290
Account	291	Interest Shortfall	240
Excess Modification Fees	221	Interested Person	310
Excess Penalty Charges	222	Investment Company Act	342
Excess Prepayment Interest Shortfall	253	Investor Certification	260
Exchange Act	176	Investor Q&A Forum	330
Exchange Date	237	Investor Registry	331
Exchangeable Certificates	233	IRS	109
Exchangeable Distribution Account	291	Issuing Entity	111

KBRA	299	Non-Reduced Certificates	259
KGS-Alpha	111	Non-Serviced Companion Loan	160
KGS-Alpha Mortgage Loan	111	Non-Serviced Companion Loan Holder	160
Kubicki	135	Non-Serviced Loan	160
Largest Tenant	115	Non-Serviced Whole Loan	160
Largest Tenant Lease Expiration	115	Notional Amount	235
Lead Newcastle Companion Loan	168	NRSRO	340
Liquidation Fee	223	Occupancy	116
Liquidation Fee Rate	224	Occupancy Date	117
Liquidation Proceeds	224	Offered Certificates	233
Loan Per Unit	115	Offered Regular Certificates	335
Lower-Tier Distribution Account	290	OID Regulations	336
Lower-Tier Regular Interests	335	OLA	95
Lower-Tier REMIC	57, 335	Operating Advisor	213
LTV	199	Operating Advisor Consulting Fee	225
LTV Ratio at Maturity/ARD	115	Operating Advisor Fee	225
LUST	134	Operating Advisor Fee Rate	225
MAI	255	Operating Advisor Standard	318
Maine Mall Co-Lender Agreement	160	Operating Advisor Termination Event	320
Maine Mall Companion Loan	159	Original Balance	117
Maine Mall Mortgage Loan	159	Originators	111, 189
Maine Mall Mortgaged Property	159	Other Certificate Administrator	168
Maine Mall Whole Loan	159	Other Master Servicer	168
Major Decision	312	Other Operating Advisor	168
Master Servicer	214	Other PSA	168
Master Servicer Remittance Date	285	Other Special Servicer	168
Material Breach	174	Other Trustee	168
Material Document Defect	174	P&I Advance	285
Maturity Date/ARD Loan-to-Value Ratio	115	Pads	119
Maturity Date/ARD LTV Ratio	115	Pari Passu Indemnified Party	298
Midland	135	Participants	260
Modeling Assumptions	268	Pass-Through Rate	241
Modification Fees	221	PCR	194, 198
Monthly Payment	239	Penalty Charges	221
Moody’s	299	Pentalpha Surveillance	213
Morningstar	322	Percentage Interest	238
Mortgage	111	Permitted Special Servicer/Affiliate Fees	225
Mortgage File	172	PIP	194
Mortgage Loan Purchase Agreement	172	PIPs	85, 136
Mortgage Loan Rate	242	Plan	339
Mortgage Loan Schedule	280	PML	194, 201
Mortgage Loans	111	Pooling and Servicing Agreement	112
Mortgage Note	111	Prepayment Assumption	337
Mortgage Pool	111	Prepayment Interest Excess	252
Mortgaged Property	111	Prepayment Interest Shortfall	253
Most Recent NOI	116	Prepayment Penalty Description	117
Net Cash Flow	118	Prepayment Provision	117
Net Condemnation Proceeds	239	Prime Rate	287
Net Mortgage Loan Rate	242	Principal Balance Certificates	234
Newcastle Co-Lender Agreement	160	Principal Distribution Amount	243
Newcastle Companion Loan	160	Principal Shortfall	244
Newcastle Mortgage Loan	159	Privileged Information	319
Newcastle Mortgaged Properties	159	Privileged Information Exception	319
Newcastle Properties	81	Privileged Person	331
Newcastle Whole Loan	160	Property Advances	286
Non-Recoverable Advance	287	PTE	59

Public Documents	329	Soft Lockbox	117
Qualified Substitute Mortgage Loan	174	Soft Springing Lockbox	117
Rated Final Distribution Date	176	Special Servicer	217
Rating Agencies	344	Special Servicing Fee	222
Rating Agency	344	Special Servicing Fee Rate	222
Rating Agency Confirmation	325	Specially Serviced Loan	283
Rating Agency Declination	325	Sponsors	112, 176
Realized Loss	251	Springing Cash Management	117
Record Date	238	Springing Lockbox	117
Regular Certificates	233	Starwood	186
Regulation AB	171	Starwood Review Team	187
Related Group	117	Stated Principal Balance	242
Release Date	153	Terms and Conditions	263
REMIC	335	Third Party Report	112
REO Account	233	TIA Applicability Determination	304
REO Mortgage Loan	244	TIC	136
REO Property	233	Trailing 12 NOI	116
REO Serviced Companion Loan	244	Tranche Percentage Interest	237
Repurchase Price	174	TRIA	9
Requesting Holders	257	TRIPRA	93
Requesting Party	324	Trust Component	236
Restricted Group	340	Trust REMIC	57
Restricted Party	319	Trust REMICs	335
Retention Requirement	68	Trustee	208
Revised Rate	149	Trustee/Certificate Administrator Fee	212
RevPAR	117	Trustee/Certificate Administrator Fee
Rooms	119	Rate	212
Rule 17g-5	303	Underwriter Entities	97
Rules	262	Underwritten EGI	118
S&P	322	Underwritten Expenses	117
SEC	176	Underwritten NCF	118
Securities Act	171	Underwritten NCF DSCR	115
SEL	194, 201	Underwritten Net Cash Flow	118
Selig Portfolio Co-Lender Agreement	160	Underwritten Net Operating Income	118
Selig Portfolio Companion Loan	159	Underwritten NOI	118
Selig Portfolio Companion Loan Holder	159	Underwritten Revenues	118
Selig Portfolio Mortgage Loan	159	Units	119
Selig Portfolio Mortgaged Properties	159	Unscheduled Payments	244
Selig Portfolio Whole Loan	159	Updated Appraisal	306
Sequential Pay Certificates	234	Upper-Tier Distribution Account	290
Serviced Companion Loan	160	Upper-Tier REMIC	57, 335
Serviced Companion Loan Holder	160	UST	135
Serviced Companion Loan Securities	299	Voting Rights	258
Serviced Whole Loan	160	WAC Rate	242
Serviced Whole Loan Custodial Account	290	Wachovia	214
Servicer Termination Events	298	Weighted Average Mortgage Loan Rate	119
Servicing Fee	220	Wells Fargo	214
Servicing Fee Rate	220	Wells Fargo Bank	210
Servicing Standard	281	Whole Loan	159
Servicing Transfer Event	283	Withheld Amounts	290
Similar Law	339	Workout Fee	222
Similar Requirements	68	Workout Fee Rate	223
SMC	111, 174	Workout-Delayed Reimbursement
SMF I	111, 186	Amount	288
SMF I Data Tape	187	YM Group A	248
SMF I Mortgage Loans	111	YM Group B	248

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds
1	Loan	8	CGMRC	Maine Mall	NAP	NAP	364 Maine Mall Road	South Portland	Maine	04106	Retail	Super-Regional Mall	1971, 1983	1989, 1994	730,444
2	Loan	9, 10, 11	GSMC	Selig Portfolio	NAP	NAP									1,082,617
2.01	Property	11		Fourth & Blanchard			2101 Fourth Avenue	Seattle	Washington	98121	Office	CBD	1979	NAP	406,158
2.02	Property	11, 12		635 Elliott			635 Elliott Avenue West	Seattle	Washington	98119	Office	CBD	2009	NAP	190,956
2.03	Property	11		645 Elliott			645 Elliott Avenue West	Seattle	Washington	98119	Office	CBD	2009	NAP	145,120
2.04	Property	11, 13, 14		Fifth & Jackson			418 South Jackson Street	Seattle	Washington	98104	Office	CBD	2002	NAP	144,338
2.05	Property			North Tower - 100 West Harrison			413 1st Avenue West	Seattle	Washington	98119	Office	CBD	1972	2003	65,298
2.06	Property	11		200 West Thomas			200 West Thomas Street	Seattle	Washington	98119	Office	CBD	1974	2003	64,640
2.07	Property	11, 15		South Tower - 100 West Harrison			401 1st Avenue West	Seattle	Washington	98119	Office	CBD	1970	2003	66,107
3	Loan		CGMRC	EpiCentre	NAP	NAP	210 East Trade Street	Charlotte	North Carolina	28202	Mixed Use	Retail/Office	2008	2011-2013	304,772
4	Loan	16	CCRE	Ridgeview Apartments	NAP	NAP	32 Nob Hill Drive	Elmsford	New York	10523	Multifamily	Garden	1990-1993	2013	416
5	Loan	17, 18	SMF I	The Cove Apartments	NAP	NAP	4003 South Westshore Boulevard	Tampa	Florida	33611	Multifamily	Garden	1979	2011-2014	689
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	NAP	NAP									3,002
6.01	Property			Orchid Terrace			4474 Butler Hill Road	St. Louis	Missouri	63128	Senior Housing	Independent Living	2006	NAP	117
6.02	Property			Village Gate of Farmington			88 Scott Swamp Road	Farmington	Connecticut	06032	Senior Housing	Independent Living	1989	NAP	164
6.03	Property			Lodge At Cold Spring			50 Cold Spring Road	Rocky Hill	Connecticut	06067	Senior Housing	Independent Living	1998	NAP	112
6.04	Property			The Manor At Oakridge			4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110	Senior Housing	Independent Living	2000	NAP	115
6.05	Property			Durham Regent			3007 Pickett Road	Durham	North Carolina	27705	Senior Housing	Independent Living	1989	NAP	123
6.06	Property			Dogwood Estates			2820 Wind River Lane	Denton	Texas	76210	Senior Housing	Independent Living	2005	NAP	118
6.07	Property			Sheldon Oaks			2525 Cal Young Road	Eugene	Oregon	97401	Senior Housing	Independent Living	1995	NAP	111
6.08	Property			Jordan Oaks			10820 Penny Road	Cary	North Carolina	27518	Senior Housing	Independent Living	2003	NAP	117
6.09	Property			Sky Peaks			1520 Sky Valley Drive	Reno	Nevada	89523	Senior Housing	Independent Living	2002	NAP	121
6.10	Property			The Westmont			1675 Scott Boulevard	Santa Clara	California	95050	Senior Housing	Independent Living	1991	NAP	137
6.11	Property			Pinewood Hills			3901 Kirkpatrick Lane	Flower Mound	Texas	75028	Senior Housing	Independent Living	2005	NAP	117
6.12	Property			Hidden Lakes			400 Madrona Avenue Southeast	Salem	Oregon	97302	Senior Housing	Independent Living	1990	NAP	135
6.13	Property			Walnut Woods			35 North Walnut Street	Boyertown	Pennsylvania	19512	Senior Housing	Independent Living	1997	NAP	113
6.14	Property			Oakwood Hills			4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701	Senior Housing	Independent Living	2003	NAP	116
6.15	Property			Madison Estates			8645 Fredericksburg Road	San Antonio	Texas	78240	Senior Housing	Independent Living	1984	NAP	160
6.16	Property			Thornton Place			2901 Southwest Armstrong Avenue	Topeka	Kansas	66614	Senior Housing	Independent Living	1998	NAP	121
6.17	Property			Whiterock Court			9215 White Rock Trail	Dallas	Texas	75238	Senior Housing	Independent Living	2000	NAP	117
6.18	Property			The Bentley			3362 Forest Lane	Dallas	Texas	75234	Senior Housing	Independent Living	1996	NAP	118
6.19	Property			Pueblo Regent			100 San Carlos Road	Pueblo	Colorado	81005	Senior Housing	Independent Living	1985	NAP	99
6.20	Property			Vista De La Montana			18510 North Parkview Place	Surprise	Arizona	85374	Senior Housing	Independent Living	1998	NAP	115
6.21	Property			Rock Creek			19295 Northwest Cornell Road	Hillsboro	Oregon	97124	Senior Housing	Independent Living	1996	NAP	110
6.22	Property			Illahee Hills			8308 Colby Parkway	Urbandale	Iowa	50322	Senior Housing	Independent Living	1995	NAP	109
6.23	Property			Palmer Hills			2617 Maplecrest Road	Bettendorf	Iowa	52722	Senior Housing	Independent Living	1990	NAP	106
6.24	Property			Uffelman Estates			215 Uffelman Drive	Clarksville	Tennessee	37043	Senior Housing	Independent Living	1993	NAP	109
6.25	Property			The Regent			440 Northwest Elks Drive	Corvallis	Oregon	97330	Senior Housing	Independent Living	1983	NAP	84
6.26	Property			The Fountains At Hidden Lakes			250‐352 Woodbridge Court Southeast	Salem	Oregon	97302	Senior Housing	Independent Living	1990	NAP	38
7	Loan	22	CGMRC	Mason Multifamily Portfolio	NAP	NAP									705
7.01	Property			University Heights			1120 Varsity Boulevard	DeKalb	Illinois	60115	Multifamily	Garden	1976	NAP	170
7.02	Property			Ashbury Court			829 West Taylor Street	DeKalb	Illinois	60115	Multifamily	Garden	1974	NAP	144
7.03	Property			James Court			2509 North First Street	DeKalb	Illinois	60115	Multifamily	Garden	1967	NAP	96
7.04	Property			Old Orchard			1001 West Lincoln Highway	DeKalb	Illinois	60115	Multifamily	Garden	1984	NAP	36
7.05	Property			St. Albans			711 South Main Street	Sycamore	Illinois	60178	Multifamily	Garden	1971	NAP	80
7.06	Property			Ashbury East			807 West Taylor Street	DeKalb	Illinois	60115	Multifamily	Garden	1974	NAP	60
7.07	Property			Colonial West			1010 West Lincoln Highway	DeKalb	Illinois	60115	Multifamily	Garden	1985	NAP	40
7.08	Property			Cardinal			823 West Lincoln Highway	DeKalb	Illinois	60115	Multifamily	Garden	1959	NAP	41
7.09	Property			Colonial East			1004 West Lincoln Highway	DeKalb	Illinois	60115	Multifamily	Garden	1984	NAP	38
8	Loan	11	CGMRC	The Hamptons of Cloverlane	NAP	NAP	4685 Hunt Club Drive	Pittsfield Township	Michigan	48197	Multifamily	Garden	1986-1988	2013	440
9	Loan		CCRE	Allspace Self Storage Portfolio	NAP	NAP									344,895
9.01	Property			Huntington Beach			8564 Hamilton Avenue	Huntington Beach	California	92646	Self Storage	Self Storage	1972	2007-2013	115,684
9.02	Property			Costa Mesa			1535 Newport Boulevard	Costa Mesa	California	92627	Self Storage	Self Storage	1962	2007-2013	80,601
9.03	Property			San Marcos			1410-1450 Grand Avenue	San Marcos	California	92078	Self Storage	Self Storage	1985	2007-2013	108,667
9.04	Property			Garden Grove			11352 Trask Avenue	Garden Grove	California	92843	Self Storage	Self Storage	1974	2007-2013	39,943
10	Loan	23	CCRE	Corporate Park Office Center I&II	Group 2	Group A	4900-4970 Corporate Drive	Huntsville	Alabama	35805	Office	General Suburban	1986, 1988	2011-2012	184,811
11	Loan	23	CCRE	AirPark North Business Center	Group 2	Group A	4902 & 4952 West Sligh Avenue	Tampa	Florida	33634	Industrial	Flex	2006	2011-2012	77,140
12	Loan		GSMC	Maccabees Center	NAP	NAP	25800 & 25900 Northwestern Highway	Southfield	Michigan	48075	Office	General Suburban	1985, 1988	2013	360,280
13	Loan		CCRE	Ashford Apartments	NAP	NAP	48377 Commonview Drive	Shelby Township	Michigan	48317	Multifamily	Garden	2012	NAP	180
14	Loan		GSMC	College Towers	NAP	NAP	1800 and 1840 Rhodes Road	Kent	Ohio	44240	Multifamily	Student Housing	1968	NAP	289
15	Loan		SMF I	Simon Office	NAP	NAP	37000 Woodward Avenue	Bloomfield Township	Michigan	48304	Mixed Use	Office/Retail	2012-2013	NAP	58,322
16	Loan		SMF I	American Heritage	NAP	NAP	Lincoln Avenue and US Highway 491	Gallup	New Mexico	87301	Retail	Anchored	1979	2013	198,897
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	NAP	NAP	333 West Vine Street	Lexington	Kentucky	40507	Office	CBD	1982	2012-2013	241,826
18	Loan		CGMRC	One New Hampshire	NAP	NAP	1 New Hampshire Avenue	Portsmouth	New Hampshire	03801	Office	General Suburban	2001	NAP	107,746
19	Loan		GSMC	Nitneil Portfolio I - Alabama	Group 1	NAP									269,151
19.01	Property			Slaughter			906 Slaughter Road	Madison	Alabama	35758	Self Storage	Self Storage	1996, 2000, 2002, 2013	NAP	49,800
19.02	Property			County Line			10835 County Line Road	Madison	Alabama	35758	Self Storage	Self Storage	2006, 2013	NAP	50,051
19.03	Property			Leeman			3060 Leeman Ferry Road Southwest	Huntsville	Alabama	35801	Self Storage	Self Storage	1999-2009	NAP	41,400
19.04	Property			Blake Bottom			2062 Blake Bottom Road Northwest	Huntsville	Alabama	35806	Self Storage	Self Storage	2002-2008	NAP	55,450
19.05	Property			Oakwood			315 Oakwood Avenue Northeast	Huntsville	Alabama	35811	Self Storage	Self Storage	1984-1986	NAP	35,100
19.06	Property			Martin			700 Martin Road Southwest	Huntsville	Alabama	35824	Self Storage	Self Storage	2002	NAP	37,350

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	NAP	NAP	2925 Aventura Boulevard	Aventura	Florida	33180	Mixed Use	Office/Retail	1983, 2010	NAP	32,832
21	Loan	28	SMF I	Hyatt Place Charleston Airport	NAP	NAP	3234 West Montague Avenue	North Charleston	South Carolina	29418	Hospitality	Limited Service	2010	NAP	127
22	Loan	29	SMF I	Westwood Plaza	NAP	NAP	1910 Minno Drive	Johnstown	Pennsylvania	15905	Retail	Anchored	1964	NAP	201,712
23	Loan		GSMC	Broadway Market Center	NAP	NAP	4901-4949 and 5001 South Broadway Avenue	Tyler	Texas	75703	Retail	Power Center/Big Box	1977, 2001	NAP	94,658
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	NAP	NAP									274
24.01	Property			Coyote Ranch MHC			9351 East 28th Street	Yuma	Arizona	85365	Manufactured Housing	Manufactured Housing	2002	NAP	225
24.02	Property			Morningside MHC			1512 Claribel Road	Modesto	California	95355	Manufactured Housing	Manufactured Housing	1973	2012	49
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	NAP	NAP	174 McHenry Road	Buffalo Grove	Illinois	60089	Retail	Shadow Anchored	1988	NAP	131,883
26	Loan	11	CGMRC	aloft Broomfield	NAP	NAP	8300 Arista Place	Broomfield	Colorado	80021	Hospitality	Limited Service	2009	2013	139
27	Loan		SMF I	Myrtle Beach Medical	NAP	NAP	945 82nd Parkway	Myrtle Beach	South Carolina	29572	Office	Medical	1999	NAP	44,323
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	NAP	NAP	401 Towne Centre Boulevard	Pineville	North Carolina	28134	Hospitality	Limited Service	1997	2013	111
29	Loan		GSMC	Nitneil Portfolio I - Georgia	Group 1	NAP									152,841
29.01	Property			Arnold			12390 Arnold Mill Road	Alpharetta	Georgia	30004	Self Storage	Self Storage	1997	NAP	51,241
29.02	Property			Hutchinson			3585 Hutchinson Road	Cumming	Georgia	30040	Self Storage	Self Storage	2003-2004	NAP	50,200
29.03	Property			Mt. Zion			2846 Mount Zion Road	Jonesboro	Georgia	30236	Self Storage	Self Storage	2003-2006	NAP	51,400
30	Loan		CGMRC	Timber Development Portfolio	NAP	NAP									103,020
30.01	Property			Plaza at Coal Township			9325 State Route 61	Coal Township	Pennsylvania	17866	Retail	Unanchored	2006	NAP	66,220
30.02	Property			Joshua Plaza			410 40th Avenue Southwest	Minot	North Dakota	58701	Retail	Unanchored	2007	NAP	36,800
31	Loan		GSMC	Ivy Pointe Office Building	NAP	NAP	4270 Ivy Pointe Boulevard	Cincinnati	Ohio	45245	Office	General Suburban	2008	NAP	94,160
32	Loan		GSMC	Whitehall Tech Center III	Group 3	NAP	2401 Whitehall Park Drive	Charlotte	North Carolina	28273	Industrial	Flex	2000	NAP	117,000
33	Loan	35, 36	CGMRC	500 West 43rd Street	NAP	NAP	500 West 43rd Street	New York	New York	10036	Parking	Garage	1987	NAP	25,681
34	Loan	11	CGMRC	Bernardo Plaza Court	NAP	NAP	11818-11858 Bernardo Plaza Court	San Diego	California	92128	Office	General Suburban	1980	2008	52,203
35	Loan		CCRE	Encore Plaza	NAP	NAP	1515-1525 North Gilbert Road	Gilbert	Arizona	85234	Retail	Unanchored	1988, 1995	NAP	61,061
36	Loan	37, 38	GSMC	Two Research Park	NAP	NAP	1700 Research Parkway	College Station	Texas	77845	Office	General Suburban	2002	NAP	67,000
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	NAP	NAP									91,101
37.01	Property			Olivewood Shopping Center			1400 West Olive Avenue	Merced	California	95348	Retail	Anchored	1985-1999	NAP	80,601
37.02	Property			Big 5 Sporting Goods			3215 East US Highway 50	Canon City	Colorado	81212	Retail	Single Tenant Retail	2013	NAP	10,500
38	Loan	11	CGMRC	Scott Towne Center	NAP	NAP	2101 Greentree Road	Pittsburgh	Pennsylvania	15220	Retail	Unanchored	1989	NAP	90,731
39	Loan		CCRE	Discovery Point Apartments	NAP	NAP	6210 East Arbor Avenue	Mesa	Arizona	85206	Senior Housing	Independent Living	1995	NAP	183
40	Loan	40	CCRE	Devon Madison	NAP	NAP	1210 Gallatin Pike South	Madison	Tennessee	37115	Self Storage	Self Storage	1968	2005	128,750
41	Loan		CGMRC	Widewater Square	NAP	NAP	3315 Broad River Road	Columbia	South Carolina	29210	Retail	Anchored	1976, 1984	1990	106,457
42	Loan		GSMC	Whitehall Tech Center VII	Group 3	NAP	2530 Whitehall Park Drive	Charlotte	North Carolina	28273	Industrial	Flex	2003	NAP	140,490
43	Loan		CGMRC	Lowe's Home Improvement Altoona	NAP	NAP	1707 McMahon Road	Altoona	Pennsylvania	16602	Retail	Single Tenant Retail	1995	NAP	125,357
44	Loan	41	CCRE	Omni East Shopping Center	NAP	NAP	1055 Gaines School Road	Athens	Georgia	30605	Retail	Anchored	1991	2011-2012	58,989
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	NAP	NAP									104,778
45.01	Property			Amsdell - Pittsburgh			6921 Fifth Avenue	Pittsburgh	Pennsylvania	15208	Self Storage	Self Storage	1950	1995	42,578
45.02	Property			Amsdell - Cedar Hill			1150 South Highway 67	Cedar Hill	Texas	75104	Self Storage	Self Storage	2006	NAP	62,200
46	Loan		CGMRC	Pine Creek Apartments	NAP	NAP	11650 Plaza Drive	Clio	Michigan	48420	Multifamily	Garden	1974-1978	2013	233
47	Loan		SMF I	Williamsburg East Apartments	NAP	NAP	31500 Schoenherr Road	Warren	Michigan	48088	Multifamily	Garden	1967-1969	NAP	244
48	Loan		CGMRC	Tioga Park Apartments	NAP	NAP	222 Baldwin Street	Big Rapids	Michigan	49307	Multifamily	Student Housing	2006	NAP	151
49	Loan		CCRE	Smoky Hill Village I	Group 4	NAP	19731-19761 East Smoky Hill Road	Centennial	Colorado	80015	Retail	Shadow Anchored	1996	NAP	17,500
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	NAP	NAP	140 West Via Lola	Palm Springs	California	92262	Mixed Use	Multifamily/Retail	1953	2013-2014	35
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	NAP	NAP									80,750
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley			5791 Chalkville Road	Birmingham	Alabama	35235	Self Storage	Self Storage	2004	NAP	32,700
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms			4763 Letson Farms Parkway	Bessemer	Alabama	35022	Self Storage	Self Storage	2006	NAP	48,050
52	Loan	46	SMF I	Grandview Plaza	Group 6	NAP	2730-2784 Grandview Avenue	Odessa	Texas	79762	Retail	Unanchored	1969, 1971, 1996	NAP	64,530
53	Loan		SMF I	Muirwood Square	Group 5	NAP	35550 Grand River Avenue	Farmington Hills	Michigan	48335	Retail	Shadow Anchored	1981	NAP	34,655
54	Loan		CGMRC	Store House - Indy	NAP	NAP	2425 North Mitthoeffer Road	Indianapolis	Indiana	46229	Self Storage	Self Storage	2006	2008	100,895
55	Loan	11	SMF I	Century Plaza	Group 5	NAP	3658 Rochester Road	Troy	Michigan	48083	Retail	Unanchored	1979	NAP	34,876
56	Loan		CGMRC	Marianna Center	NAP	NAP	4884-4926 Malloy Plaza	Marianna	Florida	32448	Retail	Shadow Anchored	2002	NAP	23,511
57	Loan		CCRE	Smoky Hill Village II	Group 4	NAP	5616 South Gibraltar Way	Centennial	Colorado	80015	Retail	Shadow Anchored	1998	NAP	14,372
58	Loan		CGMRC	Briar Pointe Plaza	NAP	NAP	47200 West 10 Mile Road	Novi	Michigan	48374	Retail	Anchored	1994	NAP	29,908
59	Loan		SMF I	Normandy Square	Group 6	NAP	717 Normandy Street	Houston	Texas	77015	Retail	Unanchored	2004	NAP	25,000

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Additional Strip (%)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)
1	Loan	8	CGMRC	Maine Mall	SF	321.72	Fee Simple	110,000,000	110,000,000	110,000,000	11.4%	110,000,000	4.66000%	0.01550%	0.00000%	4.64450%	433,099.54	5,197,194.48
2	Loan	9, 10, 11	GSMC	Selig Portfolio	SF	181.97		100,000,000	100,000,000	100,000,000	10.4%	100,000,000	4.60800%	0.01550%	0.00000%	4.59250%	389,333.33	4,671,999.96
2.01	Property	11		Fourth & Blanchard	SF		Fee Simple			31,315,240
2.02	Property	11, 12		635 Elliott	SF		Fee Simple			25,648,673
2.03	Property	11		645 Elliott	SF		Fee Simple			18,192,663
2.04	Property	11, 13, 14		Fifth & Jackson	SF		Fee Simple			11,482,255
2.05	Property			North Tower - 100 West Harrison	SF		Fee Simple			4,533,254
2.06	Property	11		200 West Thomas	SF		Fee Simple			4,443,782
2.07	Property	11, 15		South Tower - 100 West Harrison	SF		Fee Simple			4,384,134
3	Loan		CGMRC	EpiCentre	SF	278.90	Fee Simple	85,000,000	85,000,000	85,000,000	8.8%	85,000,000	4.43000%	0.01550%	0.00000%	4.41450%	318,149.88	3,817,798.56
4	Loan	16	CCRE	Ridgeview Apartments	Units	158,653.85	Fee Simple	66,000,000	66,000,000	66,000,000	6.9%	61,809,580	4.74250%	0.01550%	0.02000%	4.70700%	343,988.94	4,127,867.28
5	Loan	17, 18	SMF I	The Cove Apartments	Units	61,828.74	Fee Simple	42,600,000	42,600,000	42,600,000	4.4%	40,078,090	4.33000%	0.01550%	0.00000%	4.31450%	211,566.34	2,538,796.08
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	Units	119,890.10		38,999,000	38,720,475	38,720,475	4.0%	30,975,087	4.99000%	0.01550%	0.00000%	4.97450%	215,477.05	2,585,724.60
6.01	Property			Orchid Terrace	Units		Fee Simple			2,213,995
6.02	Property			Village Gate of Farmington	Units		Fee Simple			2,198,726
6.03	Property			Lodge At Cold Spring	Units		Leasehold			2,122,381
6.04	Property			The Manor At Oakridge	Units		Fee Simple			2,038,402
6.05	Property			Durham Regent	Units		Fee Simple			2,015,499
6.06	Property			Dogwood Estates	Units		Fee Simple			1,969,692
6.07	Property			Sheldon Oaks	Units		Fee Simple			1,839,906
6.08	Property			Jordan Oaks	Units		Fee Simple			1,832,271
6.09	Property			Sky Peaks	Units		Fee Simple			1,771,196
6.10	Property			The Westmont	Units		Leasehold			1,725,389
6.11	Property			Pinewood Hills	Units		Fee Simple			1,671,948
6.12	Property			Hidden Lakes	Units		Fee Simple			1,565,065
6.13	Property			Walnut Woods	Units		Fee Simple			1,465,817
6.14	Property			Oakwood Hills	Units		Fee Simple			1,446,731
6.15	Property			Madison Estates	Units		Fee Simple			1,412,376
6.16	Property			Thornton Place	Units		Fee Simple			1,236,783
6.17	Property			Whiterock Court	Units		Fee Simple			1,221,514
6.18	Property			The Bentley	Units		Fee Simple			1,213,880
6.19	Property			Pueblo Regent	Units		Fee Simple			1,152,804
6.20	Property			Vista De La Montana	Units		Fee Simple			1,122,266
6.21	Property			Rock Creek	Units		Fee Simple			1,106,997
6.22	Property			Illahee Hills	Units		Fee Simple			1,061,191
6.23	Property			Palmer Hills	Units		Fee Simple			1,030,653
6.24	Property			Uffelman Estates	Units		Fee Simple			931,405
6.25	Property			The Regent	Units		Fee Simple			748,177
6.26	Property			The Fountains At Hidden Lakes	Units		Fee Simple			605,413
7	Loan	22	CGMRC	Mason Multifamily Portfolio	Units	47,234.04		33,300,000	33,300,000	33,300,000	3.5%	30,711,279	4.99000%	0.04050%	0.00000%	4.94950%	178,558.14	2,142,697.68
7.01	Property			University Heights	Units		Fee Simple			6,975,000
7.02	Property			Ashbury Court	Units		Fee Simple			5,887,500
7.03	Property			James Court	Units		Fee Simple			4,537,500
7.04	Property			Old Orchard	Units		Fee Simple			3,675,000
7.05	Property			St. Albans	Units		Fee Simple			3,525,000
7.06	Property			Ashbury East	Units		Fee Simple			2,400,000
7.07	Property			Colonial West	Units		Fee Simple			2,175,000
7.08	Property			Cardinal	Units		Fee Simple			2,100,000
7.09	Property			Colonial East	Units		Fee Simple			2,025,000
8	Loan	11	CGMRC	The Hamptons of Cloverlane	Units	74,545.45	Fee Simple	32,800,000	32,800,000	32,800,000	3.4%	30,181,585	4.84000%	0.05050%	0.00000%	4.78950%	172,884.16	2,074,609.92
9	Loan		CCRE	Allspace Self Storage Portfolio	SF	89.78		31,000,000	30,966,108	30,966,108	3.2%	25,390,187	4.87850%	0.01550%	0.02000%	4.84300%	164,120.41	1,969,444.92
9.01	Property			Huntington Beach	SF		Fee Simple			14,034,639
9.02	Property			Costa Mesa	SF		Fee Simple			8,660,521
9.03	Property			San Marcos	SF		Fee Simple			6,173,244
9.04	Property			Garden Grove	SF		Fee Simple			2,097,704
10	Loan	23	CCRE	Corporate Park Office Center I&II	SF	81.16	Fee Simple	15,000,000	15,000,000	15,000,000	1.6%	12,514,916	4.59450%	0.05050%	0.00000%	4.54400%	76,847.36	922,168.32
11	Loan	23	CCRE	AirPark North Business Center	SF	85.56	Fee Simple	6,600,000	6,600,000	6,600,000	0.7%	5,506,563	4.59450%	0.06050%	0.00000%	4.53400%	33,812.84	405,754.08
12	Loan		GSMC	Maccabees Center	SF	59.68	Fee Simple	21,500,000	21,500,000	21,500,000	2.2%	17,514,482	4.71900%	0.06050%	0.00000%	4.65850%	111,752.79	1,341,033.48
13	Loan		CCRE	Ashford Apartments	Units	100,000.00	Fee Simple	18,000,000	18,000,000	18,000,000	1.9%	14,600,337	4.59200%	0.01550%	0.02000%	4.55650%	92,189.95	1,106,279.40
14	Loan		GSMC	College Towers	Units	56,955.02	Fee Simple	16,460,000	16,460,000	16,460,000	1.7%	13,353,474	4.59700%	0.04550%	0.00000%	4.55150%	84,351.75	1,012,221.00
15	Loan		SMF I	Simon Office	SF	277.46	Fee Simple	16,200,000	16,182,138	16,182,138	1.7%	13,252,350	4.84200%	0.01550%	0.00000%	4.82650%	85,407.54	1,024,890.48
16	Loan		SMF I	American Heritage	SF	76.67	Leasehold	15,250,000	15,250,000	15,250,000	1.6%	12,705,176	4.54700%	0.01550%	0.00000%	4.53150%	77,695.97	932,351.64
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	SF	59.96	Fee Simple	14,500,000	14,500,000	14,500,000	1.5%	12,118,029	4.65000%	0.01550%	0.02000%	4.61450%	74,767.34	897,208.08
18	Loan		CGMRC	One New Hampshire	SF	130.72	Leasehold	14,100,000	14,084,084	14,084,084	1.5%	11,495,180	4.74000%	0.01550%	0.00000%	4.72450%	73,467.31	881,607.72
19	Loan		GSMC	Nitneil Portfolio I - Alabama	SF	49.04		13,200,000	13,200,000	13,200,000	1.4%	12,098,336	4.59000%	0.03550%	0.00000%	4.55450%	67,590.19	811,082.28
19.01	Property			Slaughter	SF		Fee Simple			2,801,061
19.02	Property			County Line	SF		Fee Simple			2,415,915
19.03	Property			Leeman	SF		Fee Simple			2,380,902
19.04	Property			Blake Bottom	SF		Fee Simple			2,030,769
19.05	Property			Oakwood	SF		Fee Simple			1,890,716
19.06	Property			Martin	SF		Fee Simple			1,680,637

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Additional Strip (%)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	SF	384.85	Fee Simple	12,650,000	12,635,451	12,635,451	1.3%	10,284,550	4.65800%	0.01550%	0.02000%	4.62250%	65,288.72	783,464.64
21	Loan	28	SMF I	Hyatt Place Charleston Airport	Rooms	96,747.35	Fee Simple	12,300,000	12,286,914	12,286,914	1.3%	10,112,910	4.99500%	0.01550%	0.00000%	4.97950%	65,991.48	791,897.76
22	Loan	29	SMF I	Westwood Plaza	SF	57.01	Fee Simple	11,500,000	11,500,000	11,500,000	1.2%	9,671,094	4.86000%	0.05550%	0.00000%	4.80450%	60,754.29	729,051.48
23	Loan		GSMC	Broadway Market Center	SF	120.33	Fee Simple	11,390,000	11,390,000	11,390,000	1.2%	10,239,559	4.68650%	0.01550%	0.00000%	4.67100%	58,980.46	707,765.52
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	Pads	38,394.16		10,520,000	10,520,000	10,520,000	1.1%	8,672,019	5.07750%	0.01550%	0.02000%	5.04200%	56,972.96	683,675.52
24.01	Property			Coyote Ranch MHC	Pads		Fee Simple			8,307,884
24.02	Property			Morningside MHC	Pads		Fee Simple			2,212,116
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	SF	79.62	Fee Simple	10,500,000	10,500,000	10,500,000	1.1%	8,798,029	4.73500%	0.01550%	0.00000%	4.71950%	54,678.08	656,136.96
26	Loan	11	CGMRC	aloft Broomfield	Rooms	74,734.91	Fee Simple	10,400,000	10,388,153	10,388,153	1.1%	8,467,300	4.70000%	0.01550%	0.00000%	4.68450%	53,938.33	647,259.96
27	Loan		SMF I	Myrtle Beach Medical	SF	232.38	Fee Simple	10,300,000	10,300,000	10,300,000	1.1%	8,863,876	4.78800%	0.01550%	0.00000%	4.77250%	53,965.85	647,590.20
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	Rooms	90,090.09	Fee Simple	10,000,000	10,000,000	10,000,000	1.0%	8,258,313	5.13350%	0.06050%	0.00000%	5.07300%	54,501.01	654,012.12
29	Loan		GSMC	Nitneil Portfolio I - Georgia	SF	64.77		9,900,000	9,900,000	9,900,000	1.0%	9,073,752	4.59000%	0.03550%	0.00000%	4.55450%	50,692.64	608,311.68
29.01	Property			Arnold	SF		Fee Simple			4,223,077
29.02	Property			Hutchinson	SF		Fee Simple			2,976,923
29.03	Property			Mt. Zion	SF		Fee Simple			2,700,000
30	Loan		CGMRC	Timber Development Portfolio	SF	86.71		8,932,500	8,932,500	8,932,500	0.9%	7,344,819	5.00000%	0.01550%	0.00000%	4.98450%	47,951.59	575,419.08
30.01	Property			Plaza at Coal Township	SF		Fee Simple			5,272,500
30.02	Property			Joshua Plaza	SF		Fee Simple			3,660,000
31	Loan		GSMC	Ivy Pointe Office Building	SF	85.93	Fee Simple	8,100,000	8,091,307	8,091,307	0.8%	6,651,642	4.95800%	0.01550%	0.00000%	4.94250%	43,274.87	519,298.44
32	Loan		GSMC	Whitehall Tech Center III	SF	68.73	Fee Simple	8,050,000	8,041,158	8,041,158	0.8%	6,588,885	4.85850%	0.01550%	0.00000%	4.84300%	42,520.68	510,248.16
33	Loan	35, 36	CGMRC	500 West 43rd Street	SF	311.51	Fee Simple	8,000,000	8,000,000	8,000,000	0.8%	8,000,000	4.47000%	0.01550%	0.00000%	4.45450%	30,213.89	362,566.68
34	Loan	11	CGMRC	Bernardo Plaza Court	SF	149.42	Fee Simple	7,800,000	7,800,000	7,800,000	0.8%	6,386,219	4.87000%	0.01550%	0.00000%	4.85450%	41,254.57	495,054.84
35	Loan		CCRE	Encore Plaza	SF	120.24	Fee Simple	7,350,000	7,342,058	7,342,058	0.8%	6,029,990	4.92900%	0.06050%	0.00000%	4.86850%	39,138.07	469,656.84
36	Loan	37, 38	GSMC	Two Research Park	SF	107.28	Leasehold	7,200,000	7,187,919	7,187,919	0.7%	5,288,982	4.51850%	0.01550%	0.00000%	4.50300%	40,095.58	481,146.96
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	SF	76.76		7,000,000	6,992,553	6,992,553	0.7%	5,755,314	4.99500%	0.01550%	0.00000%	4.97950%	37,556.13	450,673.56
37.01	Property			Olivewood Shopping Center	SF		Fee Simple			5,514,317
37.02	Property			Big 5 Sporting Goods	SF		Fee Simple			1,478,236
38	Loan	11	CGMRC	Scott Towne Center	SF	72.60	Fee Simple	6,587,500	6,587,500	6,587,500	0.7%	5,428,994	5.07000%	0.01550%	0.00000%	5.05450%	35,645.48	427,745.76
39	Loan		CCRE	Discovery Point Apartments	Units	35,519.13	Fee Simple	6,500,000	6,500,000	6,500,000	0.7%	5,686,628	4.47350%	0.05550%	0.00000%	4.41800%	32,832.28	393,987.36
40	Loan	40	CCRE	Devon Madison	SF	50.42	Fee Simple	6,500,000	6,492,078	6,492,078	0.7%	5,237,943	4.40000%	0.01550%	0.02000%	4.36450%	32,549.46	390,593.52
41	Loan		CGMRC	Widewater Square	SF	58.76	Fee Simple	6,262,500	6,255,688	6,255,688	0.7%	5,132,879	4.90000%	0.01550%	0.00000%	4.88450%	33,236.76	398,841.12
42	Loan		GSMC	Whitehall Tech Center VII	SF	41.95	Fee Simple	5,900,000	5,893,520	5,893,520	0.6%	4,829,121	4.85850%	0.01550%	0.00000%	4.84300%	31,164.22	373,970.64
43	Loan		CGMRC	Lowe's Home Improvement Altoona	SF	45.40	Fee Simple	5,700,000	5,691,252	5,691,252	0.6%	4,265,918	5.02000%	0.01550%	0.00000%	5.00450%	33,388.09	400,657.08
44	Loan	41	CCRE	Omni East Shopping Center	SF	91.54	Fee Simple	5,400,000	5,400,000	5,400,000	0.6%	4,428,177	4.91750%	0.01550%	0.02000%	4.88200%	28,716.71	344,600.52
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	SF	50.11		5,250,000	5,250,000	5,250,000	0.5%	4,535,941	4.94000%	0.04550%	0.00000%	4.89450%	27,990.94	335,891.28
45.01	Property			Amsdell - Pittsburgh	SF		Fee Simple			3,000,000
45.02	Property			Amsdell - Cedar Hill	SF		Fee Simple			2,250,000
46	Loan		CGMRC	Pine Creek Apartments	Units	21,542.84	Fee Simple	5,025,000	5,019,483	5,019,483	0.5%	4,113,143	4.86000%	0.01550%	0.00000%	4.84450%	26,546.98	318,563.76
47	Loan		SMF I	Williamsburg East Apartments	Units	20,468.05	Fee Simple	5,000,000	4,994,204	4,994,204	0.5%	4,060,212	4.62300%	0.01550%	0.00000%	4.60750%	25,700.99	308,411.88
48	Loan		CGMRC	Tioga Park Apartments	Beds	30,099.52	Fee Simple	4,550,000	4,545,027	4,545,027	0.5%	3,726,810	4.88000%	0.06550%	0.00000%	4.81450%	24,092.78	289,113.36
49	Loan		CCRE	Smoky Hill Village I	SF	252.86	Fee Simple	4,425,000	4,425,000	4,425,000	0.5%	3,809,209	4.80000%	0.01550%	0.02000%	4.76450%	23,216.44	278,597.28
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	Units	125,714.29	Fee Simple	4,400,000	4,400,000	4,400,000	0.5%	3,698,339	4.84250%	0.01550%	0.02000%	4.80700%	23,198.44	278,381.28
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	SF	54.33		4,387,500	4,387,500	4,387,500	0.5%	3,614,721	5.06000%	0.06550%	0.00000%	4.99450%	23,714.20	284,570.40
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley	SF		Fee Simple			2,325,000
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms	SF		Fee Simple			2,062,500
52	Loan	46	SMF I	Grandview Plaza	SF	59.66	Fee Simple	3,850,000	3,850,000	3,850,000	0.4%	3,203,575	4.75000%	0.01550%	0.00000%	4.73450%	21,949.52	263,394.24
53	Loan		SMF I	Muirwood Square	SF	109.16	Fee Simple	3,787,000	3,783,059	3,783,059	0.4%	3,123,179	5.08900%	0.01550%	0.00000%	5.07350%	20,535.92	246,431.04
54	Loan		CGMRC	Store House - Indy	SF	29.04	Fee Simple	2,930,000	2,930,000	2,930,000	0.3%	2,481,269	5.10000%	0.06550%	0.00000%	5.03450%	15,908.43	190,901.16
55	Loan	11	SMF I	Century Plaza	SF	79.57	Fee Simple	2,775,000	2,775,000	2,775,000	0.3%	2,284,002	5.03000%	0.01550%	0.00000%	5.01450%	14,947.72	179,372.64
56	Loan		CGMRC	Marianna Center	SF	116.61	Fee Simple	2,750,000	2,741,679	2,741,679	0.3%	2,294,216	5.45000%	0.01550%	0.00000%	5.43450%	15,528.04	186,336.48
57	Loan		CCRE	Smoky Hill Village II	SF	187.87	Fee Simple	2,700,000	2,700,000	2,700,000	0.3%	2,324,264	4.80000%	0.01550%	0.02000%	4.76450%	14,165.96	169,991.52
58	Loan		CGMRC	Briar Pointe Plaza	SF	86.84	Fee Simple	2,600,000	2,597,282	2,597,282	0.3%	2,142,926	5.07000%	0.06050%	0.00000%	5.00950%	14,068.80	168,825.60
59	Loan		SMF I	Normandy Square	SF	91.06	Fee Simple	2,280,000	2,276,422	2,276,422	0.2%	1,904,206	4.89700%	0.01550%	0.00000%	4.88150%	13,192.19	158,306.28

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
1	Loan	8	CGMRC	Maine Mall	492,158.56	5,905,902.72	Interest Only	Actual/360	2	120	118	120	118	0	0	3/11/2014	3
2	Loan	9, 10, 11	GSMC	Selig Portfolio	377,653.34	4,531,840.04	Interest Only	Actual/360	1	120	119	120	119	0	0	4/24/2014	6
2.01	Property	11		Fourth & Blanchard
2.02	Property	11, 12		635 Elliott
2.03	Property	11		645 Elliott
2.04	Property	11, 13, 14		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	11		200 West Thomas
2.07	Property	11, 15		South Tower - 100 West Harrison
3	Loan		CGMRC	EpiCentre			Interest Only	Actual/360	0	84	84	84	84	0	0	5/9/2014	6
4	Loan	16	CCRE	Ridgeview Apartments			Interest Only, Then Amortizing	Actual/360	0	36	36	84	84	360	360	5/21/2014	6
5	Loan	17, 18	SMF I	The Cove Apartments			Interest Only, Then Amortizing	Actual/360	0	42	42	84	84	360	360	5/15/2014	6
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	1,787,400.38	21,448,804.56	Amortizing	Actual/360	5	0	0	120	115	360	355	12/23/2013	6
6.01	Property			Orchid Terrace
6.02	Property			Village Gate of Farmington
6.03	Property			Lodge At Cold Spring
6.04	Property			The Manor At Oakridge
6.05	Property			Durham Regent
6.06	Property			Dogwood Estates
6.07	Property			Sheldon Oaks
6.08	Property			Jordan Oaks
6.09	Property			Sky Peaks
6.10	Property			The Westmont
6.11	Property			Pinewood Hills
6.12	Property			Hidden Lakes
6.13	Property			Walnut Woods
6.14	Property			Oakwood Hills
6.15	Property			Madison Estates
6.16	Property			Thornton Place
6.17	Property			Whiterock Court
6.18	Property			The Bentley
6.19	Property			Pueblo Regent
6.20	Property			Vista De La Montana
6.21	Property			Rock Creek
6.22	Property			Illahee Hills
6.23	Property			Palmer Hills
6.24	Property			Uffelman Estates
6.25	Property			The Regent
6.26	Property			The Fountains At Hidden Lakes
7	Loan	22	CGMRC	Mason Multifamily Portfolio			Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	5/16/2014	6
7.01	Property			University Heights
7.02	Property			Ashbury Court
7.03	Property			James Court
7.04	Property			Old Orchard
7.05	Property			St. Albans
7.06	Property			Ashbury East
7.07	Property			Colonial West
7.08	Property			Cardinal
7.09	Property			Colonial East
8	Loan	11	CGMRC	The Hamptons of Cloverlane			Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	4/16/2014	6
9	Loan		CCRE	Allspace Self Storage Portfolio			Amortizing	Actual/360	1	0	0	120	119	360	359	4/21/2014	6
9.01	Property			Huntington Beach
9.02	Property			Costa Mesa
9.03	Property			San Marcos
9.04	Property			Garden Grove
10	Loan	23	CCRE	Corporate Park Office Center I&II			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/20/2014	6
11	Loan	23	CCRE	AirPark North Business Center			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/20/2014	6
12	Loan		GSMC	Maccabees Center			Amortizing	Actual/360	0	0	0	120	120	360	360	5/13/2014	6
13	Loan		CCRE	Ashford Apartments			Amortizing	Actual/360	0	0	0	120	120	360	360	5/12/2014	6
14	Loan		GSMC	College Towers			Amortizing	Actual/360	0	0	0	120	120	360	360	5/12/2014	6
15	Loan		SMF I	Simon Office			Amortizing	Actual/360	1	0	0	120	119	360	359	4/17/2014	6
16	Loan		SMF I	American Heritage			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/20/2014	6
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/21/2014	6
18	Loan		CGMRC	One New Hampshire			Amortizing	Actual/360	1	0	0	120	119	360	359	5/1/2014	6
19	Loan		GSMC	Nitneil Portfolio I - Alabama			Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	5/15/2014	6
19.01	Property			Slaughter
19.02	Property			County Line
19.03	Property			Leeman
19.04	Property			Blake Bottom
19.05	Property			Oakwood
19.06	Property			Martin

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank			Amortizing	Actual/360	1	0	0	120	119	360	359	4/29/2014	6
21	Loan	28	SMF I	Hyatt Place Charleston Airport			Amortizing	Actual/360	1	0	0	120	119	360	359	4/10/2014	6
22	Loan	29	SMF I	Westwood Plaza			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/16/2014	6
23	Loan		GSMC	Broadway Market Center			Interest Only, Then Amortizing	Actual/360	0	48	48	120	120	360	360	5/14/2014	6
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC			Amortizing	Actual/360	0	0	0	120	120	360	360	5/9/2014	6
24.01	Property			Coyote Ranch MHC
24.02	Property			Morningside MHC
25	Loan	31, 32	SMF I	Buffalo Grove Town Center			Interest Only, Then Amortizing - ARD	Actual/360	1	12	11	120	119	360	360	5/1/2014	6
26	Loan	11	CGMRC	aloft Broomfield			Amortizing	Actual/360	1	0	0	120	119	360	359	4/17/2014	6
27	Loan		SMF I	Myrtle Beach Medical			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	5/21/2014	6
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville			Amortizing	Actual/360	0	0	0	120	120	360	360	5/12/2014	6
29	Loan		GSMC	Nitneil Portfolio I - Georgia			Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	5/15/2014	6
29.01	Property			Arnold
29.02	Property			Hutchinson
29.03	Property			Mt. Zion
30	Loan		CGMRC	Timber Development Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	5/9/2014	6
30.01	Property			Plaza at Coal Township
30.02	Property			Joshua Plaza
31	Loan		GSMC	Ivy Pointe Office Building			Amortizing	Actual/360	1	0	0	120	119	360	359	4/17/2014	6
32	Loan		GSMC	Whitehall Tech Center III			Amortizing	Actual/360	1	0	0	120	119	360	359	5/2/2014	6
33	Loan	35, 36	CGMRC	500 West 43rd Street			Interest Only	Actual/360	1	60	59	60	59	0	0	5/1/2014	6
34	Loan	11	CGMRC	Bernardo Plaza Court			Amortizing	Actual/360	0	0	0	120	120	360	360	5/6/2014	6
35	Loan		CCRE	Encore Plaza			Amortizing	Actual/360	1	0	0	120	119	360	359	4/16/2014	6
36	Loan	37, 38	GSMC	Two Research Park			Amortizing	Actual/360	1	0	0	120	119	300	299	4/24/2014	6
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio			Amortizing	Actual/360	1	0	0	120	119	360	359	4/24/2014	6
37.01	Property			Olivewood Shopping Center
37.02	Property			Big 5 Sporting Goods
38	Loan	11	CGMRC	Scott Towne Center			Amortizing	Actual/360	0	0	0	120	120	360	360	5/12/2014	6
39	Loan		CCRE	Discovery Point Apartments			Amortizing	Actual/360	0	0	0	84	84	360	360	5/7/2014	6
40	Loan	40	CCRE	Devon Madison			Amortizing	Actual/360	1	0	0	120	119	360	359	5/6/2014	6
41	Loan		CGMRC	Widewater Square			Amortizing	Actual/360	1	0	0	120	119	360	359	4/25/2014	6
42	Loan		GSMC	Whitehall Tech Center VII			Amortizing	Actual/360	1	0	0	120	119	360	359	5/2/2014	6
43	Loan		CGMRC	Lowe's Home Improvement Altoona			Amortizing	Actual/360	1	0	0	120	119	300	299	4/16/2014	6
44	Loan	41	CCRE	Omni East Shopping Center			Amortizing	Actual/360	0	0	0	120	120	360	360	5/9/2014	6
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	5/6/2014	6
45.01	Property			Amsdell - Pittsburgh
45.02	Property			Amsdell - Cedar Hill
46	Loan		CGMRC	Pine Creek Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	4/30/2014	6
47	Loan		SMF I	Williamsburg East Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	5/2/2014	6
48	Loan		CGMRC	Tioga Park Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	4/25/2014	6
49	Loan		CCRE	Smoky Hill Village I			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	5/14/2014	6
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/20/2014	6
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	5/19/2014	6
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms
52	Loan	46	SMF I	Grandview Plaza			Amortizing	Actual/360	0	0	0	84	84	300	300	5/14/2014	6
53	Loan		SMF I	Muirwood Square			Amortizing	Actual/360	1	0	0	120	119	360	359	5/2/2014	6
54	Loan		CGMRC	Store House - Indy			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	5/14/2014	6
55	Loan	11	SMF I	Century Plaza			Amortizing	Actual/360	0	0	0	120	120	360	360	5/15/2014	6
56	Loan		CGMRC	Marianna Center			Amortizing	Actual/360	3	0	0	120	117	360	357	3/4/2014	6
57	Loan		CCRE	Smoky Hill Village II			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	5/14/2014	6
58	Loan		CGMRC	Briar Pointe Plaza			Amortizing	Actual/360	1	0	0	120	119	360	359	5/6/2014	6
59	Loan		SMF I	Normandy Square			Amortizing	Actual/360	1	0	0	84	83	300	299	4/25/2014	6

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2011 NOI ($)	2012 NOI ($)
1	Loan	8	CGMRC	Maine Mall	5/3/2014	4/3/2024		4/3/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	17,715,742	18,603,373
2	Loan	9, 10, 11	GSMC	Selig Portfolio	6/6/2014	5/6/2024		5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	11,850,495	11,336,122
2.01	Property	11		Fourth & Blanchard										6,638,764	5,027,685
2.02	Property	11, 12		635 Elliott										(540,043)	(576,564)
2.03	Property	11		645 Elliott										583,401	1,540,760
2.04	Property	11, 13, 14		Fifth & Jackson										2,632,609	2,707,688
2.05	Property			North Tower - 100 West Harrison										961,834	928,448
2.06	Property	11		200 West Thomas										388,024	515,007
2.07	Property	11, 15		South Tower - 100 West Harrison										1,185,905	1,193,097
3	Loan		CGMRC	EpiCentre	7/6/2014	6/6/2021		6/6/2021	No		0	0	Lockout/24_Defeasance/49_0%/11	3,624,873	6,883,370
4	Loan	16	CCRE	Ridgeview Apartments	7/6/2014	6/6/2017	7/6/2017	6/6/2021	No		0	0	Lockout/24_Defeasance/56_0%/4	5,335,934	5,263,645
5	Loan	17, 18	SMF I	The Cove Apartments	7/6/2014	12/6/2017	1/6/2018	6/6/2021	No		0	0	Lockout/24_>YM or 1%/55_0%/5	N/A	2,866,977
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/5_>YM or 1%/111_0%/4	26,323,602	32,483,514
6.01	Property			Orchid Terrace										1,743,154	1,899,837
6.02	Property			Village Gate of Farmington										1,962,047	1,911,474
6.03	Property			Lodge At Cold Spring										1,072,313	1,592,775
6.04	Property			The Manor At Oakridge										988,712	1,405,939
6.05	Property			Durham Regent										1,105,152	1,325,714
6.06	Property			Dogwood Estates										1,290,057	1,437,633
6.07	Property			Sheldon Oaks										1,367,901	1,665,917
6.08	Property			Jordan Oaks										1,817,894	1,580,256
6.09	Property			Sky Peaks										1,063,183	1,185,743
6.10	Property			The Westmont										1,217,430	1,485,959
6.11	Property			Pinewood Hills										1,573,810	1,577,366
6.12	Property			Hidden Lakes										1,415,289	1,330,794
6.13	Property			Walnut Woods										1,106,877	1,253,477
6.14	Property			Oakwood Hills										1,235,623	1,732,811
6.15	Property			Madison Estates										1,347,490	1,723,788
6.16	Property			Thornton Place										803,019	1,136,990
6.17	Property			Whiterock Court										657,606	1,060,588
6.18	Property			The Bentley										779,788	1,401,293
6.19	Property			Pueblo Regent										423,091	838,478
6.20	Property			Vista De La Montana										652,780	772,432
6.21	Property			Rock Creek										589,269	747,548
6.22	Property			Illahee Hills										779,022	904,857
6.23	Property			Palmer Hills										645,837	1,069,419
6.24	Property			Uffelman Estates										269,464	640,866
6.25	Property			The Regent										N/A	317,150
6.26	Property			The Fountains At Hidden Lakes										416,796	484,409
7	Loan	22	CGMRC	Mason Multifamily Portfolio	7/6/2014	6/6/2019	7/6/2019	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	3,181,345	3,415,660
7.01	Property			University Heights										792,822	795,040
7.02	Property			Ashbury Court										623,723	644,394
7.03	Property			James Court										419,164	445,284
7.04	Property			Old Orchard										317,985	272,357
7.05	Property			St. Albans										366,718	369,755
7.06	Property			Ashbury East										N/A	224,058
7.07	Property			Colonial West										234,583	216,489
7.08	Property			Cardinal										215,018	227,115
7.09	Property			Colonial East										211,332	221,168
8	Loan	11	CGMRC	The Hamptons of Cloverlane	6/6/2014	5/6/2019	6/6/2019	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	2,444,738	2,653,638
9	Loan		CCRE	Allspace Self Storage Portfolio	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	2,521,416	2,680,625
9.01	Property			Huntington Beach										1,148,687	1,221,378
9.02	Property			Costa Mesa										649,515	754,346
9.03	Property			San Marcos										530,073	511,514
9.04	Property			Garden Grove										193,141	193,387
10	Loan	23	CCRE	Corporate Park Office Center I&II	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_>YM or 1%/92_0%/4	1,691,108	1,649,059
11	Loan	23	CCRE	AirPark North Business Center	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_>YM or 1%/92_0%/4	1,017,906	1,036,956
12	Loan		GSMC	Maccabees Center	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	5,108,651	2,325,447
13	Loan		CCRE	Ashford Apartments	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	1,102,776
14	Loan		GSMC	College Towers	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	1,261,809	1,309,929
15	Loan		SMF I	Simon Office	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_>YM or 1%/91_0%/4	N/A	N/A
16	Loan		SMF I	American Heritage	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	1,610,877	1,443,032
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	1,154,361	1,222,516
18	Loan		CGMRC	One New Hampshire	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	1,535,183	1,246,900
19	Loan		GSMC	Nitneil Portfolio I - Alabama	7/6/2014	6/6/2019	7/6/2019	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,001,406	1,100,870
19.01	Property			Slaughter										221,505	243,729
19.02	Property			County Line										137,238	171,444
19.03	Property			Leeman										198,394	209,159
19.04	Property			Blake Bottom										182,827	191,532
19.05	Property			Oakwood										141,029	157,678
19.06	Property			Martin										120,413	127,328

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2011 NOI ($)	2012 NOI ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/92_0%/3	870,472	956,861
21	Loan	28	SMF I	Hyatt Place Charleston Airport	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	1,073,792	1,117,339
22	Loan	29	SMF I	Westwood Plaza	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,087,360	1,119,686
23	Loan		GSMC	Broadway Market Center	7/6/2014	6/6/2018	7/6/2018	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	827,408	823,536
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	891,257	912,383
24.01	Property			Coyote Ranch MHC										650,821	596,403
24.02	Property			Morningside MHC										240,435	315,980
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	6/6/2014	5/6/2015	6/6/2015	5/6/2024	Yes	5/6/2029	0	0	Lockout/25_Defeasance/91_0%/4	933,295	963,523
26	Loan	11	CGMRC	aloft Broomfield	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/92_0%/3	726,579	1,068,303
27	Loan		SMF I	Myrtle Beach Medical	7/6/2014	6/6/2016	7/6/2016	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,097,887	1,168,569
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	7/6/2014		7/6/2014	6/6/2024	No		15	0	Lockout/24_Defeasance/92_0%/4	997,693	1,337,182
29	Loan		GSMC	Nitneil Portfolio I - Georgia	7/6/2014	6/6/2019	7/6/2019	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	824,075	864,060
29.01	Property			Arnold										408,357	440,694
29.02	Property			Hutchinson										242,315	250,898
29.03	Property			Mt. Zion										173,403	172,468
30	Loan		CGMRC	Timber Development Portfolio	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	891,486	909,190
30.01	Property			Plaza at Coal Township										474,027	510,308
30.02	Property			Joshua Plaza										417,459	398,882
31	Loan		GSMC	Ivy Pointe Office Building	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	537,570	336,813
32	Loan		GSMC	Whitehall Tech Center III	6/6/2014		6/6/2014	5/6/2024	No		15	0	Lockout/25_Defeasance/91_0%/4	795,050	708,179
33	Loan	35, 36	CGMRC	500 West 43rd Street	6/6/2014	5/6/2019		5/6/2019	No		0	0	Lockout/25_Defeasance/31_0%/4	N/A	774,529
34	Loan	11	CGMRC	Bernardo Plaza Court	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	536,938	693,502
35	Loan		CCRE	Encore Plaza	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	657,468	621,643
36	Loan	37, 38	GSMC	Two Research Park	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	873,183	924,616
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	222,251	663,508
37.01	Property			Olivewood Shopping Center										222,251	663,508
37.02	Property			Big 5 Sporting Goods										N/A	N/A
38	Loan	11	CGMRC	Scott Towne Center	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A
39	Loan		CCRE	Discovery Point Apartments	7/6/2014		7/6/2014	6/6/2021	No		0	0	Lockout/24_Defeasance/48_0%/12	N/A	512,459
40	Loan	40	CCRE	Devon Madison	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	615,032	650,516
41	Loan		CGMRC	Widewater Square	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	663,372	586,386
42	Loan		GSMC	Whitehall Tech Center VII	6/6/2014		6/6/2014	5/6/2024	No		15	0	Lockout/25_Defeasance/91_0%/4	780,636	781,086
43	Loan		CGMRC	Lowe's Home Improvement Altoona	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	759,329	764,230
44	Loan	41	CCRE	Omni East Shopping Center	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	493,931	500,331
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	6/6/2014	5/6/2016	6/6/2016	5/6/2024	No		0	0	Lockout/25_Defeasance/90_0%/5	317,067	418,057
45.01	Property			Amsdell - Pittsburgh										233,419	275,183
45.02	Property			Amsdell - Cedar Hill										83,648	142,874
46	Loan		CGMRC	Pine Creek Apartments	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	573,883	613,939
47	Loan		SMF I	Williamsburg East Apartments	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	494,905	678,514
48	Loan		CGMRC	Tioga Park Apartments	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_>YM or 1%/91_0%/4	364,026	430,815
49	Loan		CCRE	Smoky Hill Village I	7/6/2014	6/6/2016	7/6/2016	6/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	N/A	327,647
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	245,622	332,846
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley										178,446	205,559
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms										67,176	127,287
52	Loan	46	SMF I	Grandview Plaza	7/6/2014		7/6/2014	6/6/2021	No		0	0	Lockout/24_Defeasance/56_0%/4	365,000	414,933
53	Loan		SMF I	Muirwood Square	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_>YM or 1%/91_0%/4	468,386	440,652
54	Loan		CGMRC	Store House - Indy	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	237,889	187,976
55	Loan	11	SMF I	Century Plaza	7/6/2014		7/6/2014	6/6/2024	No		0	0	Lockout/24_>YM or 1%/91_0%/5	338,456	408,006
56	Loan		CGMRC	Marianna Center	4/6/2014		4/6/2014	3/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	346,278	326,856
57	Loan		CCRE	Smoky Hill Village II	7/6/2014	6/6/2016	7/6/2016	6/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	N/A	216,447
58	Loan		CGMRC	Briar Pointe Plaza	6/6/2014		6/6/2014	5/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	337,079	338,000
59	Loan		SMF I	Normandy Square	6/6/2014		6/6/2014	5/6/2021	No		0	0	Lockout/25_Defeasance/55_0%/4	161,825	153,033

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	8	CGMRC	Maine Mall	27,280,921	7,272,131	20,008,790	27,559,654	7,246,278	20,313,377	1/31/2014	12	Trailing 12	29,216,598	7,849,481
2	Loan	9, 10, 11	GSMC	Selig Portfolio	18,488,171	7,234,287	11,253,884	17,907,999	7,347,957	10,560,042	2/28/2014	12	Trailing 12	27,283,001	7,205,223
2.01	Property	11		Fourth & Blanchard	7,961,499	3,333,213	4,628,285	7,595,628	3,397,055	4,198,573	2/28/2014	12	Trailing 12	9,273,835	3,242,279
2.02	Property	11, 12		635 Elliott	24,328	562,334	(538,006)	26,025	570,139	(544,114)	2/28/2014	12	Trailing 12	6,983,340	794,194
2.03	Property	11		645 Elliott	3,084,456	973,078	2,111,378	3,088,170	989,113	2,099,057	2/28/2014	12	Trailing 12	3,191,847	917,535
2.04	Property	11, 13, 14		Fifth & Jackson	3,614,683	1,120,699	2,493,983	3,569,751	1,126,280	2,443,471	2/28/2014	12	Trailing 12	4,135,093	1,110,812
2.05	Property			North Tower - 100 West Harrison	1,348,729	432,122	916,607	1,290,765	441,546	849,219	2/28/2014	12	Trailing 12	1,375,685	405,994
2.06	Property	11		200 West Thomas	1,129,963	391,274	738,689	1,126,975	400,087	726,888	2/28/2014	12	Trailing 12	1,172,676	362,839
2.07	Property	11, 15		South Tower - 100 West Harrison	1,324,513	421,566	902,947	1,210,685	423,737	786,948	2/28/2014	12	Trailing 12	1,150,525	371,570
3	Loan		CGMRC	EpiCentre	13,073,586	3,999,553	9,074,032	13,625,028	4,223,680	9,401,348	2/28/2014	12	Trailing 12	13,689,726	4,448,342
4	Loan	16	CCRE	Ridgeview Apartments	8,751,495	3,125,862	5,625,633	N/A	N/A	N/A	N/A	N/A	Not Available	8,643,056	3,221,162
5	Loan	17, 18	SMF I	The Cove Apartments	7,003,189	3,580,144	3,423,045	7,058,443	3,557,993	3,500,450	3/31/2014	12	Trailing 12	7,115,144	3,502,223
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	80,518,220	43,254,582	37,263,639	80,890,045	43,476,873	37,413,173	1/31/2014	12	Trailing 12	83,423,512	45,095,540
6.01	Property			Orchid Terrace	3,615,480	1,558,000	2,057,479	3,657,900	1,560,361	2,097,538	1/31/2014	12	Trailing 12	3,765,562	1,616,191
6.02	Property			Village Gate of Farmington	5,474,662	3,300,645	2,174,017	5,535,219	3,316,831	2,218,388	1/31/2014	12	Trailing 12	5,965,173	3,438,719
6.03	Property			Lodge At Cold Spring	3,741,800	1,813,119	1,928,681	3,730,387	1,809,791	1,920,597	1/31/2014	12	Trailing 12	3,731,764	1,838,295
6.04	Property			The Manor At Oakridge	3,182,382	1,679,329	1,503,053	3,202,970	1,660,932	1,542,038	1/31/2014	12	Trailing 12	3,097,921	1,708,317
6.05	Property			Durham Regent	3,478,351	1,675,965	1,802,387	3,516,984	1,693,648	1,823,335	1/31/2014	12	Trailing 12	3,694,378	1,752,219
6.06	Property			Dogwood Estates	3,711,864	1,677,448	2,034,417	3,668,684	1,664,798	2,003,886	1/31/2014	12	Trailing 12	3,388,667	1,764,218
6.07	Property			Sheldon Oaks	3,206,096	1,499,472	1,706,624	3,217,439	1,519,892	1,697,546	1/31/2014	12	Trailing 12	3,322,605	1,572,098
6.08	Property			Jordan Oaks	3,581,572	1,589,663	1,991,909	3,608,790	1,593,995	2,014,795	1/31/2014	12	Trailing 12	3,653,520	1,643,944
6.09	Property			Sky Peaks	3,209,017	1,764,066	1,444,951	3,188,365	1,787,573	1,400,791	1/31/2014	12	Trailing 12	3,291,136	1,851,182
6.10	Property			The Westmont	3,769,457	2,022,150	1,747,307	3,834,430	2,018,214	1,816,216	1/31/2014	12	Trailing 12	4,223,026	2,129,018
6.11	Property			Pinewood Hills	3,506,717	1,660,581	1,846,136	3,509,756	1,643,803	1,865,953	1/31/2014	12	Trailing 12	3,572,303	1,779,657
6.12	Property			Hidden Lakes	3,489,914	1,974,893	1,515,021	3,522,474	1,996,869	1,525,604	1/31/2014	12	Trailing 12	3,729,151	2,096,290
6.13	Property			Walnut Woods	3,276,133	1,717,073	1,559,059	3,319,705	1,712,035	1,607,670	1/31/2014	12	Trailing 12	3,537,844	1,769,675
6.14	Property			Oakwood Hills	3,176,786	1,545,591	1,631,194	3,153,314	1,572,540	1,580,774	1/31/2014	12	Trailing 12	3,072,910	1,586,644
6.15	Property			Madison Estates	4,060,758	2,669,733	1,391,025	4,055,915	2,701,786	1,354,129	1/31/2014	12	Trailing 12	4,271,351	2,766,710
6.16	Property			Thornton Place	2,632,765	1,497,516	1,135,250	2,639,646	1,510,516	1,129,130	1/31/2014	12	Trailing 12	2,703,486	1,559,227
6.17	Property			Whiterock Court	3,136,637	1,781,513	1,355,124	3,183,857	1,796,778	1,387,079	1/31/2014	12	Trailing 12	3,297,646	1,886,461
6.18	Property			The Bentley	3,034,395	1,630,803	1,403,591	3,042,344	1,649,279	1,393,065	1/31/2014	12	Trailing 12	3,134,040	1,732,805
6.19	Property			Pueblo Regent	2,344,556	1,328,796	1,015,760	2,347,658	1,346,545	1,001,113	1/31/2014	12	Trailing 12	2,502,683	1,396,242
6.20	Property			Vista De La Montana	2,396,911	1,469,374	927,537	2,372,103	1,465,990	906,113	1/31/2014	12	Trailing 12	2,262,468	1,507,203
6.21	Property			Rock Creek	2,548,689	1,467,280	1,081,409	2,579,182	1,475,015	1,104,167	1/31/2014	12	Trailing 12	2,663,288	1,506,250
6.22	Property			Illahee Hills	2,394,016	1,446,122	947,893	2,404,237	1,461,082	943,155	1/31/2014	12	Trailing 12	2,482,515	1,509,041
6.23	Property			Palmer Hills	2,351,718	1,387,627	964,091	2,345,649	1,397,910	947,739	1/31/2014	12	Trailing 12	2,384,125	1,464,210
6.24	Property			Uffelman Estates	2,234,700	1,464,358	770,343	2,239,468	1,477,426	762,042	1/31/2014	12	Trailing 12	2,461,453	1,534,404
6.25	Property			The Regent	1,993,571	1,159,395	834,176	2,014,348	1,162,509	851,838	1/31/2014	12	Trailing 12	2,132,679	1,207,622
6.26	Property			The Fountains At Hidden Lakes	969,273	474,071	495,202	999,224	480,754	518,470	1/31/2014	12	Trailing 12	1,081,819	478,898
7	Loan	22	CGMRC	Mason Multifamily Portfolio	5,934,936	2,391,206	3,543,730	5,906,826	2,432,090	3,474,736	3/31/2014	12	Trailing 12	5,853,160	2,554,018
7.01	Property			University Heights	1,276,632	519,729	756,903	1,262,056	542,890	719,166	3/31/2014	12	Trailing 12	1,250,316	550,278
7.02	Property			Ashbury Court	1,103,379	472,557	630,822	1,111,048	486,770	624,278	3/31/2014	12	Trailing 12	1,111,048	511,363
7.03	Property			James Court	766,054	288,166	477,888	776,563	287,019	489,544	3/31/2014	12	Trailing 12	776,563	302,968
7.04	Property			Old Orchard	533,255	199,390	333,865	547,686	198,794	348,892	3/31/2014	12	Trailing 12	547,686	210,808
7.05	Property			St. Albans	681,745	284,854	396,891	665,143	287,294	377,849	3/31/2014	12	Trailing 12	665,143	309,837
7.06	Property			Ashbury East	473,210	223,118	250,092	467,605	229,635	237,970	3/31/2014	12	Trailing 12	467,605	236,634
7.07	Property			Colonial West	409,702	150,063	259,639	394,196	149,692	244,504	3/31/2014	12	Trailing 12	372,619	164,510
7.08	Property			Cardinal	328,768	112,177	216,591	326,656	111,102	215,554	3/31/2014	12	Trailing 12	326,656	118,720
7.09	Property			Colonial East	362,191	141,152	221,039	355,873	138,894	216,979	3/31/2014	12	Trailing 12	335,524	148,900
8	Loan	11	CGMRC	The Hamptons of Cloverlane	4,969,174	2,099,022	2,870,152	5,005,562	2,054,121	2,951,441	3/31/2014	12	Trailing 12	5,005,562	2,048,447
9	Loan		CCRE	Allspace Self Storage Portfolio	4,243,439	1,328,990	2,914,449	4,280,611	1,238,836	3,041,775	2/28/2014	12	Trailing 12	4,280,611	1,456,164
9.01	Property			Huntington Beach	1,745,285	419,787	1,325,498	1,753,361	348,221	1,405,140	2/28/2014	12	Trailing 12	1,753,361	512,574
9.02	Property			Costa Mesa	1,193,278	388,784	804,494	1,204,349	396,562	807,787	2/28/2014	12	Trailing 12	1,204,349	397,921
9.03	Property			San Marcos	924,676	333,438	591,238	941,630	304,681	636,949	2/28/2014	12	Trailing 12	941,630	341,303
9.04	Property			Garden Grove	380,200	186,981	193,219	381,271	189,372	191,899	2/28/2014	12	Trailing 12	381,271	204,366
10	Loan	23	CCRE	Corporate Park Office Center I&II	2,372,691	872,632	1,500,059	2,451,830	925,734	1,526,096	3/1/2014	12	Trailing 12	2,430,864	891,308
11	Loan	23	CCRE	AirPark North Business Center	1,351,000	250,400	1,100,600	1,348,440	252,510	1,095,930	3/1/2014	12	Trailing 12	954,659	232,890
12	Loan		GSMC	Maccabees Center	4,974,323	2,879,223	2,095,100	N/A	N/A	N/A	N/A	N/A	Not Available	5,662,005	2,869,997
13	Loan		CCRE	Ashford Apartments	2,513,265	777,313	1,735,952	2,575,279	811,931	1,763,348	2/28/2014	12	Trailing 12	2,577,215	877,734
14	Loan		GSMC	College Towers	2,636,782	1,304,069	1,332,712	N/A	N/A	N/A	N/A	N/A	Not Available	2,655,545	1,215,172
15	Loan		SMF I	Simon Office	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,960,580	464,190
16	Loan		SMF I	American Heritage	2,157,320	637,274	1,520,046	2,250,536	638,072	1,612,464	4/30/2014	12	Trailing 12	2,241,850	684,417
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	2,986,878	1,524,242	1,462,636	N/A	N/A	N/A	N/A	N/A	Not Available	3,258,483	1,573,518
18	Loan		CGMRC	One New Hampshire	1,963,624	927,259	1,036,365	1,987,237	931,834	1,055,404	3/31/2014	12	Trailing 12	2,361,009	949,414
19	Loan		GSMC	Nitneil Portfolio I - Alabama	1,860,362	697,167	1,163,195	1,868,614	695,623	1,172,992	3/31/2014	12	Trailing 12	1,890,235	646,134
19.01	Property			Slaughter	357,025	111,281	245,744	358,220	110,444	247,777	3/31/2014	12	Trailing 12	363,283	104,608
19.02	Property			County Line	303,790	127,857	175,933	309,510	130,481	179,029	3/31/2014	12	Trailing 12	323,463	122,654
19.03	Property			Leeman	348,879	126,105	222,774	348,845	124,883	223,962	3/31/2014	12	Trailing 12	370,272	119,396
19.04	Property			Blake Bottom	307,754	113,587	194,167	304,262	110,091	194,171	3/31/2014	12	Trailing 12	302,774	101,230
19.05	Property			Oakwood	285,419	102,559	182,860	288,388	104,516	183,872	3/31/2014	12	Trailing 12	278,416	94,437
19.06	Property			Martin	257,497	115,779	141,718	259,388	115,208	144,181	3/31/2014	12	Trailing 12	252,027	103,809

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	1,418,096	472,858	945,238	1,429,792	469,907	959,885	3/1/2014	12	Trailing 12	1,699,688	598,831
21	Loan	28	SMF I	Hyatt Place Charleston Airport	3,676,350	2,317,580	1,358,769	3,787,193	2,354,721	1,432,472	2/28/2014	12	Trailing 12	3,787,193	2,360,766
22	Loan	29	SMF I	Westwood Plaza	1,499,565	484,403	1,015,163	N/A	N/A	N/A	N/A	N/A	Not Available	1,576,494	444,660
23	Loan		GSMC	Broadway Market Center	1,535,337	370,041	1,165,296	N/A	N/A	N/A	N/A	N/A	Not Available	1,426,083	411,629
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	1,339,215	429,384	909,831	1,341,508	426,104	915,404	2/28/2014	12	Trailing 12	1,319,569	427,503
24.01	Property			Coyote Ranch MHC	990,113	321,102	669,011	992,706	321,292	671,414	2/28/2014	12	Trailing 12	991,498	325,581
24.02	Property			Morningside MHC	349,102	108,282	240,820	348,802	104,812	243,990	2/28/2014	12	Trailing 12	328,072	101,922
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	1,663,760	687,551	976,209	1,713,729	703,052	1,010,677	3/31/2014	12	Trailing 12	1,854,052	676,236
26	Loan	11	CGMRC	aloft Broomfield	5,052,000	3,559,012	1,492,988	5,173,613	3,568,457	1,605,156	3/31/2014	12	Trailing 12	5,066,528	3,577,398
27	Loan		SMF I	Myrtle Beach Medical	1,479,126	372,249	1,106,877	N/A	N/A	N/A	N/A	N/A	Not Available	1,530,032	511,502
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	3,234,568	2,015,164	1,219,404	3,337,091	2,020,000	1,317,091	3/31/2014	12	Trailing 12	3,337,091	2,031,829
29	Loan		GSMC	Nitneil Portfolio I - Georgia	1,406,965	560,387	846,579	1,458,427	582,929	875,498	3/31/2014	12	Trailing 12	1,551,439	576,584
29.01	Property			Arnold	611,489	233,823	377,666	627,401	238,383	389,018	3/31/2014	12	Trailing 12	648,946	236,476
29.02	Property			Hutchinson	410,110	154,127	255,983	429,098	160,978	268,119	3/31/2014	12	Trailing 12	465,155	159,179
29.03	Property			Mt. Zion	385,366	172,437	212,929	401,928	183,568	218,360	3/31/2014	12	Trailing 12	437,338	180,929
30	Loan		CGMRC	Timber Development Portfolio	1,146,610	306,004	840,606	N/A	N/A	N/A	N/A	N/A	Not Available	1,195,681	319,718
30.01	Property			Plaza at Coal Township	648,758	143,876	504,882	N/A	N/A	N/A	N/A	N/A	Not Available	696,914	170,908
30.02	Property			Joshua Plaza	497,852	162,128	335,724	N/A	N/A	N/A	N/A	N/A	Not Available	498,767	148,810
31	Loan		GSMC	Ivy Pointe Office Building	1,045,352	674,700	370,652	N/A	N/A	N/A	N/A	N/A	Not Available	1,702,710	712,812
32	Loan		GSMC	Whitehall Tech Center III	1,134,146	261,274	872,872	N/A	N/A	N/A	N/A	N/A	Not Available	1,109,421	304,909
33	Loan	35, 36	CGMRC	500 West 43rd Street	1,030,501	235,883	794,618	N/A	N/A	N/A	N/A	N/A	Not Available	972,769	312,368
34	Loan	11	CGMRC	Bernardo Plaza Court	981,487	402,149	579,338	N/A	N/A	N/A	N/A	N/A	Not Available	1,177,640	425,034
35	Loan		CCRE	Encore Plaza	980,325	321,255	659,069	N/A	N/A	N/A	N/A	N/A	Not Available	1,038,709	312,761
36	Loan	37, 38	GSMC	Two Research Park	1,579,873	622,782	957,091	N/A	N/A	N/A	N/A	N/A	Not Available	1,540,661	581,382
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	702,748	114,292	588,456	N/A	N/A	N/A	N/A	N/A	Not Available	944,985	210,805
37.01	Property			Olivewood Shopping Center	702,748	114,292	588,456	N/A	N/A	N/A	N/A	N/A	Not Available	782,789	184,811
37.02	Property			Big 5 Sporting Goods	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	162,195	25,994
38	Loan	11	CGMRC	Scott Towne Center	1,144,959	469,827	675,132	1,361,414	500,480	860,934	2/28/2014	11	Annualized	1,182,882	500,005
39	Loan		CCRE	Discovery Point Apartments	2,502,615	1,992,439	510,176	2,817,405	2,084,510	732,895	2/28/2014	12	Trailing 12	2,812,468	2,066,032
40	Loan	40	CCRE	Devon Madison	1,373,722	554,602	819,120	N/A	N/A	N/A	N/A	N/A	Not Available	1,373,722	571,160
41	Loan		CGMRC	Widewater Square	889,522	262,551	626,971	N/A	N/A	N/A	N/A	N/A	Not Available	975,259	322,541
42	Loan		GSMC	Whitehall Tech Center VII	782,013	189,392	592,621	N/A	N/A	N/A	N/A	N/A	Not Available	805,147	180,760
43	Loan		CGMRC	Lowe's Home Improvement Altoona	808,091	43,825	764,265	N/A	N/A	N/A	N/A	N/A	Not Available	872,402	49,970
44	Loan	41	CCRE	Omni East Shopping Center	723,669	167,132	556,537	579,688	179,687	400,001	2/28/2014	12	Trailing 12	722,010	173,301
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	934,682	431,688	502,994	959,265	435,609	523,656	Various	12	Trailing 12	959,265	451,314
45.01	Property			Amsdell - Pittsburgh	564,102	275,490	288,612	574,425	278,701	295,724	2/28/2014	12	Trailing 12	574,425	274,838
45.02	Property			Amsdell - Cedar Hill	370,580	156,198	214,382	384,840	156,908	227,932	3/31/2014	12	Trailing 12	384,840	176,476
46	Loan		CGMRC	Pine Creek Apartments	1,297,399	674,737	622,663	1,297,790	687,872	609,917	2/28/2014	12	Trailing 12	1,297,790	689,059
47	Loan		SMF I	Williamsburg East Apartments	1,870,616	1,139,161	731,455	1,867,794	1,127,901	739,893	2/28/2014	12	Trailing 12	1,854,743	1,125,945
48	Loan		CGMRC	Tioga Park Apartments	781,145	341,737	439,408	788,817	353,839	434,978	2/28/2014	12	Trailing 12	783,041	351,995
49	Loan		CCRE	Smoky Hill Village I	627,144	259,270	367,874	650,998	292,889	358,109	2/28/2014	12	Trailing 12	687,762	291,197
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	N/A	N/A	N/A	299,238	148,248	150,990	2/28/2014	12	Trailing 12	642,707	221,972
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	622,831	243,465	379,366	665,805	249,426	416,379	3/31/2014	12	Trailing 12	685,471	265,381
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley	305,803	112,149	193,654	323,607	114,457	209,150	3/31/2014	12	Trailing 12	337,555	121,009
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms	317,028	131,316	185,712	342,198	134,969	207,229	3/31/2014	12	Trailing 12	347,916	144,372
52	Loan	46	SMF I	Grandview Plaza	581,691	133,587	448,104	593,507	134,936	458,571	3/31/2014	12	Trailing 12	572,542	143,160
53	Loan		SMF I	Muirwood Square	573,554	160,099	413,455	573,289	160,012	413,277	3/31/2014	12	Trailing 12	604,087	152,932
54	Loan		CGMRC	Store House - Indy	469,653	203,493	266,160	488,772	215,322	273,450	3/31/2014	12	Trailing 12	488,772	214,343
55	Loan	11	SMF I	Century Plaza	492,836	142,327	350,509	461,144	147,416	313,728	3/31/2014	12	Trailing 12	447,737	139,949
56	Loan		CGMRC	Marianna Center	473,613	150,124	323,489	476,890	149,894	326,996	2/28/2014	12	Trailing 12	454,195	145,326
57	Loan		CCRE	Smoky Hill Village II	378,915	163,154	215,761	397,871	160,989	236,882	2/28/2014	12	Trailing 12	407,637	161,153
58	Loan		CGMRC	Briar Pointe Plaza	572,864	226,134	346,730	583,077	225,341	357,736	3/31/2014	12	Trailing 12	572,659	227,808
59	Loan		SMF I	Normandy Square	290,620	111,158	179,462	317,095	123,264	193,831	3/31/2014	12	Trailing 12	341,348	123,435

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
1	Loan	8	CGMRC	Maine Mall	21,367,118	9.1%	150,558	879,416	20,337,144	1.83	8.7%	395,000,000	2/25/2014	NAP
2	Loan	9, 10, 11	GSMC	Selig Portfolio	20,077,778	10.2%	270,654	851,546	18,955,579	2.06	9.6%	335,300,000	4/3/2014	354,500,000
2.01	Property	11		Fourth & Blanchard	6,031,556		101,540	342,249	5,587,768			105,000,000	4/3/2014	109,000,000
2.02	Property	11, 12		635 Elliott	6,189,147		47,739	140,576	6,000,832			86,000,000	4/3/2014	90,000,000
2.03	Property	11		645 Elliott	2,274,312		36,280	98,930	2,139,102			61,000,000	4/3/2014	68,000,000
2.04	Property	11, 13, 14		Fifth & Jackson	3,024,280		36,085	120,585	2,867,610			38,500,000	4/3/2014	39,600,000
2.05	Property			North Tower - 100 West Harrison	969,691		16,325	57,330	896,036			15,200,000	4/3/2014	NAP
2.06	Property	11		200 West Thomas	809,837		16,160	48,162	745,515			14,900,000	4/3/2014	16,600,000
2.07	Property	11, 15		South Tower - 100 West Harrison	778,956		16,527	43,714	718,715			14,700,000	4/3/2014	16,100,000
3	Loan		CGMRC	EpiCentre	9,241,384	10.9%	45,716	522,607	8,673,062	2.27	10.2%	130,500,000	3/14/2014	NAP
4	Loan	16	CCRE	Ridgeview Apartments	5,421,894	8.2%	134,784	0	5,287,110	1.28	8.0%	103,000,000	2/20/2014	NAP
5	Loan	17, 18	SMF I	The Cove Apartments	3,612,921	8.5%	86,125	0	3,526,796	1.39	8.3%	57,200,000	4/21/2014	NAP
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	38,327,972	10.6%	978,652	0	37,349,320	1.55	10.4%	507,180,000	12/31/2013	NAP
6.01	Property			Orchid Terrace	2,149,371		38,142	0	2,111,229			29,000,000	12/31/2013	NAP
6.02	Property			Village Gate of Farmington	2,526,454		53,464	0	2,472,990			28,800,000	12/31/2013	NAP
6.03	Property			Lodge At Cold Spring	1,893,469		36,512	0	1,856,957			27,800,000	12/31/2013	NAP
6.04	Property			The Manor At Oakridge	1,389,604		37,490	0	1,352,114			26,700,000	12/31/2013	NAP
6.05	Property			Durham Regent	1,942,159		40,098	0	1,902,061			26,400,000	12/31/2013	NAP
6.06	Property			Dogwood Estates	1,624,449		38,468	0	1,585,981			25,800,000	12/31/2013	NAP
6.07	Property			Sheldon Oaks	1,750,508		36,186	0	1,714,322			24,100,000	12/31/2013	NAP
6.08	Property			Jordan Oaks	2,009,576		38,142	0	1,971,434			24,000,000	12/31/2013	NAP
6.09	Property			Sky Peaks	1,439,954		39,446	0	1,400,508			23,200,000	12/31/2013	NAP
6.10	Property			The Westmont	2,094,008		44,662	0	2,049,346			22,600,000	12/31/2013	NAP
6.11	Property			Pinewood Hills	1,792,647		38,142	0	1,754,505			21,900,000	12/31/2013	NAP
6.12	Property			Hidden Lakes	1,632,861		44,010	0	1,588,851			20,500,000	12/31/2013	NAP
6.13	Property			Walnut Woods	1,768,169		36,838	0	1,731,331			19,200,000	12/31/2013	NAP
6.14	Property			Oakwood Hills	1,486,265		37,816	0	1,448,449			18,950,000	12/31/2013	NAP
6.15	Property			Madison Estates	1,504,641		52,160	0	1,452,481			18,500,000	12/31/2013	NAP
6.16	Property			Thornton Place	1,144,258		39,446	0	1,104,812			16,200,000	12/31/2013	NAP
6.17	Property			Whiterock Court	1,411,184		38,142	0	1,373,042			16,000,000	12/31/2013	NAP
6.18	Property			The Bentley	1,401,234		38,468	0	1,362,766			15,900,000	12/31/2013	NAP
6.19	Property			Pueblo Regent	1,106,441		32,274	0	1,074,167			15,100,000	12/31/2013	NAP
6.20	Property			Vista De La Montana	755,265		37,490	0	717,775			14,700,000	12/31/2013	NAP
6.21	Property			Rock Creek	1,157,038		35,860	0	1,121,178			14,500,000	12/31/2013	NAP
6.22	Property			Illahee Hills	973,474		35,534	0	937,940			13,900,000	12/31/2013	NAP
6.23	Property			Palmer Hills	919,915		34,556	0	885,359			13,500,000	12/31/2013	NAP
6.24	Property			Uffelman Estates	927,048		35,534	0	891,514			12,200,000	12/31/2013	NAP
6.25	Property			The Regent	925,057		27,384	0	897,673			9,800,000	12/31/2013	NAP
6.26	Property			The Fountains At Hidden Lakes	602,921		12,388	0	590,533			7,930,000	12/31/2013	NAP
7	Loan	22	CGMRC	Mason Multifamily Portfolio	3,299,142	9.9%	211,500	0	3,087,642	1.44	9.3%	44,400,000	3/20/2014	NAP
7.01	Property			University Heights	700,038		51,000	0	649,038			9,300,000	3/20/2014	NAP
7.02	Property			Ashbury Court	599,685		43,200	0	556,485			7,850,000	3/20/2014	NAP
7.03	Property			James Court	473,595		28,800	0	444,795			6,050,000	3/20/2014	NAP
7.04	Property			Old Orchard	336,878		10,800	0	326,078			4,900,000	3/20/2014	NAP
7.05	Property			St. Albans	355,306		24,000	0	331,306			4,700,000	3/20/2014	NAP
7.06	Property			Ashbury East	230,971		18,000	0	212,971			3,200,000	3/20/2014	NAP
7.07	Property			Colonial West	208,109		12,000	0	196,109			2,900,000	3/20/2014	NAP
7.08	Property			Cardinal	207,936		12,300	0	195,636			2,800,000	3/20/2014	NAP
7.09	Property			Colonial East	186,624		11,400	0	175,224			2,700,000	3/20/2014	NAP
8	Loan	11	CGMRC	The Hamptons of Cloverlane	2,957,115	9.0%	132,000	0	2,825,115	1.36	8.6%	42,000,000	2/6/2014	48,400,000
9	Loan		CCRE	Allspace Self Storage Portfolio	2,824,446	9.1%	34,490	0	2,789,957	1.42	9.0%	47,350,000	3/20/2014	NAP
9.01	Property			Huntington Beach	1,240,788		11,568	0	1,229,219			19,900,000	3/20/2014	NAP
9.02	Property			Costa Mesa	806,427		8,060	0	798,367			14,000,000	3/20/2014	NAP
9.03	Property			San Marcos	600,327		10,867	0	589,460			10,350,000	3/20/2014	NAP
9.04	Property			Garden Grove	176,905		3,994	0	172,911			3,100,000	3/20/2014	NAP
10	Loan	23	CCRE	Corporate Park Office Center I&II	1,539,556	10.5%	40,892	184,811	1,313,853	1.46	9.0%	21,500,000	3/24/2014	NAP
11	Loan	23	CCRE	AirPark North Business Center	721,769	10.5%	16,971	77,140	627,658	1.46	9.0%	9,300,000	3/26/2014	NAP
12	Loan		GSMC	Maccabees Center	2,792,007	13.0%	90,070	422,741	2,279,196	1.70	10.6%	30,700,000	4/9/2014	NAP
13	Loan		CCRE	Ashford Apartments	1,699,482	9.4%	45,000	0	1,654,482	1.50	9.2%	24,000,000	4/2/2014	NAP
14	Loan		GSMC	College Towers	1,440,373	8.8%	99,496	0	1,340,878	1.32	8.1%	22,700,000	2/27/2014	NAP
15	Loan		SMF I	Simon Office	1,496,390	9.2%	8,748	17,497	1,470,145	1.43	9.1%	21,650,000	3/21/2014	NAP
16	Loan		SMF I	American Heritage	1,557,434	10.2%	39,779	99,996	1,417,658	1.52	9.3%	21,700,000	4/15/2014	NAP
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	1,684,965	11.6%	48,365	240,000	1,396,600	1.56	9.6%	19,500,000	3/19/2014	21,000,000
18	Loan		CGMRC	One New Hampshire	1,411,595	10.0%	21,549	153,901	1,236,145	1.40	8.8%	19,500,000	2/19/2014	NAP
19	Loan		GSMC	Nitneil Portfolio I - Alabama	1,244,101	9.4%	30,014	0	1,214,087	1.50	9.2%	18,850,000	4/17/2014	NAP
19.01	Property			Slaughter	258,675		6,647	0	252,028			4,000,000	4/17/2014	NAP
19.02	Property			County Line	200,809		3,370	0	197,439			3,450,000	4/17/2014	NAP
19.03	Property			Leeman	250,876		5,940	0	244,936			3,400,000	4/17/2014	NAP
19.04	Property			Blake Bottom	201,545		2,310	0	199,235			2,900,000	4/17/2014	NAP
19.05	Property			Oakwood	183,979		5,859	0	178,120			2,700,000	4/17/2014	NAP
19.06	Property			Martin	148,217		5,888	0	142,329			2,400,000	4/17/2014	NAP

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	1,100,857	8.7%	9,850	32,832	1,058,175	1.35	8.4%	19,300,000	3/4/2014	NAP
21	Loan	28	SMF I	Hyatt Place Charleston Airport	1,426,427	11.6%	151,488	0	1,274,940	1.61	10.4%	17,600,000	3/1/2014	NAP
22	Loan	29	SMF I	Westwood Plaza	1,131,834	9.8%	34,812	76,284	1,020,738	1.40	8.9%	15,725,000	4/11/2014	NAP
23	Loan		GSMC	Broadway Market Center	1,014,453	8.9%	18,932	56,598	938,924	1.33	8.2%	15,100,000	3/21/2014	NAP
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	892,066	8.5%	17,465	0	874,601	1.28	8.3%	14,790,000	Various	NAP
24.01	Property			Coyote Ranch MHC	665,917		14,427	0	651,490			11,680,000	3/27/2014	NAP
24.02	Property			Morningside MHC	226,149		3,038	0	223,111			3,110,000	3/30/2014	NAP
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	1,177,816	11.2%	26,377	58,912	1,092,527	1.67	10.4%	16,125,000	3/31/2014	NAP
26	Loan	11	CGMRC	aloft Broomfield	1,489,130	14.3%	202,661	0	1,286,469	1.99	12.4%	14,000,000	3/7/2014	15,800,000
27	Loan		SMF I	Myrtle Beach Medical	1,018,530	9.9%	15,956	44,323	958,251	1.48	9.3%	14,600,000	1/28/2014	NAP
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	1,305,262	13.1%	133,484	0	1,171,778	1.79	11.7%	13,400,000	3/12/2014	14,100,000
29	Loan		GSMC	Nitneil Portfolio I - Georgia	974,855	9.8%	20,366	0	954,489	1.57	9.6%	14,300,000	4/8/2014	NAP
29.01	Property			Arnold	412,470		5,968	0	406,502			6,100,000	4/8/2014	NAP
29.02	Property			Hutchinson	305,976		8,784	0	297,192			4,300,000	4/8/2014	NAP
29.03	Property			Mt. Zion	256,409		5,614	0	250,795			3,900,000	4/8/2014	NAP
30	Loan		CGMRC	Timber Development Portfolio	875,964	9.8%	22,737	43,024	810,203	1.41	9.1%	11,910,000	Various	NAP
30.01	Property			Plaza at Coal Township	526,007		17,217	23,388	485,402			7,030,000	3/11/2014	NAP
30.02	Property			Joshua Plaza	349,957		5,520	19,636	324,801			4,880,000	3/4/2014	NAP
31	Loan		GSMC	Ivy Pointe Office Building	989,898	12.2%	18,832	82,288	888,778	1.71	11.0%	11,900,000	2/11/2014	NAP
32	Loan		GSMC	Whitehall Tech Center III	804,512	10.0%	43,290	37,710	723,511	1.42	9.0%	11,900,000	3/27/2014	NAP
33	Loan	35, 36	CGMRC	500 West 43rd Street	660,401	8.3%	4,950	0	655,451	1.81	8.2%	13,750,000	3/10/2014	NAP
34	Loan	11	CGMRC	Bernardo Plaza Court	752,607	9.6%	10,440	67,861	674,305	1.36	8.6%	12,500,000	3/1/2014	12,900,000
35	Loan		CCRE	Encore Plaza	725,948	9.9%	10,380	61,000	654,568	1.39	8.9%	9,800,000	3/6/2014	NAP
36	Loan	37, 38	GSMC	Two Research Park	959,279	13.3%	16,080	55,914	887,286	1.84	12.3%	12,100,000	3/25/2014	NAP
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	734,180	10.5%	26,852	47,406	659,922	1.46	9.4%	10,525,000	Various	NAP
37.01	Property			Olivewood Shopping Center	597,979		25,382	42,419	530,178			8,300,000	2/13/2014	NAP
37.02	Property			Big 5 Sporting Goods	136,202		1,470	4,988	129,744			2,225,000	3/19/2014	NAP
38	Loan	11	CGMRC	Scott Towne Center	682,877	10.4%	16,332	66,440	600,106	1.40	9.1%	9,700,000	4/1/2014	10,200,000
39	Loan		CCRE	Discovery Point Apartments	746,436	11.5%	61,585	0	684,851	1.74	10.5%	18,000,000	4/7/2014	NAP
40	Loan	40	CCRE	Devon Madison	802,562	12.4%	19,268	0	783,294	2.01	12.1%	11,150,000	3/17/2014	NAP
41	Loan		CGMRC	Widewater Square	652,718	10.4%	28,743	32,750	591,225	1.48	9.5%	8,350,000	2/28/2014	NAP
42	Loan		GSMC	Whitehall Tech Center VII	624,387	10.6%	40,742	30,976	552,668	1.48	9.4%	8,000,000	3/27/2014	NAP
43	Loan		CGMRC	Lowe's Home Improvement Altoona	822,432	14.5%	18,804	0	803,629	2.01	14.1%	13,300,000	3/11/2014	NAP
44	Loan	41	CCRE	Omni East Shopping Center	548,709	10.2%	12,978	35,394	500,337	1.45	9.3%	7,200,000	3/10/2014	NAP
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	507,951	9.7%	16,408	0	491,543	1.46	9.4%	7,200,000	3/28/2014	NAP
45.01	Property			Amsdell - Pittsburgh	299,587		8,554	0	291,033			4,100,000	3/28/2014	NAP
45.02	Property			Amsdell - Cedar Hill	208,364		7,854	0	200,510			3,100,000	3/28/2014	NAP
46	Loan		CGMRC	Pine Creek Apartments	608,731	12.1%	69,900	0	538,831	1.69	10.7%	6,700,000	2/7/2014	NAP
47	Loan		SMF I	Williamsburg East Apartments	728,798	14.6%	69,433	0	659,365	2.14	13.2%	9,000,000	2/24/2014	NAP
48	Loan		CGMRC	Tioga Park Apartments	431,046	9.5%	15,402	0	415,644	1.44	9.1%	6,300,000	3/19/2014	NAP
49	Loan		CCRE	Smoky Hill Village I	396,564	9.0%	5,075	17,539	373,950	1.34	8.5%	5,900,000	3/26/2014	NAP
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	420,735	9.6%	24,034	0	396,701	1.43	9.0%	6,110,000	2/24/2014	NAP
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	420,090	9.6%	8,402	0	411,688	1.45	9.4%	5,850,000	3/13/2014	NAP
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley	216,546		3,597	0	212,949			3,100,000	3/13/2014	NAP
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms	203,544		4,805	0	198,739			2,750,000	3/13/2014	NAP
52	Loan	46	SMF I	Grandview Plaza	429,381	11.2%	21,295	11,016	397,070	1.51	10.3%	5,200,000	3/25/2014	NAP
53	Loan		SMF I	Muirwood Square	451,155	11.9%	6,931	34,655	409,569	1.66	10.8%	5,100,000	3/25/2014	NAP
54	Loan		CGMRC	Store House - Indy	274,429	9.4%	7,720	0	266,710	1.40	9.1%	4,270,000	4/11/2014	NAP
55	Loan	11	SMF I	Century Plaza	307,788	11.1%	6,975	22,669	278,144	1.55	10.0%	3,700,000	3/25/2014	4,500,000
56	Loan		CGMRC	Marianna Center	308,869	11.3%	4,702	15,649	288,518	1.55	10.5%	4,150,000	2/1/2014	NAP
57	Loan		CCRE	Smoky Hill Village II	246,484	9.1%	4,886	14,513	227,085	1.34	8.4%	3,700,000	3/26/2014	NAP
58	Loan		CGMRC	Briar Pointe Plaza	344,851	13.3%	8,075	29,908	306,868	1.82	11.8%	4,400,000	4/3/2014	NAP
59	Loan		SMF I	Normandy Square	217,913	9.6%	3,750	12,210	201,953	1.28	8.9%	3,250,000	3/24/2014	NAP

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
1	Loan	8	CGMRC	Maine Mall	NAP	59.5%	59.5%	97.2%	1/31/2014	NAP	NAP	The Bon Ton	120,844	1/31/2029
2	Loan	9, 10, 11	GSMC	Selig Portfolio	Various	58.8%	55.6%	85.4%		NAP	NAP
2.01	Property	11		Fourth & Blanchard	10/1/2015			86.9%	3/25/2014	NAP	NAP	Varian Medical Systems, Inc.	33,349	11/17/2017
2.02	Property	11, 12		635 Elliott	9/1/2014			100.0%	3/25/2014	NAP	NAP	Amazon	190,956	8/31/2019
2.03	Property	11		645 Elliott	4/1/2015			59.3%	3/25/2014	NAP	NAP	Clear Channel Communications	37,699	3/31/2026
2.04	Property	11, 13, 14		Fifth & Jackson	4/1/2015			100.0%	3/25/2014	NAP	NAP	Sound Transit	60,006	2/29/2020
2.05	Property			North Tower - 100 West Harrison	NAP			88.9%	3/25/2014	NAP	NAP	Alzheimer's Association	8,095	11/1/2019
2.06	Property	11		200 West Thomas	10/1/2015			72.7%	3/25/2014	NAP	NAP	Floyd Pflueger & Ringer, P.S.	13,477	5/22/2021
2.07	Property	11, 15		South Tower - 100 West Harrison	4/1/2015			68.4%	3/25/2014	NAP	NAP	DSHS	14,455	6/30/2018
3	Loan		CGMRC	EpiCentre	NAP	65.1%	65.1%	89.9%	3/1/2014	NAP	NAP	Studio Movie Grill	32,691	1/31/2023
4	Loan	16	CCRE	Ridgeview Apartments	NAP	64.1%	60.0%	99.8%	5/1/2014	NAP	NAP	NAP
5	Loan	17, 18	SMF I	The Cove Apartments	NAP	74.5%	70.1%	95.6%	4/9/2014	NAP	NAP	NAP
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	NAP	71.0%	56.8%	90.9%		NAP	NAP
6.01	Property			Orchid Terrace	NAP			91.5%	1/31/2014	NAP	NAP	NAP
6.02	Property			Village Gate of Farmington	NAP			93.9%	1/31/2014	NAP	NAP	NAP
6.03	Property			Lodge At Cold Spring	NAP			85.7%	1/31/2014	NAP	NAP	NAP
6.04	Property			The Manor At Oakridge	NAP			85.2%	1/31/2014	NAP	NAP	NAP
6.05	Property			Durham Regent	NAP			95.1%	1/31/2014	NAP	NAP	NAP
6.06	Property			Dogwood Estates	NAP			85.6%	1/31/2014	NAP	NAP	NAP
6.07	Property			Sheldon Oaks	NAP			95.5%	1/31/2014	NAP	NAP	NAP
6.08	Property			Jordan Oaks	NAP			99.1%	1/31/2014	NAP	NAP	NAP
6.09	Property			Sky Peaks	NAP			86.0%	1/31/2014	NAP	NAP	NAP
6.10	Property			The Westmont	NAP			97.8%	1/31/2014	NAP	NAP	NAP
6.11	Property			Pinewood Hills	NAP			93.2%	1/31/2014	NAP	NAP	NAP
6.12	Property			Hidden Lakes	NAP			96.3%	1/31/2014	NAP	NAP	NAP
6.13	Property			Walnut Woods	NAP			98.2%	1/31/2014	NAP	NAP	NAP
6.14	Property			Oakwood Hills	NAP			83.6%	1/31/2014	NAP	NAP	NAP
6.15	Property			Madison Estates	NAP			89.4%	1/31/2014	NAP	NAP	NAP
6.16	Property			Thornton Place	NAP			84.3%	1/31/2014	NAP	NAP	NAP
6.17	Property			Whiterock Court	NAP			94.9%	1/31/2014	NAP	NAP	NAP
6.18	Property			The Bentley	NAP			89.0%	1/31/2014	NAP	NAP	NAP
6.19	Property			Pueblo Regent	NAP			90.9%	1/31/2014	NAP	NAP	NAP
6.20	Property			Vista De La Montana	NAP			80.9%	1/31/2014	NAP	NAP	NAP
6.21	Property			Rock Creek	NAP			95.5%	1/31/2014	NAP	NAP	NAP
6.22	Property			Illahee Hills	NAP			85.3%	1/31/2014	NAP	NAP	NAP
6.23	Property			Palmer Hills	NAP			80.2%	1/31/2014	NAP	NAP	NAP
6.24	Property			Uffelman Estates	NAP			92.7%	1/31/2014	NAP	NAP	NAP
6.25	Property			The Regent	NAP			98.8%	1/31/2014	NAP	NAP	NAP
6.26	Property			The Fountains At Hidden Lakes	NAP			100.0%	1/31/2014	NAP	NAP	NAP
7	Loan	22	CGMRC	Mason Multifamily Portfolio	NAP	75.0%	69.2%	95.7%		NAP	NAP
7.01	Property			University Heights	NAP			92.9%	3/1/2014	NAP	NAP	NAP
7.02	Property			Ashbury Court	NAP			95.1%	3/1/2014	NAP	NAP	NAP
7.03	Property			James Court	NAP			96.9%	3/1/2014	NAP	NAP	NAP
7.04	Property			Old Orchard	NAP			100.0%	3/1/2014	NAP	NAP	NAP
7.05	Property			St. Albans	NAP			97.5%	3/1/2014	NAP	NAP	NAP
7.06	Property			Ashbury East	NAP			95.0%	3/1/2014	NAP	NAP	NAP
7.07	Property			Colonial West	NAP			97.5%	3/1/2014	NAP	NAP	NAP
7.08	Property			Cardinal	NAP			100.0%	3/1/2014	NAP	NAP	NAP
7.09	Property			Colonial East	NAP			94.7%	3/1/2014	NAP	NAP	NAP
8	Loan	11	CGMRC	The Hamptons of Cloverlane	2/6/2017	78.1%	62.4%	98.2%	4/7/2014	NAP	NAP	NAP
9	Loan		CCRE	Allspace Self Storage Portfolio	NAP	65.4%	53.6%	92.1%		NAP	NAP
9.01	Property			Huntington Beach	NAP			97.1%	3/31/2014	NAP	NAP	NAP
9.02	Property			Costa Mesa	NAP			94.1%	3/31/2014	NAP	NAP	NAP
9.03	Property			San Marcos	NAP			88.7%	3/31/2014	NAP	NAP	NAP
9.04	Property			Garden Grove	NAP			83.0%	3/31/2014	NAP	NAP	NAP
10	Loan	23	CCRE	Corporate Park Office Center I&II	NAP	70.1%	58.5%	86.0%	5/5/2014	NAP	NAP	Arrow Electronics	15,979	7/31/2015
11	Loan	23	CCRE	AirPark North Business Center	NAP	70.1%	58.5%	100.0%	5/5/2014	NAP	NAP	One Touch Direct, LLC	52,815	11/30/2021
12	Loan		GSMC	Maccabees Center	NAP	70.0%	57.1%	80.4%	5/1/2014	NAP	NAP	Doner	126,006	12/31/2020
13	Loan		CCRE	Ashford Apartments	NAP	75.0%	60.8%	95.6%	2/28/2014	NAP	NAP	NAP
14	Loan		GSMC	College Towers	NAP	72.5%	58.8%	96.9%	2/18/2014	NAP	NAP	NAP
15	Loan		SMF I	Simon Office	NAP	74.7%	61.2%	100.0%	4/14/2014	NAP	NAP	Simon PLC	15,216	5/31/2029
16	Loan		SMF I	American Heritage	NAP	70.3%	58.5%	98.6%	4/30/2014	NAP	NAP	Safeway	54,000	3/31/2019
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	9/19/2015	74.4%	57.7%	78.4%	12/31/2013	NAP	NAP	Belcan Corporation	29,652	4/30/2019
18	Loan		CGMRC	One New Hampshire	NAP	72.2%	58.9%	93.8%	4/2/2014	NAP	NAP	International Office	18,337	1/31/2021
19	Loan		GSMC	Nitneil Portfolio I - Alabama	NAP	70.0%	64.2%	85.9%		NAP	NAP
19.01	Property			Slaughter	NAP			82.7%	3/31/2014	NAP	NAP	NAP
19.02	Property			County Line	NAP			82.4%	3/31/2014	NAP	NAP	NAP
19.03	Property			Leeman	NAP			93.4%	3/31/2014	NAP	NAP	NAP
19.04	Property			Blake Bottom	NAP			81.7%	3/31/2014	NAP	NAP	NAP
19.05	Property			Oakwood	NAP			91.4%	3/31/2014	NAP	NAP	NAP
19.06	Property			Martin	NAP			87.8%	3/31/2014	NAP	NAP	NAP

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	NAP	65.5%	53.3%	90.6%	4/1/2014	NAP	NAP	Skin & Cancer	6,959	2/28/2018
21	Loan	28	SMF I	Hyatt Place Charleston Airport	NAP	69.8%	57.5%	74.3%	2/28/2014	104.65	77.79	NAP
22	Loan	29	SMF I	Westwood Plaza	NAP	73.1%	61.5%	90.7%	3/1/2014	NAP	NAP	Conemaugh Health System	68,100	11/30/2016
23	Loan		GSMC	Broadway Market Center	NAP	75.4%	67.8%	98.4%	5/1/2014	NAP	NAP	Bealls	34,345	12/31/2020
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	NAP	71.1%	58.6%	90.5%		NAP	NAP
24.01	Property			Coyote Ranch MHC	NAP			88.9%	3/26/2014	NAP	NAP	NAP
24.02	Property			Morningside MHC	NAP			98.0%	3/26/2014	NAP	NAP	NAP
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	NAP	65.1%	54.6%	83.7%	4/30/2014	NAP	NAP	Buffalo Grove Theaters	14,277	MTM
26	Loan	11	CGMRC	aloft Broomfield	4/1/2016	74.2%	53.6%	72.9%	3/31/2014	108.56	77.55	NAP
27	Loan		SMF I	Myrtle Beach Medical	NAP	70.5%	60.7%	100.0%	5/21/2014	NAP	NAP	Cardiology/Gastroenterology Associates of Myrtle Beach	16,488	12/31/2019
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	4/1/2017	74.6%	58.6%	74.5%	3/31/2014	108.21	80.66	NAP
29	Loan		GSMC	Nitneil Portfolio I - Georgia	NAP	69.2%	63.5%	92.2%		NAP	NAP
29.01	Property			Arnold	NAP			90.5%	3/31/2014	NAP	NAP	NAP
29.02	Property			Hutchinson	NAP			93.7%	3/31/2014	NAP	NAP	NAP
29.03	Property			Mt. Zion	NAP			92.3%	3/31/2014	NAP	NAP	NAP
30	Loan		CGMRC	Timber Development Portfolio	NAP	75.0%	61.7%	97.3%		NAP	NAP
30.01	Property			Plaza at Coal Township	NAP			95.8%	4/17/2014	NAP	NAP	Peebles Department Store	15,000	1/31/2016
30.02	Property			Joshua Plaza	NAP			100.0%	4/11/2014	NAP	NAP	Dollar Tree	10,000	2/28/2017
31	Loan		GSMC	Ivy Pointe Office Building	NAP	68.0%	55.9%	96.1%	4/1/2014	NAP	NAP	Senco Brands	27,510	3/31/2017
32	Loan		GSMC	Whitehall Tech Center III	NAP	67.6%	55.4%	81.5%	4/1/2014	NAP	NAP	Schweitzer Engineering	29,753	5/31/2017
33	Loan	35, 36	CGMRC	500 West 43rd Street	NAP	58.2%	58.2%	100.0%	6/6/2014	NAP	NAP	Hertz Corporation	25,681	8/31/2019
34	Loan	11	CGMRC	Bernardo Plaza Court	3/1/2015	62.4%	49.5%	87.0%	3/1/2014	NAP	NAP	Citibank	7,709	2/28/2018
35	Loan		CCRE	Encore Plaza	NAP	74.9%	61.5%	82.4%	3/31/2014	NAP	NAP	Jester's Billiards	9,252	4/30/2017
36	Loan	37, 38	GSMC	Two Research Park	NAP	59.4%	43.7%	100.0%	5/15/2014	NAP	NAP	Schlumberger Technology Corp	21,880	7/31/2017
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	NAP	66.4%	54.7%	100.0%		NAP	NAP
37.01	Property			Olivewood Shopping Center	NAP			100.0%	1/1/2014	NAP	NAP	Hobby Lobby	60,000	10/31/2021
37.02	Property			Big 5 Sporting Goods	NAP			100.0%	1/1/2014	NAP	NAP	Big 5 Sporting Goods	10,500	1/31/2024
38	Loan	11	CGMRC	Scott Towne Center	4/1/2015	67.9%	53.2%	99.0%	4/16/2014	NAP	NAP	Extreme Fitness II, LP and Extreme Fitness II, Inc.	15,976	12/31/2017
39	Loan		CCRE	Discovery Point Apartments	NAP	36.1%	31.6%	94.5%	3/12/2014	NAP	NAP	NAP
40	Loan	40	CCRE	Devon Madison	NAP	58.2%	47.0%	92.8%	5/13/2014	NAP	NAP	NAP
41	Loan		CGMRC	Widewater Square	NAP	74.9%	61.5%	98.6%	2/28/2014	NAP	NAP	Bi-Lo #5064	40,757	1/31/2023
42	Loan		GSMC	Whitehall Tech Center VII	NAP	73.7%	60.4%	100.0%	4/21/2014	NAP	NAP	Cadmus Communications Corp	61,640	3/31/2019
43	Loan		CGMRC	Lowe's Home Improvement Altoona	NAP	42.8%	32.1%	100.0%	3/10/2014	NAP	NAP	Lowe's	125,357	11/30/2014
44	Loan	41	CCRE	Omni East Shopping Center	NAP	75.0%	61.5%	91.0%	5/2/2014	NAP	NAP	Omni Club	32,011	5/31/2026
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	NAP	72.9%	63.0%	80.4%		NAP	NAP
45.01	Property			Amsdell - Pittsburgh	NAP			76.1%	2/28/2014	NAP	NAP	NAP
45.02	Property			Amsdell - Cedar Hill	NAP			83.4%	3/28/2014	NAP	NAP	NAP
46	Loan		CGMRC	Pine Creek Apartments	NAP	74.9%	61.4%	92.7%	3/3/2014	NAP	NAP	NAP
47	Loan		SMF I	Williamsburg East Apartments	NAP	55.5%	45.1%	95.5%	4/29/2014	NAP	NAP	NAP
48	Loan		CGMRC	Tioga Park Apartments	NAP	72.1%	59.2%	95.4%	3/17/2014	NAP	NAP	NAP
49	Loan		CCRE	Smoky Hill Village I	NAP	75.0%	64.6%	100.0%	5/13/2014	NAP	NAP	AAA Colorado, Inc.	5,020	9/30/2017
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	NAP	72.0%	60.5%	100.0%	4/16/2014	NAP	NAP	Dish Creative Cuisine	5,000	1/1/2021
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	NAP	75.0%	61.8%	85.0%		NAP	NAP
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley	NAP			94.7%	3/31/2014	NAP	NAP	NAP
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms	NAP			78.4%	3/31/2014	NAP	NAP	NAP
52	Loan	46	SMF I	Grandview Plaza	NAP	74.0%	61.6%	100.0%	5/8/2014	NAP	NAP	Gatti's Pizza	25,200	1/31/2016
53	Loan		SMF I	Muirwood Square	NAP	74.2%	61.2%	86.2%	4/24/2014	NAP	NAP	Rite Aid	11,875	2/28/2017
54	Loan		CGMRC	Store House - Indy	NAP	68.6%	58.1%	77.2%	3/31/2014	NAP	NAP	NAP
55	Loan	11	SMF I	Century Plaza	4/1/2018	75.0%	50.8%	69.2%	5/14/2014	NAP	NAP	Ashoka Indian Cuisine	3,150	2/28/2017
56	Loan		CGMRC	Marianna Center	NAP	66.1%	55.3%	91.5%	1/27/2014	NAP	NAP	Shoe Department	6,400	6/30/2019
57	Loan		CCRE	Smoky Hill Village II	NAP	73.0%	62.8%	100.0%	5/13/2014	NAP	NAP	Sylvan Learning Center	2,489	12/31/2017
58	Loan		CGMRC	Briar Pointe Plaza	NAP	59.0%	48.7%	86.6%	2/28/2014	NAP	NAP	Arbor Drugs	10,880	10/31/2019
59	Loan		SMF I	Normandy Square	NAP	70.0%	58.6%	100.0%	4/22/2014	NAP	NAP	Celaya Meat Market, Inc. & Taqueria	10,125	11/30/2019

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft
1	Loan	8	CGMRC	Maine Mall	JC Penney	85,898	7/31/2018	Best Buy	45,793	1/31/2019	Sports Authority	43,326
2	Loan	9, 10, 11	GSMC	Selig Portfolio
2.01	Property	11		Fourth & Blanchard	Wireless Advocates, LLC	23,333	12/31/2017	Department of Revenue	22,722	2/28/2019	Windstar Cruises, LLC	20,541
2.02	Property	11, 12		635 Elliott	NAP			NAP			NAP
2.03	Property	11		645 Elliott	Pacific Biomarkers	21,216	5/9/2022	Amnis Corporation	18,334	11/30/2021	Andrews Skinner, P.S.	6,391
2.04	Property	11, 13, 14		Fifth & Jackson	Summit Law Group, PLLC	30,386	12/31/2022	Dept. of Labor & Industries	27,665	9/30/2017	Walsh Construction	15,338
2.05	Property			North Tower - 100 West Harrison	National CASA Association	7,561	12/31/2015	PerkinElmer, Inc.	4,765	5/31/2015	ReidPedersenMcCarthy&BallewLLP	4,599
2.06	Property	11		200 West Thomas	Cheezburger, Inc.	13,144	1/29/2017	FXVille	4,135	10/31/2017	Skykick, Inc.	3,955
2.07	Property	11, 15		South Tower - 100 West Harrison	Prime Team Partners	4,364	10/15/2018	Dental Health Services	4,185	5/14/2020	Minar & Northey, LLP	3,845
3	Loan		CGMRC	EpiCentre	Gold's Gym	30,046	11/14/2022	Strike City Lanes	26,918	12/31/2022	Pavilion	16,238
4	Loan	16	CCRE	Ridgeview Apartments	NAP			NAP			NAP
5	Loan	17, 18	SMF I	The Cove Apartments	NAP			NAP			NAP
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio
6.01	Property			Orchid Terrace	NAP			NAP			NAP
6.02	Property			Village Gate of Farmington	NAP			NAP			NAP
6.03	Property			Lodge At Cold Spring	NAP			NAP			NAP
6.04	Property			The Manor At Oakridge	NAP			NAP			NAP
6.05	Property			Durham Regent	NAP			NAP			NAP
6.06	Property			Dogwood Estates	NAP			NAP			NAP
6.07	Property			Sheldon Oaks	NAP			NAP			NAP
6.08	Property			Jordan Oaks	NAP			NAP			NAP
6.09	Property			Sky Peaks	NAP			NAP			NAP
6.10	Property			The Westmont	NAP			NAP			NAP
6.11	Property			Pinewood Hills	NAP			NAP			NAP
6.12	Property			Hidden Lakes	NAP			NAP			NAP
6.13	Property			Walnut Woods	NAP			NAP			NAP
6.14	Property			Oakwood Hills	NAP			NAP			NAP
6.15	Property			Madison Estates	NAP			NAP			NAP
6.16	Property			Thornton Place	NAP			NAP			NAP
6.17	Property			Whiterock Court	NAP			NAP			NAP
6.18	Property			The Bentley	NAP			NAP			NAP
6.19	Property			Pueblo Regent	NAP			NAP			NAP
6.20	Property			Vista De La Montana	NAP			NAP			NAP
6.21	Property			Rock Creek	NAP			NAP			NAP
6.22	Property			Illahee Hills	NAP			NAP			NAP
6.23	Property			Palmer Hills	NAP			NAP			NAP
6.24	Property			Uffelman Estates	NAP			NAP			NAP
6.25	Property			The Regent	NAP			NAP			NAP
6.26	Property			The Fountains At Hidden Lakes	NAP			NAP			NAP
7	Loan	22	CGMRC	Mason Multifamily Portfolio
7.01	Property			University Heights	NAP			NAP			NAP
7.02	Property			Ashbury Court	NAP			NAP			NAP
7.03	Property			James Court	NAP			NAP			NAP
7.04	Property			Old Orchard	NAP			NAP			NAP
7.05	Property			St. Albans	NAP			NAP			NAP
7.06	Property			Ashbury East	NAP			NAP			NAP
7.07	Property			Colonial West	NAP			NAP			NAP
7.08	Property			Cardinal	NAP			NAP			NAP
7.09	Property			Colonial East	NAP			NAP			NAP
8	Loan	11	CGMRC	The Hamptons of Cloverlane	NAP			NAP			NAP
9	Loan		CCRE	Allspace Self Storage Portfolio
9.01	Property			Huntington Beach	NAP			NAP			NAP
9.02	Property			Costa Mesa	NAP			NAP			NAP
9.03	Property			San Marcos	NAP			NAP			NAP
9.04	Property			Garden Grove	NAP			NAP			NAP
10	Loan	23	CCRE	Corporate Park Office Center I&II	Johnson Controls, Inc.	14,941	7/31/2016	Alabama Department of Revenue	11,862	6/30/2020	Red Hat, Inc.	10,705
11	Loan	23	CCRE	AirPark North Business Center	Times Publishing Co.	24,325	1/31/2018	NAP			NAP
12	Loan		GSMC	Maccabees Center	Sullivan, Ward, Asher & Patton	42,000	2/28/2020	Real Estate One	40,346	12/31/2021	Computer Sciences Corporation	20,094
13	Loan		CCRE	Ashford Apartments	NAP			NAP			NAP
14	Loan		GSMC	College Towers	NAP			NAP			NAP
15	Loan		SMF I	Simon Office	Eddie Merlot's	12,296	4/30/2028	First Fertility PC	12,126	4/30/2024	Roland Berger Strategy Consultants	7,560
16	Loan		SMF I	American Heritage	Big Lots	27,376	1/31/2016	Pep Boys	24,809	1/31/2020	Fashion Mart	15,000
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	United Healthcare	27,081	1/31/2018	Sturgill Tuner Barker & Moloney	18,672	12/31/2018	Ward Hocker & Thornton	15,147
18	Loan		CGMRC	One New Hampshire	Pierce Atwood	17,237	4/30/2023	Willis of NH, Inc.	17,029	6/30/2022	Wells Fargo Advisors, LLC	7,284
19	Loan		GSMC	Nitneil Portfolio I - Alabama
19.01	Property			Slaughter	NAP			NAP			NAP
19.02	Property			County Line	NAP			NAP			NAP
19.03	Property			Leeman	NAP			NAP			NAP
19.04	Property			Blake Bottom	NAP			NAP			NAP
19.05	Property			Oakwood	NAP			NAP			NAP
19.06	Property			Martin	NAP			NAP			NAP

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	Wells Fargo	5,200	3/31/2030	Elite Imaging	5,200	12/31/2018	Atlantic South	3,306
21	Loan	28	SMF I	Hyatt Place Charleston Airport	NAP			NAP			NAP
22	Loan	29	SMF I	Westwood Plaza	Good Cents Grocery	46,032	12/31/2016	Family Dollar	11,652	12/31/2016	Coast to Coast Cellular	7,500
23	Loan		GSMC	Broadway Market Center	Ross Dress for Less	30,971	1/31/2017	Avenue	5,000	6/30/2017	Jason's Deli	4,550
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC
24.01	Property			Coyote Ranch MHC	NAP			NAP			NAP
24.02	Property			Morningside MHC	NAP			NAP			NAP
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	Binny's Beverage Depot	14,173	1/31/2016	Title Boxing Club	9,198	2/28/2019	Versailles Chicago LLC	9,000
26	Loan	11	CGMRC	aloft Broomfield	NAP			NAP			NAP
27	Loan		SMF I	Myrtle Beach Medical	Strand Physician Specialists d/b/a Carolina Health Specialists	15,516	12/31/2019	Grand Strand Regional Medical Center	12,319	5/30/2020	NAP
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	NAP			NAP			NAP
29	Loan		GSMC	Nitneil Portfolio I - Georgia
29.01	Property			Arnold	NAP			NAP			NAP
29.02	Property			Hutchinson	NAP			NAP			NAP
29.03	Property			Mt. Zion	NAP			NAP			NAP
30	Loan		CGMRC	Timber Development Portfolio
30.01	Property			Plaza at Coal Township	Dollar Tree	10,000	2/28/2017	Shoe Show	4,480	11/30/2016	Chinese Restaurant	4,400
30.02	Property			Joshua Plaza	Mexican Restaurant	5,600	1/31/2018	Baan Tao Thai Restaurant	4,800	5/31/2017	Snap Fitness	4,000
31	Loan		GSMC	Ivy Pointe Office Building	Tata Consulting Services	25,137	9/30/2020	5ME, LLC	10,000	12/31/2018	Healthcare Regional Marketing	8,318
32	Loan		GSMC	Whitehall Tech Center III	Planet Fitness	17,325	8/31/2017	Gym-Fit Sports Center	14,669	7/31/2020	American Forest Management	11,953
33	Loan	35, 36	CGMRC	500 West 43rd Street	NAP			NAP			NAP
34	Loan	11	CGMRC	Bernardo Plaza Court	Kids Therapy	6,088	10/31/2016	Isis Physical Therapy	3,207	3/31/2016	Xpera Inc., A Calif. Corp	3,197
35	Loan		CCRE	Encore Plaza	Biomedical Applications	6,189	10/31/2016	Pet Club	5,465	6/30/2017	Desert Schools Fed. Credit Union	5,446
36	Loan	37, 38	GSMC	Two Research Park	Texas A&M University	20,803	3/31/2015	The Real Estate Center	11,070	7/31/2019	Agrilogic Insurance Services	6,029
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio
37.01	Property			Olivewood Shopping Center	O'Reilly Auto Parts	6,000	10/31/2024	Kang Ground Lease	6,000	1/31/2039	Sizzler	5,650
37.02	Property			Big 5 Sporting Goods	NAP			NAP			NAP
38	Loan	11	CGMRC	Scott Towne Center	Dr. Alexander Chang, M.D., P.C.	6,550	2/28/2015	Southwinds, Inc.	5,679	8/31/2018	Indoserve, Inc. and Varma Sagi	3,695
39	Loan		CCRE	Discovery Point Apartments	NAP			NAP			NAP
40	Loan	40	CCRE	Devon Madison	NAP			NAP			NAP
41	Loan		CGMRC	Widewater Square	Carolina Beauty	10,000	7/31/2016	It's Fashion Metro #7188	7,200	1/31/2018	Rent-A-Center, Inc.	7,000
42	Loan		GSMC	Whitehall Tech Center VII	Optical Experts Manufacturing	52,800	2/28/2015	Tyco Integrated Security	14,250	8/31/2019	ADT	11,800
43	Loan		CGMRC	Lowe's Home Improvement Altoona	NAP			NAP			NAP
44	Loan	41	CCRE	Omni East Shopping Center	Dollar General	6,720	1/31/2016	Your Pie	2,709	12/31/2022	Dunkin Donuts	2,709
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio
45.01	Property			Amsdell - Pittsburgh	NAP			NAP			NAP
45.02	Property			Amsdell - Cedar Hill	NAP			NAP			NAP
46	Loan		CGMRC	Pine Creek Apartments	NAP			NAP			NAP
47	Loan		SMF I	Williamsburg East Apartments	NAP			NAP			NAP
48	Loan		CGMRC	Tioga Park Apartments	NAP			NAP			NAP
49	Loan		CCRE	Smoky Hill Village I	Smoky Hill Village Liquors	4,021	12/31/2016	General Nutrition Corporation	1,560	10/31/2018	Subway Real Estate, LLC	1,440
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	G Woody Shimko	1,625	12/31/2015	ArchAngel Art Collective, LLC	1,570	12/31/2015	Lola Coffee	1,351
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley	NAP			NAP			NAP
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms	NAP			NAP			NAP
52	Loan	46	SMF I	Grandview Plaza	Dollar General	8,000	8/31/2016	Optimus	5,000	7/31/2016	Trinkets & Treasures	4,450
53	Loan		SMF I	Muirwood Square	Applebee's of Michigan, Inc.	4,800	11/30/2018	Aahar Indian Cuisine	4,500	9/30/2017	LaMarsa	3,000
54	Loan		CGMRC	Store House - Indy	NAP			NAP			NAP
55	Loan	11	SMF I	Century Plaza	Leslie's Poolmart	3,143	10/31/2019	Aakash Grocers	2,590	12/31/2015	Dickey's Barbecue Pit	2,300
56	Loan		CGMRC	Marianna Center	CATO	4,640	1/31/2018	Planet Cellular	2,400	9/30/2014	Firehouse Subs	1,600
57	Loan		CCRE	Smoky Hill Village II	H&R Block Tax Services, Inc.	1,795	4/30/2015	Jung's Elite Martial Arts Family	1,773	12/31/2015	Slimgenics Colorado, Inc.	1,505
58	Loan		CGMRC	Briar Pointe Plaza	Novi Kidney Center	8,200	7/31/2014	SIE Enterprises, LLC	2,000	9/30/2014	Neil Blavin DDS P.C.	2,000
59	Loan		SMF I	Normandy Square	Family Washateria	5,200	10/13/2020	Childhood Seasons Learning	4,050	8/31/2023	Metro PCS	2,550

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)
1	Loan	8	CGMRC	Maine Mall	6/30/2017	XXI Forever	26,339	1/31/2019	2/26/2014	No	NAP	2/26/2014	NAP	NAP	No	0	0
2	Loan	9, 10, 11	GSMC	Selig Portfolio											No	154,704	154,704
2.01	Property	11		Fourth & Blanchard	8/31/2020	General Services Administration	13,447	7/31/2019	4/14/2014	No	NAP	4/14/2014	4/10/2014	5%	No
2.02	Property	11, 12		635 Elliott		NAP			4/14/2014	No	NAP	4/11/2014	4/12/2014	6%	No
2.03	Property	11		645 Elliott	3/6/2018	Gourmondo Cafe & Catering Co.	2,403	10/13/2014	4/14/2014	No	NAP	4/11/2014	4/12/2014	6%	No
2.04	Property	11, 13, 14		Fifth & Jackson	7/31/2019	W.P.A.S., Inc.	4,852	4/30/2022	4/14/2014	No	NAP	4/14/2014	4/11/2014	13%	No
2.05	Property			North Tower - 100 West Harrison	5/29/2016	Nextec Corporation	4,205	12/14/2018	4/14/2014	No	NAP	4/9/2014	4/8/2014	11%	No
2.06	Property	11		200 West Thomas	2/28/2017	Murray Dunham and Murray	3,058	3/31/2016	4/14/2014	No	NAP	4/9/2014	4/9/2014	11%	No
2.07	Property	11, 15		South Tower - 100 West Harrison	9/14/2016	Marine Exchange of Puget Sound	3,553	12/31/2017	4/14/2014	No	NAP	4/9/2014	4/8/2014	11%	No
3	Loan		CGMRC	EpiCentre	12/31/2023	CVS Pharmacy	13,705	1/31/2029	5/9/2014	No	NAP	3/21/2014	NAP	NAP	No	643,513	71,501
4	Loan	16	CCRE	Ridgeview Apartments		NAP			3/4/2014	No	NAP	3/5/2014	NAP	NAP	No	606,500	148,167
5	Loan	17, 18	SMF I	The Cove Apartments		NAP			4/14/2014	No	NAP	4/14/2014	NAP	NAP	No	546,726	68,341
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio											No	0	346,784
6.01	Property			Orchid Terrace		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.02	Property			Village Gate of Farmington		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.03	Property			Lodge At Cold Spring		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.04	Property			The Manor At Oakridge		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.05	Property			Durham Regent		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.06	Property			Dogwood Estates		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.07	Property			Sheldon Oaks		NAP			12/16/2013	No	NAP	12/17/2013	12/17/2013	6%	No
6.08	Property			Jordan Oaks		NAP			12/17/2013	No	NAP	12/17/2013	NAP	NAP	No
6.09	Property			Sky Peaks		NAP			12/17/2013	No	NAP	12/17/2013	12/17/2013	9%	No
6.10	Property			The Westmont		NAP			12/16/2013	No	NAP	12/16/2013	12/17/2013	13%	No
6.11	Property			Pinewood Hills		NAP			12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
6.12	Property			Hidden Lakes		NAP			12/16/2013	No	NAP	12/16/2013	12/17/2013	8%	No
6.13	Property			Walnut Woods		NAP			12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
6.14	Property			Oakwood Hills		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.15	Property			Madison Estates		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.16	Property			Thornton Place		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.17	Property			Whiterock Court		NAP			12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
6.18	Property			The Bentley		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.19	Property			Pueblo Regent		NAP			12/16/2013	No	NAP	12/16/2013	NAP	NAP	No
6.20	Property			Vista De La Montana		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.21	Property			Rock Creek		NAP			12/16/2013	No	NAP	12/17/2013	12/17/2013	8%	No
6.22	Property			Illahee Hills		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.23	Property			Palmer Hills		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.24	Property			Uffelman Estates		NAP			12/16/2013	No	NAP	12/17/2013	NAP	NAP	No
6.25	Property			The Regent		NAP			12/16/2013	No	NAP	12/16/2013	12/17/2013	9%	No
6.26	Property			The Fountains At Hidden Lakes		NAP			12/16/2013	No	NAP	12/14/2013	12/17/2013	7%	No
7	Loan	22	CGMRC	Mason Multifamily Portfolio											No	276,303	69,076
7.01	Property			University Heights		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.02	Property			Ashbury Court		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.03	Property			James Court		NAP			4/15/2014	No	NAP	4/15/2014	NAP	NAP	No
7.04	Property			Old Orchard		NAP			4/17/2014	No	NAP	4/14/2014	NAP	NAP	No
7.05	Property			St. Albans		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.06	Property			Ashbury East		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.07	Property			Colonial West		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.08	Property			Cardinal		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
7.09	Property			Colonial East		NAP			4/17/2014	No	NAP	4/15/2014	NAP	NAP	No
8	Loan	11	CGMRC	The Hamptons of Cloverlane		NAP			2/14/2014	No	NAP	2/13/2014	NAP	NAP	No	264,304	44,051
9	Loan		CCRE	Allspace Self Storage Portfolio											No	25,834	12,917
9.01	Property			Huntington Beach		NAP			4/17/2014	No	NAP	4/1/2014	4/1/2014	17%	No
9.02	Property			Costa Mesa		NAP			4/14/2014	No	NAP	4/1/2014	4/1/2014	15%	No
9.03	Property			San Marcos		NAP			4/17/2014	No	NAP	4/1/2014	4/1/2014	10%	No
9.04	Property			Garden Grove		NAP			4/14/2014	No	NAP	4/1/2014	4/1/2014	19%	No
10	Loan	23	CCRE	Corporate Park Office Center I&II	2/28/2015	EADS	9,240	1/31/2015	4/2/2014	No	NAP	4/2/2014	NAP	NAP	No	65,917	9,417
11	Loan	23	CCRE	AirPark North Business Center		NAP			4/8/2014	No	NAP	4/2/2014	NAP	NAP	No	62,000	7,750
12	Loan		GSMC	Maccabees Center	10/31/2019	Hanover Insurance Co.	13,483	2/28/2019	5/6/2014	No	NAP	4/17/2014	NAP	NAP	No	489,485	54,387
13	Loan		CCRE	Ashford Apartments		NAP			4/17/2014	No	NAP	4/7/2014	NAP	NAP	No	163,393	24,757
14	Loan		GSMC	College Towers		NAP			3/3/2014	No	NAP	3/5/2014	NAP	NAP	No	0	16,824
15	Loan		SMF I	Simon Office	8/31/2022	Sports Medicine Assoc. PLC	7,011	12/31/2023	3/25/2014	No	NAP	3/25/2014	NAP	NAP	No	61,142	15,286
16	Loan		SMF I	American Heritage	6/30/2021	Family Dollar	14,576	12/31/2018	4/14/2014	No	NAP	4/14/2014	NAP	NAP	No	39,133	13,044
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	3/31/2019	Bowles Rice McDavid Graf & Love	13,897	6/30/2019	5/21/2014	No	NAP	3/27/2014	NAP	NAP	No	66,000	11,000
18	Loan		CGMRC	One New Hampshire	3/31/2019	AMSEC	6,150	6/30/2016	3/5/2014	No	NAP	2/27/2014	NAP	NAP	No	23,593	11,796
19	Loan		GSMC	Nitneil Portfolio I - Alabama											No	31,601	5,267
19.01	Property			Slaughter		NAP			4/21/2014	No	NAP	4/23/2014	NAP	NAP	No
19.02	Property			County Line		NAP			4/22/2014	No	NAP	4/23/2014	NAP	NAP	No
19.03	Property			Leeman		NAP			4/23/2014	No	NAP	4/23/2014	NAP	NAP	No
19.04	Property			Blake Bottom		NAP			4/21/2014	No	NAP	4/23/2014	NAP	NAP	No
19.05	Property			Oakwood		NAP			4/21/2014	No	NAP	4/23/2014	NAP	NAP	No
19.06	Property			Martin		NAP			4/21/2014	No	NAP	4/23/2014	NAP	NAP	No

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	4/30/2019	Pediatric Psyc.	2,422	6/17/2015	3/7/2014	No	NAP	3/7/2014	NAP	NAP	No	70,500	23,500
21	Loan	28	SMF I	Hyatt Place Charleston Airport		NAP			3/20/2014	No	NAP	3/20/2014	NAP	NAP	No	105,666	15,095
22	Loan	29	SMF I	Westwood Plaza	6/30/2022	Barbara's Hallmark	6,588	2/28/2017	4/11/2014	No	NAP	4/11/2014	NAP	NAP	No	122,321	17,442
23	Loan		GSMC	Broadway Market Center	6/30/2017	Eyeglass World	4,250	7/31/2018	3/25/2014	No	NAP	3/25/2014	NAP	NAP	No	60,192	10,032
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC											No	31,583	6,317
24.01	Property			Coyote Ranch MHC		NAP			5/13/2014	No	NAP	4/3/2014	4/3/2014	4%	No
24.02	Property			Morningside MHC		NAP			5/13/2014	No	NAP	4/3/2014	4/3/2014	3%	No
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	11/30/2020	India House Restaurant	8,096	6/30/2014	4/14/2014	No	NAP	4/14/2014	NAP	NAP	No	69,862	23,287
26	Loan	11	CGMRC	aloft Broomfield		NAP			3/19/2014	No	NAP	3/25/2014	NAP	NAP	No	71,323	35,662
27	Loan		SMF I	Myrtle Beach Medical		NAP			2/3/2014	No	NAP	1/31/2014	NAP	NAP	No	105,053	13,132
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville		NAP			3/31/2014	No	NAP	3/28/2014	NAP	NAP	No	43,291	7,215
29	Loan		GSMC	Nitneil Portfolio I - Georgia											No	50,619	7,231
29.01	Property			Arnold		NAP			4/23/2014	No	NAP	4/23/2014	NAP	NAP	No
29.02	Property			Hutchinson		NAP			4/23/2014	No	NAP	4/23/2014	NAP	NAP	No
29.03	Property			Mt. Zion		NAP			4/23/2014	No	NAP	4/23/2014	NAP	NAP	No
30	Loan		CGMRC	Timber Development Portfolio											No	40,314	10,078
30.01	Property			Plaza at Coal Township	4/30/2017	Don Patron Mexican Grill	4,300	12/31/2015	3/13/2014	No	NAP	3/6/2014	NAP	NAP	No
30.02	Property			Joshua Plaza	1/31/2018	Citi Financial	3,200	10/31/2018	3/5/2014	No	NAP	3/6/2014	NAP	NAP	No
31	Loan		GSMC	Ivy Pointe Office Building	9/30/2016	Ecolab, Inc.	5,038	6/30/2018	2/18/2014	No	NAP	2/19/2014	NAP	NAP	No	97,963	19,593
32	Loan		GSMC	Whitehall Tech Center III	9/30/2015	Flint Group Printing Systems	6,400	3/31/2015	4/7/2014	No	NAP	4/2/2014	NAP	NAP	No	47,893	9,579
33	Loan	35, 36	CGMRC	500 West 43rd Street		NAP			3/19/2014	No	NAP	3/19/2014	NAP	NAP	No	115,506	19,251
34	Loan	11	CGMRC	Bernardo Plaza Court	12/31/2016	Slightly Enterprises	3,080	7/31/2019	2/27/2014	No	NAP	2/27/2014	2/27/2014	5%	No	21,261	7,087
35	Loan		CCRE	Encore Plaza	12/31/2015	2nd Wind Exercise Equipment	3,715	6/30/2019	3/12/2014	No	NAP	3/12/2014	NAP	NAP	No	18,500	6,167
36	Loan	37, 38	GSMC	Two Research Park	2/28/2017	Improving Enterprises	4,212	11/30/2015	4/1/2014	No	NAP	4/1/2014	NAP	NAP	No	76,682	15,336
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio											No	11,388	5,694
37.01	Property			Olivewood Shopping Center	5/31/2023	Merced One Stop Tire and Auto	2,950	11/30/2015	2/21/2014	Yes	3/24/2014	2/21/2014	3/5/2014	6%	No
37.02	Property			Big 5 Sporting Goods		NAP			3/26/2014	No	NAP	3/28/2014	NAP	NAP	No
38	Loan	11	CGMRC	Scott Towne Center	6/30/2017	Siu-Wah Chin and Chao-Yu Lee	3,685	3/31/2016	4/15/2014	No	NAP	4/16/2014	NAP	NAP	No	47,111	15,704
39	Loan		CCRE	Discovery Point Apartments		NAP			4/8/2014	No	NAP	4/9/2014	NAP	NAP	No	20,933	5,233
40	Loan	40	CCRE	Devon Madison		NAP			4/25/2014	No	NAP	3/18/2014	NAP	NAP	No	32,667	8,167
41	Loan		CGMRC	Widewater Square	4/30/2017	Kim Enterprises	6,000	7/31/2015	3/19/2014	No	NAP	3/17/2014	NAP	NAP	No	42,462	8,492
42	Loan		GSMC	Whitehall Tech Center VII	8/31/2019	NAP			4/7/2014	No	NAP	4/2/2014	NAP	NAP	No	32,388	6,478
43	Loan		CGMRC	Lowe's Home Improvement Altoona		NAP			4/10/2014	No	NAP	3/28/2014	NAP	NAP	No	0	0
44	Loan	41	CCRE	Omni East Shopping Center	12/31/2022	Choo Choo	2,400	9/30/2017	3/27/2014	No	NAP	3/27/2014	NAP	NAP	No	41,250	4,583
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio											No	14,233	7,117
45.01	Property			Amsdell - Pittsburgh		NAP			4/7/2014	No	NAP	4/7/2014	NAP	NAP	No
45.02	Property			Amsdell - Cedar Hill		NAP			4/15/2014	No	NAP	4/7/2014	NAP	NAP	No
46	Loan		CGMRC	Pine Creek Apartments		NAP			2/19/2014	No	NAP	2/19/2014	NAP	NAP	No	40,517	8,103
47	Loan		SMF I	Williamsburg East Apartments		NAP			3/7/2014	No	NAP	3/10/2014	NAP	NAP	No	63,309	12,662
48	Loan		CGMRC	Tioga Park Apartments		NAP			3/13/2014	Yes	4/18/2014	3/11/2014	NAP	NAP	No	49,186	7,027
49	Loan		CCRE	Smoky Hill Village I	12/31/2017	Starbucks Coffee	1,440	2/28/2017	4/17/2014	No	NAP	4/10/2014	NAP	NAP	No	21,250	7,083
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	6/30/2018	NAP			2/27/2014	No	NAP	2/26/2014	2/26/2014	17%	No	8,500	2,833
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio											No	45,408	4,541
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley		NAP			3/28/2014	No	NAP	3/28/2014	NAP	NAP	No
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms		NAP			3/31/2014	No	NAP	3/26/2014	NAP	NAP	No
52	Loan	46	SMF I	Grandview Plaza	10/31/2014	Betty's Bobbin Box	4,412	2/28/2015	4/2/2014	No	NAP	4/2/2014	NAP	NAP	No	27,119	4,520
53	Loan		SMF I	Muirwood Square	7/31/2022	Image Sun Tanning Center	1,800	1/31/2017	4/2/2014	No	NAP	3/31/2014	NAP	NAP	No	36,025	5,146
54	Loan		CGMRC	Store House - Indy		NAP			4/16/2014	No	NAP	4/16/2014	NAP	NAP	No	12,156	6,078
55	Loan	11	SMF I	Century Plaza	7/31/2021	Nailco, Inc.	1,890	6/30/2016	4/2/2014	No	NAP	3/31/2014	NAP	NAP	No	39,303	4,913
56	Loan		CGMRC	Marianna Center	4/30/2018	GameStop	1,600	1/31/2017	12/18/2013	No	NAP	12/16/2013	NAP	NAP	No	8,050	2,013
57	Loan		CCRE	Smoky Hill Village II	7/31/2015	The Pet Doc	1,500	2/1/2019	4/17/2014	No	NAP	4/10/2014	NAP	NAP	No	18,500	6,167
58	Loan		CGMRC	Briar Pointe Plaza	4/30/2018	Pearce Veterinary Hospital	1,428	4/30/2026	4/14/2014	No	NAP	4/14/2014	NAP	NAP	No	42,826	5,353
59	Loan		SMF I	Normandy Square	7/31/2018	Cash America Pawn	1,875	8/31/2015	3/19/2014	No	NAP	3/19/2014	NAP	NAP	No	19,617	3,923

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
1	Loan	8	CGMRC	Maine Mall	0	0	0	0	0	0	0
2	Loan	9, 10, 11	GSMC	Selig Portfolio	178,601	13,739	0	22,553	0	0	135,316
2.01	Property	11		Fourth & Blanchard
2.02	Property	11, 12		635 Elliott
2.03	Property	11		645 Elliott
2.04	Property	11, 13, 14		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	11		200 West Thomas
2.07	Property	11, 15		South Tower - 100 West Harrison
3	Loan		CGMRC	EpiCentre	0	0	0	3,810	0	445,584	43,551
4	Loan	16	CCRE	Ridgeview Apartments	26,276	13,138	0	11,232	0	0	0
5	Loan	17, 18	SMF I	The Cove Apartments	151,388	30,278	924,588	0	300,000	0	0
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	189,009	36,856	0	81,564	0	0	0
6.01	Property			Orchid Terrace
6.02	Property			Village Gate of Farmington
6.03	Property			Lodge At Cold Spring
6.04	Property			The Manor At Oakridge
6.05	Property			Durham Regent
6.06	Property			Dogwood Estates
6.07	Property			Sheldon Oaks
6.08	Property			Jordan Oaks
6.09	Property			Sky Peaks
6.10	Property			The Westmont
6.11	Property			Pinewood Hills
6.12	Property			Hidden Lakes
6.13	Property			Walnut Woods
6.14	Property			Oakwood Hills
6.15	Property			Madison Estates
6.16	Property			Thornton Place
6.17	Property			Whiterock Court
6.18	Property			The Bentley
6.19	Property			Pueblo Regent
6.20	Property			Vista De La Montana
6.21	Property			Rock Creek
6.22	Property			Illahee Hills
6.23	Property			Palmer Hills
6.24	Property			Uffelman Estates
6.25	Property			The Regent
6.26	Property			The Fountains At Hidden Lakes
7	Loan	22	CGMRC	Mason Multifamily Portfolio	0	0	0	17,625	529,125	0	0
7.01	Property			University Heights
7.02	Property			Ashbury Court
7.03	Property			James Court
7.04	Property			Old Orchard
7.05	Property			St. Albans
7.06	Property			Ashbury East
7.07	Property			Colonial West
7.08	Property			Cardinal
7.09	Property			Colonial East
8	Loan	11	CGMRC	The Hamptons of Cloverlane	0	0	1,400,000	11,000	0	0	0
9	Loan		CCRE	Allspace Self Storage Portfolio	49,563	6,561	0	2,874	0	0	0
9.01	Property			Huntington Beach
9.02	Property			Costa Mesa
9.03	Property			San Marcos
9.04	Property			Garden Grove
10	Loan	23	CCRE	Corporate Park Office Center I&II	22,813	3,712	0	3,080	0	250,000	15,401
11	Loan	23	CCRE	AirPark North Business Center	29,310	4,187	0	1,286	0	0	6,428
12	Loan		GSMC	Maccabees Center	0	0	0	7,506	0	0	37,500
13	Loan		CCRE	Ashford Apartments	35,081	2,699	0	3,750	225,000	0	0
14	Loan		GSMC	College Towers	5,346	2,673	0	8,291	0	0	0
15	Loan		SMF I	Simon Office	3,166	1,055	0	729	0	0	1,458
16	Loan		SMF I	American Heritage	15,100	3,020	0	3,315	0	0	8,333
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	8,325	2,775	0	4,030	0	0	20,000
18	Loan		CGMRC	One New Hampshire	17,379	1,448	0	1,796	0	0	8,799
19	Loan		GSMC	Nitneil Portfolio I - Alabama	1,862	1,862	0	2,500	0	0	0
19.01	Property			Slaughter
19.02	Property			County Line
19.03	Property			Leeman
19.04	Property			Blake Bottom
19.05	Property			Oakwood
19.06	Property			Martin

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	25,785	10,325	0	821	49,248	45,000	2,736
21	Loan	28	SMF I	Hyatt Place Charleston Airport	7,448	2,483	0	3,753	0	0	0
22	Loan	29	SMF I	Westwood Plaza	15,264	3,816	100,000	2,901	0	750,000	12,607
23	Loan		GSMC	Broadway Market Center	6,891	1,723	192,000	1,578	0	100,000	4,167
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	8,138	4,069	0	1,460	0	0	0
24.01	Property			Coyote Ranch MHC
24.02	Property			Morningside MHC
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	26,325	2,025	0	2,198	0	400,000	0
26	Loan	11	CGMRC	aloft Broomfield	0	0	0	16,888	0	0	0
27	Loan		SMF I	Myrtle Beach Medical	7,827	3,913	0	1,330	0	0	3,694
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	24,344	2,213	0	11,124	0	0	0
29	Loan		GSMC	Nitneil Portfolio I - Georgia	1,042	1,042	0	1,680	0	0	0
29.01	Property			Arnold
29.02	Property			Hutchinson
29.03	Property			Mt. Zion
30	Loan		CGMRC	Timber Development Portfolio	22,263	1,855	0	1,895	46,359	0	3,585
30.01	Property			Plaza at Coal Township
30.02	Property			Joshua Plaza
31	Loan		GSMC	Ivy Pointe Office Building	9,758	976	0	1,569	40,000	0	10,417
32	Loan		GSMC	Whitehall Tech Center III	5,046	631	0	3,642	0	0	6,825
33	Loan	35, 36	CGMRC	500 West 43rd Street	320	320	0	413	0	0	0
34	Loan	11	CGMRC	Bernardo Plaza Court	5,524	1,105	0	870	0	193,579	5,655
35	Loan		CCRE	Encore Plaza	2,852	1,426	0	865	0	150,000	5,088
36	Loan	37, 38	GSMC	Two Research Park	21,886	1,824	0	1,340	0	0	5,583
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	3,985	1,993	0	2,750	0	100,000	6,250
37.01	Property			Olivewood Shopping Center
37.02	Property			Big 5 Sporting Goods
38	Loan	11	CGMRC	Scott Towne Center	3,644	1,822	234,063	1,361	0	0	5,671
39	Loan		CCRE	Discovery Point Apartments	33,345	2,565	0	5,139	0	0	0
40	Loan	40	CCRE	Devon Madison	0	0	0	1,606	57,816	0	0
41	Loan		CGMRC	Widewater Square	12,515	1,788	0	2,395	0	0	2,729
42	Loan		GSMC	Whitehall Tech Center VII	4,782	598	0	3,432	0	200,000	5,833
43	Loan		CGMRC	Lowe's Home Improvement Altoona	6,585	599	0	1,567	0	0	0
44	Loan	41	CCRE	Omni East Shopping Center	3,152	1,051	0	1,081	0	0	2,949
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	0	0	0	1,367	0	0	0
45.01	Property			Amsdell - Pittsburgh
45.02	Property			Amsdell - Cedar Hill
46	Loan		CGMRC	Pine Creek Apartments	0	0	0	5,825	139,800	0	0
47	Loan		SMF I	Williamsburg East Apartments	61,461	4,728	0	5,786	69,433	0	0
48	Loan		CGMRC	Tioga Park Apartments	23,960	2,178	0	1,284	0	0	0
49	Loan		CCRE	Smoky Hill Village I	1,726	247	0	423	0	0	1,458
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	2,802	701	0	1,022	0	0	981
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	10,173	848	0	700	0	0	0
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms
52	Loan	46	SMF I	Grandview Plaza	14,878	2,125	0	1,775	132,000	350,000	5,378
53	Loan		SMF I	Muirwood Square	1,871	502	0	578	0	0	2,888
54	Loan		CGMRC	Store House - Indy	0	0	0	643	0	0	0
55	Loan	11	SMF I	Century Plaza	2,606	551	0	581	0	300,000	2,906
56	Loan		CGMRC	Marianna Center	12,950	1,250	0	392	14,106	40,000	1,469
57	Loan		CCRE	Smoky Hill Village II	1,241	310	0	407	0	0	1,198
58	Loan		CGMRC	Briar Pointe Plaza	4,512	1,128	0	673	0	50,000	2,492
59	Loan		SMF I	Normandy Square	3,241	1,621	0	313	20,000	0	1,667

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
1	Loan	8	CGMRC	Maine Mall	0	0	0	0	0	0	0	0
2	Loan	9, 10, 11	GSMC	Selig Portfolio	0	0	0	253,110	0	0	0	2,898,012
2.01	Property	11		Fourth & Blanchard
2.02	Property	11, 12		635 Elliott
2.03	Property	11		645 Elliott
2.04	Property	11, 13, 14		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	11		200 West Thomas
2.07	Property	11, 15		South Tower - 100 West Harrison
3	Loan		CGMRC	EpiCentre	0	0	0	90,000	0	0	0	0
4	Loan	16	CCRE	Ridgeview Apartments	0	545,000	0	35,675	0	0	0	0
5	Loan	17, 18	SMF I	The Cove Apartments	0	0	0	75,412	0	0	0	0
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	0	0	0	652,265	0	0	0	0
6.01	Property			Orchid Terrace
6.02	Property			Village Gate of Farmington
6.03	Property			Lodge At Cold Spring
6.04	Property			The Manor At Oakridge
6.05	Property			Durham Regent
6.06	Property			Dogwood Estates
6.07	Property			Sheldon Oaks
6.08	Property			Jordan Oaks
6.09	Property			Sky Peaks
6.10	Property			The Westmont
6.11	Property			Pinewood Hills
6.12	Property			Hidden Lakes
6.13	Property			Walnut Woods
6.14	Property			Oakwood Hills
6.15	Property			Madison Estates
6.16	Property			Thornton Place
6.17	Property			Whiterock Court
6.18	Property			The Bentley
6.19	Property			Pueblo Regent
6.20	Property			Vista De La Montana
6.21	Property			Rock Creek
6.22	Property			Illahee Hills
6.23	Property			Palmer Hills
6.24	Property			Uffelman Estates
6.25	Property			The Regent
6.26	Property			The Fountains At Hidden Lakes
7	Loan	22	CGMRC	Mason Multifamily Portfolio	0	0	0	317,625	0	0	0	0
7.01	Property			University Heights
7.02	Property			Ashbury Court
7.03	Property			James Court
7.04	Property			Old Orchard
7.05	Property			St. Albans
7.06	Property			Ashbury East
7.07	Property			Colonial West
7.08	Property			Cardinal
7.09	Property			Colonial East
8	Loan	11	CGMRC	The Hamptons of Cloverlane	0	0	0	0	0	0	0	0
9	Loan		CCRE	Allspace Self Storage Portfolio	0	0	0	8,500	0	0	0	0
9.01	Property			Huntington Beach
9.02	Property			Costa Mesa
9.03	Property			San Marcos
9.04	Property			Garden Grove
10	Loan	23	CCRE	Corporate Park Office Center I&II	600,000 based on the aggregate reserves for Corporate Park Office Center I&II and AirPark North Business Center	0	0	103,313	0	0	0	0
11	Loan	23	CCRE	AirPark North Business Center	600,000 based on the aggregate reserves for AirPark North Business Center and Corporate Park Office Center I&II	0	0	0	0	0	0	0
12	Loan		GSMC	Maccabees Center	2,000,000	0	0	0	0	0	0	113,747
13	Loan		CCRE	Ashford Apartments	0	0	0	0	0	0	0	0
14	Loan		GSMC	College Towers	0	0	0	91,072	0	0	0	0
15	Loan		SMF I	Simon Office	87,480	0	0	0	0	0	0	47,069
16	Loan		SMF I	American Heritage	400,000	0	0	21,094	0	0	0	28,813
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	0	0	0	0	0	0	0	725,796
18	Loan		CGMRC	One New Hampshire	323,238	0	0	11,380	0	0	0	47,727
19	Loan		GSMC	Nitneil Portfolio I - Alabama	0	0	0	0	0	0	0	0
19.01	Property			Slaughter
19.02	Property			County Line
19.03	Property			Leeman
19.04	Property			Blake Bottom
19.05	Property			Oakwood
19.06	Property			Martin

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	0	0	0	0	0	0	0	166,450
21	Loan	28	SMF I	Hyatt Place Charleston Airport	0	0	0	0	0	0	0	0
22	Loan	29	SMF I	Westwood Plaza	0	0	0	72,438	0	0	0	254,500
23	Loan		GSMC	Broadway Market Center	200,000	0	0	0	0	0	0	114,100
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	0	0	0	1,250	0	0	0	0
24.01	Property			Coyote Ranch MHC
24.02	Property			Morningside MHC
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	400,000	0	0	82,775	0	0	0	0
26	Loan	11	CGMRC	aloft Broomfield	0	0	0	214,125	0	0	0	632,000
27	Loan		SMF I	Myrtle Beach Medical	0	0	0	0	0	0	0	0
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	0	0	0	6,710	0	0	0	1,500,800
29	Loan		GSMC	Nitneil Portfolio I - Georgia	0	0	0	0	0	0	0	0
29.01	Property			Arnold
29.02	Property			Hutchinson
29.03	Property			Mt. Zion
30	Loan		CGMRC	Timber Development Portfolio	215,095	0	0	52,050	0	0	0	4,800
30.01	Property			Plaza at Coal Township
30.02	Property			Joshua Plaza
31	Loan		GSMC	Ivy Pointe Office Building	400,000	0	0	0	0	0	0	182,766
32	Loan		GSMC	Whitehall Tech Center III	409,500	0	0	53,011	0	0	0	0
33	Loan	35, 36	CGMRC	500 West 43rd Street	0	0	0	0	0	0	0	1,600
34	Loan	11	CGMRC	Bernardo Plaza Court	0	0	0	2,000	0	0	0	0
35	Loan		CCRE	Encore Plaza	0	0	0	13,250	0	0	0	0
36	Loan	37, 38	GSMC	Two Research Park	268,000	0	0	0	0	0	0	84,801
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	0	0	0	10,505	0	0	0	5,000
37.01	Property			Olivewood Shopping Center
37.02	Property			Big 5 Sporting Goods
38	Loan	11	CGMRC	Scott Towne Center	200,000	0	0	103,875	0	0	0	100,000
39	Loan		CCRE	Discovery Point Apartments	0	0	0	304,029	0	0	0	0
40	Loan	40	CCRE	Devon Madison	0	0	0	186,550	0	0	0	100,000
41	Loan		CGMRC	Widewater Square	0	0	0	16,000	0	0	0	0
42	Loan		GSMC	Whitehall Tech Center VII	500,000	0	0	57,477	0	0	0	410,257
43	Loan		CGMRC	Lowe's Home Improvement Altoona	0	0	0	208,191	0	0	0	0
44	Loan	41	CCRE	Omni East Shopping Center	0	0	0	259,761	0	0	0	0
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	0	0	0	12,375	0	0	0	0
45.01	Property			Amsdell - Pittsburgh
45.02	Property			Amsdell - Cedar Hill
46	Loan		CGMRC	Pine Creek Apartments	0	0	0	4,331	0	0	0	0
47	Loan		SMF I	Williamsburg East Apartments	0	0	0	22,938	0	0	0	0
48	Loan		CGMRC	Tioga Park Apartments	0	90,000	0	0	0	0	0	0
49	Loan		CCRE	Smoky Hill Village I	140,000	0	0	0	0	0	0	0
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	36,307	0	0	0	0	0	0	600,000
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	0	0	0	10,625	0	0	0	0
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms
52	Loan	46	SMF I	Grandview Plaza	600,000	0	0	34,625	0	0	0	0
53	Loan		SMF I	Muirwood Square	0	0	0	585,500	0	0	0	0
54	Loan		CGMRC	Store House - Indy	0	0	0	12,663	0	0	0	0
55	Loan	11	SMF I	Century Plaza	0	0	0	20,563	0	0	0	0
56	Loan		CGMRC	Marianna Center	92,900	0	0	0	0	0	0	0
57	Loan		CCRE	Smoky Hill Village II	80,000	0	0	0	0	0	0	0
58	Loan		CGMRC	Briar Pointe Plaza	0	0	0	27,188	0	0	0	0
59	Loan		SMF I	Normandy Square	100,000	0	0	66,348	0	0	0	0

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name	Carve-out Guarantor
1	Loan	8	CGMRC	Maine Mall	0		GGP-Maine Mall L.L.C.	GGP Real Estate Holding I, Inc.
2	Loan	9, 10, 11	GSMC	Selig Portfolio	0	Unfunded Obligations	SREH 2014 LLC	Selig Family Holdings, LLC and Martin Selig
2.01	Property	11		Fourth & Blanchard
2.02	Property	11, 12		635 Elliott
2.03	Property	11		645 Elliott
2.04	Property	11, 13, 14		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	11		200 West Thomas
2.07	Property	11, 15		South Tower - 100 West Harrison
3	Loan		CGMRC	EpiCentre	0		Epicentre SPE (Charlotte), LLC	CIM SMA I Investments, LLC
4	Loan	16	CCRE	Ridgeview Apartments	0		Ridgeview Holdings II LLC	Joseph J. Santangelo, Stephen V. Reitano and Mark Bassani
5	Loan	17, 18	SMF I	The Cove Apartments	0		Westshore Cove Apartments, LLC	The Laramar Group, L.L.C.
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	0
NIC 13 The Bentley Owner LLC, NIC 13 Dogwood Estates Owner LLC, NIC 13 Durham Regent Owner LLC, NIC 13 Fountains at Hidden Lakes Owner LLC, NIC 13 Illahee Hills Owner LLC, NIC 13 Hidden Lakes Owner LLC, NIC 13 Jordan Oaks Owner LLC, NIC 13 Lodge at Cold Spring Owner LLC, NIC 13 Madison Estates Owner LLC, NIC 13 Manor at Oakridge Owner LLC, NIC 13 Oakwood Hills Owner LLC, NIC 13 Orchid Terrace Owner LLC, NIC 13 Palmer Hills Owner LLC, NIC 13 Pinewood Hills Owner LLC, NIC 13
Pueblo Regent Owner LLC, NIC 13 The Regent Owner LLC, NIC 13 Rock Creek Owner LLC, NIC 13 Sheldon Oaks Owner LLC, NIC 13 Sky Peaks Owner LLC, NIC 13 Thornton Place Owner LLC, NIC 13 Uffelman Estates Owner LLC, NIC 13 Village Gate Owner LLC, NIC 13 Vista De La Montana Owner LLC, NIC 13 Walnut Woods Owner LLC, NIC 13 The Westmont Owner LLC and NIC 13 Whiterock Court Owner LLC
Newcastle Investment Corp.
6.01	Property			Orchid Terrace
6.02	Property			Village Gate of Farmington
6.03	Property			Lodge At Cold Spring
6.04	Property			The Manor At Oakridge
6.05	Property			Durham Regent
6.06	Property			Dogwood Estates
6.07	Property			Sheldon Oaks
6.08	Property			Jordan Oaks
6.09	Property			Sky Peaks
6.10	Property			The Westmont
6.11	Property			Pinewood Hills
6.12	Property			Hidden Lakes
6.13	Property			Walnut Woods
6.14	Property			Oakwood Hills
6.15	Property			Madison Estates
6.16	Property			Thornton Place
6.17	Property			Whiterock Court
6.18	Property			The Bentley
6.19	Property			Pueblo Regent
6.20	Property			Vista De La Montana
6.21	Property			Rock Creek
6.22	Property			Illahee Hills
6.23	Property			Palmer Hills
6.24	Property			Uffelman Estates
6.25	Property			The Regent
6.26	Property			The Fountains At Hidden Lakes
7	Loan	22	CGMRC	Mason Multifamily Portfolio	0		Mason Properties Delaware, LLC	James C. Mason and Linda Mason
7.01	Property			University Heights
7.02	Property			Ashbury Court
7.03	Property			James Court
7.04	Property			Old Orchard
7.05	Property			St. Albans
7.06	Property			Ashbury East
7.07	Property			Colonial West
7.08	Property			Cardinal
7.09	Property			Colonial East
8	Loan	11	CGMRC	The Hamptons of Cloverlane	0		Hamptons of Cloverlane, LLC	Alan Hayman, Andrew Hayman and Sheldon Yellen
9	Loan		CCRE	Allspace Self Storage Portfolio	0		Allspace Storage, L.P.	Byron M. Tarnutzer
9.01	Property			Huntington Beach
9.02	Property			Costa Mesa
9.03	Property			San Marcos
9.04	Property			Garden Grove
10	Loan	23	CCRE	Corporate Park Office Center I&II	0		FGH Corporate Park, LTD.	Gary Felsher
11	Loan	23	CCRE	AirPark North Business Center	0		PCC Airpark LLC	Gary Felsher
12	Loan		GSMC	Maccabees Center	0	Unfunded Obligations	Maccabees Center Limited Partnership	David W. Schostak
13	Loan		CCRE	Ashford Apartments	0		Ashford 180 LLC	Michael A. Chirco
14	Loan		GSMC	College Towers	0		DSMP-Kent, LLC	Michael Priore and Daniel Siegel
15	Loan		SMF I	Simon Office	0	Rent Concession Reserve	FLS #4 Delaware, LLC	Frank Simon
16	Loan		SMF I	American Heritage	0	Ground Rent Reserve	Gallup H&K, LLC, Gallup Shaaya, LLC and Gallup Capital, LLC	Hanina Mathalon, Moussa Shaaya and Houshang Shabani
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	0	Elevator Refurbishment Reserve ($594,056); Tenant Allowance Reserve ($131,740)	MCV II, LLC	Donald Woodford Webb, Jr.
18	Loan		CGMRC	One New Hampshire	0	Pierce Atwood Reserve ($40,000); Ground Lease Reserve ($7,727.11)	One New Hampshire Avenue, LLC	Daniel L. Plummer and Cyrus W. Gregg
19	Loan		GSMC	Nitneil Portfolio I - Alabama	0		Airport Storage, LLC, Heritage Storage, LLC, Leeman Ferry Storage, LLC, Monrovia Storage, LLC, NitNeil Oakwood Storage, L.L.C. and Research Park Storage, LLC	Val T. Sapra
19.01	Property			Slaughter
19.02	Property			County Line
19.03	Property			Leeman
19.04	Property			Blake Bottom
19.05	Property			Oakwood
19.06	Property			Martin

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name	Carve-out Guarantor
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	0	Rent Abatement Reserve ($116,450); Atlantic South TI Deposit Reserve ($50,000)	A. Perry Properties LLC	Arnold S. Wax
21	Loan	28	SMF I	Hyatt Place Charleston Airport	0		Montague Realco LLC	Ashok Patel and Surendra Patel
22	Loan	29	SMF I	Westwood Plaza	0	Memorial Medical Contribution Reserve ($150,000); Dunkin Donuts Reserve ($104,500)	Westwood Zamias Limited Partnership	Stephen G. Zamias
23	Loan		GSMC	Broadway Market Center	0	Unfunded Obligations	Broadway Dunhill LLC	William L. Hutchinson
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	0		Coyote Ranch MHP, LP and Morningside MHP, LP	Randall P. Thomas and Leslie A. Airington
24.01	Property			Coyote Ranch MHC
24.02	Property			Morningside MHC
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	0		Buffalo Grove Venture, LLC	Philip S. Marrone
26	Loan	11	CGMRC	aloft Broomfield	0	PIP Reserve	Broomfield 139, LLC	Gentry Mills Capital, L.L.C.
27	Loan		SMF I	Myrtle Beach Medical	0		United 945 82nd Parkway Fee, LLC	Jacob Frydman
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	0	PIP Reserve (1,500,000); Tax Service Fee ($800)	GNP Group of Pineville, LLC	Nishith Kumar Patel and Gautam B. Patel
29	Loan		GSMC	Nitneil Portfolio I - Georgia	0		Crabapple Storage, LLC, Mt. Zion Storage, LLC and Hutchinson Storage, LLC	Val T. Sapra
29.01	Property			Arnold
29.02	Property			Hutchinson
29.03	Property			Mt. Zion
30	Loan		CGMRC	Timber Development Portfolio	0	Cigar Box Holdback Reserve	Timber Shamokin Properties, L.P. and Timber Minot Properties, L.P.	Michael Timmons and Douglas Bercu
30.01	Property			Plaza at Coal Township
30.02	Property			Joshua Plaza
31	Loan		GSMC	Ivy Pointe Office Building	0	Unfunded Obligations ($121,844); Tata Consulting/Finney Law Reserve ($60,922)	CUC Investments, LLC	Charles J. Kubicki and Charles J. Kubicki, LLC
32	Loan		GSMC	Whitehall Tech Center III	0		Whitehall Tech Center III, LLC	Riprand Count Arco
33	Loan	35, 36	CGMRC	500 West 43rd Street	0	Condominium Common Charges Reserve	500 Park Manhattan Bliss, LLC and Mimisam, LLC	Adrian Goldstein, Gidi Cohen, Samuel Annis, Marilyn Annis and The Annis Family Trust
34	Loan	11	CGMRC	Bernardo Plaza Court	0		11818-11858 Bernardo Plaza Court, L.P.	Stephen A. Luckman and Stephen A. Luckman as Trustee of the Stephen A. Luckman Trust dated 11/10/1992
35	Loan		CCRE	Encore Plaza	0		Encore Plaza Shopping Center, LLC	Jon David Petras
36	Loan	37, 38	GSMC	Two Research Park	3,267	Unfunded Obligations ($75,000); Ground Lease Reserve ($9,801)	CW CS 1, L.P.	Fred F. Caldwell
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	0	Bank of America Reserve	Olivewood Shopping Center LLC	Michael Nerio
37.01	Property			Olivewood Shopping Center
37.02	Property			Big 5 Sporting Goods
38	Loan	11	CGMRC	Scott Towne Center	0	Holdback Reserve	Pittsburgh PA Retail LP	Kirit Patel, Amit Patel, Bipin Patel and Nick Patel
39	Loan		CCRE	Discovery Point Apartments	0		Discovery Point Apartments, LLC	David R. Picerne, James H. Hogue and Terry N. Campbell
40	Loan	40	CCRE	Devon Madison	0	Capital Reserve	Wildflower Properties, LLC	Edwin R. O'Neill
41	Loan		CGMRC	Widewater Square	0		MK Newmarket SPE, LLC	Michael A. Klump and Michael C. McMillen, Jr.
42	Loan		GSMC	Whitehall Tech Center VII	0	Unfunded Obligations	Whitehall Tech Center VII, LLC	Riprand Count Arco
43	Loan		CGMRC	Lowe's Home Improvement Altoona	0		GS Altoona LLC	Gary Solomon
44	Loan	41	CCRE	Omni East Shopping Center	0		Cedar Shoals Investors, Inc.	Paul T. Martin
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	0		Amsdell Storage Ventures II, LLC	Robert J. Amsdell and Barry L. Amsdell
45.01	Property			Amsdell - Pittsburgh
45.02	Property			Amsdell - Cedar Hill
46	Loan		CGMRC	Pine Creek Apartments	0		PH Apartments LLC	Ronald Gunsberg
47	Loan		SMF I	Williamsburg East Apartments	0		Williamsburg East Apartments, LLC	Kevin Spizizen and Neil Spizizen
48	Loan		CGMRC	Tioga Park Apartments	0		River Rapids, LLC	Marcel D.P. Burgler and Max Allen Coon
49	Loan		CCRE	Smoky Hill Village I	0		Fourth Smoky Venture LLC	David H. Feinberg
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	0	DISH TI Reserve (400,000); DISH Earnout Reserve (200,000)	Leranax Via Lola LP and Zaleka Via Lola LP	Tim Brinkman and Paul Warrin
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	0		Tellus Eleven, LLC and D & D Alabama, LLC	Thomas David Gordon
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms
52	Loan	46	SMF I	Grandview Plaza	0		Signal Grandview, LLC	Joseph T. Kung
53	Loan		SMF I	Muirwood Square	0		Muirwood Square Associates L.L.C.	Paola Luptak, Maurice J. Beznos, Paola M. Luptak Revocable Trust, U/T/A dated June 24, 1987, as amended December 16, 1993
54	Loan		CGMRC	Store House - Indy	0		TSHI Storage, LLC	Donald E. Tolva
55	Loan	11	SMF I	Century Plaza	0		Century Plaza L.L.C.	Norman Beznos and Maurice Beznos
56	Loan		CGMRC	Marianna Center	0		Yale Marianna, LLC	Yale I. Paprin
57	Loan		CCRE	Smoky Hill Village II	0		Peacock Investments, Inc.	David H. Feinberg
58	Loan		CGMRC	Briar Pointe Plaza	0		Briarwood of Novi Investors, LLC	Thomas A. Rosin
59	Loan		SMF I	Normandy Square	0		Signal Normandy, LLC	Joseph T. Kung

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal's New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
1	Loan	8	CGMRC	Maine Mall	Refinance	235,000,000	0	0	0	235,000,000	194,093,064	0	1,212,970	0
2	Loan	9, 10, 11	GSMC	Selig Portfolio	Refinance	197,000,000	1,219,280	0	0	198,219,280	193,987,842	0	747,011	3,484,427
2.01	Property	11		Fourth & Blanchard
2.02	Property	11, 12		635 Elliott
2.03	Property	11		645 Elliott
2.04	Property	11, 13, 14		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	11		200 West Thomas
2.07	Property	11, 15		South Tower - 100 West Harrison
3	Loan		CGMRC	EpiCentre	Acquisition	85,000,000	46,674,314	0	1,420,360	133,094,674	0	130,500,000	1,415,577	1,179,097
4	Loan	16	CCRE	Ridgeview Apartments	Refinance	66,000,000	0	0	0	66,000,000	55,131,357	0	1,704,936	1,213,451
5	Loan	17, 18	SMF I	The Cove Apartments	Acquisition	42,600,000	13,508,265	0	0	56,108,265	0	53,025,000	1,385,152	1,698,113
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	Acquisition	362,499,000	150,750,203	0	0	513,249,203	0	505,656,938	6,750,991	841,274
6.01	Property			Orchid Terrace
6.02	Property			Village Gate of Farmington
6.03	Property			Lodge At Cold Spring
6.04	Property			The Manor At Oakridge
6.05	Property			Durham Regent
6.06	Property			Dogwood Estates
6.07	Property			Sheldon Oaks
6.08	Property			Jordan Oaks
6.09	Property			Sky Peaks
6.10	Property			The Westmont
6.11	Property			Pinewood Hills
6.12	Property			Hidden Lakes
6.13	Property			Walnut Woods
6.14	Property			Oakwood Hills
6.15	Property			Madison Estates
6.16	Property			Thornton Place
6.17	Property			Whiterock Court
6.18	Property			The Bentley
6.19	Property			Pueblo Regent
6.20	Property			Vista De La Montana
6.21	Property			Rock Creek
6.22	Property			Illahee Hills
6.23	Property			Palmer Hills
6.24	Property			Uffelman Estates
6.25	Property			The Regent
6.26	Property			The Fountains At Hidden Lakes
7	Loan	22	CGMRC	Mason Multifamily Portfolio	Refinance	33,300,000	0	0	0	33,300,000	29,808,932	0	716,750	593,928
7.01	Property			University Heights
7.02	Property			Ashbury Court
7.03	Property			James Court
7.04	Property			Old Orchard
7.05	Property			St. Albans
7.06	Property			Ashbury East
7.07	Property			Colonial West
7.08	Property			Cardinal
7.09	Property			Colonial East
8	Loan	11	CGMRC	The Hamptons of Cloverlane	Acquisition	32,800,000	11,216,318	0	129,963	44,146,281	0	41,750,000	731,977	1,664,304
9	Loan		CCRE	Allspace Self Storage Portfolio	Refinance	31,000,000	0	0	0	31,000,000	27,461,908	0	468,531	83,897
9.01	Property			Huntington Beach
9.02	Property			Costa Mesa
9.03	Property			San Marcos
9.04	Property			Garden Grove
10	Loan	23	CCRE	Corporate Park Office Center I&II	Refinance	15,000,000	0	0	0	15,000,000	9,979,851	0	296,762	442,042
11	Loan	23	CCRE	AirPark North Business Center	Refinance	6,600,000	0	0	0	6,600,000	6,383,147	0	39,822	91,310
12	Loan		GSMC	Maccabees Center	Refinance	21,500,000	0	0	0	21,500,000	20,682,086	0	167,832	603,232
13	Loan		CCRE	Ashford Apartments	Refinance	18,000,000	0	0	0	18,000,000	16,712,419	0	341,476	198,474
14	Loan		GSMC	College Towers	Refinance	16,460,000	0	0	0	16,460,000	7,296,899	0	354,307	96,418
15	Loan		SMF I	Simon Office	Refinance	16,200,000	0	0	0	16,200,000	14,743,023	0	309,217	111,377
16	Loan		SMF I	American Heritage	Refinance	15,250,000	0	0	0	15,250,000	12,679,541	0	236,116	104,140
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	Acquisition	14,500,000	3,556,550	0	0	18,056,550	0	17,000,000	256,429	800,121
18	Loan		CGMRC	One New Hampshire	Refinance	14,100,000	0	0	0	14,100,000	11,174,252	0	253,231	100,078
19	Loan		GSMC	Nitneil Portfolio I - Alabama	Refinance	13,200,000	0	0	0	13,200,000	9,090,922	0	322,456	33,464
19.01	Property			Slaughter
19.02	Property			County Line
19.03	Property			Leeman
19.04	Property			Blake Bottom
19.05	Property			Oakwood
19.06	Property			Martin

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal's New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	Acquisition	12,650,000	7,457,784	0	0	20,107,784	0	19,300,000	500,049	307,735
21	Loan	28	SMF I	Hyatt Place Charleston Airport	Refinance	12,300,000	0	0	0	12,300,000	8,589,174	0	183,107	113,114
22	Loan	29	SMF I	Westwood Plaza	Refinance	11,500,000	109,147	0	0	11,609,147	10,092,232	0	202,393	1,314,523
23	Loan		GSMC	Broadway Market Center	Acquisition	11,390,000	4,234,847	0	0	15,624,847	0	15,051,020	100,644	473,183
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	Refinance	10,520,000	0	0	0	10,520,000	8,520,963	0	246,108	40,972
24.01	Property			Coyote Ranch MHC
24.02	Property			Morningside MHC
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	Refinance	10,500,000	179,283	0	0	10,679,283	9,833,508	0	266,813	578,962
26	Loan	11	CGMRC	aloft Broomfield	Acquisition	10,400,000	4,565,135	0	0	14,965,135	0	13,540,000	507,687	917,448
27	Loan		SMF I	Myrtle Beach Medical	Acquisition	10,300,000	2,522,791	2,100,000	0	14,922,791	0	14,535,000	274,912	112,879
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	Refinance	10,000,000	0	0	0	10,000,000	5,920,727	0	202,708	1,575,144
29	Loan		GSMC	Nitneil Portfolio I - Georgia	Refinance	9,900,000	0	0	0	9,900,000	4,656,220	0	238,522	51,661
29.01	Property			Arnold
29.02	Property			Hutchinson
29.03	Property			Mt. Zion
30	Loan		CGMRC	Timber Development Portfolio	Refinance	8,932,500	60,000	0	0	8,992,500	8,635,419	0	237,654	119,427
30.01	Property			Plaza at Coal Township
30.02	Property			Joshua Plaza
31	Loan		GSMC	Ivy Pointe Office Building	Refinance	8,100,000	0	0	0	8,100,000	6,019,364	0	956,152	290,487
32	Loan		GSMC	Whitehall Tech Center III	Refinance	8,050,000	0	0	0	8,050,000	6,846,960	0	105,648	105,951
33	Loan	35, 36	CGMRC	500 West 43rd Street	Acquisition	8,000,000	6,231,519	0	61	14,231,580	0	13,600,000	514,154	117,426
34	Loan	11	CGMRC	Bernardo Plaza Court	Refinance	7,800,000	129,013	0	0	7,929,013	7,595,931	0	110,719	222,364
35	Loan		CCRE	Encore Plaza	Refinance	7,350,000	85,942	0	0	7,435,942	7,050,799	0	200,542	184,602
36	Loan	37, 38	GSMC	Two Research Park	Refinance	7,200,000	0	0	0	7,200,000	6,442,184	0	169,054	183,369
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	Acquisition	7,000,000	3,843,783	0	0	10,843,783	0	10,525,000	187,905	130,878
37.01	Property			Olivewood Shopping Center
37.02	Property			Big 5 Sporting Goods
38	Loan	11	CGMRC	Scott Towne Center	Acquisition	6,587,500	2,335,235	0	261,291	9,184,026	0	8,500,000	195,334	488,692
39	Loan		CCRE	Discovery Point Apartments	Refinance	6,500,000	0	0	0	6,500,000	3,169,901	0	180,520	358,307
40	Loan	40	CCRE	Devon Madison	Refinance	6,500,000	0	0	0	6,500,000	4,969,850	0	127,929	319,217
41	Loan		CGMRC	Widewater Square	Recapitalization	6,262,500	47,500	0	0	6,310,000	1,799,995	0	4,439,028	70,977
42	Loan		GSMC	Whitehall Tech Center VII	Refinance	5,900,000	0	0	0	5,900,000	4,917,275	0	89,759	704,904
43	Loan		CGMRC	Lowe's Home Improvement Altoona	Refinance	5,700,000	164,000	0	0	5,864,000	5,534,840	0	114,385	214,776
44	Loan	41	CCRE	Omni East Shopping Center	Refinance	5,400,000	0	0	0	5,400,000	3,025,975	0	233,085	304,163
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	Acquisition/Refinance	5,250,000	0	0	139,373	5,389,373	1,121,953	3,000,000	151,390	26,608
45.01	Property			Amsdell - Pittsburgh
45.02	Property			Amsdell - Cedar Hill
46	Loan		CGMRC	Pine Creek Apartments	Refinance	5,025,000	0	0	0	5,025,000	4,206,014	0	111,368	44,849
47	Loan		SMF I	Williamsburg East Apartments	Refinance	5,000,000	0	0	0	5,000,000	3,518,565	0	126,135	147,708
48	Loan		CGMRC	Tioga Park Apartments	Refinance	4,550,000	37,500	0	0	4,587,500	4,254,097	0	170,257	163,145
49	Loan		CCRE	Smoky Hill Village I	Refinance	4,425,000	0	0	0	4,425,000	3,215,674	0	97,741	22,976
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	Refinance	4,400,000	0	0	0	4,400,000	999,354	0	114,016	611,302
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	Refinance	4,387,500	104,421	0	0	4,491,921	4,225,536	0	200,179	66,205
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms
52	Loan	46	SMF I	Grandview Plaza	Refinance	3,850,000	0	0	0	3,850,000	2,315,031	0	112,533	426,622
53	Loan		SMF I	Muirwood Square	Refinance	3,787,000	0	0	0	3,787,000	2,691,301	0	122,974	623,396
54	Loan		CGMRC	Store House - Indy	Refinance	2,930,000	25,000	0	0	2,955,000	2,841,539	0	88,642	24,819
55	Loan	11	SMF I	Century Plaza	Refinance	2,775,000	200,462	0	0	2,975,462	2,482,813	0	130,178	362,472
56	Loan		CGMRC	Marianna Center	Refinance	2,750,000	0	0	0	2,750,000	2,489,850	0	102,667	61,000
57	Loan		CCRE	Smoky Hill Village II	Recapitalization	2,700,000	0	0	0	2,700,000	0	0	74,633	19,741
58	Loan		CGMRC	Briar Pointe Plaza	Refinance	2,600,000	140,046	0	0	2,740,046	2,526,438	0	89,083	124,525
59	Loan		SMF I	Normandy Square	Acquisition	2,280,000	1,054,602	0	0	3,334,602	0	3,167,000	78,395	89,206

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N
1	Loan	8	CGMRC	Maine Mall	39,693,966	0	235,000,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
2	Loan	9, 10, 11	GSMC	Selig Portfolio	0	0	198,219,280	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
2.01	Property	11		Fourth & Blanchard							No
2.02	Property	11, 12		635 Elliott							No
2.03	Property	11		645 Elliott							No
2.04	Property	11, 13, 14		Fifth & Jackson							No
2.05	Property			North Tower - 100 West Harrison							No
2.06	Property	11		200 West Thomas							No
2.07	Property	11, 15		South Tower - 100 West Harrison							No
3	Loan		CGMRC	EpiCentre	0	0	133,094,674	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurence of an Air Rights Construction Cessation Event, (iv) the occurrence of a Specified Tenant Trigger Period	No
4	Loan	16	CCRE	Ridgeview Apartments	7,950,256	0	66,000,000	Soft Springing	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x for one calendar quarter, 1.18x for two calendar quarters or 1.20x for four calendar quarters, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager
No
5	Loan	17, 18	SMF I	The Cove Apartments	0	0	56,108,265	None	None	NAP	No
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio	0	0	513,249,203	Hard	In Place
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Master Lease, (iv) the occurrence of a Mezzanine Loan Event of Default

6.01	Property			Orchid Terrace							No
6.02	Property			Village Gate of Farmington							No
6.03	Property			Lodge At Cold Spring							Yes
6.04	Property			The Manor At Oakridge							No
6.05	Property			Durham Regent							No
6.06	Property			Dogwood Estates							No
6.07	Property			Sheldon Oaks							No
6.08	Property			Jordan Oaks							No
6.09	Property			Sky Peaks							No
6.10	Property			The Westmont							Yes
6.11	Property			Pinewood Hills							No
6.12	Property			Hidden Lakes							No
6.13	Property			Walnut Woods							No
6.14	Property			Oakwood Hills							No
6.15	Property			Madison Estates							No
6.16	Property			Thornton Place							No
6.17	Property			Whiterock Court							No
6.18	Property			The Bentley							No
6.19	Property			Pueblo Regent							No
6.20	Property			Vista De La Montana							No
6.21	Property			Rock Creek							No
6.22	Property			Illahee Hills							No
6.23	Property			Palmer Hills							No
6.24	Property			Uffelman Estates							No
6.25	Property			The Regent							No
6.26	Property			The Fountains At Hidden Lakes							No
7	Loan	22	CGMRC	Mason Multifamily Portfolio	2,180,391	0	33,300,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
7.01	Property			University Heights							No
7.02	Property			Ashbury Court							No
7.03	Property			James Court							No
7.04	Property			Old Orchard							No
7.05	Property			St. Albans							No
7.06	Property			Ashbury East							No
7.07	Property			Colonial West							No
7.08	Property			Cardinal							No
7.09	Property			Colonial East							No
8	Loan	11	CGMRC	The Hamptons of Cloverlane	0	0	44,146,281	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
9	Loan		CCRE	Allspace Self Storage Portfolio	2,985,664	0	31,000,000	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager
9.01	Property			Huntington Beach							No
9.02	Property			Costa Mesa							No
9.03	Property			San Marcos							No
9.04	Property			Garden Grove							No
10	Loan	23	CCRE	Corporate Park Office Center I&II	4,281,344	0	15,000,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower or Guarantor, (iv) Bankruptcy Event of the Manager has occurred and such Manager is not replaced with a Qualified Manager under a Replacement Management Agreement within 60 days of the occurence of such Bankruptcy Event
No
11	Loan	23	CCRE	AirPark North Business Center	85,721	0	6,600,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurence of a Lease Trigger Period	No
12	Loan		GSMC	Maccabees Center	46,850	0	21,500,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
13	Loan		CCRE	Ashford Apartments	747,632	0	18,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
14	Loan		GSMC	College Towers	8,712,375	0	16,460,000	None	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
15	Loan		SMF I	Simon Office	1,036,383	0	16,200,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
16	Loan		SMF I	American Heritage	2,230,203	0	15,250,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	Yes
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center	0	0	18,056,550	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Rollover Reserve Cash Trap Period	No
18	Loan		CGMRC	One New Hampshire	2,572,438	0	14,100,000	Hard	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) termination or cancellation of any specified tenant lease, (iv) monetary default by specified tenant, (v) specified tenant giving lease termination notice, (vi) specified tenant fail to extend or renew lease
Yes
19	Loan		GSMC	Nitneil Portfolio I - Alabama	3,753,159	0	13,200,000	None	None	NAP
19.01	Property			Slaughter							No
19.02	Property			County Line							No
19.03	Property			Leeman							No
19.04	Property			Blake Bottom							No
19.05	Property			Oakwood							No
19.06	Property			Martin							No

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank	0	0	20,107,784	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Lease Trigger Period	No
21	Loan	28	SMF I	Hyatt Place Charleston Airport	3,414,605	0	12,300,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Franchise Trigger Event	No
22	Loan	29	SMF I	Westwood Plaza	0	0	11,609,147	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) a Major Tenant Trigger Event	No
23	Loan		GSMC	Broadway Market Center	0	0	15,624,847	Hard	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
											No
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC	1,711,957	0	10,520,000	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager
24.01	Property			Coyote Ranch MHC							No
24.02	Property			Morningside MHC							No
25	Loan	31, 32	SMF I	Buffalo Grove Town Center	0	0	10,679,283	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the Anticipated Repayment Date	No
26	Loan	11	CGMRC	aloft Broomfield	0	0	14,965,135	Hard	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) the occurrence of a Manager Bankruptcy Event
											No
27	Loan		SMF I	Myrtle Beach Medical	0	0	14,922,791	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) a Major Tenant Trigger Event	No
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville	2,301,421	0	10,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
29	Loan		GSMC	Nitneil Portfolio I - Georgia	4,953,597	0	9,900,000	None	None	NAP
29.01	Property			Arnold							No
29.02	Property			Hutchinson							No
29.03	Property			Mt. Zion							No
30	Loan		CGMRC	Timber Development Portfolio	0	0	8,992,500	Soft Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
30.01	Property			Plaza at Coal Township							No
30.02	Property			Joshua Plaza							No
31	Loan		GSMC	Ivy Pointe Office Building	833,997	0	8,100,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Period
											No
32	Loan		GSMC	Whitehall Tech Center III	991,441	0	8,050,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
33	Loan	35, 36	CGMRC	500 West 43rd Street	0	0	14,231,580	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of Specified Tenant Trigger Period	No
34	Loan	11	CGMRC	Bernardo Plaza Court	0	0	7,929,013	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of Specified Tenant Trigger Period	No
35	Loan		CCRE	Encore Plaza	0	0	7,435,942	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
36	Loan	37, 38	GSMC	Two Research Park	405,393	0	7,200,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) occurrence of a Rollover Trigger Event
											Yes
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio	0	0	10,843,783	Hard	In Place
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Hobby Lobby fails to renew its lease prior to October 31, 2020

37.01	Property			Olivewood Shopping Center							No
37.02	Property			Big 5 Sporting Goods							No
38	Loan	11	CGMRC	Scott Towne Center	0	0	9,184,026	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
39	Loan		CCRE	Discovery Point Apartments	2,791,273	0	6,500,000	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
40	Loan	40	CCRE	Devon Madison	1,083,004	0	6,500,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
41	Loan		CGMRC	Widewater Square	0	0	6,310,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
42	Loan		GSMC	Whitehall Tech Center VII	188,062	0	5,900,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
43	Loan		CGMRC	Lowe's Home Improvement Altoona	0	0	5,864,000	Hard	In Place
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) bankruptcy action of any specified tenant, (iv) termination or cancellation of any specified tenant lease, (v) monetary default by specified tenant, (vi) specified tenant failing to be in physical possession of the specified tenant space, (vii) specified tenant giving lease termination notice (viii) specified tenant fail to extend or renew lease
											No
44	Loan	41	CCRE	Omni East Shopping Center	1,836,778	0	5,400,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Lease Trigger Period	No
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio	1,089,421	0	5,389,373	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt yield falls below 8.25%
45.01	Property			Amsdell - Pittsburgh							No
45.02	Property			Amsdell - Cedar Hill							No
46	Loan		CGMRC	Pine Creek Apartments	662,770	0	5,025,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
47	Loan		SMF I	Williamsburg East Apartments	1,207,593	0	5,000,000	None	None	NAP	No
48	Loan		CGMRC	Tioga Park Apartments	0	0	4,587,500	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
49	Loan		CCRE	Smoky Hill Village I	1,088,609	0	4,425,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola	2,675,328	0	4,400,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a DISH Cash Trap Period	No
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio	0	0	4,491,921	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley							No
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms							No
52	Loan	46	SMF I	Grandview Plaza	995,814	0	3,850,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
53	Loan		SMF I	Muirwood Square	349,329	0	3,787,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Rite Aid Trigger Event, (iv) the occurrence of a Applebee's Trigger Event	No
54	Loan		CGMRC	Store House - Indy	0	0	2,955,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
55	Loan	11	SMF I	Century Plaza	0	0	2,975,462	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
56	Loan		CGMRC	Marianna Center	96,483	0	2,750,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurance of a Wal-Mart Trigger	No
57	Loan		CCRE	Smoky Hill Village II	2,605,626	0	2,700,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
58	Loan		CGMRC	Briar Pointe Plaza	0	0	2,740,046	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurance of a Specified Tenant Trigger Period	No
59	Loan		SMF I	Normandy Square	0	0	3,334,602	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
1	Loan	8	CGMRC	Maine Mall							Yes	1
2	Loan	9, 10, 11	GSMC	Selig Portfolio							Yes	2
2.01	Property	11		Fourth & Blanchard							Yes	2.01
2.02	Property	11, 12		635 Elliott							Yes	2.02
2.03	Property	11		645 Elliott							Yes	2.03
2.04	Property	11, 13, 14		Fifth & Jackson							Yes	2.04
2.05	Property			North Tower - 100 West Harrison							Yes	2.05
2.06	Property	11		200 West Thomas							Yes	2.06
2.07	Property	11, 15		South Tower - 100 West Harrison							Yes	2.07
3	Loan		CGMRC	EpiCentre							Yes	3
4	Loan	16	CCRE	Ridgeview Apartments							Yes	4
5	Loan	17, 18	SMF I	The Cove Apartments							Yes	5
6	Loan	19, 20, 21	GSMC	Newcastle Senior Housing Portfolio							Yes	6
6.01	Property			Orchid Terrace							Yes	6.01
6.02	Property			Village Gate of Farmington							Yes	6.02
6.03	Property			Lodge At Cold Spring	12/31/2095	100					Yes	6.03
6.04	Property			The Manor At Oakridge							Yes	6.04
6.05	Property			Durham Regent							Yes	6.05
6.06	Property			Dogwood Estates							Yes	6.06
6.07	Property			Sheldon Oaks							Yes	6.07
6.08	Property			Jordan Oaks							Yes	6.08
6.09	Property			Sky Peaks							Yes	6.09
6.10	Property			The Westmont	12/31/2086	5,000					Yes	6.10
6.11	Property			Pinewood Hills							Yes	6.11
6.12	Property			Hidden Lakes							Yes	6.12
6.13	Property			Walnut Woods							Yes	6.13
6.14	Property			Oakwood Hills							Yes	6.14
6.15	Property			Madison Estates							Yes	6.15
6.16	Property			Thornton Place							Yes	6.16
6.17	Property			Whiterock Court							Yes	6.17
6.18	Property			The Bentley							Yes	6.18
6.19	Property			Pueblo Regent							Yes	6.19
6.20	Property			Vista De La Montana							Yes	6.20
6.21	Property			Rock Creek							Yes	6.21
6.22	Property			Illahee Hills							Yes	6.22
6.23	Property			Palmer Hills							Yes	6.23
6.24	Property			Uffelman Estates							Yes	6.24
6.25	Property			The Regent							Yes	6.25
6.26	Property			The Fountains At Hidden Lakes							Yes	6.26
7	Loan	22	CGMRC	Mason Multifamily Portfolio							Yes	7
7.01	Property			University Heights							Yes	7.01
7.02	Property			Ashbury Court							Yes	7.02
7.03	Property			James Court							Yes	7.03
7.04	Property			Old Orchard							Yes	7.04
7.05	Property			St. Albans							Yes	7.05
7.06	Property			Ashbury East							Yes	7.06
7.07	Property			Colonial West							Yes	7.07
7.08	Property			Cardinal							Yes	7.08
7.09	Property			Colonial East							Yes	7.09
8	Loan	11	CGMRC	The Hamptons of Cloverlane							Yes	8
9	Loan		CCRE	Allspace Self Storage Portfolio							Yes	9
9.01	Property			Huntington Beach							Yes	9.01
9.02	Property			Costa Mesa							Yes	9.02
9.03	Property			San Marcos							Yes	9.03
9.04	Property			Garden Grove							Yes	9.04
10	Loan	23	CCRE	Corporate Park Office Center I&II							Yes	10
11	Loan	23	CCRE	AirPark North Business Center							Yes	11
12	Loan		GSMC	Maccabees Center							Yes	12
13	Loan		CCRE	Ashford Apartments							Yes	13
14	Loan		GSMC	College Towers							Yes	14
15	Loan		SMF I	Simon Office							Yes	15
16	Loan		SMF I	American Heritage	6/30/2015 & 8/14/2018	$45,000 & $66,000					Yes	16
17	Loan	11, 24, 25	CCRE	Bluegrass Corporate Center							Yes	17
18	Loan		CGMRC	One New Hampshire	12/31/2031	93,579					Yes	18
19	Loan		GSMC	Nitneil Portfolio I - Alabama							Yes	19
19.01	Property			Slaughter							Yes	19.01
19.02	Property			County Line							Yes	19.02
19.03	Property			Leeman							Yes	19.03
19.04	Property			Blake Bottom							Yes	19.04
19.05	Property			Oakwood							Yes	19.05
19.06	Property			Martin							Yes	19.06

GSMS 2014-GC22 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
20	Loan	26, 27	CCRE	Aventura Medical Office & Bank							Yes	20
21	Loan	28	SMF I	Hyatt Place Charleston Airport							Yes	21
22	Loan	29	SMF I	Westwood Plaza							Yes	22
23	Loan		GSMC	Broadway Market Center							Yes	23
24	Loan	30	CCRE	Coyote Ranch & Morningside MHC							Yes	24
24.01	Property			Coyote Ranch MHC							Yes	24.01
24.02	Property			Morningside MHC							Yes	24.02
25	Loan	31, 32	SMF I	Buffalo Grove Town Center							Yes	25
26	Loan	11	CGMRC	aloft Broomfield							Yes	26
27	Loan		SMF I	Myrtle Beach Medical							Yes	27
28	Loan	11, 33, 34	GSMC	Hampton Inn Pineville							Yes	28
29	Loan		GSMC	Nitneil Portfolio I - Georgia							Yes	29
29.01	Property			Arnold							Yes	29.01
29.02	Property			Hutchinson							Yes	29.02
29.03	Property			Mt. Zion							Yes	29.03
30	Loan		CGMRC	Timber Development Portfolio							Yes	30
30.01	Property			Plaza at Coal Township							Yes	30.01
30.02	Property			Joshua Plaza							Yes	30.02
31	Loan		GSMC	Ivy Pointe Office Building							Yes	31
32	Loan		GSMC	Whitehall Tech Center III							Yes	32
33	Loan	35, 36	CGMRC	500 West 43rd Street							Yes	33
34	Loan	11	CGMRC	Bernardo Plaza Court							Yes	34
35	Loan		CCRE	Encore Plaza							Yes	35
36	Loan	37, 38	GSMC	Two Research Park	9/30/2042	39,204					Yes	36
37	Loan	39	GSMC	Olivewood Shopping Center Portfolio							Yes	37
37.01	Property			Olivewood Shopping Center							Yes	37.01
37.02	Property			Big 5 Sporting Goods							Yes	37.02
38	Loan	11	CGMRC	Scott Towne Center							Yes	38
39	Loan		CCRE	Discovery Point Apartments							Yes	39
40	Loan	40	CCRE	Devon Madison							Yes	40
41	Loan		CGMRC	Widewater Square							Yes	41
42	Loan		GSMC	Whitehall Tech Center VII							Yes	42
43	Loan		CGMRC	Lowe's Home Improvement Altoona							Yes	43
44	Loan	41	CCRE	Omni East Shopping Center							Yes	44
45	Loan		CGMRC	Amsdell - Pittsburgh & Dallas Portfolio							Yes	45
45.01	Property			Amsdell - Pittsburgh							Yes	45.01
45.02	Property			Amsdell - Cedar Hill							Yes	45.02
46	Loan		CGMRC	Pine Creek Apartments							Yes	46
47	Loan		SMF I	Williamsburg East Apartments							Yes	47
48	Loan		CGMRC	Tioga Park Apartments							Yes	48
49	Loan		CCRE	Smoky Hill Village I							Yes	49
50	Loan	42, 43, 44, 45	CCRE	140 West Via Lola							Yes	50
51	Loan		CGMRC	Tellus Alabama Self Storage Portfolio							Yes	51
51.01	Property			Tellus Alabama Self Storage Portfolio - Grayson Valley							Yes	51.01
51.02	Property			Tellus Alabama Self Storage Portfolio - Letson Farms							Yes	51.02
52	Loan	46	SMF I	Grandview Plaza							Yes	52
53	Loan		SMF I	Muirwood Square							Yes	53
54	Loan		CGMRC	Store House - Indy							Yes	54
55	Loan	11	SMF I	Century Plaza							Yes	55
56	Loan		CGMRC	Marianna Center							Yes	56
57	Loan		CCRE	Smoky Hill Village II							Yes	57
58	Loan		CGMRC	Briar Pointe Plaza							Yes	58
59	Loan		SMF I	Normandy Square							Yes	59

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Cut-off Date Balance of $110,000,000 represents the note A-2 of a $235,000,000 whole loan evidenced by two pari passu notes. Note A-1, with a Cut-off Date Balance of $125,000,000 is held outside the issuing entity and was contributed to the CGCMT 2014-GC21 securitization. Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $235,000,000.

(9)
The Cut-off Date Balance of $100,000,000 represents the note A-1 of a $197,000,000 whole loan evidenced by two pari passu notes.  One companion loan with a principal balance of $97,000,000 as of the Cut-off Date is held outside the issuing entity and is expected to be contributed to a future securitization.  Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $197,000,000.

(10)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2014. For the purposes of this free writing prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2014-GC22 securitization closing date in June 2014. The actual lockout period may be longer.

(11)
The Appraised Value presents the "As-Is" Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such "As-Is" Appraised Value. The LTV Ratio at Maturity/ARD is calculated in whole or in part on the basis of the "As Stabilized" Appraised Value.

(12)
The sole tenant at the Mortgaged Property, Amazon, has executed a lease but has not yet taken occupancy or commenced paying rent.  Amazon is expected to take occupancy in September 2014.  Rental payments will commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014.

(13)	The Largest Tenant, Sound Transit, leases 5,277 SF expiring on November 1, 2014 and 54,729 SF expiring on February 29, 2020.

(14)	The Fourth Largest Tenant, Walsh Construction, has an executed lease and is expected to take occupancy and begin paying rent in August 2014.

(15)	The Third Largest Tenant, Dental Health Services, has an executed lease and is expected to take occupancy and begin paying rent in June 2014.

(16)	If the DSCR is less than 1.15x for one calendar quarter, 1.18x for two calendar quarters or 1.20x for four calendar quarters, a cash management period will commence.

(17)
The previous Mortgage Loan on the Mortgaged Property defaulted in 2008 and was resolved in bankruptcy in 2011. The borrower is purchasing the Mortgaged Property at an REO sale. As a result, financials are not available for 2011.

(18)
At origination, the borrower funded a $924,588 Upfront Replacement Reserve. In the event that the Replacement Reserve falls below $300,000, the borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of $17,725, subject to a Replacement Reserve Cap of $300,000.

(19)
The Cut-off Date Balance of $38,720,475 represents the note A-4 of a $362,499,000 whole loan evidenced by four pari passu notes. Note A-1, with a Cut-off Date Balance of $100,775,102 was contributed to CGCMT 2014-GC19. Note A-2, with a Cut-off Date Balance of $117,157,261 was contributed to GSMS 2014-GC20. Note A-3, with a Cut-off Date Balance of $103,257,247 was contributed to CGCMT 2014-GC21. Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate cut-off date principal balance of $359,910,085.

(20)
The Mortgage Loan Rate for the Newcastle Senior Housing Portfolio Mortgage Loan is 4.0000% from the Origination Date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Mortgage Loan Rate will be 4.9900%. The Underwritten NCF DSCR is calculated based on the 4.99000% Mortgage Loan Rate. The Underwritten NCF DSCR calculated based on the initial coupon rate of 4.0000% is 1.80x. See Annex G in the Free Writing Prospectus for the related amortization schedule.

(21)
Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Mortgaged Properties. The DSCR (calculated based on the 4.9900% coupon) and debt yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. The Annual Debt Service reflects the applicable pro rata portion of the aggregate payment due during the initial 12 months beginning with the Due Date in February 2019.

(22)
Replacement Reserves are capped at $529,125. The Replacement Reserve Cap will decrease to $423,000 upon the completion of immediate repairs. Upon the completion of immediate repairs, the Ongoing Replacement Reserve will be the greater of (i) $17,625 or (ii) the difference between the Replacement Reserve balance on the date on which all immediate repairs are completed and the $423,000 cap, divided by the number of Due Dates remaining until the Due Date in June 2016. Otherwise, the Ongoing Replacement Reserve payment will be $17,625.

(23)
With respect to the Corporate Park Office Center I&II and AirPark North Business Center Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity/ARD, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of the Mortgage Loans are presented in the aggregate.

(24)	On each of the first twelve Due Dates in addition to the monthly TI/LC deposits, the borrower will deposit $17,500 into the rollover reserve account.

(25)
The TI/LC Cap of $840,000 is only in place if all leases then in effect demise at least 88.0% of the total rentable square footage at the Mortgaged Property to tenants that are in occupancy and paying full, unabated rent in accordance with the terms of their respective leases.

(26)
The Aventura Medical Office & Bank Mortgaged Property has a 5,200 SF outparcel ground leased to Wells Fargo, which is not being counted towards total SF due to the fact that the borrower does not own the improvements.  Underwritten EGI includes $361,150 in connection with the income received under the Wells Fargo ground lease. The current ground lease expiration date is March 31, 2030, with four five-year renewal terms.

(27)	The Fourth Largest Tenant at the Aventura Medical Office & Bank Mortgaged Property is expected to take occupancy on June 2, 2014. The tenant is currently paying rent.

(28)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 4% of the annual gross revenue generated at the Mortgaged Property, which amount is initially $3,753.

(29)
Upon the occurrence of a Good Cents lease event cure and a Memorial Medical lease event cure (or a major tenant lease cure, with respect to either a Good Cents lease event or a Memorial Medical lease event), and provided no event of default exists or remains uncured, the borrower will not be obligated to fund the Ongoing TI/LC Reserve if the amount in the TI/LC Reserve is equal to or greater than $500,000.

(30)
There are no allocated loan amounts stated in the Mortgage Loan documents for the Coyote Ranch & Morningside MHC Mortgage Loan. The Mortgage Loan documents do not allow for the voluntary release of any of the Coyote Ranch & Morningside MHC Mortgaged Properties. The indicated allocated loan amounts for the Coyote Ranch & Morningside MHC Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the Coyote Ranch & Morningside MHC Mortgaged Properties and were created solely for statistical purposes only.

(31)
The Mortgage Loan bears interest at a rate of 4.735% from the Origination Date through but not including May 6, 2024. From and after May 6, 2024, the Mortgage Loan Rate will be equal to the greater of (a) 4.735% plus three percentage points and (b) the hyper-am treasury rate (as defined in the Mortgage Loan Documents) plus three and one-half percentage points.

(32)
At origination, the borrower funded a $400,000 Upfront TI/LC Reserve. In the event that the TI/LC Reserve falls below $400,000, the borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $8,243, subject to a cap of $400,000. The TI/LC Cap will be reduced to $250,000 after two consecutive calendar quarters during which, (i) the occupancy at the Mortgaged Property is greater than or equal to 90% and (ii) the debt yield of the Mortgaged Property is greater than or equal to 10.5%.

(33)
The Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 "capital deduction" related to capital improvements at the related Mortgaged Property for which $1,500,000 was reserved in connection with the origination of the Mortgage Loan.  The Cut-off Date LTV Ratio without adding the $1,400,000 capital deduction is 83.3%.

(34)
Ongoing Replacement Reserve is (i) $11,123.67 for the Due Dates occurring in July 2014 through June 2015 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined annually on the last day of May.

(35)	The 25,681 SF at the Mortgaged Property is comprised of 99 parking spaces.

(36)
For so long as Hertz is the tenant under the specified tenant lease, the specified tenant lease is in full force and effect with Hertz, Hertz is in occupancy and open for business, and Hertz is paying full, unabated rent, the occurrence of the DSCR being less than 1.40x shall not be deemed to be a trigger period.

(37)	The Second Largest Tenant, Texas A&M University, leases 11,412 SF expiring on March 31, 2015, 7,092 SF expiring on April 30, 2019 and 2,299 SF expiring on April 30, 2017.

(38)	The Annual Ground Lease Payment will be $44,431.20 beginning in 2022 and each year thereafter.

(39)
There are no allocated loan amounts stated in the Mortgage Loan documents for the Olivewood Shopping Center Portfolio Mortgage Loan.  The Mortgage Loan documents do not allow for the voluntary release of any of the Olivewood Shopping Center Portfolio Mortgaged Properties.  The indicated allocated loan amounts for the Olivewood Shopping Center Portfolio Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the Olivewood Shopping Center Portfolio Mortgaged Properties and were created solely for statistical purposes only.

(40)
If at any time the lender reasonably determines that the unpaid cost of the capital improvement required at the Mortgaged Property exceeds $450,000, the borrower will deposit 25% of such excess into the capital reserve.

(41)
On every Due Date during a lease trigger period, the borrower will pay to the lender the excess cash, which amount will be deposited with and held by the lender for approved leasing expenses incurred following the date hereof and in connection with one or more acceptable replacement leases or acceptable lease extensions. All such amounts deposited will be put into an occupancy reserve account.

(42)	The 140 West Via Lola Mortgaged Property also consists of five retail spaces totaling 11,769 SF, which was 81.1% occupied as of April 16, 2014.

(43)
The Mortgaged Property contains 16 (of the 35) multifamily units that are currently being utilized as long term vacation/short term rentals and leased to tenants via short-term vacation websites. Until such time as the Mortgaged Property achieves at least an 11% debt yield for 24 months, only 17 of the units are permitted to be used for such purposes.

(44)
The maximum amount the borrower shall be required to maintain in the rollover reserve account shall be $36,307, so long as (i) the Mortgaged Property supports at least a 9.0% debt yield and (ii) the commercial portion of the Mortgaged Property is at least 80% occupied under leases not in default. If at any time the maximum balance, debt yield and occupancy conditions are satisfied, the rollover reserve monthly deposits shall be suspended.

(45)
So long as (i) no event of default will exist and is continuing, (ii) the Dish Creative Cuisine lease remains in full force and effect with no defaults thereunder, (iii) Dish Creative Cuisine is in occupancy and has commenced to pay full, unabated rent pursuant to the terms of the Dish Creative Cuisine lease, (iv) all associated approved leasing expenses that are borrower obligations as the lessor’s work under the Dish Creative Cuisine lease have been paid by the borrower, and (v) for each calendar month during a trailing, consecutive twelve-month period, the total revenue received from all the residential units (including both long-term and short-term units) at the Mortgaged Property is at least equal to $30,000, lender shall disburse the Dish Creative Cuisine earnout reserve funds to the borrower.

(46)
The TI/LC Cap will be reduced to $400,000 after (i) delivery of evidence of a fully executed lease extension of Gatti's Pizza for at least 5 years and (ii) occupancy at the Mortgaged Property is equal to or greater than 82% for two consecutive calendar quarters.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

May 30, 2014

Free Writing Prospectus

Structural and Collateral Term Sheet

$961,465,513
(Approximate Mortgage Pool Balance)

$830,465,000
(Offered Certificates)

GS Mortgage Securities Trust 2014-GC22
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC22

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
Starwood Mortgage Funding I LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton

Co-Manager

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
							Pass- Through	Expected Wtd. Avg.
		Initial Certificate Principal		Approximate		Initial Pass-			Expected
	Expected Ratings	Amount or Notional		Initial Credit		Through	Rate	Life	Principal
Offered Class	(Moody’s / KBRA / DBRS)(1)	Amount(2)		Support		Rate(3)	Description	(Yrs)(4)	Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$36,754,000		30.000	%(5)	[ ]%	(6)	2.72	07/14 – 05/19
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$8,879,000		30.000	%(5)	[ ]%	(6)	4.88	05/19 – 05/19
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$197,682,000		30.000	%(5)	[ ]%	(6)	6.96	05/21 – 06/21
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$160,000,000		30.000	%(5)	[ ]%	(6)	9.75	01/24 – 05/24
Class A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$217,072,000		30.000	%(5)	[ ]%	(6)	9.88	05/24 – 05/24
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$52,638,000		30.000	%(5)	[ ]%	(6)	7.19	05/19 – 01/24
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$719,897,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class X-B	Aa3(sf) / AAA(sf) / AAA(sf)	$72,110,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aaa(sf) / AAA(sf) / AAA(sf)	$46,872,000	(10)	25.125%		[ ]%	(6)	9.88	05/24 – 05/24
Class B(9)	Aa3(sf) / AA-(sf) / AA(sf)	$72,110,000	(10)	17.625%		[ ]%	(6)	9.95	05/24 – 06/24
Class PEZ(9)	A1(sf) / A(sf) / A(high)(sf)	$157,440,000	(10)	13.625	%(11)	[ ]%	(6)	9.93	05/24 – 06/24
Class C(9)	A3(sf) / A(sf) / A(high)(sf)	$38,458,000	(10)	13.625	%(11)	[ ]%	(6)	9.96	06/24 – 06/24

NON-OFFERED CERTIFICATES
							Pass- Through	Expected Wtd. Avg.
		Initial Certificate Principal		Approximate		Initial Pass-			Expected
Non-Offered	Expected Ratings	Amount or Notional		Initial Credit		Through	Rate	Life	Principal
Class	(Moody’s / KBRA / DBRS)(1)	Amount(2)		Support		Rate(3)	Description	(Yrs)(4)	Window(4)
Class X-C	NR / BB+(sf) / AAA(sf)	$16,826,000	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class X-D	NR / NR / AAA(sf)	$54,082,512	(7)	N/A		[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-(sf) / BBB(low)(sf)	$60,092,000		7.375%		[ ]%	(6)	9.96	06/24 – 06/24
Class E	NR / BB+(sf) / BB(sf)	$16,826,000		5.625%		[ ]%	(6)	9.96	06/24 – 06/24
Class F	NR / B+(sf) / B(sf)	$20,431,000		3.500%		[ ]%	(6)	9.96	06/24 – 06/24
Class G	NR / NR / NR	$33,651,512		0.000%		[ ]%	(6)	9.96	06/24 – 06/24
Class S(12)	NR / NR / NR	N/A		N/A		N/A	N/A	N/A	N/A
Class R(13)	NR / NR / NR	N/A		N/A		N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Kroll Bond Rating Agency, Inc. (“KBRA”) and DBRS, Inc. (“DBRS”).  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s, KBRA and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the  lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(7)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(8)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus.  The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)
On the closing date, the issuing entity will issue the  Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $46,872,000, $72,110,000 and $38,458,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $38,458,000.

(12)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Free Writing Prospectus.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$961,465,513
Number of Mortgage Loans	59
Number of Mortgaged Properties	113
Average Cut-off Date Mortgage Loan Balance	$16,296,026
Weighted Average Mortgage Interest Rate(2)	4.7129%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	111
Weighted Average Remaining Amortization Term (months)(4)	358
Weighted Average Cut-off Date LTV Ratio(5)	67.2%
Weighted Average Maturity Date/ARD LTV Ratio(3)(6)	59.4%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	1.65x
Weighted Average Debt Yield on Underwritten NOI(8)	10.0%
% of Mortgage Loans with Additional Mezzanine Debt	0.0%
% of Mortgage Loans with Other Financing	1.1%
% of Mortgaged Properties with Single Tenants	4.2%

(1)
Each of the Maine Mall mortgage loan, Selig Portfolio mortgage loan and Newcastle Senior Housing Portfolio mortgage loan has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Additionally, with respect to the Corporate Park Office Center I&II and  AirPark North Business Center mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield of those mortgage loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)
With respect to the Newcastle Senior Housing Portfolio mortgage loan, the initial coupon is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio mortgage loan mortgage interest rate will be 4.9900%. For purposes of calculating Weighted Average Mortgage Interest Rate presented in this Term Sheet, the Newcastle Senior Housing Portfolio mortgage loan is assumed to have a coupon of 4.9900%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are considered as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest only for the entire term.

(5)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet.  Additionally, with respect to the Hampton Inn Pineville mortgage loan, the Cut-off Date LTV Ratio was calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related mortgaged property for which $1,500,000 was reserved in connection with the origination of the Hampton Inn Pineville mortgage loan. The Weighted Average Cut-off Date LTV Ratio of the mortgage pool without adding the “capital deduction” is 67.3%.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(6)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 8 mortgage loans, representing approximately 19.2% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Maturity Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth in Annex G in the Free Writing Prospectus. Also, with respect to the Newcastle Senior Housing Portfolio mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Debt Service Coverage Ratio is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12 month period immediately succeeding the coupon rate step up. The Weighted Average Underwritten Debt Service Coverage Ratio for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease and based on the scheduled increase in interest rate to 4.9900% is 1.65x. See “Newcastle Senior Housing Portfolio” in this Term Sheet and “Annex G—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Free Writing Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to the Newcastle Senior Housing Portfolio mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI and NCF of the Newcastle Senior Housing Portfolio mortgage loan is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties (not just rent payments under the master lease). The Weighted Average Debt Yield on Underwritten NOI for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease is 10.0%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Manager:	Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$961,465,513
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Pentalpha Surveillance LLC
Pricing:	Week of June 2, 2014
Closing Date:	June 24, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in June 2014 (or, in the case of any mortgage loan that has its first due date in July 2014, the date that would have been its due date in June 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in July 2014
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	June 2047
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$961,465,512 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 59 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $961,465,513 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $16,296,026 and are secured by 113 mortgaged properties located throughout 29 states

—	LTV: 67.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.65x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.0% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 68.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	36.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–
32.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or, in the case of one mortgage loan, anticipated repayment date

—	Hard Lockboxes: 48.2% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps:  89.9% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 57 mortgage loans representing 88.0% of the Initial Pool Balance

–	Insurance: 49 mortgage loans representing 67.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 58 mortgage loans representing 88.6% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 34 mortgage loans representing 79.6% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 86.5% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 24.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (11.4% are super-regional mall properties and 4.8% are anchored retail properties)

—	Multifamily: 23.3% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Office: 20.6% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 12.3% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Self Storage: 7.6% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■
Geographic Diversity:  The 113 mortgaged properties are located throughout 29 states, with four states having greater than or equal to 10.0% of the allocated Initial Pool Balance: North Carolina (11.7%), Michigan (11.7%), Maine (11.4%) and Washington (10.4%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	19	30	$356,310,147	37.1%
Goldman Sachs Mortgage Company	13	52	257,376,932	26.8
Cantor Commercial Real Estate Lending, L.P.	15	19	211,480,696	22.0
Starwood Mortgage Funding I LLC	12	12	136,297,738	14.2
Total	59	113	$961,465,513	100.0%

Ten Largest Mortgage Loans or Crossed Group
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Maine Mall	$110,000,000	11.4%	Retail	730,444	$322	1.83	x	9.1%	59.5%
Selig Portfolio	100,000,000	10.4	Office	1,082,617	$182	2.06	x	10.2%	58.8%
EpiCentre	85,000,000	8.8	Mixed Use	304,772	$279	2.27	x	10.9%	65.1%
Ridgeview Apartments	66,000,000	6.9	Multifamily	416	$158,654	1.28	x	8.2%	64.1%
The Cove Apartments	42,600,000	4.4	Multifamily	689	$61,829	1.39	x	8.5%	74.5%
Newcastle Senior Housing Portfolio	38,720,475	4.0	Senior Housing	3,002	$119,890	1.55	x	10.6%	71.0%
Mason Multifamily Portfolio	33,300,000	3.5	Multifamily	705	$47,234	1.44	x	9.9%	75.0%
The Hamptons of Cloverlane	32,800,000	3.4	Multifamily	440	$74,545	1.36	x	9.0%	78.1%
Allspace Self Storage Portfolio	30,966,108	3.2	Self Storage	344,895	$90	1.42	x	9.1%	65.4%
Corporate Park and AirPark Portfolio	21,600,000	2.2	Office/Industrial	261,951	$82	1.46	x	10.5%	70.1%
Top 10 Total / Wtd. Avg.	$560,986,583	58.3%				1.73	x	9.6%	65.4%
Remaining Total / Wtd. Avg.	400,478,929	41.7				1.54	x	10.6%	69.6%
Total / Wtd. Avg.	$961,465,513	100.0%				1.65	x	10.0%	67.2%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Initial Master Servicer	Initial Special Servicer
Maine Mall	$110,000,000	11.4%	$125,000,000	$235,000,000	CGCMT 2014-GC21	Wells Fargo	LNR
Selig Portfolio	$100,000,000	10.4%	$97,000,000	$197,000,000	GSMS 2014-GC22	Wells Fargo	CWCapital
Newcastle Senior Housing Portfolio	$38,720,475	4.0%	$321,189,610	$359,910,085	CGCMT 2014-GC19	Wells Fargo	Midland

Mortgage Loans with Other Financing
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Preferred Equity Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
Myrtle Beach Medical(1)	$10,300,000	$2,100,000	$12,400,000	NA	70.5%	NA	1.48x	NA

(1)	The related preferred equity in the borrower is currently held by a third party and the preferred equity holder has executed a subordination agreement for the benefit of the related mortgage lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Maine Mall	CGMRC	South Portland	ME	Retail	$110,000,000	11.4%	CD 2005-CD1
Ridgeview Apartments	CCRE	Elmsford	NY	Multifamily	$66,000,000	6.9%	DBUBS 2011-LC2A
The Cove Apartments	SMF I	Tampa	FL	Multifamily	$42,600,000	4.4%	LBCMT 2007-C3
Fourth & Blanchard(3)	GSMC	Seattle	WA	Office	$31,315,240	3.3%	JPMCC 2004-CIBC9
College Towers	GSMC	Kent	OH	Multifamily	$16,460,000	1.7%	CSFB 2004-C3
American Heritage	SMF I	Gallup	NM	Retail	$15,250,000	1.6%	GECMC 2006-C1
One New Hampshire	CGMRC	Portsmouth	NH	Office	$14,084,084	1.5%	MLMT 2004-KEY2
Huntington Beach(4)	CCRE	Huntington Beach	CA	Self Storage	$14,034,639	1.5%	MLCFC 2007-6
Fifth & Jackson(3)	GSMC	Seattle	WA	Office	$11,482,255	1.2%	GMACC 2004-C3
Buffalo Grove Town Center	SMF I	Buffalo Grove	IL	Retail	$10,500,000	1.1%	JPMCC 2004-CIBC9
Hampton Inn Pineville	GSMC	Pineville	NC	Hospitality	$10,000,000	1.0%	JPMCC 2006-LDP7
Costa Mesa(4)	CCRE	Costa Mesa	CA	Self Storage	$8,660,521	0.9%	MLCFC 2007-6
Encore Plaza	CCRE	Gilbert	AZ	Retail	$7,342,058	0.8%	LBUBS 2004-C4
Two Research Park	GSMC	College Station	TX	Office	$7,187,919	0.7%	CSFB 2004-C2
Discovery Point Apartments	CCRE	Mesa	AZ	Senior Housing	$6,500,000	0.7%	IFUND 2001-AA
Devon Madison	CCRE	Madison	TN	Self Storage	$6,492,078	0.7%	GECMC 2005-C1
Widewater Square	CGMRC	Columbia	SC	Retail	$6,255,688	0.7%	BSCMS 2005-PWR7
San Marcos(4)	CCRE	San Marcos	CA	Self Storage	$6,173,244	0.6%	MLCFC 2007-6
Pine Creek Apartments	CGMRC	Clio	MI	Multifamily	$5,019,483	0.5%	GMACC 1998-C1
North Tower - 100 West Harrison(3)	GSMC	Seattle	WA	Office	$4,533,254	0.5%	JPMCC 2004-CIBC10
200 West Thomas(3)	GSMC	Seattle	WA	Office	$4,443,782	0.5%	JPMCC 2004-CIBC10
Smoky Hill Village I	CCRE	Centennial	CO	Retail	$4,425,000	0.5%	GCCFC 2005-GG3
South Tower - 100 West Harrison(3)	GSMC	Seattle	WA	Office	$4,384,134	0.5%	JPMCC 2004-CIBC10
Century Plaza	SMF I	Troy	MI	Retail	$2,775,000	0.3%	GMACC 2004-C2
Marianna Center	CGMRC	Marianna	FL	Retail	$2,741,679	0.3%	MSC 2004-IQ8
Smoky Hill Village II	CCRE	Centennial	CO	Retail	$2,700,000	0.3%	BSCMS 1999-WF2
Briar Pointe Plaza	CGMRC	Novi	MI	Retail	$2,597,282	0.3%	JPMCC 2004-PNC1
Garden Grove(4)	CCRE	Garden Grove	CA	Self Storage	$2,097,704	0.2%	MLCFC 2007-6

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.
(3)
Multiple Selig Portfolio mortgaged properties were included in prior securitizations.  A mortgage loan secured by the Fourth & Blanchard mortgaged property was included in the JPMCC 2004-CIBC9 securitization.  A mortgage loan secured by the Fifth & Jackson mortgaged property was included in the GMACC 2004-C3 securitization. A mortgage loan secured by the North Tower - 100 West Harrison, 200 West Thomas and South Tower - 100 West Harrison mortgaged properties was included in the JPMCC 2004-CIBC10 securitization. The table above does not include any mortgage loans secured by the other mortgaged properties that secure the Selig Portfolio mortgage loan.

(4)
A mortgage loan secured by the Huntington Beach, Costa Mesa, San Marcos and Garden Grove mortgaged properties of the Allspace Self Storage Portfolio mortgage loan was included in the MLCFC 2007-6 securitization.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	22	$230,989,993	24.0%	1.65	x	65.1%	9.8%
Super-Regional Mall	1	110,000,000	11.4	1.83	x	59.5%	9.1%
Anchored	6	46,517,287	4.8	1.49	x	71.1%	10.3%
Unanchored	7	31,763,481	3.3	1.42	x	73.0%	10.2%
Shadow Anchored	5	24,149,738	2.5	1.56	x	69.3%	10.7%
Power Center/Big Box	1	11,390,000	1.2	1.33	x	75.4%	8.9%
Single Tenant Retail	2	7,169,487	0.7	1.90	x	47.7%	13.7%
Multifamily	17	$223,718,714	23.3%	1.39	x	71.5%	9.0%
Garden	15	202,713,686	21.1	1.39	x	71.4%	9.0%
Student Housing	2	21,005,027	2.2	1.35	x	72.4%	9.0%
Office	15	$198,463,310	20.6%	1.81	x	64.1%	10.8%
CBD	8	114,500,000	11.9	2.00	x	60.8%	10.4%
General Suburban	6	73,663,310	7.7	1.57	x	68.4%	11.5%
Medical	1	10,300,000	1.1	1.48	x	70.5%	9.9%
Mixed Use	4	$118,217,589	12.3%	2.03	x	66.7%	10.4%
Retail/Office	3	113,817,589	11.8	2.05	x	66.5%	10.4%
Multifamily/Retail	1	4,400,000	0.5	1.43	x	72.0%	9.6%
Self Storage	19	$73,125,687	7.6%	1.51	x	67.3%	9.6%
Senior Housing	27	$45,220,475	4.7%	1.58	x	66.0%	10.7%
Independent Living	27	45,220,475	4.7	1.58	x	66.0%	10.7%
Hospitality	3	$32,675,067	3.4%	1.79	x	72.7%	12.9%
Limited Service	3	32,675,067	3.4	1.79	x	72.7%	12.9%
Industrial	3	$20,534,678	2.1%	1.45	x	70.2%	10.3%
Flex	3	20,534,678	2.1	1.45	x	70.2%	10.3%
Manufactured Housing	2	$10,520,000	1.1%	1.28	x	71.1%	8.5%
Parking	1	$8,000,000	0.8%	1.81	x	58.2%	8.3%
Total / Wtd. Avg.	113	$961,465,513	100.0%	1.65	x	67.2%	10.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
North Carolina	6	$112,782,448	11.7%	$214,200,000	9.4%	$15,927,280	10.5%
Michigan	10	112,196,194	11.7	153,550,000	6.7	11,817,363	7.8
Maine	1	110,000,000	11.4	395,000,000	17.3	21,367,118	14.1
Washington	7	100,000,000	10.4	335,300,000	14.7	20,077,779	13.2
New York	2	74,000,000	7.7	116,750,000	5.1	6,082,295	4.0
Florida	4	64,577,130	6.7	89,950,000	4.0	5,744,416	3.8
California	9	52,617,931	5.5	99,970,000	4.4	6,915,925	4.6
Illinois	10	43,800,000	4.6	60,525,000	2.7	4,476,958	3.0
Pennsylvania	7	35,555,471	3.7	95,755,000	4.2	6,620,510	4.4
Texas	10	34,443,751	3.6	136,850,000	6.0	10,563,546	7.0
Alabama	9	32,587,500	3.4	46,200,000	2.0	3,203,747	2.1
South Carolina	3	28,842,601	3.0	40,550,000	1.8	3,097,675	2.0
Ohio	2	24,551,307	2.6	34,600,000	1.5	2,430,271	1.6
Arizona	4	23,272,208	2.4	54,180,000	2.4	2,893,566	1.9
Colorado	5	20,144,192	2.1	40,925,000	1.8	3,374,821	2.2
Georgia	4	15,300,000	1.6	21,500,000	0.9	1,523,564	1.0
New Mexico	1	15,250,000	1.6	21,700,000	1.0	1,557,434	1.0
Kentucky	1	14,500,000	1.5	19,500,000	0.9	1,684,965	1.1
New Hampshire	1	14,084,084	1.5	19,500,000	0.9	1,411,595	0.9
Tennessee	2	7,423,483	0.8	23,350,000	1.0	1,729,610	1.1
Oregon	5	5,865,559	0.6	76,830,000	3.4	6,068,384	4.0
Connecticut	2	4,321,107	0.4	56,600,000	2.5	4,419,923	2.9
North Dakota	1	3,660,000	0.4	4,880,000	0.2	349,957	0.2
Indiana	1	2,930,000	0.3	4,270,000	0.2	274,429	0.2
Missouri	1	2,213,995	0.2	29,000,000	1.3	2,149,371	1.4
Iowa	2	2,091,843	0.2	27,400,000	1.2	1,893,388	1.2
Nevada	1	1,771,196	0.2	23,200,000	1.0	1,439,954	0.9
Wisconsin	1	1,446,731	0.2	18,950,000	0.8	1,486,265	1.0
Kansas	1	1,236,783	0.1	16,200,000	0.7	1,144,258	0.8
Total	113	$961,465,513	100.0%	$2,277,185,000	100.0%	$151,726,370	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI values are calculated based on the inclusion of the pari passu companion loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances
			% of
	Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
2,276,422 - 3,000,000	6	$16,020,383	1.7%
3,000,001 - 5,000,000	7	30,384,790	3.2
5,000,001 - 10,000,000	20	141,977,015	14.8
10,000,001 - 15,000,000	12	146,304,602	15.2
15,000,001 - 20,000,000	4	65,892,138	6.9
20,000,001 - 30,000,000	1	21,500,000	2.2
30,000,001 - 60,000,000	5	178,386,583	18.6
60,000,001 - 80,000,000	1	66,000,000	6.9
80,000,001 - 100,000,000	2	185,000,000	19.2
100,000,001 - 110,000,000	1	110,000,000	11.4
Total	59	$961,465,513	100.0%

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.28 - 1.30	3	$78,796,422	8.2%
1.31 - 1.40	13	173,254,094	18.0
1.41 - 1.50	18	203,646,192	21.2
1.51 - 1.60	7	87,737,154	9.1
1.61 - 1.70	5	53,089,456	5.5
1.71 - 1.80	3	24,591,307	2.6
1.81 - 1.90	4	127,785,201	13.3
1.91 - 2.20	5	127,565,686	13.3
2.21 - 2.27	1	85,000,000	8.8
Total	59	$961,465,513	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Amortizing (30 Years)	32	$326,914,920	34.0%
Interest Only	4	303,000,000	31.5
Interest Only, Then
Amortizing(2)	18	302,045,000	31.4
Amortizing (25 Years)	4	19,005,593	2.0
Interest Only, Then
Amortizing - ARD(2)	1	10,500,000	1.1
Total	59	$961,465,513	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
			% of
			Initial
	Number of	Cut-off Date	Pool
Lockbox Type	Mortgage Loans	Balance	Balance
Hard	20	$474,836,763	49.4%
Springing	28	273,958,655	28.5
None	5	87,154,204	9.1
Soft Springing	2	74,932,500	7.8
Soft	4	50,583,391	5.3
Total	59	$961,465,513	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
36.1 - 55.0	2	$12,191,252	1.3%
55.1 - 60.0	7	239,271,483	24.9
60.1 - 65.0	2	73,800,000	7.7
65.1 - 70.0	15	233,649,092	24.3
70.1 - 75.0	31	358,363,685	37.3
75.1 - 78.1	2	44,190,000	4.6
Total	59	$961,465,513	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
31.6 - 45.0	3	$19,379,171	2.0%
45.1 - 50.0	4	21,883,564	2.3
50.1 - 55.0	7	80,844,765	8.4
55.1 - 60.0	21	487,547,067	50.7
60.1 - 65.0	20	179,520,946	18.7
65.1 - 70.1	4	172,290,000	17.9
Total	59	$961,465,513	100.0%
(1) See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	43	$665,069,272	69.2%
Acquisition	13	282,190,554	29.4
Recapitalization	2	8,955,688	0.9
Acquisition/Refinance	1	5,250,000	0.5
Total	59	$961,465,513	100.0%

Distribution of Mortgage Interest Rates (1)
			% of
Range of	Number of		Initial
Mortgage Interest	Mortgage		Pool
Rates (%)	Loans	Cut-off Date Balance	Balance
4.330 - 4.500	5	$148,592,078	15.5%
4.501 - 4.750	20	481,439,811	50.1
4.751 - 5.000	24	279,420,351	29.1
5.001 - 5.250	9	49,271,594	5.1
5.251 - 5.450	1	2,741,679	0.3
Total	59	$961,465,513	100.0%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
8.2 - 9.0	9	$204,830,451	21.3%
9.1 - 10.0	21	326,036,997	33.9
10.1 - 11.0	11	291,699,735	30.3
11.1 - 12.0	8	56,936,652	5.9
12.1 - 13.0	4	41,102,868	4.3
13.1 - 14.0	3	19,785,201	2.1
14.1 - 14.6	3	21,073,608	2.2
Total	59	$961,465,513	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
8.0 - 9.0	21	$425,540,283	44.3%
9.1 - 10.0	20	290,581,425	30.2
10.1 - 11.0	11	197,992,917	20.6
11.1 - 12.0	2	12,597,282	1.3
12.1 - 13.0	3	24,068,150	2.5
13.1 - 14.1	2	10,685,455	1.1
Total	59	$961,465,513	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool
Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
12 - 24	12	$103,355,000	10.7%
25 - 36	1	$66,000,000	6.9%
37 - 48	2	$53,990,000	5.6%
49 - 60	4	$89,200,000	9.3%

Distribution of Original Terms to Maturity/ARD
			% of
Range of Original	Number of		Initial
Term to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	1	$8,000,000	0.8%
84	6	206,226,422	21.4
120	52	747,239,090	77.7
Total	59	$961,465,513	100.0%

Distribution of Remaining Terms to Maturity/ARD(1)
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
59 - 60	1	$8,000,000	0.8%
61 - 120	58	953,465,513	99.2
Total	59	$961,465,513	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	4	$303,000,000	31.5%
300	4	19,005,593	2.0
301 - 360	51	639,459,920	66.5
Total	59	$961,465,513	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	4	$303,000,000	31.5%
299 - 300	4	19,005,593	2.0
301 - 360	51	639,459,920	66.5
Total	59	$961,465,513	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	51	$831,259,813	86.5%
Yield Maintenance	8	130,205,700	13.5
Total	59	$961,465,513	100.0%

Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	58	$851,465,513	88.6%
Real Estate Tax	57	$845,774,261	88.0%
Insurance	49	$648,785,799	67.5%
TI/LC(2)	34	$452,514,319	79.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Wtd. Avg. Underwritten NCF DSCR	Wtd. Avg. Debt Yield on Underwritten NOI	Wtd. Avg. Cut-off Date LTV Ratio
500 West 43rd Street	Parking	$8,000,000	0.8%	59	1.81x	8.3%	58.2%

Class A-3 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Wtd. Avg. Underwritten NCF DSCR	Wtd. Avg. Debt Yield on Underwritten NOI	Wtd. Avg. Cut-off Date LTV Ratio
EpiCentre	Mixed Use	$85,000,000	8.8%	84	2.27x	10.9%	65.1%
Ridgeview Apartments	Multifamily	$66,000,000	6.9%	84	1.28x	8.2%	64.1%
The Cove Apartments	Multifamily	$42,600,000	4.4%	84	1.39x	8.5%	74.5%
Discovery Point Apartments	Senior Housing	$6,500,000	0.7%	84	1.74x	11.5%	36.1%
Grandview Plaza	Retail	$3,850,000	0.4%	84	1.51x	11.2%	74.0%
Normandy Square	Retail	$2,276,422	0.2%	83	1.28x	9.6%	70.0%

(1)
The tables above present the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balances of the Class A-2 Certificates and Class A-3 Certificates, respectively, assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 and Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.
Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.
Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.
Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.
Class A-S and Class PEZ certificates:  (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.
Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	6.
Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.
Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.
After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses	The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the YM Group B” and collectively with the YM Group A, the “YM Groups”), of the Class X-B Certificates, the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates based upon the aggregate of principal distributed to the classes of certificates (other than the Class X certificates) or trust components in each YM group on such Distribution Date, and (2) as among the classes of certificates or trust components in each YM Group in the following manner: (A) the holders of each class of certificates (other than the Class X certificates) or trust components in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (exclusive of the Class X-A, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class S, Class R and Exchangeable Certificates) and trust components on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) any portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of certificates or trust component, will be distributed to the Class X certificates in the related YM Group.  If there is more than one class of certificates (exclusive of the Class X and Exchangeable Certificates) or trust component (and thus the applicable class of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (exclusive of the Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class S or Class R certificates.  Instead, after the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans
Each of the Maine Mall mortgage loan and the Newcastle Senior Housing Portfolio mortgage loan are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be effected in accordance with, the Controlling Pooling & Servicing Agreement set forth under the “Pari Passu Companion Loan Summary” table above and the related co-lender agreement.  Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling Pooling & Servicing Agreement. Each Controlling Pooling & Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. Notwithstanding the foregoing, servicing advances for each non-serviced loan will be made by the parties of, and pursuant to, the applicable Controlling Pooling & Servicing Agreement.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan or whole loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan or whole loan.  As a result of calculating an appraisal reduction for a given mortgage loan or whole loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates and/or trust component then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the Class X-C and Class X-D certificates but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that entities managed by Seer Capital Partners Master Fund L.P. will be the initial holder of a majority of the controlling class of the Class E, Class F, Class G and Class S certificates and, on the closing date, are expected to appoint Seer Capital Partners Master Fund L.P. or an affiliate to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the Selig Portfolio companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

Additionally, with respect to the non-serviced mortgage loans, the directing holder is the holder of the related pari passu companion loan or its representative under the related Controlling Pooling and Servicing Agreement.

If at any time that Seer Capital Partners Master Fund LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans
The Maine Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 11.4% of the Initial Pool Balance, and the related pari passu companion loan, which was contributed to the Citigroup Commercial Mortgage Trust 2014-GC21 securitization, has an outstanding principal balance as of the Cut-off Date of $125,000,000.

The Selig Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 10.4% of the Initial Pool Balance, and has a related pari passu companion loan, which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $97,000,000.

The Newcastle Senior Housing Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $38,720,475 and represents approximately 4.0% of the Initial Pool Balance, and the related pari passu companion loans have an outstanding principal balance as of the Cut-off Date of $321,189,610.

In connection with each of these whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the related companion loan(s) that governs the relative rights and obligations of such holders.  The related co-lender agreement provides, among other things, that (i)(a) the Maine Mall whole loan is serviced under the CGCMT 2014-GC21 pooling and servicing agreement, (b) the Selig Portfolio whole loan will be serviced under the GSMS 2014-GC22 pooling and servicing agreement and (c) the Newcastle Senior Housing Portfolio whole loan is serviced under the CGCMT 2014-GC19 pooling and servicing agreement, (ii) with respect to the Selig Portfolio whole loan, the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) with respect to the Selig Portfolio whole loan, the holder of the related companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).

See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the whole loans.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a whole loan, the related companion loan holder (as a collective whole as if such certificateholders and, if applicable, such companion loan holder, constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—
for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

	—	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced by the controlling class representative at any time. With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class S, the Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace the special servicer.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class S, Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace the special servicer).

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. All excess modification fees earned by the special servicer will be required to offset future workout fees or liquidation fees payable with respect to the related mortgage loan or REO property; provided that if the mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.  Within any 12-month period, all excess modification fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such 12-month period) with respect to any mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees (continued)
Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) such lower rate as would result in a liquidation fee of $1,000,000 for each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000. For any corrected mortgage loan, workout fees will be calculated at the lesser of (a) 1.0% or (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan (other than a non-serviced loan) becomes a corrected mortgage loan through and including the then related maturity date (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a Selig Portfolio companion loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After the occurrence of and during the continuation of a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring and reporting responsibilities with respect to certain actions of the special servicer.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a Selig Portfolio companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

	—	all special notices delivered
	—	summaries of final asset status reports
	—	all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
	—	an “Investor Q&A Forum” and
	—	a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 4 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the Newcastle Senior Housing Portfolio mortgage loan the Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio mortgaged properties. Additionally, with respect to the Hampton Inn Pineville mortgage loan the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $12,000,000 plus a stated $1,400,000 “capital deduction” related to capital improvements at the related mortgaged property for which $1,500,000 was reserved in connection with the origination of the mortgage loan. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units, beds or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units, beds or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, KBRA and DBRS that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates and with respect to a matter regarding a whole loan, any companion loan securities. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. With respect to the Newcastle Senior Housing Portfolio mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. With respect to the Newcastle Senior Housing Portfolio mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. With respect to the Newcastle Senior Housing Portfolio mortgage loan, as to which the related mortgaged properties are subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MAINE MALL

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

Maine Mall
364 Maine Mall Road
South Portland, ME 04106
ME
Bangor
Portland
Atlantic Ocean
NY
VT
NH
Manchester
Albany
MA
Boston
Hartford
Providence
CT
RI
New York
Falmouth
FALMOUTH SPUR (TOLLROAD)
MAIN TURNPIKE (TOLLROAD)
Westbrook
Portland
South Portland
NORTH DEERING
RIVERTON
EAST DEERING
NASONS CORNER
OCEAN AVENUE
STROUDWATER
LIBBYTOWN
DOWNTOWN
EAST END
WEST END
PORTLAND INTERNATIONAL JETPORT
Evergreen Cemetery
University Of New England -Westbrook
University Of Southern Maine-Portland
Maine Medical Center
Calvary Cemetery
St Hyacinthe Cemetery
Westerly Winds Sports Park
Scarborough Downs
MACKWORTH ISLAND
Casco Bay
Back Cove
Fore River
Presumpscot River
Riverside Golf Course
Woodlands Golf Club
Portland Country Club
Falmouth Community Park
Twin Falls Golf Club
South Portland Municipal Golf Club
Nonesuch River Golf Club
Purpoodock Club
Riverside Golf Club
Baxter Woods Park
Payson Park
Deering Oaks
WARREN AVE
FOREST AVE
WASHINGTON AVE
BRIGHTON AVE
STEVENS AVE
ALLEN AVE
OCEAN AVE
LEDGEWOOD DR
RIVERSIDE ST
METHODIST RD
CUMBERLAND ST
PRIDE ST
SPRING ST
COUNTY RD
WESTERN AVE
W COMMERCIAL ST
BROADWAY
HIGHLAND AVE
OCEAN ST
MITCHELL RD
MAIN ST
MIDDLE RD
JOHNSON RD
FORESIDE RD
FALMOUTH RD
LUNT RD
MOUNTAIN RD
WINN RD
GRAY RD
BLACKSTRAP RD
FALMOUTH RD
AUBURN ST
SUMMIT ST
95
295
302
26
100
25
22
9
1
114
CARTIFACT.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	South Portland, Maine	Cut-off Date Principal Balance(2)		$110,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)		$321.72
Size (SF)	730,444	Percentage of Initial Pool Balance		11.4%
Total Occupancy as of 1/31/2014	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2014	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1971, 1983 / 1989, 1994	Mortgage Rate		4.6600%
Appraised Value	$395,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$29,216,598
Underwritten Expenses	$7,849,481	Escrows(3)
Underwritten Net Operating Income (NOI)	$21,367,118		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,337,144	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	59.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.92x / 1.83x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$235,000,000	100.0%	Loan Payoff(4)	$194,093,064	82.6%
			Principal Equity Distribution	39,693,966	16.9
			Closing Costs	1,212,970	0.5
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	Calculated based on the Maine Mall Whole Loan.
(2)
The Cut-off Date Balance of $110,000,000 represents the note A-2 of a $235,000,000 whole loan evidenced by two pari passu notes. The companion loan is the note A-1 with a principal balance of $125,000,000 as of the Cut-off Date that is held outside the Issuing Entity and was contributed to the Citigroup Commercial Mortgage Trust 2014-GC21 (“CGCMT 2014-GC21”) securitization.

(3)
The Maine Mall loan agreement does not require upfront reserves for taxes, insurance, replacement reserves, TI/LCs or other reserves. The Maine Mall loan agreement requires certain monthly reserves upon the occurrence of a Maine Mall Trigger Period or a Maine Mall Cash Sweep Event Period. See “—Escrows” below.

(4)	The Maine Mall Property was previously encumbered by an approximately $127.3 million loan and two B-notes totaling approximately $66.8 million.

■
The Mortgage Loan. The mortgage loan (the “Maine Mall Loan”) is part of a whole loan structure (the “Maine Mall Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in South Portland, Maine (the “Maine Mall Property”). The Maine Mall Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 11.4% of the Initial Pool Balance and the related companion loan (the “Maine Mall Companion Loan”) (evidenced by note A-1), which was contributed to the CGCMT 2014-GC21 transaction, has an outstanding principal balance as of the Cut-off Date of $125,000,000. The Maine Mall Whole Loan was originated on March 11, 2014 by Citigroup Global Markets Realty Corp. The Maine Mall Whole Loan had an original principal balance of $235,000,000 and has an interest rate of 4.6600% per annum. The proceeds of the Maine Mall Whole Loan were primarily used to refinance existing debt on the Maine Mall Property, pay closing costs and return equity to the borrower sponsor. The Maine Mall Whole Loan will be serviced under the CGCMT 2014-GC21 pooling and servicing agreement. See “Description of the Mortgage Pool — The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Maine Mall Loan and the Maine Mall Companion Loan.

The Maine Mall Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date and requires interest only payments. The scheduled maturity date of the Maine Mall Loan is the due date in April 2024. At any time after the second anniversary of the securitization Closing Date, the Maine Mall Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents (and acceptable to the Rating Agencies). On or after the due date occurring in January 2024, the borrower will be permitted to prepay the Maine Mall Loan in whole (but not in part) without incurring a prepayment premium or yield maintenance charge.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

■
The Mortgaged Property. The shopping center comprised of the Maine Mall Property (inclusive of Macy’s and Sears stores which are not part of the collateral) is a 1,022,208 SF super-regional mall located in South Portland, Maine and was constructed in 1971 and 1983 and most recently renovated in 1994. The Maine Mall Property is located in the Portland, Maine metropolitan statistical area at the junction of I-295 and I-95, approximately 0.25 miles from the Portland International Jetport. The Maine Mall Property’s space (exclusive of Macy’s and Sears) that constitutes collateral totals approximately 730,444 SF and includes tenants such as The Bon Ton, JC Penney, Best Buy, Sports Authority, XXI Forever, H&M, Banana Republic, Gap and Apple. As of January 31, 2014, the Total Occupancy was 98.0% and Owned Occupancy was 97.2%. The Maine Mall Property generates in-line sales, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for a minimum of two Januarys), of approximately $598 PSF and an occupancy cost of 11.4% as of January 31, 2014.

The following table presents certain information relating to certain tenants (of which, certain tenants may have co-tenancy provisions) at the Maine Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent(2)	Total Rent $ per SF(2)	Lease Expiration	Tenant Sales $ per SF(2)	Actual Occupancy Cost(2)	Renewal / Extension Options
Anchors
Macy’s	BBB / Baa2 / BBB+	188,912	18.5%	No	NA	NA	NA	NA	NA	NA
The Bon Ton	NR / Caa2 / B-	120,844	11.8	Yes	$1,266,549	$10.48	1/31/2029	NA(3)	NA(3)	4, 5-year options
Sears	B- / Caa1 / CCC+	102,852	10.1	No	NA	NA	NA	NA	NA	NA
JC Penney	CCC / Caa1 / CCC+	85,898	8.4	Yes	$552,250	$6.43	7/31/2018	$115	5.6%	6, 5-year options
Best Buy	BB- / Baa2 / BB	45,793	4.5	Yes	$1,320,811	$28.84	1/31/2019	NA	NA	2, 5-year options
Sports Authority	NR / NR / NR	43,326	4.2	Yes	$976,075	$22.53	6/30/2017	$116	19.4%	NA
Total Anchors		587,625	57.5%

Major Tenants
XXI Forever	NR / NR / NR	26,339	2.6%	Yes	$1,249,522	$47.44	1/31/2019	$200	23.7%	NA
Old Navy	BBB- / Baa3 / BBB-	20,876	2.0	Yes	$417,520	$20.00	1/31/2022	$366	5.5%	1, 5-year option
H&M	NR / NR / NR	17,185	1.7	Yes	$869,780	$50.61	1/31/2019	$205	24.7%	NA
Gap	BBB- / Baa3 / BBB-	16,169	1.6	Yes	$702,424	$43.44	1/31/2016	$185	23.5%	NA
Super Shoes	NR / NR / NR	15,804	1.5	Yes	$237,060	$15.00	9/30/2020	$169	8.9%	2, 5-year options
Abercrombie & Fitch	NR / NR / NR	10,525	1.0	Yes	$469,471	$44.61	1/31/2019	$188	23.7%	NA
Pier 1 Imports	NR / B1 / B+	10,100	1.0	Yes	$290,501	$28.76	6/30/2023	NA	NA	2, 5-year options
Total Major Tenants		116,998	11.4%

15 Largest In-line Tenants based on Underwritten Base Rent
American Eagle Outfitters	NR / NR / NR	9,083	0.9%	Yes	$738,514	$81.31	4/30/2018	$421	19.3%	NA
Victoria’s Secret	NR / NR / NR	8,830	0.9	Yes	$534,776	$60.56	1/31/2015	$961	6.3%	NA
Olympia Sports	NR / NR / NR	6,375	0.6	Yes	$456,606	$71.62	1/31/2019	$335	21.4%	NA
Express	NR / NR / NR	7,225	0.7	Yes	$396,181	$54.83	1/31/2015	$318	17.2%	NA
Lane Bryant	NR / NR / NR	5,861	0.6	Yes	$376,144	$64.18	4/30/2015	$177	36.3%	NA
Coldwater Creek(4)	NR / NR / NR	6,644	0.6	Yes	$372,864	$56.12	1/31/2019	$150	37.4%	NA
Pacsun	NR / NR / NR	4,471	0.4	Yes	$366,550	$81.98	6/30/2019	$254	32.3%	NA
Ulta	NR / NR / NR	9,967	1.0	Yes	$365,991	$36.72	2/28/2021	$316	11.6%	2, 5-year options
Lenscrafters	NR / NR / NR	4,242	0.4	Yes	$358,285	$84.46	1/31/2019	$863	9.8%	NA
Eddie Bauer	NR / NR / NR	5,876	0.6	Yes	$354,187	$60.28	1/31/2023	$244	24.7%	NA
Banana Republic	BBB- / Baa3 / BBB-	6,000	0.6	Yes	$340,101	$56.68	10/31/2014	$296	19.1%	2 options(5)
David’s Bridal	NR / NR / NR	9,163	0.9	Yes	$332,933	$36.33	1/31/2019	$312	11.6%	NA
Sephora	NR / NR / NR	5,200	0.5	Yes	$328,466	$63.17	1/31/2021	$814	7.8%	NA
Apple	NR / Aa1 / AA+	5,322	0.5	Yes	$322,334	$60.57	1/31/2019	$6,357	1.0%	NA
Loft	NR / NR / NR	5,500	0.5	Yes	$310,709	$56.49	1/31/2015	$404	14.0%	NA
Fifteen Largest In-line Tenants		99,759	9.8%

Remaining Tenants		197,720	19.3%		$12,627,646	$63.87
Vacant Spaces		20,106	2.0%		$0	$0.00
Total Owned SF		730,444	71.5%
Total SF		1,022,208	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Rent, Tenant Sales and Actual Occupancy Cost as of TTM December 31, 2013.
(3)	The Bon Ton opened in September 2013 and sales are not available.
(4)
Coldwater Creek filed Chapter 11 Bankruptcy on April 11, 2014. Coldwater Creek’s stores and website are currently open for business, however, it is expected that they will be closing all of their stores. Coldwater Creek may terminate its lease with 90 days’ notice and payment of 50% of the unamortized portion of the construction allowance if its net sales are less than $2,657,600 during the period from February 1, 2013 through January 31, 2014. Coldwater Creek’s sales were $994,283 during the period from February 1, 2013 through January 31, 2014.

(5)	Banana Republic has two renewal options. The first renewal option is for three years and the second renewal option is for five years.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

The following table presents general descriptions of certain major tenants at the Maine Mall Property:

Five Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Tenant Description	Renewal / Extension Options
XXI Forever
Forever 21 is an American chain of clothing retailers with branches in major cities in the United States and Canada, Europe, Asia and the Middle East offering fashion and accessories for young women and men.
NA

Best Buy
Best Buy Co., Inc. is a multinational corporation selling consumer electronics and a variety of related merchandise, including software, video games, music, DVDs, Blu-ray discs, mobile phones, digital cameras, car stereos and video cameras, in addition to home appliances. In 2013, Best Buy operated 1,056 Best Buy and 409 Best Buy Mobile stand-alone stores in the US. Best Buy also operated; 140 Future Shop, 72 Best Buy and 49 Best Buy Mobile stand-alone stores in Canada; 211 Five Star stores in China; and 14 Best Buy stores in Mexico. As of 2013, Best Buy employed approximately 180,000 employees worldwide.
2, 5-year options

H&M
H & M Hennes & Mauritz AB (operating as H&M) is a Swedish retail-clothing company, known for its clothing offerings for women, men, teenagers and children. It has over 2,200 stores in 41 markets and as of 2011 employed around 87,000 people.
NA

The Bon Ton
The Bon Ton is a regional department store company based in York, Pennsylvania chiefly operating 275 stores, including 11 furniture galleries, in 23 states throughout the northern United States with 27,100 employees.
4, 5-year options

Sports Authority
Sports Authority, Inc. is one of the largest sporting goods retailers in the United States with around 14,250 employees. Sports Authority is headquartered in Englewood, Colorado and it operates more than 460 stores in 45 U.S. States and Puerto Rico.
NA

The following table presents certain information relating to the lease rollover schedule at the Maine Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	1,809	0.2%	0.2%	$94,068	0.5%	$52.00	1
2014	7,126	1.0	1.2%	410,348	2.2	57.58	2
2015	77,228	10.6	11.8%	2,299,639	12.1	29.78	18
2016	27,359	3.7	15.5%	1,488,686	7.9	54.41	9
2017	61,663	8.4	24.0%	1,647,696	8.7	26.72	12
2018	115,091	15.8	39.7%	1,283,925	6.8	11.16	10
2019	148,408	20.3	60.1%	5,722,034	30.2	38.56	17
2020	26,312	3.6	63.7%	940,540	5.0	35.75	9
2021	39,660	5.4	69.1%	1,797,667	9.5	45.33	12
2022	38,399	5.3	74.3%	1,068,207	5.6	27.82	10
2023	33,395	4.6	78.9%	1,042,483	5.5	31.22	8
2024	7,044	1.0	79.9%	265,429	1.4	37.68	4
2025 & Thereafter	126,844	17.4	97.2%	893,041	4.7	7.04	2
Vacant	20,106	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	730,444	100.0%		$18,953,764	100.0%	$26.68	114

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Maine Mall Property:

Historical Leased %(1)
	2008	2009	2010	2011	2012	2013	As of 1/31/2014
Owned Space	91.6%	93.8%	92.3%	95.2%	97.0%	96.3%	97.2%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

The following table presents certain information relating to the historical average annual rent per SF at the Maine Mall Property:

Historical Average Base Rent PSF(1)
	2011	2012	2013
Base Rent per SF	$22.46	$23.70	$24.95

(1)	Base Rent PSF calculation is based on borrower provided rental figures and total occupied square footage of 695,383 (2011), 708,531 (2012) and 710,338 (2013).

The following table presents certain information relating to comparable in-line sales at the Maine Mall Property:

Historical Sales and Occupancy Cost for Comparable In-line Tenants (< 10,000 SF)(1)
	2010	2011	2012	2013
Comparable In-line sales per SF including Apple	$555	$594	$638	$598
Occupancy cost including Apple	11.3%	10.7%	10.2%	11.4%
Comparable In-line sales per SF excluding Apple	$443	$450	$468	$456
Occupancy cost excluding Apple	14.2%	14.1%	13.6%	15.0%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Maine Mall Property:

Cash Flow Analysis(1)(2)

	2010	2011	2012	2013	TTM 1/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$14,453,882	$15,619,492	$16,794,264	$17,551,914	$17,695,135	$18,556,163	$25.40
Contractual Rent Steps	0	0	0	0	0	397,601	0.54
Percentage Rent	1,283,095	1,433,349	1,499,733	1,025,403	960,451	675,830	0.93
Specialty Leasing(3)	819,844	907,858	893,470	1,061,494	1,057,360	1,057,360	1.45
Gross Up Vacancy	0	0	0	0	0	1,005,071	1.38
Total Rent	$16,556,821	$17,960,699	$19,187,467	$19,638,810	$19,712,946	$21,692,025	$29.70
Total Reimbursables	6,160,245	5,772,842	5,652,568	7,172,705	7,287,990	7,994,784	10.95
Other Income(4)	692,937	862,217	993,517	556,866	541,715	534,860	0.73
Vacancy & Credit Loss	8,622	(20,560)	(5,634)	(87,460)	17,004	(1,005,071)	(1.38)
Effective Gross Income	$23,418,625	$24,575,198	$25,827,918	$27,280,921	$27,559,654	$29,216,598	$40.00

Real Estate Taxes	$3,650,659	$3,592,381	$3,824,411	$4,143,975	$4,148,939	$4,192,300	$5.74
Insurance	115,623	111,553	151,445	176,097	176,258	169,362	0.23
Management Fee	0	0	0	0	0	438,249	0.60
Other Operating Expenses	3,078,958	3,155,522	3,248,688	2,952,059	2,921,081	3,049,569	4.17
Total Operating Expenses	$6,845,240	$6,859,456	$7,224,545	7,272,131	$7,246,278	$7,849,481	$10.75

Net Operating Income	$16,573,385	$17,715,742	$18,603,373	$20,008,790	$20,313,377	$21,367,118	$29.25
TI/LC	0	0	0	0	0	879,416	1.20
Capital Expenditures	0	0	0	0	0	150,558	0.21
Net Cash Flow	$16,573,385	$17,715,742	$18,603,373	$20,008,790	$20,313,377	$20,337,144	$27.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the January 31, 2014 rent roll with contractual rent steps taken through March 1, 2015.
(3)	Specialty leasing represents rent from various temporary kiosks, removable units, wireless kiosks, and storage which are not included within the GLA of the mall.
(4)
Other income includes certain tenants’ utility payments, trash pad rental, antenna rent, storage income, advertising revenue, sponsorship income, vending income, telephone income, stroller revenue, gift card income, and other miscellaneous revenue.

■	Appraisal. According to the appraisal, the Maine Mall Property had an “as-is” appraised value of $395,000,000 as of an effective date of February 25, 2014.

■
Environmental Matters. A Phase I environmental report, dated February 26, 2014, did not identify the presence of a recognized environmental condition and recommended no further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the Maine Mall Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

■
Market Overview and Competition. The Maine Mall Property is a super-regional mall located in South Portland, Maine and is the largest enclosed mall in the state of Maine. Per the appraisal, the Maine Mall Property is the only enclosed center within a 30-mile radius and is the dominant center for a sizable geographical trade area. The closest competing super-regional mall identified in the appraisal is The Mall at Fox Run, located approximately 50 miles from the Maine Mall Property, in Newington, New Hampshire. As of 2013, the population within a 30-mile radius of the Maine Mall Property was 449,225 with an average household income of $71,316.

The following table presents certain information relating to the primary competition for the Maine Mall Property:

Competitive Set(1)
	Maine Mall	Bangor Mall	The Mall at Fox Run	Kittery Outlets	Freeport Village Station
Distance from Subject	-	138 miles	50 miles	45 miles	20 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Outlet Center	Lifestyle Center
Year Built / Renovated	1971, 1983 / 1989, 1994	1979 / 1997	1982 / 2000	1978 / 1990	2012 / NAP
Total GLA	1,022,208	654,823	600,831	700,000	114,026
Total Occupancy	98.0%	98.0%	97.0%	99.0%	99.0%
Anchors	Macy’s, The Bon Ton, Sears, JC Penney, Best Buy	Macy’s, Sears, JC Penney, Dick’s Sporting Goods	Macy’s, Sears, JC Penney	Crate & Barrel, Banana Republic, Corning Factory Outlet, Gap	LL Bean, Old Navy

(1)	Source: Appraisal.

■
The Borrower. The borrower is GGP-Maine Mall L.L.C., a recycled single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Maine Mall Loan. The Maine Mall Loan’s sponsor and non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., a Delaware corporation (“GGP Holding I”), an affiliate of General Growth Properties, Inc. (“GGP”).

■
Escrows. On each due date during the continuance of a Maine Mall Cash Sweep Event Period or a Maine Mall Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless, with respect to insurance, the borrower provides evidence that the required insurance is being provided under any blanket policy reasonably acceptable to the lender, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $50,000, capped at $600,000, and (iii) a capital expenditure reserve in the monthly amount of $8,598, capped at $103,177.

Additionally, at origination, GGP Holding I, delivered to the lender a guarantee of certain unfunded landlord obligations of the borrower totaling $260,683 at the Maine Mall Property, in lieu of a cash reserve for the same amount.

A “Maine Mall Cash Sweep Event Period” means any period commencing as of (i) the occurrence and continuance of an event of default, (ii) the filing of a bankruptcy petition or a similar event with respect to the borrower, (iii) the filing of a bankruptcy petition or a similar event with respect to the guarantor, (iv) the filing of a bankruptcy petition or a similar event with respect to the property manager, or (v) the occurrence and continuance of an event of default under a subordinate mezzanine loan document, if any, and terminating upon the cure of any such Maine Mall Cash Sweep Event Period in accordance with the loan documents.

A “Maine Mall Trigger Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the Maine Mall Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.50x and terminating as of the end of the second consecutive fiscal quarter in which the debt service coverage ratio of the Maine Mall Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.50x.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

■
Lockbox and Cash Management. The Maine Mall Loan requires a hard lockbox, which is already in place, with springing cash management. The loan documents require the borrower to cause all rents (excluding (i) rents paid by tenants under seasonal leases, licensees and other miscellaneous payors, (ii) de minimis income, and (iii) rents generated pursuant to multi-property sponsorship and advertising programs which are attributable to the Maine Mall Property) to be paid directly to a lender controlled lockbox account. The loan documents also require that all rents and other amounts (other than de minimis income and rents generated pursuant to multi-property sponsorship and advertising programs which are attributable to the Maine Mall Property) received by the borrower or the property manager be deposited into the lockbox account within 3 business days after receipt. On each business day that no Maine Mall Cash Sweep Event Period is continuing and no Maine Mall Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of borrower. During the continuance of a Maine Mall Trigger Period or a Maine Mall Cash Sweep Event Period, all amounts in the lockbox account are required to be swept to the lender-controlled cash management account on a daily basis and, provided no event of default is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into the excess cash flow reserve. Funds in the excess cash flow reserve are (i) to the extent no Maine Mall Cash Sweep Event Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Maine Mall Cash Sweep Event Period is continuing, to be held as additional collateral for the Maine Mall Loan. Following the initiation of foreclosure proceedings, exercise of a power of sale or initiation of proceedings for the appointment of a receiver with respect to the Maine Mall Property, or following an acceleration of the Maine Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Maine Mall Loan and/or toward the payment of expenses of the Maine Mall Property, in such order of priority as the lender may determine.

■
Property Management. Under the loan documents, the Maine Mall Property must be managed by (i) the borrower, (ii) General Growth Services, Inc., (iii) General Growth Management, Inc., or such other affiliate of GGP Holding I (provided such entity operates under a written management agreement on arm’s length terms reasonably acceptable to lender that provides for the segregation of funds as between the Maine Mall Property and other managed properties), or (iv) a reputable and experienced management company, which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use and operation of the Maine Mall Property and with respect to which the lender has received Rating Agency Confirmation (and a new non-consolidation opinion if the property manager is an affiliate of the borrower). During the continuance of an event of default under the Maine Mall Loan, a material default by the property manager under its management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager, or if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to replace the manager if the property is not self-managed. If the property is self-managed, following the initiation of foreclosure proceedings, exercise of a power of sale or initiation of proceedings for the appointment of a receiver with respect to the Maine Mall Property, the lender has the right to require the borrower to engage an approved unaffiliated property manager.

■
Mezzanine or Secured Subordinate Indebtedness. Mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the Maine Mall loan agreement (or from multiple lenders, to the extent that more than 50% of such debt is held by such qualified institutional lenders) to a direct or indirect equity owner of borrower that is secured by a pledge of direct or indirect equity interests in borrower, so long as, among other things (i) immediately after giving effect to such debt, the combined loan-to-value ratio (as calculated under the loan documents) does not exceed 56.5%, (ii) immediately after giving effect to such debt, the combined debt service coverage ratio (as calculated under the loan documents) is at least 1.95x, (iii) an intercreditor agreement is received by the lender, (iv) the mezzanine debt is either coterminous with the Maine Mall Loan or prepayable without premium or penalty from and after the maturity date of the Maine Mall Loan, (v) if such mezzanine debt bears a floating rate of interest, borrower obtains an interest rate cap agreement, (vi) such mezzanine debt is a current-pay loan with no “pay-in-kind” feature, and (vii) if required by lender, Rating Agency Confirmation has been obtained.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MAINE MALL

■
Terrorism Insurance. The borrower is required to maintain a “special peril” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Maine Mall Property, plus twelve months of business interruption coverage with an additional extended period of indemnity for twelve months or until the income is restored to the prior level. Such “special peril” insurance policy is required to contain a deductible that is no larger than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Release, Substitution and Expansion. The Maine Mall loan documents permit the borrower to release certain vacant non-income producing parcels, and additionally, to substitute certain vacant, non-income producing parcels with other parcels at the shopping center subject to satisfaction of certain conditions set forth in the Maine Mall loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Free Writing Prospectus. Additionally, the borrower may, from time to time, acquire one or more parcels of land that constitute an integral part of, or adjoins, the shopping center of which the Maine Mall Property is a part, subject to the satisfaction of certain conditions including that: (i) no event of default is then continuing, (ii) upon the date of the expansion, the borrower acquires a fee simple or leasehold interest to the expansion parcel, (iii) the borrower executes and delivers substitute loan documents adding such parcel to the collateral, (iv) the borrower delivers a clean Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, (v) if the expansion parcel is improved, the borrower delivers to lender a physical conditions report acceptable to lender, (vi) the borrower delivers evidence that the expansion parcel constitutes one or more separate tax lots, and (vii) the acquisition of the expansion parcel does not violate any of the provisions of the leases, operating agreements, parking agreements, or other similar agreements affecting the Maine Mall Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

Lake Union
UPTOWN
SEATTLE CENTER
Key Arena
Space Needle
Pacific Science Center
Bill & Melinda Gates Foundation
Amazon Headquarters
The Seattle Times
SOUTH LAKE UNION
CAPITOL HILL
BELLTOWN
SEATTLE
PIKE/PINE CORRIDOR
Pacific Place
Westlake Mall
Washington State Convention & Trade Center
CENTRAL BUSINESS DISTRICT
Rainier Square
FIRST HILL
Virginia Mason Hospital
PIKE MARKET DISTRICT
Elliott Bay
WATERFRONT DISTRICT
Harborview Medical Center
PIONEER SQUARE
INTERNATIONAL DISTRICT
CenturyLink Field
Safeco Field
SODO
Kinnear Park
Centennial Park
Myrtle Edwards Park
Denny Park
South Lake Union Park
Kobe Terrace
CARTIFACT

SELIG PORTFOLIO

1	Fourth & Blanchard	2101 Fourth Avenue	Seattle, WA	98121
2	635 Elliott	635 Elliott Avenue West	Seattle, WA	98119
3	645 Elliott	645 Elliott Avenue West	Seattle, WA	98119
4	Fifth & Jackson	418 South Jackson Street	Seattle, WA	98104
5	North Tower, 100 West Harrison	413 1st Avenue West	Seattle, WA	98119
6	South Tower, 100 West Harrison	401 1st Avenue West	Seattle, WA	98119
7	200 West Thomas	200 West Thomas Street	Seattle, WA	98119

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	GSMC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance(4)	$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$181.97
Size (SF)	1,082,617	Percentage of Initial Pool Balance	10.4%
Total Occupancy as of 3/25/2014(1)	85.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/25/2014(1)	85.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.6080%
Appraised Value	$335,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	120

Underwritten Revenues	$27,283,001
Underwritten Expenses	$7,205,223	Escrows
Underwritten Net Operating Income (NOI)	$20,077,778	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,955,579	Taxes	$154,704	$154,704
Cut-off Date LTV Ratio(2)	58.8%	Insurance	$178,601	$13,739
Maturity Date LTV Ratio(2)(3)	55.6%	Replacement Reserve	$0	$22,553
DSCR Based on Underwritten NOI / NCF(2)	2.18x / 2.06x	TI/LC	$0	$135,316
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.6%	Other(5)	$3,151,122	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$197,000,000	99.4%	Loan Payoff	$193,987,842	97.9%
Principal’s New Cash Contribution	1,219,280	0.6	Reserves	3,484,427	1.8
			Closing Costs	747,011	0.4

Total Sources	$198,219,280	100.0%	Total Uses	$198,219,280	100.0%

(1)
Total and Owned Occupancy includes 41,059 SF for the following tenants who have executed leases but have not yet taken occupancy or begun paying rent: Walsh Construction, Lorber Law, Dental Health Services, Qliance Medical Mgmt. Inc., Denice E. Rasch, Tinyhr, Burkett & Burdette, Seattle Corporate Search, J. Mark Weiss, P.S. and Reid Case Management. The Total and Owned Occupancy without taking into account these signed but not open tenants are both 81.6%. We cannot assure you that these tenants will take occupancy and begin paying rent as expected or at all.

(2)	Calculated based on the Selig Portfolio Whole Loan.
(3)
The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $354,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 58.8%. See “—Appraisal” below.

(4)
The Cut-off Date Principal Balance of $100,000,000 represents the note A-1 of a $197,000,000 whole loan evidenced by two pari passu notes. One companion loan with an aggregate principal balance of $97,000,000 is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(5)
Other upfront reserve represents a free rent reserve amount equal to seven months’ base rent under the Amazon lease in connection with the seven-month free rent period prior to November 21, 2014 when Amazon is required to take occupancy and begin paying rent ($2,478,190), tenant allowances ($419,822) and a deferred maintenance reserve ($253,110). See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Selig Portfolio Loan”) is part of a whole loan structure (the “Selig Portfolio Whole Loan”) comprised of two pari passu notes that are together secured by first mortgages encumbering seven office buildings located in Seattle, Washington (collectively, the “Selig Portfolio Properties”). The Selig Portfolio Loan (evidenced by Note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 10.4% of the Initial Pool Balance. The related companion loan (the “Selig Portfolio Companion Loan”), currently held by Goldman Sachs Mortgage Company outside the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $97,000,000 and is expected to be contributed to a future securitization transaction. The Selig Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on April 24, 2014. The Selig Portfolio Whole Loan has an original principal balance of $197,000,000 and each note has an interest rate of 4.6080% per annum. The borrower utilized the proceeds of the Selig Portfolio Whole Loan to refinance the existing debt on the Selig Portfolio Properties.

The Selig Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the term of the loan. The scheduled maturity date is the due date in May 2024. The Selig Portfolio Whole Loan may be voluntarily prepaid in whole or in part on or after the due date in February 2024. Provided no event of default is continuing, defeasance of the Selig Portfolio Whole Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date or (b) the second anniversary of the closing date of the securitization into which the Selig Portfolio Companion Loan is deposited.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

■
The Mortgaged Properties. The Selig Portfolio Properties consist of three Class A, one Class A/B and three Class B office buildings located in Seattle, Washington and were constructed between 1970 and 2009. The collateral securing the Selig Portfolio Whole Loan totals approximately 1,082,617 SF and the largest tenants include Amazon (17.6% GLA), Sound Transit (5.5% GLA) and Clear Channel Communications (3.5% GLA). As of March 25, 2014, Total Occupancy and Owned Occupancy were both 85.4%.

The following table presents certain information relating to the Selig Portfolio Properties:

Property Name	City	State	Cut-off Date Loan Amount	Total GLA	Occupancy(1)(2)	Year Built / Renovated	Appraised Value(1)	UW NCF(1)
Fourth & Blanchard	Seattle	WA	31,315,240	406,158	86.9%	1979 / NAP	$105,000,000	$5,587,768
635 Elliott	Seattle	WA	25,648,673	190,956	100.0%	2009 / NAP	86,000,000	6,000,832
645 Elliott	Seattle	WA	18,192,663	145,120	59.3%	2009 / NAP	61,000,000	2,139,102
Fifth & Jackson	Seattle	WA	11,482,255	144,338	100.0%	2002 / NAP	38,500,000	2,867,610
North Tower – 100 West Harrison	Seattle	WA	4,533,254	65,298	88.9%	1972 / 2003	15,200,000	896,036
200 West Thomas	Seattle	WA	4,443,782	64,640	72.7%	1974 / 2003	14,900,000	745,515
South Tower – 100 West Harrison	Seattle	WA	4,384,134	66,107	68.4%	1970 / 2003	14,700,000	718,715
Total / Wtd. Avg.			$100,000,000	1,082,617	85.4%		$335,300,000	$18,955,579

(1)	Based on the Selig Portfolio Whole Loan.
(2)	Occupancy as of March 25, 2014.

The following table presents certain information relating to the major tenants at the Selig Portfolio Properties:

Tenant Name	Tenant Description	Renewal / Extension Options
Amazon
Amazon.com (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now a Fortune 100 company and one of the largest online retailers in the world, with $74.45 billion of net sales in 2013.

2, 5-year options
Sound Transit
Sound Transit (also known as the Central Puget Sound Regional Transit Authority) plans, builds and operates express bus, light rail and commuter train services for the urban areas of King, Pierce and Snohomish counties in Washington State. The entity is funded by public tax dollars.

2, 5-year options
Clear Channel Communications
Clear Channel Communications is one of the world’s leading media and entertainment companies, operating as CC Media Holdings (OTCBB: CCMO). Founded in 1972, Clear Channel consists of two main media businesses: Clear Channel Outdoor Holdings (NYSE: CCO) and Clear Channel Media and Entertainment. Clear Channel’s Media and Entertainment division has 243 million monthly listeners. It serves 150 cities through 850 owned radio stations in the U.S., as well as more than 140 stations in New Zealand and Australia.

2, 5-year options
Summit Law Group, PLLC	Summit Law Group is a Seattle-based regional law firm offering legal services in business, environmental, labor/employment and litigation areas.	2, 5-year options
Dept. of Labor & Industries
The Washington Department of Labor & Industries is a state agency dedicated to the safety, health and security of Washington’s workers. The agency helps employers meet safety and health standards, conducts inspections of workplaces when alerted to hazards, and oversees benefits to workers who are injured or become ill on the job, among other duties.
1, 3-year option

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

The following table presents certain information relating to the major tenants at the Selig Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon(2)	NR / Baa1 / AA-	190,956	17.6%	$4,248,326	18.8%	$22.25	8/31/2019	2, 5-year options
Sound Transit(3)(4)	NR / Aa2 / AAA	60,006	5.5	1,502,872	6.7	25.05	(3)	2, 5-year options
Clear Channel Communications	CCC / Caa2 / CCC+	37,699	3.5	1,287,262	5.7	34.15	3/31/2026	2, 5-year options
Summit Law Group, PLLC	NR / NR / NR	30,386	2.8	949,563	4.2	31.25	12/31/2022	2, 5-year options
Dept. of Labor & Industries	AA+ / Aa3 / AA+	27,665	2.6	774,620	3.4	28.00	9/30/2017	1, 3-year option
Pacific Biomarkers	NR / NR / NR	21,216	2.0	759,821	3.4	35.81	5/9/2022	1, 5-year option
Varian Medical Systems, Inc.(5)	NR / NR / NR	33,349	3.1	750,353	3.3	22.50	11/17/2017	1, 5-year option
Department of Revenue	AAA / Aaa / AA+	22,722	2.1	545,328	2.4	24.00	2/28/2019	1, 5-year option
Amnis Corporation	NR / NR / NR	18,334	1.7	527,664	2.3	28.78	11/30/2021	2, 5-year options
Wireless Advocates, LLC(6)	NR / NR / NR	23,333	2.2	524,993	2.3	22.50	12/31/2017	1, 5-year option
Ten Largest Tenants		465,666	43.0%	$11,870,801	52.6%	$25.49
Remaining Tenants		458,915	42.4	10,681,891	47.4	23.28
Vacant		158,036	14.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,082,617	100.0%	$22,552,692	100.0%	$24.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Amazon has an executed lease but has not yet taken occupancy or commenced paying rent. Amazon is expected to take occupancy in September 2014. Rental payments are required to commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014. Initial annual base rent is $4,248,326 with annual rent steps beginning in September 2015 and continuing through lease expiration. We cannot assure you that Amazon will take occupancy and begin paying rent as expected or at all.

(3)	Sound Transit has 5,277 SF that expires on November 1, 2014 and 54,729 SF that expires on February 29, 2020.
(4)
Sound Transit has termination options in both of its two leases. For the 5,277 SF expiring in November 2014, Sound Transit has the option to terminate its lease at any time by giving the landlord at least 120 days’ prior notice and paying a termination fee. For the remaining space, Sound Transit has the option to terminate its lease any time after March 1, 2017 by giving the landlord at least nine months’ prior notice and paying a termination fee. In each instance, the termination fee is required to be equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease (e.g., architectural fees, tenant improvement costs and broker commission).

(5)
Varian Medical Systems, Inc. has the right to terminate its lease at any time by giving the landlord at least six months’ notice and paying an unamortized real estate fee and a penalty equal to two months’ current total monthly rent.

(6)
Wireless Advocates, LLC has the option to terminate its lease beginning January 1, 2015 in the event that they lose their contract with Costco or in the event they decide to co-locate with Car Toys, subject to providing six months’ prior notice and paying a penalty equal to the unamortized portion of transaction costs.

The following table presents the lease rollover schedule at the Selig Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	7,267	0.7%	0.7%	$6,912	0.0%	$0.95	32
2014	33,354	3.1	3.8%	670,542	3.0	20.10	14
2015	52,764	4.9	8.6%	1,196,395	5.3	22.67	25
2016	68,649	6.3	15.0%	1,560,949	6.9	22.74	25
2017	157,474	14.5	29.5%	3,708,532	16.4	23.55	42
2018	82,344	7.6	37.1%	2,069,630	9.2	25.13	26
2019	270,896	25.0	62.1%	6,298,513	27.9	23.25	27
2020	85,712	7.9	70.1%	2,140,607	9.5	24.97	12
2021	48,944	4.5	74.6%	1,222,473	5.4	24.98	7
2022	67,676	6.3	80.8%	2,112,387	9.4	31.21	10
2023	11,802	1.1	81.9%	278,490	1.2	23.60	5
2024	0	0.0	81.9%	0	0.0	0.00	0
2025 & Thereafter	37,699	3.5	85.4%	1,287,262	5.7	34.15	5
Vacant	158,036	14.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,082,617	100.0%		$22,552,692	100.0%	$24.39	230

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

The following table presents certain information relating to historical leasing at the Selig Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011	2012	2013
Selig Portfolio Properties	61.4%	61.2%	63.9%	66.7%	64.6%

(1)
As provided by the borrower which reflects average occupancy for the specified year. The 635 Elliott and 645 Elliott properties were constructed and completed in 2009 and were in the process of lease-up during the period shown above (they do not reflect the lease recently executed with Amazon for 17.6% of the Selig Portfolio Properties SF). Excluding the 635 Elliott and 645 Elliott properties from the historical occupancy presentation, the Selig Portfolio Properties occupancy for 2009-2013 was: 89.0%, 88.8%, 88.0%, 86.9% and 82.4%, respectively.

The following table presents certain information relating to historical leasing at the Selig Portfolio Properties:

Historical Weighted Average Rent PSF(1)
	2011	2012	2013
Fourth & Blanchard	$23.85	$23.87	$23.97
635 Elliott(2)	NAP	NAP	NAP
645 Elliott	$32.63	$34.31	$34.92
Fifth & Jackson	$26.96	$25.60	$26.57
South Tower – 100 West Harrison	$22.99	$23.10	$23.00
200 West Thomas	$18.16	$20.09	$21.03
North Tower – 100 West Harrison	$20.14	$20.51	$20.83
Total / Wtd. Average	$24.53	$24.74	$25.20

(1)	As provided by the borrower.
(2)	The 635 Elliott property has not been occupied since its completion in 2009.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Selig Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per SF
Base Rent(2)	$16,394,751	$17,085,826	$16,898,437	$16,791,453	$22,552,692	$20.83
Gross Up Vacancy	0	0	0	0	3,682,347	3.40
Contractual Rent Steps(3)	0	0	0	0	656,782	0.61
Total Rent	$16,394,751	$17,085,826	$16,898,437	$16,791,453	$26,891,821	$24.84
Total Reimbursables(4)	600,054	421,384	343,235	336,487	937,469	0.87
Parking Revenue(5)	1,507,812	1,469,156	1,568,802	1,572,615	2,940,615	2.72
Other Revenue	148,729	177,679	190,764	195,443	195,443	0.18
Vacancy & Credit Loss(6)	161,278	(523,510)	(513,067)	(987,999)	(3,682,347)	(3.40)
Effective Gross Income	$18,812,623	$18,630,534	$18,488,171	$17,907,999	$27,283,001	$25.20

Total Operating Expenses	$6,962,129	$7,294,412	$7,234,287	$7,347,957	$7,205,223	$6.66

Net Operating Income	$11,850,495	$11,336,122	$11,253,884	$10,560,042	$20,077,778	$18.55
TI/LC	0	0	0	0	851,546	0.79
Replacement Reserves	0	0	0	0	270,654	0.25
Net Cash Flow	$11,850,495	$11,336,122	$11,253,884	$10,560,042	$18,955,579	$17.51

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on contractual rents as of March 25, 2014 and contractual rent steps through June 30, 2015. Base Rent includes $4,248,326 of rental revenue for the recently executed Amazon lease. Base rent also includes $1,053,501 for the following tenants who have executed leases but have not yet taken occupancy or begun paying rent: Walsh Construction, Lorber Law, Dental Health Services, Qliance Medical Mgmt. Inc., Denice E. Rasch, Tinyhr, Burkett & Burdette, Seattle Corporate Search, J. Mark Weiss, P.S. and Reid Case Management. We cannot assure you that these tenants will take occupancy and begin paying rent as expected or at all.

(3)	Present value of contractual rent steps for investment-grade tenants (Amazon, Sound Transit and J.B. Hunt Transport, Inc.) through the loan maturity date using an 8.0% discount rate.
(4)	Includes reimbursement of all estimated expenses at the 635 Elliott property, as Amazon will lease 100% of the space on a triple-net basis.
(5)	Incorporates estimated parking usage at the 635 Elliott property (which is part of the collateral) based on the number of spaces Amazon has the right to use at a contractual rate per its lease.
(6)
Historical Credit Loss includes a recovery of $182,753 in 2011, and losses of $520,400, $472,818 and $932,818 in 2012, 2013 and the 2/28/2014 TTM period, respectively. The losses are driven by tenants that are no longer at the Selig Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

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Appraisal. According to the appraisals dated as of April 3, 2014, the Selig Portfolio Properties had an aggregate “as-is” appraised value of $335,300,000 and an aggregate “as stabilized” appraised value of $354,500,000, based on stabilized occupancy at certain of the Selig Portfolio Properties as of dates ranging from September 2014 to October 2015.

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Environmental Matters. According to a Phase I environmental report dated April 14, 2014, the 635 Elliott and 645 Elliott properties had together been listed as a leaking underground storage tank site and a state hazardous waste site, and was remediated from 1990 through 2011 as a voluntary cleanup program case that was closed in 2011. Although a no further action letter was issued with respect to the historic contamination, the associated underground storage tank and state hazardous waste site case remains open for administrative purposes, and the environmental consultant recommended consultation with the Washington Department of Ecology to determine whether any additional administrative, investigation, or remediation actions are needed in order to achieve administrative closure of the open case. In addition, a Phase I environmental report dated April 14, 2014, related to the Fourth & Blanchard property reported the presence of a groundwater monitoring well in an alley between the Fourth & Blanchard property and an adjacent building. The well reportedly is associated with a public works project, but no records were immediately available. The Phase I environmental report recommended that an agency review be performed in order to determine the purpose of the well. According to the remaining Phase I environmental reports, each dated April 14, 2014, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at the 200 West Thomas, North Tower - 100 West Harrison and South Tower - 100 West Harrison properties.

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Market Overview and Competition. The Selig Portfolio Properties are located within the Seattle central business district, which contains approximately 41.5 million SF of office space with a direct vacancy level of 12.2% as of the 4th quarter 2013, and rents with an average asking rate of $31.31 per SF. The Seattle central business district recorded 3.1 million SF of office leasing activity and approximately 1.4 million SF of absorption in 2013. The Fifth & Jackson property is located in the Pioneer Square / International District submarket, and the remaining six properties are located in the Lower Queen Anne / Lake Union submarket. Office space in the Pioneer Square / International District submarket totaled 4.2 million SF with a direct vacancy level of 9.1% as of the 4th quarter 2013, and rents with an average asking rate of $27.06 per SF. Office space in the Lower Queen Anne / Lake Union submarket totaled 7.7 million SF with a direct vacancy level of 8.7% as of the 4th quarter 2013, and rents with an average asking rate of $27.97 per SF. The Selig Office Portfolio Properties compete with office properties of similar location, type and class, which vary across the Selig Office Portfolio.

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The Borrower. The borrower of the Selig Portfolio Whole Loan is SREH 2014 LLC, a single-purpose entity that owns no assets other than the Selig Portfolio Properties. The non-recourse carveout guarantors are Selig Family Holdings, LLC and Martin Selig, jointly and severally. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Selig Portfolio Whole Loan. Martin Selig is the principal and founder of Martin Selig Real Estate. Martin Selig Real Estate was founded in 1958 and is a privately-held company in the commercial real estate industry in Washington state. Martin Selig Real Estate is headquartered in Seattle, Washington and owns a portfolio of more than 4.25 million SF of Seattle commercial office space across 19 buildings.

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Escrows. At origination, the borrower funded (a) an insurance reserve of $178,601, (b) a tax reserve of $154,704, (c) a deferred maintenance reserve of $253,110 and (d) a reserve of $2,898,012 which includes, (i) a free rent reserve amount equal to seven months’ base rent under the Amazon lease in connection with the seven-month free rent period prior to November 21, 2014, the date the tenant is required to take occupancy and begin paying rent ($2,478,190), that will be remitted to the cash management account on a monthly basis and reduced proportionately for any space that Amazon commences paying rent on or prior to November 21, 2014 and (ii) a tenant allowances reserve ($419,822). On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a tenant improvement and leasing commissions reserve in the amount of $135,316 and (iv) a capital expenditure reserve in the amount of $22,553.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

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Lockbox and Cash Management. The Selig Portfolio Whole Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account.

On each business day that no Selig Portfolio Trigger Period or event of default under the Selig Portfolio Loan is continuing, all amounts in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be deposited into a borrower-controlled account containing only amounts relating to the Selig Portfolio Whole Loan (the “Operating Account”). On each due date during a Selig Portfolio Trigger Period (and, at lender’s option, during the continuance of an event of default until the Selig Portfolio Whole Loan has been accelerated), the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account. So long as no event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the borrower delivers evidence reasonably satisfactory to the lender that no Selig Portfolio Trigger Period is then continuing. During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the Selig Portfolio Whole Loan in such order of priority as the lender may determine.

A “Selig Portfolio Trigger Period” means the period (A) commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan documents) of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than $15,087,022.40 (as adjusted to account for property releases) and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than $15,087,022.40 (as adjusted to account for property releases) or (B) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered and they indicate that no trigger period under clause (A) above has commenced.

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Property Management. The Selig Portfolio Properties are currently managed by MSRE Management, L.L.C. pursuant to a management agreement. Under the loan documents, the Selig Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which the lender has received a Rating Agency Confirmation. The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Selig Portfolio Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a default under the management agreement after the expiration of any applicable notice and/or cure periods (after the expiration of any applicable notice and/or cure period), if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

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Permitted Pari Passu Debt. Upon 30 days’ prior written notice to the lender, the borrower may elect (an “Additional Permitted Debt Election”), to incur additional pari passu fixed-rate debt that is co-terminus with the Selig Portfolio Loan (“Additional Permitted Debt”) secured by the Selig Portfolio Properties, provided that (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the aggregate loan-to-value ratio (as calculated under the loan documents) may not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after April 24, 2019, the aggregate loan-to-value ratio may not exceed 55%; (ii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be equal to or greater than 1.65x, and if such request is made after April 24, 2019, the debt service coverage ratio for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.60x; (iii) the debt yield (as calculated under the loan documents) for the twelve-month period

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

immediately preceding the most recently ended fiscal quarter may be no less than 9.57%; (iv) the lender of the Additional Permitted Debt is required to enter into a co-lender agreement with the lender; (v) Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions must be delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt have executed amendments to the loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) borrower must pay all reasonable out of pocket costs and expenses incurred by the lender and (ix) lender has otherwise approved the terms and documentation of such loan.

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Mezzanine or Subordinate Indebtedness. Fixed rate mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for the Selig Portfolio Loan to a direct owner of the borrower that is secured by a pledge of direct equity interests in the borrower (a “Permitted Mezzanine Loan”), so long as (i) the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 58.8%; (ii) the debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding such fiscal quarter end is at least 9.57%; (iii) the debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding such fiscal quarter end is at least 2.05x; (iv) no event of default has occurred and is continuing under any of the loan documents; (v) the lender has received evidence that the Permitted Mezzanine Loan has no adverse effect on the bankruptcy remote status of the borrower under the rating agency requirements and a new non-consolidation opinion; (vi) the lender receives all items reasonably required to evaluate and approve of the Permitted Mezzanine Loan, including current rent rolls, operating statements and financial statements; (vii) the lender determines that there has been no material adverse change in the condition, financial, physical or otherwise, of any of the Selig Portfolio Properties or the borrower from and after the origination date; (viii) the borrower has executed amendments to the loan documents reasonably required by the lender to reflect the existence of such Permitted Mezzanine Loan and has received enforceability and due authorization opinions with respect thereto; (ix) the borrower pays all reasonable out of pocket costs and expenses incurred by the lender; (x) Rating Agency Conformation has been obtained and (xi) lender has otherwise approved the terms and documentation of such loan.

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Release of Collateral. Provided no event of default is then continuing under the Selig Portfolio Loan, at any time on or after the first due date following the earlier to occur of the third anniversary of the origination date and the second anniversary of the closing date of the securitization into which the Selig Companion Loan is deposited, the borrower may obtain the release of one or more of the Selig Portfolio Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the Selig Portfolio Release Price for each Selig Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Selig Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation with respect to such defeasance.

“Selig Portfolio Release Price” means, with respect to the release of any Selig Portfolio Property, the greater of (x) 90% of net sales proceeds with respect to such Selig Portfolio Property and (y) (i) in the case of the 635 Elliott property, the 645 Elliott property, the Fourth & Blanchard property and the Fifth & Jackson property, 125% of their respective allocated loan amounts and (ii) in the case of the North Tower – 100 West Harrison Street property, the South Tower – 100 West Harrison property and the 200 West Thomas property, 115% of their respective allocated loan amounts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SELIG PORTFOLIO

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Selig Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Selig Portfolio Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the Selig Portfolio Properties and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available on the current market rates with funds equal to such amount, in either such case with a deductible not exceeding $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence reasonably satisfactory to the lender that the insurance premiums for the Selig Portfolio Properties are separately allocated to the Selig Portfolio Properties under the blanket policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

Not Included in the offering
BUILDING D
BUILDING E
Not Included in the offering
BUILDING A
BUILDING B
BUILDING C

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

Huntersville
Concord
Concord Regional Airport
Stanley
Harrisburg
Mt Holly
Lowell
Belmont
Charlotte/Douglas Int'l Airport
Charlotte
Mint Hill
Matthews
Hemby Bridge
Lake Park
Pineville
Indian Trail
Tega Cay
Weddington
CHARLOTTE
McCRORY HEIGHTS
GREENVILLE
FOURTH WARD
FIRST WARD
THIRD WARD
SECOND WARD
UPTOWN
WESLEY HEIGHTS
Johnson C Smith University
Pinewood Cemetery
Elmwood Cemetery
Discovery Place
Charlotte Int'l Trade Center
Blumenthal Performing Arts Center
Time Warner Cable Arena
EpiCentre
210 East Trade Street
Charlotte, NC 28202
Johnson and Wales Univ
Federal Reserve
Charlotte-Mecklenburg Gov Center
Knight Theater
Charlotte Convention Center
Bank of America Stadium
Memorial Stadium
Central Piedmont Community College
7th Street Station
CTC/Arena
3rd Street/Convention Center
Stonewall
Carson
CATS • LYNX
E Trade St
W Trade St
E Stonewall St
W Morehead St
E Morehead St
W Carson Blvd
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Charlotte, North Carolina	Cut-off Date Principal Balance	$85,000,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF	$278.90
Size (SF)(1)	304,772	Percentage of Initial Pool Balance	8.8%
Total Occupancy as of 3/1/2014	89.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2014	89.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / 2011 - 2013	Mortgage Rate	4.4300%
Appraised Value	$130,500,000	Original Term to Maturity (Months)	84
		Original Amortization Term (Months)	NAP
		Original Interest Only Period (Months)	84
Underwritten Revenues	$13,689,726
Underwritten Expenses	$4,448,342	Escrows
Underwritten Net Operating Income (NOI)	$9,241,384		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,673,062	Taxes	$643,513	$71,501
Cut-off Date LTV Ratio	65.1%	Insurance	$0	$0
Maturity Date LTV Ratio	65.1%	Replacement Reserve	$0	$3,810
DSCR Based on Underwritten NOI / NCF	2.42x / 2.27x	TI/LC	$445,584	$43,551
Debt Yield Based on Underwritten NOI / NCF	10.9% / 10.2%	Other(2)	$90,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$85,000,000	63.9%	Purchase Price	$130,500,000	98.1%
Principal’s New Cash Contribution	46,674,314	35.1	Closing Costs	1,415,577	1.1
Other Sources	1,420,360	1.1	Reserves	1,179,097	0.9
Total Sources	$133,094,674	100.0%	Total Uses	$133,094,674	100.0%

(1)	The EpiCentre Property is a mixed use property with a total of 304,772 SF consisting of 264,323 SF of retail space and 40,449 SF of office space.
(2)	Other upfront reserves consist of a deferred maintenance reserve of $90,000. See “–Escrows” below.

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The Mortgage Loan. The mortgage loan (the “EpiCentre Loan”) is evidenced by a note in the original principal amount of $85,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property known as the EpiCentre, located in Charlotte, North Carolina (the “EpiCentre Property”). The EpiCentre Loan was originated by Citigroup Global Markets Realty Corp. on May 9, 2014. The EpiCentre Loan has an outstanding principal balance as of the Cut-off Date of $85,000,000 which represents 8.8% of the Initial Pool Balance, and accrues interest at an interest rate of 4.4300% per annum. The proceeds of the EpiCentre Loan were primarily used to acquire the EpiCentre Property.

The EpiCentre Loan had an initial term of 84 months and has a remaining term of 84 months as of the Cut-off Date. The EpiCentre Loan requires interest only payments during the entire term of the EpiCentre Loan. The scheduled maturity date of the EpiCentre Loan is the due date in June 2021. Voluntary prepayment of the EpiCentre Loan is permitted, without payment of a prepayment premium or a yield maintenance charge, on or after the due date in August 2020. At any time after the second anniversary of the securitization Closing Date, the EpiCentre Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.

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The Mortgaged Property. The EpiCentre Property is a 304,772 SF mixed use property, consisting of 264,323 SF of retail space and 40,449 SF of office space on a 3.162 acre site, in Charlotte, North Carolina. The EpiCentre Property includes, as part of the collateral, a four-story parking structure with a total of 989 spaces of which 706 spaces are available for use in connection with the EpiCentre Property. The EpiCentre Property was constructed in 2008 and renovated from 2011 to 2013 and it occupies an entire city block. Access to the EpiCentre Property is afforded by frontage along East Trade Street, South College Street and East Fourth Street, as well as by frontage along the Lynx light rail tracks. The EpiCentre Property consists of a condominium unit (the “Mixed Use Unit”) in a two-unit master condominium. The only other condominium unit consists of the aloft Hotel (the “Hotel Unit”), located above one of the buildings which is part of the mortgaged property. The Hotel Unit neither constitutes part of the collateral for the EpiCentre Loan nor relates to the hotel to be constructed above another part of the mortgaged property, as described below under “—Air Rights”. The borrower, as owner of the Mixed Use Unit, owns a 77.4% interest in the common elements shared by those two condominium units (with the Hotel Unit owner owning a 22.7% interest in such common elements). The borrower also has the right to appoint two of the three board members of the condominium association, including the board chairperson.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

The EpiCentre Property contains an on-site four-level underground parking garage. The first three levels are available for use in connection with the EpiCentre Property. However, the fourth (bottom) level and the ramp between levels three and four (the “Parking Premises”) are leased to an affiliate of the Air Rights Owner (as defined below) and are not available for use by the EpiCentre Property. In addition, pursuant to a parking agreement between the borrower and the owner of the Hotel Unit, the borrower is required to make available to the Hotel Unit owner 40 parking spaces within the parking facility at the EpiCentre Property for valet parking use for overnight guests of the Hotel Unit. The borrower is also required to make not less than an additional 100 parking spaces available for overnight hotel guests of the aloft Hotel Unit through valet service, which additional parking spaces may be located in any off-site parking facility. The borrower is permitted to charge market rates for parking provided to Hotel Unit guests. Certain costs associated with the parking facility are allocated to the Hotel Unit owner pursuant to the condominium documents.

The EpiCentre Property is located in the downtown retail submarket of Charlotte which is part of the Charlotte Central Business District (“CBD”). While there are other retail stores in the area, the EpiCentre Property is the only entertainment center in the area and it is located directly across the street from the Time Warner Cable Arena and within walking distance of the Charlotte Convention Center. The EpiCentre Property is connected to the Overstreet Mall via a covered sky-bridge providing pedestrian access from the Bank of America building and six other office buildings in the area including the Wells Fargo building and the Hearst Tower. The EpiCentre Property has national and regional tenants such as Bank of America, Firehouse Subs and Brueggers Bagels. It also has a variety of restaurants including Enso and La Tagliatella. Additionally, tenants such as Strike City Lanes, Studio Movie Grill and Pavilion offer bowling, dinner and movies and special events/catering, respectively. As of March 1, 2014, the Total Occupancy was 89.9%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the EpiCentre Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Studio Movie Grill(3)	NR / NR / NR	32,691	10.7%	$604,784	7.9%	$18.50	1/31/2023	$719,985	19.6%	3, 5-year options
Strike City Lanes	NR / NR / NR	26,918	8.8	581,054	7.6	21.59	12/31/2022	$244	9.7%	2, 5-year options
Gold’s Gym	NR / NR / NR	30,046	9.9	493,440	6.4	16.42	11/14/2022	$40	54.0%	3, 5-year options
Whisky River	NR / NR / NR	10,168	3.3	443,956	5.8	43.66	6/30/2023	$425	11.1%	2, 5-year options
CVS Pharmacy	NR / NR / NR	13,705	4.5	436,778	5.7	31.87	1/31/2029	$480	9.1%	2, 5-year options
Blackfinn American Saloon	NR / NR / NR	9,275	3.0	425,141	5.6	45.84	12/31/2022	$748	6.4%	2, 5-year options
Bubble	NR / NR / NR	6,370	2.1	377,383	4.9	59.24	7/31/2023	$484	12.7%	2, 5-year options
First Charlotte Physicians	NR / NR / NR	12,950	4.2	375,678	4.9	29.01	3/31/2019	NA	NA	2, 5-year options
Vida Mexican Kitchen y Cantina	NR / NR / NR	7,219	2.4	347,234	4.5	48.10	7/31/2022	$456	11.0%	2, 5-year options
Enso	NR / NR / NR	9,760	3.2	340,934	4.5	34.93	8/31/2019	NA	NA	2, 5-year options
Ten Largest Owned Tenants		159,102	52.2%	$4,426,382	57.9%	$27.82
Remaining Owned Tenants		114,978	37.7	3,223,870	42.1	28.04
Vacant Spaces (Owned Space)		30,692	10.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		304,772	100.0%	$7,650,253	100.0%	$27.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of February 28, 2014.
(3)	Studio Movie Grill sales are calculated per screen. There are a total of five screens.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

The following table presents certain information relating to the lease rollover schedule at the EpiCentre Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF		# Expiring Tenants
MTM(2)	0	0.0%	0.0%	$6,600	0.1%	$3,300	(2)	2
2014	4,113	1.3	1.3%	122,951	1.6	29.89		10
2015	1,256	0.4	1.8%	27,984	0.4	22.28		1
2016	5,595	1.8	3.6%	229,800	3.0	41.07		2
2017	9,144	3.0	6.6%	189,316	2.5	20.70		2
2018	18,115	5.9	12.5%	671,317	8.8	37.06		4
2019	28,184	9.2	21.8%	948,813	12.4	33.66		5
2020	2,182	0.7	22.5%	76,370	1.0	35.00		1
2021	18,065	5.9	28.4%	586,036	7.7	32.44		5
2022	87,994	28.9	57.3%	2,170,412	28.4	24.67		7
2023	81,582	26.8	84.1%	2,160,686	28.2	26.48		8
2024	0	0.0	84.1%	0	0.0	0.00		0
2025 & Thereafter	17,850	5.9	89.9%	459,968	6.0	25.77		3
Vacant	30,692	10.1	100.0%	0	0.0	0.00		0
Total / Wtd. Avg.	304,772	100.0%		$7,650,253	100.0%	$27.91		50

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	MTM leases include 2 storage units. UW Base Rent is calculated per unit.

The following table presents certain information relating to historical leasing at the EpiCentre Property:

Historical Leased %(1)

2011	2012	2013	As of 3/1/2014
74.3%	84.3%	90.3%	89.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise specified.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the EpiCentre Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per SF
Base Rent	$4,236,055	$5,342,913	$6,400,429	$6,535,713	$7,472,480	$24.52
Contractual Rent Steps(2)	0	0	0	0	177,772	0.58
Gross Up Vacancy	0	0	0	0	1,184,353	3.89
Total Rent	$4,236,055	$5,342,913	$6,400,429	$6,535,713	$8,834,606	$28.99
Total Reimbursables	1,233,606	1,631,398	1,767,352	1,771,709	1,667,753	5.47
Percentage Rent	10,211	14,510	294,388	360,704	44,045	0.14
Signage Income	238,225	630,291	1,164,658	1,249,006	1,201,006	3.94
Parking Income	1,269,167	3,196,519	3,368,484	3,478,925	2,771,216	9.09
Other Income(3)	176,177	475,785	317,241	354,586	355,454	1.17
Vacancy & Credit Loss	0	(171,994)	(238,968)	(125,615)	(1,184,353)	(3.89)
Effective Gross Income	$7,163,441	$11,119,422	$13,073,586	$13,625,028	$13,689,726	$44.92

Real Estate Taxes	$575,179	$456,810	$541,705	$544,899	$646,667	$2.12
Insurance	70,691	106,692	111,836	117,471	65,000	0.21
Management Fee	168,687	212,237	234,043	237,445	393,504	1.29
Other Operating Expenses	2,724,011	3,460,313	3,111,971	3,323,865	3,343,171	10.97
Total Operating Expenses	$3,538,568	$4,236,052	$3,999,553	$4,223,680	$4,448,342	$14.60

Net Operating Income	$3,624,873	$6,883,370	$9,074,032	$9,401,348	$9,241,384	$30.32
TI/LC	0	0	0	0	522,607	1.71
Replacement Reserves	0	0	0	0	45,716	0.15
Net Cash Flow	$3,624,873	$6,883,370	$9,074,032	$9,401,348	$8,673,062	$28.46

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through March 1, 2015.
(3)	Other Income includes tenant electric and water reimbursements, AT&T antenna rent, specialty leasing and late fee income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

■	Appraisal. According to the appraisal, the EpiCentre Property had an “as-is” appraised value of $130,500,000 as of an effective date March 14, 2014.

■	Environmental Matters. A Phase I environmental report dated May 9, 2014 identified no recognized environmental conditions and recommended no further action.

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Market Overview and Competition. The EpiCentre Property is a 304,772 SF mixed use property, consisting of 264,323 SF of retail space and 40,449 SF of office space. The EpiCentre Property is located in the Charlotte CBD and is part of the downtown retail submarket and the CBD office submarket. According to the appraisal, the 2013 population within a one-, three- and five-mile radius of the EpiCentre Property was 17,096, 225,234 and 690,055, respectively. In 2013, the average household income within a one-, three- and five-mile radius of the EpiCentre Property was estimated at $78,562, $67,936 and $71,719, respectively. Major employers in the area include Bank of America, Wells Fargo, Carolina Health Care System, Charlotte-Mecklenberg Schools and Duke Energy Corp.

The Charlotte CBD is home to the newly constructed BB&T Ball Park, Time Warner Arena, the NASCAR Hall of Fame, Charlotte Convention Center and Bank of America Stadium, all of which are within a few blocks of the EpiCentre Property. The EpiCentre Property is accessible via Charlotte’s established highway infrastructure. Additionally, the Charlotte Area Transit System provides bus service and the Lynx light rail provides commuter rail service to the EpiCentre Property’s neighborhood. The Charlotte/Douglas International Airport is located approximately eight miles from the Charlotte CBD.

According to a market report, as of the fourth quarter of 2013, the Charlotte retail market totaled approximately 149.5 million SF in 11,856 retail properties with an overall vacancy rate of 7.4% and positive net absorption of 203,327 SF. The average rental rate for the Charlotte retail market was $12.24 per SF. The downtown retail submarket totaled 1.0 million SF in 78 retail properties with an overall vacancy rate of 6.1% and positive net absorption of 9,097 SF. The average rental rate for the downtown retail submarket was $19.31 per SF. According to a market report, as of the fourth quarter of 2013, the Charlotte office market totaled approximately 99.5 million SF in 5,330 office properties with an overall vacancy rate of 10.9% and positive net absorption of 623,911 SF. The average rental rate for the Charlotte office market was $19.65 per SF. The Charlotte CBD office submarket totaled approximately 22.8 million SF in 150 office properties with an overall vacancy rate of 8.6% and positive net absorption of 48,092 SF. The average rental rate for the Charlotte CBD office submarket was $24.17 per SF.

The following table presents certain information relating to the primary competition for the EpiCentre Property:

Competitive Set(1)
	EpiCentre	Phillips Place	McMullen Creek Market
Distance from Subject	_	5.3 miles	9 miles
Property Type	Mixed Use	Lifestyle Center	Lifestyle Center
Year Built / Renovated	2008 / 2011	1997	1987
Total GLA	304,772	172,628	260,679
Total Occupancy	89.9%	98.8%	82.5%
Anchors / Significant Tenants	Studio Movie Grill, Strike City Lanes, Gold’s Gym, CVS Pharmacy	Orvis, Regal Cinemas, Brooks Brothers	Burlington Coat Factory, Winn Dixie, Dollar Tree, Chili’s

	Promenade on Providence	Blakeney Shopping Center
Distance from Subject	11 miles	13 miles
Property Type	Lifestyle Center	Lifestyle Center
Year Built / Renovated	2001	2006-2008
Total GLA	450,000	289,540
Total Occupancy	95.5%	98.6%
Anchors / Significant Tenants	Home Depot, Stein Mart, Staples, CVS, Jos A. Bank, Men’s Warehouse, Pier 1 Imports	Target, Marshalls, Banana Republic, Victoria Secret, Harris Teeter

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

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The Borrower. The borrower is EpiCentre SPE (Charlotte), LLC, a single purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the EpiCentre Loan. CIM SMA I Investments, LLC is the non-recourse carveout guarantor under the EpiCentre Loan. CIM Group, LLC is an urban real estate and infrastructure investment firm founded in 1994 with over $14.7 billion of assets under management. Cactus Multi-Asset Investor, LLC, which is wholly owned by the Arizona State Retirement System, is the 95.238% non-managing member of the non-recourse carveout guarantor.

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Air Rights. An entity unrelated to the borrower (the “Air Rights Owner”) owns the air rights (“Air Rights”) above a certain portion of the EpiCentre Property. The Air Rights Owner is expected to construct a 15-story hotel above a portion of the EpiCentre Property (the “Air Rights Construction”, and any period after commencement of such construction and prior to completion of such construction, an “Air Rights Construction Period”). The “Air Rights Property” means the tract or parcel of real estate located above such portion of the EpiCentre Property. Neither the Air Rights Property nor any improvements constructed thereon (including the hotel expected to be constructed) will constitute part of the EpiCentre Property or otherwise constitute collateral for the EpiCentre Loan. In connection with the Air Rights Construction, the borrower and the Air Rights Owner are required to fund various escrows and reserves as described below.

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Escrows. On the origination date, the borrower funded aggregate upfront reserves of $1,179,097 with respect to the EpiCentre Property, comprised of: (a) $643,513 for real estate taxes, (b) $445,584 for tenant improvements and leasing commissions consisting of $431,584 for unfunded tenant improvements, leasing commissions and free rent for Corfu, unfunded tenant improvements for three tenants (Pavilion, Strike City Lanes, and Wild Wings Cafe) and $14,000 for tenant improvements for Gold’s Gym and (c) $90,000 for deferred maintenance consisting of certain correction, remediation and repair work to the floor of the premises leased at the EpiCentre Property by CVS Pharmacy.

On each due date, the borrower is required to fund the following reserves with respect to the EpiCentre Property: (a) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (b) at the option of the lender if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the-then succeeding 12-month period, (c) a leasing reserve in the amount of $43,551 and (d) a replacement reserve in the amount of $3,810.

Air Rights Escrow. At origination of the EpiCentre Loan, the borrower and MV EpiCentre II LLC, the seller of the EpiCentre Property (“Seller”), an affiliate of the Air Rights Owner, funded on a 50:50 basis, a $1,000,000 escrow (the “Air Rights Escrow”) with First American Title Insurance Company, as escrow agent (the “Air Rights Escrow Agent”), in order to offset certain costs related to the Air Rights Construction. The borrower has the right to recover from the Air Rights Escrow (i) any rent abatement or other concession or claim granted or paid by the borrower to any tenant at the EpiCentre Property in order to compensate such tenant for any disruptions or inconvenience to such tenant’s business, (ii) the cost of any temporary identification signage reasonably related to construction activities occurring on the Air Rights Property, (iii) cost of any cleaning of any buildings and other improvements at the EpiCentre Property resulting from the Air Rights Construction and (iv) any legal fees actually incurred by the borrower in connection therewith actually incurred by the borrower in connection with construction. Each distribution from the Air Rights Escrow will be made 50% from funds deposited by the seller and 50% from funds deposited by the borrower until the date (the “Air Rights Escrow Release Date”) that is the earlier of (A) the date the funds in the Air Rights Escrow are completely depleted or (B) the earlier to occur of (x) issuance of a certificate of occupancy for the improvements on the Air Rights Property and (y) May 9, 2019. Within three days of the Air Rights Escrow Release Date, the Air Rights Escrow agent is required to release the remaining Air Rights Escrow funds; 50% to the seller and 50% to the borrower. The borrower is required to deposit any such amounts received by it with lender in the Additional Cash Account (as defined below). The borrower assigned its rights under the Air Rights Escrow to lender as additional collateral for the EpiCentre Loan. In addition, pursuant to the EpiCentre loan documents, the borrower may not request or consent to the disbursement of any funds from the Air Rights Escrow without the prior reasonable consent of the lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

Additional Cash Reserve. In addition to the assignment of the Air Rights Escrow to the lender, the borrower is required to deposit into an account held by the lender (the “Additional Cash Account”) (a) the amount of any funds belonging to the borrower then on deposit with the Air Rights Escrow Agent on the Air Rights Escrow Release Date and (b) on each monthly payment date during the continuance of an Additional Cash Sweep Event (as defined below), an amount equal to the Additional Cash Reserve Required Deposit (collectively, “Additional Cash Reserve Funds”). All Additional Cash Reserve Funds are required to be held in the Additional Cash Account until the Air Rights Construction is completed. Upon request of the borrower, to be granted or denied by the lender in the lender’s sole discretion, the lender may make Additional Cash Reserve Funds available to cover the cost of any abatement, credits, adjustments or other lease concessions made to tenants at the EpiCentre Property. Any funds remaining in the Additional Cash Account on the monthly due date following the occurrence of an Air Rights Construction Completion Event will be disbursed to the borrower by the lender if no event of default is continuing under the EpiCentre loan documents.

“Additional Cash Sweep Event” means the occurrence of each of the following events prior to the occurrence of an Air Rights Construction Completion Event: (i) the sum of (a) the amount then on deposit pursuant to the Air Rights Escrow plus (b) the amount of Additional Cash Reserve Funds then on deposit in the Additional Cash Account is less than $500,000 and (ii) either (a) the debt service coverage ratio (as calculated pursuant to the loan documents) (excluding for the purposes of such calculation, rent attributable to signage and paid to borrower as lessor pursuant the Signage Lease (as defined below) being less than 1.35x calculated on a forward basis (meaning annualized prior month income minus TTM operating expenses) or (b) the debt service coverage ratio (including for the purposes of such calculation, rent attributable to the signage and paid to borrower as lessor pursuant the Signage Lease) being less than 1.55x calculated on a forward basis (meaning annualized prior month income minus TTM operating expenses).

“Additional Cash Reserve Required Deposit” means, during the continuance of an Additional Cash Sweep Event, the lesser of (a) the amount of excess cash flow funds in the Cash Management Account (as defined below) on the applicable monthly payment date and (b) the difference between $500,000 and the sum of (i) the amount, if any, then on deposit in the Air Rights Escrow plus (ii) the amount of Additional Cash Reserve Funds then on deposit in the Additional Cash Account on such monthly payment date.

Air Rights Make Whole Escrow. If the Air Rights Owner needs to make certain limited alterations to the EpiCentre Property in connection with the Air Rights Construction or negotiates a buy-out of the lease of any tenant in the building in the EpiCentre Property upon which the Air Rights Property sits in connection with such alterations, in addition to paying for the cost of such alterations, the Air Rights Owner is required to (A) compensate the borrower for any lost value to the EpiCentre Property as a result of such alteration (any such compensation, an “Air Rights Construction Compensation Payment”) in an amount equal to, (i) in the case of any affected leasable area at the EpiCentre Property, (x) the product of $400 and the consumer price index increase multiplied by (y) the number of square feet occupied by any improvements constructed by the Air Rights Owner as a result of such alterations, and (ii) in the case of any affected parking space at the EpiCentre Property, (x) the product of $15,000 and the consumer price index increase multiplied by (y) the number of parking spaces that cease to be legal parking spaces as a result of such alterations and (B) compensate borrower for any loss of rents as a result of the voluntary buy-out of any tenant’s lease and all costs of re-leasing such tenant’s space at the EpiCentre Property (any such payment, an “Air Rights Make-Whole Payment”). The Air Rights Owner has agreed to set up an escrow (the “Air Rights Make-Whole Escrow”) with a nationally recognized third party escrow agent to deposit any Air Rights Make-Whole Payments, and the borrower has agreed to collaterally assign to lender all of its right, title and interest in and to any Air Rights Make-Whole Escrow. Pursuant to the loan documents, the borrower may not request or consent to the disbursement of any funds from the Air Rights Make-Whole Escrow without the prior reasonable consent of the lender. In addition, the borrower is required to deposit any amounts released to the borrower from the Air Rights Make-Whole Escrow into the Air Rights Compensation Account to be established with lender as described below.

Air Rights Compensation Account. The borrower is required to deposit into an account held by lender (the “Air Rights Compensation Account”) (a) on the date of commencement of the Air Rights Construction, out of its own funds, the amount of $800,000, (b) any Air Rights Construction Compensation Payment received by the borrower as described above, (c) any Air Rights Make-Whole Payment received by the borrower from the Air Rights Make-

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

Whole Escrow, and (d) commencing on the date that is six months after the date of commencement of Air Rights Construction and on each monthly payment date thereafter, an amount equal to $116,667 (the “Air Rights Compensation Reserve Required Deposit”), provided, however that the borrower will not be required to make any additional Air Rights Compensation Reserve Required Deposit described in clause (d) at such time as the amounts in the Air Rights Compensation Account are in an amount equal to $1,500,000. All funds remaining in the Air Rights Compensation Account on the monthly due date following the earlier of (x) the occurrence of an Air Rights Construction Completion Event and (y) the lender’s receipt of a final slab, electrical and plumbing inspection for the Air Rights Property, in form and substance reasonably acceptable to lender, will be disbursed to borrower provided that no event of default shall have occurred and be continuing under the EpiCentre loan documents.

■
Lockbox and Cash Management. The EpiCentre Property requires a hard lockbox, which is already in place. Pursuant to the loan documents, the borrower is required to direct all tenants to deposit all rent into a lockbox account in the name of the borrower and subject to the control of the lender on each business day during the term of the EpiCentre Loan. So long as an EpiCentre Trigger Period is not then in effect, all funds in the lockbox will be remitted on each business day to the borrower’s operating account. Upon the first occurrence of an EpiCentre Trigger Period, the lender, on borrower’s behalf, will establish an eligible cash management account (“Cash Management Account”) with the lender or the servicer. If an EpiCentre Trigger Period has occurred and is continuing, all funds in the lockbox will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the Cash Management Account to pay debt service, to pay operating expenses of the EpiCentre Property and fund required reserves in accordance with the loan documents. During the continuance of an event of default under the EpiCentre Loan, the lender may apply any funds in the Cash Management Account to amounts payable under the EpiCentre Loan and/or toward the payment of expenses of the EpiCentre Property, in such order of priority as the lender may determine.

An “EpiCentre Trigger Period” means any period (A) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) falling below 1.25x if neither an Air Rights Construction Period nor an Additional Parking Event has occurred and is then continuing, (iii) the debt service coverage ratio (as calculated under the loan documents) falling below 1.30x if an Additional Parking Event has occurred, (iv) if an Air Rights Construction Period has occurred and is continuing then, either (x) the debt service coverage ratio (excluding rents attributable to the signage at the EpiCentre Property and paid to borrower as lessor pursuant to the Signage Lease) being less than 1.25x as calculated by lender on a forward basis (meaning annualized prior month income minus TTM operating expenses) or (y) the debt service coverage ratio (including for the purposes of such calculation, rents attributable to the signage at the EpiCentre Property and paid to the borrower as lessor pursuant the Signage Lease) being less than 1.50x as calculated by lender on a forward basis (meaning annualized prior month income minus TTM operating expenses), (v) the occurrence of an Air Rights Construction cessation event (“Air Rights Construction Cessation Event”), a period commencing upon cessation of the Air Rights Construction for more than 90 days within a 110 day period and at such time the Air Rights Property has not been fully secured, restored or repaired to a specified required standard (i.e. cleaning debris, removing scaffolding, securing access, etc.) by the Air Rights Owner or the borrower and ending once (a) the proper securing/restoration work has occurred or the Air Rights Construction is completed and (b) the debt service coverage ratio is greater than (x) 1.30x (excluding revenue from EpiCentre Signage) and (y) 1.50x (including revenue from EpiCentre Signage) for 2 consecutive calendar quarters on a trailing basis, and (vi) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon: (i) in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (ii) in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.30x for two consecutive quarters, (iii) in connection with clause (A)(iii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive quarters, (iv) in connection with clause (A)(iv) above, (a) if no Air Rights Construction Cessation Event has occurred and is continuing, the date that (1) the debt service coverage ratio (excluding for the purposes of such calculation, rents attributable to the signage at the EpiCentre Property and paid to borrower as lessor pursuant the Signage Lease) for the period commencing after the applicable EpiCentre Trigger Period has commenced being equal to or greater than 1.30x for two consecutive calendar quarters calculated by the lender on a trailing basis and (2) the debt service coverage ratio (including for the purposes of such calculation, rents attributable to the signage at the EpiCentre Property and paid to the borrower as lessor pursuant the Signage Lease) for the period commencing after the applicable EpiCentre Trigger Period has

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

commenced being equal to or greater than 1.50x for two consecutive calendar quarters calculated by the lender on a trailing basis or (b) if an Air Rights Construction Cessation Event has occurred and is continuing, the date that the Air Rights Construction Cessation Event ceases to exist in accordance with the terms of the loan agreement, (v) in connection with clause (A)(v) above, the Air Rights Construction Cessation Event ceasing to exist in accordance with the terms of the loan agreement, and (vi) in connection with clause (A)(vi) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan agreement.

An “Additional Parking Event” means any period of time when the borrower and/or any parking manager appointed by borrower to manage the parking facility has failed to maintain in effect one or more agreements pursuant to which adequate additional parking spaces are available for use offsite from the EpiCentre Property as required by the Hotel Unit parking agreement.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the occurrence of at least two of four specified major tenants (Strike City Bowl, LLC (d/b/a Strike City Lanes and Libretto’s Pizzeria and Italian Kitchen), Studio Movie Grill Concepts XV, LLC (d/b/a Studio Movie Grill), EpiCentre Fitness Group, Inc. (d/b/a Gold’s Gym) and BLACKFINN CLT, LLC (d/b/a BlackFinn American Saloon and/or BlackFinn American Grille)) failing to extend or renew the applicable lease of such major tenant on or prior the date by which such tenant is required to give notice of the renewal of its lease in accordance with the applicable terms of such lease and the EpiCentre loan documents; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from both of the applicable major tenants in form and substance acceptable to lender) of (1) the renewal or extension of the applicable leases or (2) borrower re-leasing the entire applicable tenant spaces (or applicable portion thereof), each applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the applicable space demised under its applicable lease and paying the full and unabated amount of the rent due under its lease.

■
Signage Rent and Signage Pledge Collateral. The signage at the EpiCentre Property is owned and operated by OB Charlotte, LLC (“OB Charlotte”) pursuant to a sublease with EpiCentre Signage (Charlotte), LLC (“EpiCentre Signage”), which has leased the signage from the borrower under a lease (the “Signage Lease”). EpiCentre Signage owns 50% of the membership interests of OB Charlotte. EpiCentre Member (Charlotte), LLC, an affiliate of borrower, owns 100% of the membership interests of EpiCentre Signage. Pursuant a Pledge and Security Agreement, dated as of May 9, 2014, EpiCentre Member (Charlotte), LLC, pledged all of its membership interests in EpiCentre Signage to lender as additional collateral for the EpiCentre Loan.

■
Property Management. The EpiCentre Property is managed by Jones Lang Lasalle Americas, Inc. (“Jones Lang”), a third-party manager. Under the loan documents, the borrower has the right to terminate or cancel a management agreement and replace the applicable property manager, or consent to the assignment of a property manager’s rights under the applicable management agreement, to the extent that no event of default has occurred and is continuing and the applicable replacement manager is a qualified manager who is either (a) approved in writing by the lender and engaged pursuant to a qualified management agreement or (b) a manager affiliated with the guarantor and engaged pursuant to the management agreement approved by the lender on the closing date of the origination of the EpiCentre Loan. The lender has the right to terminate the management agreement and replace a manager or require that the borrower terminate a management agreement and replace a manager if (i) Jones Lang becomes insolvent or a debtor in a bankruptcy proceeding; (ii) there exists an EpiCentre Trigger Period; (iii) Jones Lang engages in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default has occurred and is continuing under the applicable management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EPICENTRE

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, in an amount equal to the full replacement cost of the EpiCentre Property, plus 18 months of business interruption coverage. The “all-risk” insurance policy that provides coverage for terrorism insurance is required to contain a deductible that is acceptable to the lender and is no higher than $100,000. However, in the event the Terrorism Risk Insurance Act of November 26, 2002, as amended (TRIA) and/or the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended (TRIPRA) is not renewed or extended (or replaced by a comparable statute) at any time during the term of the EpiCentre Loan, and terrorism insurance coverage is then subject to rating and availability on the open market, for each subsequent policy term, borrower is required to maintain terrorism insurance coverage at a cost not to exceed 200% of all insurance premiums for all insurance coverages required pursuant to the loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Release Provision. The EpiCentre Loan documents permit the borrower to release the Parking Premises of the EpiCentre Property from the liens of the loan documents, which is currently leased to an affiliate of the Air Rights Owner and not available for use by the EpiCentre Property or borrower, upon satisfaction of certain conditions set forth in the loan documents, including, without limitation, (i) the parking garage (including the Parking Premises being released) is subjected to a condominium declaration (and the lender has received evidence reasonably acceptable to lender thereof) which imposes no material economic burdens or obligations on the borrower, in excess of those already imposed on the borrower under the lease currently demising the Parking Premises, (ii) the lender has received a Rating Agency Confirmation and (iii) immediately after such release the loan to value ratio determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust (excluding the value of personal property or going concern value, if any) based on the value of the remaining portion of the EpiCentre Property is equal to or less than 125%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

Ridgeview Apartments
32 Nob Hill Drive
Elmsford, NY 10523
HUDSON RIVER
NEW JERSEY
NEW YORK
Ossining
Briarcliff Manor
Pleasantville
Upper Nyack
Nyack
South Nyack
Sleepy Hollow
Tarrytown
Grand View
Elmsford
Harrison
Piermont
Irvington
White Plains
Ardsley
Dobbs Ferry
Montvale
Park Ridge
Woodcliff Lake
Old Tappan
Northvale
Hillsdale
Rockleigh
Harrington Park
Norwood
Scarsdale
Westwood
Hastings
Emerson
Closter
Oradell
Haworth
Alpine
Demarest
Tuckahoe
Paramus
Dumont
Yonkers
Bronxville
Cresskill
New Milford
River Edge
Bergenfield
Tenafly
Mt Vernon
New Rochelle
Larchmont
Pelham
Pelham Manor
Hackensack
Englewood
Bogota
New York City
BRONX
Leonia
Fort Lee
Ridgefield Park
PALISADES INTERSTATE PKY
SPRAIN BROOK PKY
HUTCHINSON RIVER PKY
TACONIC STATE PKY
New York
MANHATTAN
QUEENS
Newark
Long Island Sound

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Elmsford, New York	Cut-off Date Principal Balance	$66,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$158,653.85
Size (Units)	416	Percentage of Initial Pool Balance	6.9%
Total Occupancy as of 5/1/2014	99.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/1/2014	99.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1990-1993 / 2013	Mortgage Rate	4.7425%
Appraised Value	$103,000,000	Original Term to Maturity (Months)	84
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$8,643,056
Underwritten Expenses	$3,221,162	Escrows
Underwritten Net Operating Income (NOI)	$5,421,894	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,287,110	Taxes	$606,500	$148,167
Cut-off Date LTV Ratio	64.1%	Insurance	$26,276	$13,138
Maturity Date LTV Ratio	60.0%	Replacement Reserves	$0	$11,232
DSCR Based on Underwritten NOI / NCF(1)	1.31x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 8.0%	Other(2)	$580,675	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$66,000,000	100.0%	Loan Payoff	$55,131,357	83.5%
			Principal Equity Distribution	7,950,256	12.0
			Closing Costs	1,704,936	2.6
			Reserves	1,213,451	1.8
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 1.71x and 1.67x, respectively.
(2)
Other reserve represents a debt service / regulatory reserve of $545,000 and a deferred maintenance reserve of $35,675 which is 125.0% of the expected cost of the required repairs determined in the engineering reports. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Ridgeview Apartments Loan”) is evidenced by a promissory note in the original principal amount of $66,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 416-unit multifamily property located in Elmsford, New York (the “Ridgeview Apartments Property”). The Ridgeview Apartments Loan was originated by CCRE on May 21, 2014. The Ridgeview Apartments Loan represents approximately 6.9% of the Initial Pool Balance. The note evidencing the Ridgeview Apartments Loan has an outstanding principal balance as of the Cut-off Date of $66,000,000 and an interest rate of 4.7425% per annum. The borrower utilized the proceeds of the Ridgeview Apartments Loan to refinance existing debt, return equity to the borrower sponsors, pay closing costs and fund reserves.

The Ridgeview Apartments Loan has an initial term of 84 months and has a remaining term of 84 months. The Ridgeview Apartments Loan requires payments of interest only prior to the due date in July 2017, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in June 2021. Voluntary prepayment of the Ridgeview Apartments Loan is prohibited prior to March 6, 2021. Defeasance with government securities is permitted at any time on or after July 6, 2016.

■
The Mortgaged Property. The Ridgeview Apartments Property is a 416-unit garden style apartment complex located at 32 Nob Hill Drive in Elmsford, New York in Westchester County. The Ridgeview Apartments Property was constructed in phases between 1990 and 1993, and as of May 1, 2014 Total Occupancy and Owned Occupancy were both 99.8%. The borrower sponsor acquired the Ridgeview Apartment Property in 2010 and subsequently invested approximately $1.9 million of capital expenditures ($4,529 per unit) into the Ridgeview Apartments Property, including upgrading the air conditioning units, hot water heaters, kitchen cabinets, roof repairs and repainting the Ridgeview Apartments Property. The Ridgeview Apartments Property is located on an approximately 23-acre site, featuring a total of 22 two-story apartment buildings. Amenities consist of barbecue areas, a children’s playground, surface parking, under-building tenant parking and an on-site leasing office. All units are allotted a private parking space with additional parking available, for a total of 850 spaces. Each unit features a full appliance package including garbage disposals and dishwashers, and the bathrooms feature marble counters and built-in porcelain sinks. Tenants are required to pay for all their own utilities.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

The Ridgeview Apartments Property is located in the suburban Village of Elmsford, in the northwestern portion of the Town of Greenburgh. The Town of Greenburgh is located six miles northwest of downtown White Plains and approximately 30 miles north of Manhattan.

The Ridgeview Apartments Property has access to I-87 and I-287, both located just south within view of the Ridgeview Apartments Property. Primary access to the neighborhood is provided by I-287, which provides access to White Plains and the Tappan-Zee Bridge. The Saw Mill River Parkway, Route 9A and the Sprain Brook Parkway are also in close proximity to the Ridgeview Apartments Property, providing access to New York City.

The commute to New York City is approximately 40 minutes by car or train via Metro North Rail Road. The closest Metro North stop to the Ridgeview Apartment Property is the Elmsford stop, which is 0.3 miles away. The Ridgeview Apartments Property is also approximately 10.0 miles from the Westchester County Airport. Additionally, Bee-Line buses provide bus service within Westchester County.

The following table presents certain information relating to the units and rent at the Ridgeview Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)
1 Bed / 1 Bath	185	652	$1,590	$1,542
2 Bed / 1 Bath	160	828	$1,790	$1,748
2 Bed / 1.5 Bath	62	934	$1,875	$1,920
3 Bed / 2 Bath	9	1,304	$2,520	$2,421
Total / Wtd. Avg.	416	776	$1,730	$1,696

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Ridgeview Apartments Property:

Historical Leased %(1)
2010	2011	2012	2013	As of 5/1/2014
89.0%	94.0%	96.0%	99.0%	99.8%

(1)	As provided by the borrower and represents occupancy based on units as of December 31, unless otherwise indicated.

The Ridgeview Apartments Property is located in a Residential Cluster Development District (the “RCD District”) and is subject to a Declaration of Restrictive Covenants which runs with the land (the “Declaration”). The RCD District and Declaration require 20% of the total number of units (83 units) to be made available for rent to certain qualifying households and rent on those units cannot exceed 28% of the income eligibility limitations established for Westchester County. In addition, pursuant to a regulatory agreement, which expires in December 2016, 15 units must be occupied by tenants whose incomes are less than 30% of the area median income, adjusted for family size.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ridgeview Apartments Property:

Cash Flow Analysis
	2011	2012	2013	Underwritten	Underwritten $ per Unit
Base Rent	$8,112,907	$8,348,749	$8,723,952	$8,301,360	$19,955
Gross Up Vacancy	0	0	0	332,400	799
Goss Potential Rent	$8,112,907	$8,348,749	$8,723,952	$8,633,760	$20,754
Vacancy, Credit Loss & Concessions(1)	0	0	0	(431,688)	(1,038)
Total Rent Revenue	$8,112,907	$8,348,749	$8,723,952	$8,202,072	$19,717
Other Revenue(2)	15,160	(7,369)	27,543	440,984	1,060
Effective Gross Income	$8,128,067	$8,341,380	$8,751,495	$8,643,056	$20,777

Total Operating Expenses	$2,792,133	$3,077,735	$3,125,862	$3,221,162	$7,743

Net Operating Income	$5,335,934	$5,263,645	$5,625,633	$5,421,894	$13,033
Replacement Reserves(3)	89,728	186,792	347,838	134,784	324
Net Cash Flow	$5,246,206	$5,076,853	$5,277,795	$5,287,110	$12,709

(1)	Underwritten vacancy of 5.0%, which is greater than the market vacancy of 4.2% and the current in-place vacancy as of May 1, 2014 of 0.2%.
(2)	Other revenue includes water, trash, parking and pet/fee revenues. These revenues are reflected in Base Rent from 2011 to 2013, and broken out into Underwritten Other Revenue.
(3)	Underwritten replacement reserves of $324 per unit are based on the property condition report.

■	Appraisal. According to the appraisal, the Ridgeview Apartments Property had an “as-is” appraised value of $103,000,000 as of an effective date of February 20, 2014.

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Environmental Matters. According to a Phase I environmental report, dated March 4, 2014, there are no recognized environmental conditions or recommendations for further action at the Ridgeview Apartments Property other than the development and implementation of an operations and maintenance plan for asbestos, which is already in place.

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Market Overview and Competition. The Ridgeview Apartments Property is located in the Village of Elmsford, within the Town of Greenburgh, New York in Westchester County. Greenburgh is located six miles northwest of downtown White Plains and approximately 30 miles north of Manhattan. Westchester County is considered to be part of the New York City Metropolitan area and is located just north of the Bronx. The county is bordered to the west by the Hudson River, to the north by Putnam County, and to the east by the Long Island Sound and Connecticut.

The Ridgeview Apartments Property is located in the Westchester County multifamily market, which contains 39,814 units with an average occupancy of 96.9% as of year-end 2013. Since 2005, the occupancy for the market has not fallen below 94.8% and has been above 96.5% since 2011. Asking rents in the market as of year-end 2013 were $1,977 per unit, a 6.5% increase since year-end 2010. The Ridgeview Apartments Property is located in the Central Westchester submarket which contains 14,116 units with an average occupancy of 95.8% as of year-end 2013. Since 2005, the occupancy for the submarket has not fallen below 93.4% and has been above 95.1% since 2011. Asking rents in the submarket as of year-end 2013 were $2,463 per unit, a 9.0% increase since year-end 2010.

The population in Westchester County as of 2013 was 963,608, with a median household income of $78,566. The estimated 2013 population in a 3-mile radius of the Ridgeview Apartments Property was 82,072 with a median household income of $80,228.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

The following table presents certain information relating to the primary competition for the Ridgeview Apartments Property:

Competitive Set(1)
	Ridgeview Apartments	Avalon Green Phase I	Avalon Green Phase II	Talleyrand Crescent	Sleepy Hollow Gardens	Washington Irving Gardens
Location	Elmsford, NY	Elmsford, NY	Elmsford, NY	Tarrytown, NY	Tarrytown, NY	Tarrytown, NY
Distance From Subject	NAP	1.4 miles	1.4 miles	1.7 miles	1.9 miles	2.5 miles
Year Built	1990-1993	1995	2011	1997	1981	1920
Number of Units	416	105	288	300	214	66
Occupancy(2)	99.8%	98.0%	96.0%	96.0%	98.0%	99.0%

(1)	Source: Appraisal
(2)	Occupancy for the Ridgeview Appartements Property as provided by the borrower as of 5/1/2014.

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The Borrower. The borrower, Ridgeview Holdings II LLC, is a single purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ridgeview Apartments Loan. The sponsors of the borrower and the non-recourse carveout guarantors on a joint and several basis, are Stephen V. Reitano, Mark Bassani and Joseph J. Santangelo.

Stephen V. Reitano is currently the President of Sprague Associates, LLC, a real estate and strategic management consulting firm providing financial and business development services to companies engaged in business with state, city and county governments. Mr. Reitano primarily serves firms within the New York metropolitan area and serves as Chairman of Reitano and Knauf, a business advisory company. In addition to his private sector experience, Mr. Reitano has had state and local governmental experience, serving as the Deputy Executive Director and Chief Financial Officer of the NYS Metropolitan Transportation Authority.

Mark Bassani has over 13 years of real estate experience, and has owned or operated 12 apartment buildings comprising over 600 rental units in the aggregate. Mr. Bassani is currently the onsite facility manager at the Ridgeview Apartment Property.

Joseph Santangelo has over 14 years of real estate experience and has owned and operated 14 apartment buildings comprising over 700 rental units in the aggregate.

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Escrows. On the origination date, the borrower funded aggregate reserves of $1,213,451 with respect to the Ridgeview Apartments Loan comprised of (i) $606,500 for real estate taxes, (ii) $26,276 for insurance expenses, (iii) $35,675 for deferred maintenance, which is 125.0% of the expected cost of the required repairs determined in the engineering report and (iv) $545,000 for termination fees associated with the potential future termination of a regulatory agreement, which funds may also be (i) disbursed to the borrower (in two disbursements of $136,250 on each of the 24th and 45th due dates) so long as the regulatory agreement has previously been terminated, and (ii) applied to the reduction of the principal amount of the Ridgeview Apartments Loan at the option of the lender following the occurrence of an event of default under the Ridgeview Apartments Loan. If the termination of the regulatory agreement occurs (x) prior to and including November 11, 2015 the total sum payable is required to be $300,000 and (y) during the period of November 12, 2015 through November 11, 2016 the total sum payable is required to be $225,000.

On each due date, the borrower is required to fund the following reserves with respect to the Ridgeview Apartments Loan: (i) a real estate tax reserve in the amount of one-twelfth of the next year’s estimated annual taxes, which currently equates to $148,167, (ii) an insurance reserve in the amount of one-twelfth of the annual insurance premiums, which currently equates to $13,138 and (iii) a replacement reserve in an amount equal to $11,232 ($324 per unit annually).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIDGEVIEW APARTMENTS

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Lockbox and Cash Management. The Ridgeview Apartments Loan is structured with a soft springing lockbox with springing cash management, which was established upon origination of the Ridgeview Apartments Loan. The loan documents require that all rents received by the borrower or the property manager be deposited into the lender-controlled lockbox account by the end of the first business day after receipt. On each business day, so long as no event of default or Ridgeview Apartments Cash Management Period (as defined below) is continuing, the lockbox bank will remit all amounts contained in the lockbox account to an operating account maintained by the borrower. On each business day, during the continuance of an event of default under the Ridgeview Apartments Loan or a Ridgeview Apartments Cash Management Period, the lockbox bank will remit all amounts contained in the lockbox account to a lender-controlled cash management account. During the continuance of an event of default under the Ridgeview Apartments Loan, the lender is entitled to apply all funds on deposit in the cash management account to amounts payable under the Ridgeview Apartments Loan in such order of priority as the lender may determine.

A “Ridgeview Apartments Cash Management Period” means the period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) the failure by the borrower, after the end of one calendar quarter, to maintain a debt service coverage ratio of at least 1.15x (based on the trailing twelve calendar months), (iii) the failure by the borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.18x (based on the trailing twelve calendar months), (iv) the failure by the borrower, after the end of four consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.20x (based on the trailing twelve calendar months) or (v) any bankruptcy action of borrower, principal, guarantor or property manager and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clauses (ii), (iii) and (iv) above, the achievement of a debt service coverage ratio (based on the trailing twelve calendar months) of 1.25x or greater for four consecutive calendar quarters or (z) in the case of clause (v) in the case of a bankruptcy action of the property manager only, if the borrower replaces the property manager with a qualified property manager under a replacement management agreement.

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Property Management. The Ridgeview Apartments Property is currently managed by Knapp Management, Corp., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Ridgeview Apartments Property may be managed by Knapp Management, Corp. or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to terminate or require the borrower to terminate the property manager and engage a replacement property manager if (i) the debt service coverage ratio is less than 1.20x, (ii) an event of default has occurred under the Ridgeview Apartments loan documents, (iii) a material default by the property manager under the management agreement has occurred (after the expiration of any applicable notice and/or cure periods), (iv) a bankruptcy petition is filed by the property manager or a similar event or (v) 50.0% or more of the direct or indirect ownership interest in the property manager has changed, or control of the property manager has changed.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the Ridgeview Apartments Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Ridgeview Apartments Property, plus 18 months of business interruption coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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THE COVE APARTMENTS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE COVE APARTMENTS

The Cove Apartments
4003 South Westshore Boulevard
Tampa, FL 33611
Tampa
Citrus Park
Westfield Citrus Park
Carrollwood
Plantation
Sheldon Chase
Twelve Oaks
Town 'N' Country
Egypt Lake
Pinecrest West Park
East Tampa
Tampa Heights
Raymond James Stadium
Tampa International Airport
International Plaza
Downtown Tampa
St Pete Times Forum
Beach Park
Virginia Beach
Southwest Tampa
MacDill Air Force Base
Peter O Knight Airport
Hillsborough Bay
Old Tampa Bay
Tampa Bay
Safety Harbor
Highpoint
St.Petersburg-Clearwater International Airport
Carillon Office Park
St Petersburg
Pinellas Park
Kenneth City
Gulfport
Downtown St Petersburg
Albert Whitted Airport
Apollo Beach
University of South Florida
University Mall
Busch Gardens Tampa
W Hillsborough Ave
W Courtney Campbell Cswy
W John F Kennedy Blvd
W Columbus Dr
W Sandy Blvd
S West Shore Blvd
Henderson Blvd
Selmon Expy
Gulf of Mexico
Clearwater
Largo
Bradenton
Sarasota
Brandon
Lakeland
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE COVE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Tampa, Florida	Cut-off Date Principal Balance		$42,600,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$61,828.74
Size (Units)	689	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 4/9/2014	95.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/9/2014	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 2011-2014	Mortgage Rate		4.3300%
Appraised Value	$57,200,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		42

Underwritten Revenues	$7,115,144
Underwritten Expenses	$3,502,223	Escrows
Underwritten Net Operating Income (NOI)	$3,612,921		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,526,796	Taxes	$546,726	$68,341
Cut-off Date LTV Ratio	74.5%	Insurance	$151,388	$30,278
Maturity Date LTV Ratio	70.1%	Replacement Reserves(1)	$924,588	$0
DSCR Based on Underwritten NOI / NCF	1.42x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.3%	Other(2)	$75,412	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,600,000	75.9%	Purchase Price	$53,025,000	94.5%
Principal’s New Cash Contribution	13,508,265	24.1	Reserves	1,698,113	3.0
			Closing Costs	1,385,152	2.5

Total Sources	$56,108,265	100.0%	Total Uses	$56,108,265	100.0%

(1)	Replacement reserves are capped at $300,000. See “—Escrows” below.
(2)	Other upfront reserve represents a deferred maintenance reserve. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (“The Cove Apartments Loan”) is evidenced by a promissory note in the principal amount of $42,600,000 and is secured by a first mortgage encumbering a 689-unit multifamily property located in Tampa, Florida (“The Cove Apartments Property”). The Cove Apartments Loan was originated by Starwood Mortgage Capital LLC on May 15, 2014 and will be acquired by Starwood Mortgage Funding I LLC on or prior to the securitization Closing Date. The Cove Apartments Loan represents approximately 4.4% of the Initial Pool Balance. The note evidencing The Cove Apartments Loan has an outstanding principal balance as of the Cut-off Date of $42,600,000 and an interest rate of 4.3300% per annum. The borrower utilized the proceeds of The Cove Apartments Loan to acquire The Cove Apartments Property.

The Cove Apartments Loan had an initial term of 84 months and has a remaining term of 84 months. The Cove Apartments Loan requires payments of interest only prior to the due date in January 2018, on and after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in June 2021. The Cove Apartments Loan may be voluntarily prepaid on any business day on or after the due date in July 2016 with the payment of a yield maintenance premium. Voluntary prepayment of The Cove Apartments Loan is permitted on and after the due date in February 2021 without payment of any yield maintenance or prepayment premium.

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The Mortgaged Property. The Cove Apartments Property is a 689-unit multifamily apartment community located in Tampa in Hillsborough County, Florida. The Cove Apartments Property was built in 1979 and renovated between 2011 and 2014. The Cove Apartments Property consists of 49 two-story buildings. On-site amenities include three swimming pools, a tennis court, a sports court (racquetball and basketball) and two clubhouses. The clubhouses include a fitness center, game room, and management and leasing offices. The Cove Apartments Property offers studio, one-, and two- bedroom floor plans. As of April 9, 2014, Total Occupancy and Owned Occupancy at The Cove Apartments Property were both 95.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE COVE APARTMENTS

The following table presents certain information relating to the units and rent at The Cove Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
Studio	160	495	$725	$1,391,160	$695	$1,333,766
1 Bed / 1 Bath	368	610	$835	3,686,400	$815	3,597,892
1 Bed / 1 Bath Loft	1	886	$1,755	21,060	$1,755	21,060
2 Bed / 2 Bath	160	872	$1,075	2,064,840	$1,042	2,000,928
Total / Wtd. Avg.	689	645	$867	$7,163,460	$842	$6,953,646

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at The Cove Apartments Property:

Historical Leased %(1)
2011	2012	2013
86.7%	95.8%	95.5%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise specified.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Cove Apartments Property:

Cash Flow Analysis(1)
	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per Unit
Base Rent	$6,806,415	$7,020,125	$7,094,275	$7,163,460	$10,397
Gross Up Vacancy	0	0	0	0	0
Gross Potential Rent	$6,806,415	$7,020,125	$7,094,275	$7,163,460	$10,397
Economic Vacancy & Credit Loss	(1,282,891)	(716,730)	(731,550)	(744,034)	(1,080)
Total Rent Revenue	$5,523,524	$6,303,395	$6,362,725	$6,419,426	$9,317
Reimbursements	357,058	374,175	377,002	377,002	547
Other Revenue(2)	310,579	325,619	318,716	318,716	463
Effective Gross Income	$6,191,161	$7,003,189	$7,058,443	$7,115,144	$10,327

Total Operating Expenses	$3,324,185	$3,580,144	$3,557,993	$3,502,223	$5,083

Net Operating Income	$2,866,977	$3,423,045	$3,500,450	$3,612,921	$5,244
Replacement Reserves	0	0	0	86,125	125
Net Cash Flow	$2,866,977	$3,423,045	$3,500,450	$3,526,796	$5,119

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes administrative fees, month-to-month and short term premiums, application fees, late fees, termination fees and pet fees.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE COVE APARTMENTS

■	Appraisal. According to the appraisal, The Cove Apartments Property had an “as-is” appraised value of $57,200,000 as of April 21, 2014.

■
Environmental Matters. According to a Phase I environmental report, dated April 14, 2014, there are no recognized environmental conditions or recommendations for further action at The Cove Apartments Property.

■
Market Overview and Competition. The Cove Apartments Property is located within the city of Tampa, Hillsborough County, Florida. Primary access to The Cove Apartments Property neighborhood is provided by South Dale Mabry Highway. The Cove Apartments Property is located approximately nine miles southwest of downtown Tampa in a neighborhood consisting of a mixture of multifamily and single family developments. The largest employer in Hillsborough County is MacDill Air Force Base with 15,000 employees. Other employers in Hillsborough County include JPMorgan Chase, H. Lee Moffitt Cancer Center & Research Institution, Citi, PricewaterhouseCoopers and Progressive Insurance. The Cove Apartments Property is located in Tampa’s Westshore neighborhood with waterfront access to Old Tampa Bay and is less than ten miles from the Westshore business district, downtown Tampa, the University of Tampa and Tampa International Airport.

The population in Hillsborough County is 1,272,618, with an estimated average household income of $47,483 for 2013. The estimated 2013 population in a 3-mile radius of the property is 72,769 with an estimated average household income of $89,197. At $1,015 and $995 per month, average fourth quarter 2013 asking and effective rents, as reported by a submarket research report, were up 1.1% and 1.3%, respectively, for the quarter and were up 3.0% and 4.7%, respectively, for the year. Fourth quarter Class A and B/C asking averages were $1,183 and $832, respectively.

The following table presents certain information relating to the primary competition for The Cove Apartments Property:

Competitive Set(1)
	The Cove Apartments	Camden Bayside	Mainsail South	Lighthouse Bay	Camden Westshore	South Pointe
Location	Tampa, FL	Tampa, FL	Tampa, FL	Tampa, FL	Tampa, FL	Tampa, FL
Occupancy(2)	95.6%	96.0%	96.0%	98.0%	97.0%	95.0%
Year Built	1979	1986	1984	1986	1986	1986
No. of Units	689	832	330	318	278	112
Average SF per Unit	645	749	838	746	728	871
Avg. Rent per Unit	$844	$912	$1,080	$769	$967	$991
Avg. Rent per SF	$1.31	$1.22	$1.29	$1.04	$1.33	$1.14

(1)	Source: Appraisal.
(2)	For The Cove Apartments Property, as provided by the borrower.

■
The Borrower. The borrower is Westshore Cove Apartments, LLC, a single-purpose, single-asset entity formed solely for the purpose of owning and operating The Cove Apartments Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Cove Apartments Loan. The Laramar Group, L.L.C. is the non-recourse carveout guarantor under The Cove Apartments Loan.

■
Escrows. On the origination date, the borrower funded escrow reserves in the amount of (i) $546,726 in respect of certain real estate taxes, (ii) $151,388 in respect of certain insurance reserves, (iii) $924,588 for replacement reserve and (iv) $75,412 for deferred maintenance. On each due date, the borrower is required to fund (i) a tax and insurance reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period which currently equates to $68,341 and $30,278 respectively, and (ii) a replacement reserve in the monthly amount of $17,725, capped at $300,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE COVE APARTMENTS

■	Lockbox and Cash Management. None.

■
Property Management. The Cove Apartments Property is currently managed by Laramar Communities, L.L.C. and Laramar Construction Services L.L.C., affiliates of the borrower, pursuant to a management agreement. Under the loan documents, The Cove Apartments Property may be managed by Laramar Communities, L.L.C. and Laramar Construction Services L.L.C. or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received. During or upon any of (i) the continuance of an event of default under The Cove Apartments Loan, (ii) any time when the debt service coverage ratio of The Cove Apartments Property (based on the trailing 12 calendar months) is less than 1.00x for six consecutive calendar months, (iii) the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or similar event with respect to the property manager or (v) engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy including coverage for certified and non-certified acts of terrorism (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of The Cove Apartments Property, plus 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for The Cove Apartments Property are separately allocated under the blanket policy and that certain requirements are satisfied. In the event that TRIPRA discontinues, the borrower is not required to spend for terrorism insurance coverage more than two times the premium for a separate special-form, all-risk insurance policy or similar policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

CANADA
CARTIFACT
Seattle
WA
MT
ND
MN
Minneapolis
SD
WI
ME
OR
ID
WY
MI
VT
NH
NY
MA
Boston
Chicago
Detroit
IA
NE
PA
Salt Lake City
Denver
New York
Philadelphia
IN
OH
IL
NV
UT
CO
Kansas City
St Louis
San Francisco
KS
MO
WV
Washington DC
VA
KY
Nashville
CA
Las Vegas
TN
Albuquerque
OK
AR
NC
AZ
NM
Phoenix
SC
Atlanta
Los Angeles
Fort Worth
MS
AL
GA
TX
LA
PACIFIC OCEAN
ATLANTIC OCEAN
Houston
New Orleans
San Antonio
MEXICO
FL
Tampa
Miami
Gulf of Mexico

NEWCASTLE SENIOR HOUSING PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Orchid Terrace	4474 Butler Hill Road	St. Louis	Missouri	63128
2	Village Gate of Farmington	88 Scott Swamp Road	Farmington	Connecticut	06032
3	Lodge At Cold Spring	50 Cold Spring Road	Rocky Hill	Connecticut	06067
4	The Manor At Oakridge	4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110
5	Durham Regent	3007 Pickett Road	Durham	North Carolina	27705
6	Dogwood Estates	2820 Wind River Lane	Denton	Texas	76210
7	Sheldon Oaks	2525 Cal Young Road	Eugene	Oregon	97401
8	Jordan Oaks	10820 Penny Road	Cary	North Carolina	27518
9	Sky Peaks	1520 Sky Valley Drive	Reno	Nevada	89523
10	The Westmont	1675 Scott Boulevard	Santa Clara	California	95050
11	Pinewood Hills	3901 Kirkpatrick Lane	Flower Mound	Texas	75028
12	Hidden Lakes	400 Madrona Avenue Southeast	Salem	Oregon	97302
13	Walnut Woods	35 North Walnut Street	Boyertown	Pennsylvania	19512
14	Oakwood Hills	4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701
15	Madison Estates	8645 Fredericksburg Road	San Antonio	Texas	78240
16	Thornton Place	2901 Southwest Armstrong Avenue	Topeka	Kansas	66614
17	Whiterock Court	9215 White Rock Trail	Dallas	Texas	75238
18	The Bentley	3362 Forest Lane	Dallas	Texas	75234
19	Pueblo Regent	100 San Carlos Road	Pueblo	Colorado	81005
20	Vista De La Montana	18510 North Parkview Place	Surprise	Arizona	85374
21	Rock Creek	19295 Northwest Cornell Road	Hillsboro	Oregon	97124
22	Illahee Hills	8308 Colby Parkway	Urbandale	Iowa	50322
23	Palmer Hills	2617 Maplecrest Road	Bettendorf	Iowa	52722
24	Uffelman Estates	215 Uffelman Drive	Clarksville	Tennessee	37043
25	The Regent	440 Northwest Elks Drive	Corvallis	Oregon	97330
26	The Fountains At Hidden Lakes	250-352 Woodbridge Court Southeast	Salem	Oregon	97302

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	26	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$38,720,475
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit(5)	$119,890.10
Size (Units)	3,002	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 1/31/2014	90.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2014	90.9%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(2)	4.9900%
Appraised Value(1)	$507,180,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$83,423,512
Underwritten Expenses	$45,095,540	Escrows
Underwritten Net Operating Income (NOI)	$38,327,972	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$37,349,320	Taxes	$0	$346,784
Cut-off Date LTV Ratio(1)	71.0%	Insurance	$189,009	$36,856
LTV Ratio at Maturity(1)	56.8%	Replacement Reserves(6)	$0	$81,564
DSCR Based on Underwritten NOI / NCF(2)(3)	1.59x / 1.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.6% / 10.4%	Other(7)	$652,265	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$362,499,000	70.6%	Purchase Price	$505,656,938	98.5%
Principal’s New Cash Contribution	150,750,203	29.4	Closing Costs	6,750,991	1.3
			Reserves	841,274	0.2
Total Sources	$513,249,203	100.0%	Total Uses	$513,249,203	100.0%

(1)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.3% and 52.2%, respectively. See “—Appraisal” below.

(2)
The coupon for the Newcastle Senior Housing Portfolio Loan is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Loan coupon will be 4.9900%. The DSCR Based on Underwritten NOI / NCF is calculated based on the 4.9900% coupon rate. The DSCR Based on Underwritten NOI / NCF calculated based on the initial coupon rate of 4.0000% are 1.85x and 1.80x, respectively. See “Annex G—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus.

(3)
The DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Properties. The DSCR (calculated based on the 4.9900% coupon) and Debt Yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. See “—Master Lease” below.

(4)
The Cut-off Date Balance of $38,720,475 represents the note A-4 of a $362,499,000 whole loan evidenced by multiple pari passu notes. Note A-1, with a Cut-off Date Balance of $100,775,102, was contributed to CGCMT 2014-GC19, Note A-2, with a Cut-off Date Balance of $117,157,261, was contributed to GSMS 2014-GC20 and Note A-3, with a Cut-off Date Balance of $103,257,247, was contributed to CGCMT 2014-GC21.

(5)	Calculated based on the entire Newcastle Senior Housing Portfolio Whole Loan.
(6)	Replacement reserves of $27.17 per unit, collected monthly. See “—Escrows” below.
(7)	Other reserve represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Newcastle Senior Housing Portfolio Loan”) is part of a whole loan structure (the “Newcastle Senior Housing Portfolio Whole Loan”) comprised of four pari passu notes that are together secured by first mortgages encumbering 26 independent living facilities with multiple residents located in 14 states (collectively, the “Newcastle Senior Housing Portfolio Properties”). The Newcastle Senior Housing Portfolio Loan (evidenced by Note A-4), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $38,720,475 and represents approximately 4.0% of the Initial Pool Balance. The related companion loans (the “Newcastle Senior Housing Portfolio Companion Loans”) (evidenced by multiple pari passu notes), are held outside the Issuing Entity. One related companion loan (evidenced by Note A-1) was contributed to the CGCMT 2014-GC19 transaction and has an outstanding principal balance as of the Cut-off Date of $100,775,102, another related companion loan (evidenced by Note A-2) was contributed to the GSMS 2014-GC20 transaction and has an outstanding principal balance as of the Cut-off Date of $117,157,261 and another related companion loan (evidenced by Note A-3) was contributed to the CGCMT 2014-GC21 transaction and has an outstanding principal balance as of the Cut-off Date of $103,257,247. The Newcastle Senior Housing Portfolio Whole Loan was originated by GS Commercial Real Estate LP on December 23, 2013 and the Newcastle Senior Housing Portfolio Loan will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date. The Newcastle Senior Housing Portfolio Whole Loan has an original principal balance of $362,499,000 and each note has an initial interest rate of 4.0000% per annum that increases to 4.9900% per annum beginning January 6, 2019. The borrowers utilized the proceeds of the Newcastle Senior Housing Portfolio Whole Loan to acquire the Newcastle Senior Housing Portfolio Properties from subsidiaries of Harvest Facility Holdings LP, (d/b/a Holiday Retirement Corp.) (“Holiday”), via a sale-leaseback transaction. NCT Master Tenant II LLC, an affiliate of Holiday, has entered into a triple net master lease, described under “—Master Lease” below, to lease the Newcastle Senior Housing Portfolio Properties from the borrowers. The Newcastle Senior Housing Portfolio Whole Loan will be serviced

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

under the CGCMT 2014-GC19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Newcastle Senior Housing Portfolio Loan and the Newcastle Senior Housing Portfolio Companion Loans.

The Newcastle Senior Housing Portfolio Loan had an initial term of 120 months and has a remaining term of 115 months as of the Cut-off Date. The Newcastle Senior Housing Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule (see “Annex G—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus). The scheduled maturity date is the due date in January 2024. The Newcastle Senior Housing Portfolio Whole Loan may be voluntarily prepaid in whole or in part on any date after June 23, 2014, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid. On or after the due date occurring in October 2023, the borrowers will be permitted to prepay Newcastle Senior Housing Portfolio Whole Loan without payment of any yield maintenance premium.

The mortgage loan documents restrict the lender from transferring the mortgage loan to HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc. and their affiliates. This may have an adverse effect on the special servicer’s ability to liquidate the mortgage loan if an event of default occurs.

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Master Lease. The borrowers have entered into a triple net master lease (the “Newcastle Senior Housing Portfolio Master Lease”) with NCT Master Tenant II LLC (an affiliate of Holiday), that covers each of the Newcastle Senior Housing Portfolio Properties. The master tenant has fully subordinated the Newcastle Senior Housing Portfolio Master Lease to the Newcastle Senior Housing Portfolio Whole Loan pursuant to a subordination, non-disturbance and attornment agreement. The initial aggregate annual rent under the Newcastle Senior Housing Portfolio Master Lease is $32,867,701. The annual base rent will increase on January 1 of each year as follows: (i) for 2015 through 2017, by 4.5% of the annual base rent for the prior year and (ii) for 2018 through the final year of the Newcastle Senior Housing Portfolio Master Lease, by the product of (a) the annual base rent for the prior year and (b) the lesser of (1) 3.75% and (2) the greater of 3.50% and the percentage increase in the Consumer Price Index (calculated using the average Consumer Price Index for the 6 months prior to the date of determination over the average Consumer Price Index for the 6 months prior to January 1, 2018) during the period commencing on January 1, 2018 and ending on December 30 of the calendar year immediately preceding the date of such base rent increase. The Newcastle Senior Housing Portfolio Master Lease has a 17-year term. Upon expiration of the Newcastle Senior Housing Portfolio Master Lease, the master tenant will not have a purchase option.

Year	Master Lease Base Rent(1)
2014	$32,867,701

2015	$34,346,748

2016	$35,892,351

2017	$37,507,507

2018 and Thereafter
The base rent for the previous year, plus the product of (i) base rent for the previous year, multiplied by (ii) the lesser of (x) 3.75% and (y) the greater of (1) 3.50% and (2) the CPI increase (6 month trailing CPI over average CPI published for the 6 months ending January 1, 2018).

(1)	As may be reduced pursuant to releases and described under “–Release of Collateral” below.

The master tenant has deposited $21,911,801 with the borrowers as a security deposit for the performance of the master tenant of the provisions of the Newcastle Senior Housing Portfolio Master Lease. This amount has not been pledged to the lender to secure the Newcastle Senior Housing Portfolio Whole Loan. During the continuation of an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers may use the security deposit to satisfy any outstanding obligation of the master tenant under the Newcastle Senior Housing Portfolio Master Lease. The master tenant is required to replenish the security deposit by paying to the borrowers an amount equal to any portion of the security deposit expended or applied by the borrowers. The security deposit was not pledged by the borrowers as collateral for the Newcastle Senior Housing Portfolio Whole Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition, if the lease coverage ratio (i.e., the ratio of (x) net operating income (as defined in the Newcastle Senior Portfolio Master Lease) for the Newcastle Senior Housing Portfolio Properties in the aggregate to (y) the base rent under the Newcastle Senior Portfolio Master Lease) for the trailing twelve-month period falls below (i) 1.00x, from and after the quarter ending December 31, 2014 through the quarter ending December 31, 2018, (ii) 1.05x, from and after the quarter ending March 31, 2019 through the quarter ending December 31, 2023, (iii) 1.10x, from and after the quarter ending March 31, 2024 through the quarter ending December 31, 2028, or (iv) 1.15x, from and after the quarter ending March 31, 2029 through each following quarter, then the master tenant will be required to deposit with the borrowers an amount (“Ratio Shortfall Deposits”) sufficient to achieve the applicable lease coverage ratio, which amount will be placed in escrow as described under “—Escrows” below.  The Ratio Shortfall Deposits may be released back to the master tenant upon delivery of an officer’s certificate which reflects compliance with the lease coverage ratio requirements described above for two consecutive quarters.

The guarantor of the master tenant’s obligations under the Newcastle Senior Housing Portfolio Master Lease is Holiday AL Holdings LP.  The guarantor’s failure to comply with certain obligations under the guaranty beyond any applicable cure periods or meet certain minimum financial requirements, among other things, will constitute an event of default under the Newcastle Senior Housing Portfolio Master Lease.

Upon an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers will have the right to terminate the Newcastle Senior Housing Portfolio Master Lease, subject to the master tenant’s 10-day cure period after notice of such termination.  However, if the event of default only relates to one or more single Newcastle Senior Housing Portfolio Properties, then the borrowers may only terminate the Newcastle Senior Housing Portfolio Master Lease with respect to the affected Newcastle Senior Housing Portfolio Properties; provided that, if the Newcastle Senior Housing Portfolio Master Lease has already been terminated with respect to at least two Newcastle Senior Housing Portfolio Properties, then the borrowers may terminate the entire Newcastle Senior Housing Portfolio Master Lease.  If the Newcastle Senior Housing Portfolio Master Lease is terminated with respect to any single Newcastle Senior Housing Portfolio Property, then the borrowers will be required to re-lease that Newcastle Senior Housing Portfolio Property within 90 days, among other conditions, (i) to a tenant that is an affiliate of the Newcastle Senior Housing Portfolio Master Lease guarantor or any acceptable replacement guarantor that satisfies the requirements in the loan documents, or satisfies the financial covenants set forth in the guaranty of the Master Lease, or any other person approved by the lender, in each case, subject to a Rating Agency Confirmation, (ii) pursuant to a lease that is either in substantially the same form and substance as the Newcastle Senior Housing Portfolio Master Lease or on a commercially reasonable form (provided any differences do not result in a material adverse effect on the financial condition of the borrowers, the ability of the borrowers to perform their material obligations under the loan documents or the rights and remedies of the lender under the loan documents and are limited to modifications that are permitted in accordance with the loan documents) and (iii) the replacement lease is guaranteed by a guarantor that meets certain financial requirements specified in the Newcastle Senior Housing Portfolio Master Lease for which Rating Agency Confirmation has been obtained (clauses (i), (ii) and (iii), together with certain other conditions contained in the loan documents, collectively, the “Re-Lease Requirements”), subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum).  In addition, the borrowers have the right to cure any event of default under the Newcastle Senior Housing Portfolio Master Lease.

An event of default under the Newcastle Senior Housing Portfolio Master Lease will constitute an event of default under the Newcastle Senior Housing Whole Loan, unless, within 90 days, (i) such event of default is cured, (ii) if such event of default relates to one or more (but not all) of the Newcastle Senior Housing Portfolio Properties, then the borrowers re-lease the related Newcastle Senior Housing Property or Properties in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum) or (iii) in the case of any other event of default, then the borrowers re-lease all of the Newcastle Senior Housing Portfolio Properties in accordance with the Re-Lease Requirements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition to the re-leasing of a Newcastle Senior Housing Portfolio Property after an event of default under the Newcastle Senior Housing Master Lease, the borrowers may release one or more Newcastle Senior Housing Portfolio Properties from the Newcastle Senior Housing Portfolio Master Lease absent an event of default under the Newcastle Senior Housing Portfolio Loan if such Newcastle Senior Housing Portfolio Property or Properties are re-leased in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum.

A Newcastle Senior Housing Portfolio Property may only be released from the Newcastle Senior Housing Portfolio Master Lease in connection with a casualty or condemnation, a release as described under “—Release of Collateral” below, or in connection with a re-leasing as set forth above.

Each Newcastle Senior Housing Portfolio Property is further subleased from the master tenant to a subtenant pursuant to a sublease, each dated December 23, 2013.  Each subtenant is a subsidiary of the Master Tenant.

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The Mortgaged Properties.  The Newcastle Senior Housing Portfolio Properties consist of 26 independent living facilities across 14 states totaling 3,002 units, which were constructed between 1983 and 2006. The Newcastle Senior Housing Portfolio Properties are age-restricted rental properties that provide residents, as part of their monthly fee, with access to meals and other services such as housekeeping, linen service, transportation and social/recreational activities. All of the Newcastle Senior Housing Portfolio Properties are 100% private pay and do not have healthcare licenses.

The following table presents certain information relating to the Newcastle Senior Housing Portfolio Properties:
Property Name	City	State	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Total Units	Occupancy(1)	Initial Master Lease Base Rent	Underwritten NCF(2)	Underwritten NCF $ per Unit(2)
Orchid Terrace	St. Louis	MO	$2,213,995	5.7%	117	91.5%	$1,884,468	$2,111,229	$18,045
Village Gate of Farmington	Farmington	CT	2,198,726	5.7	164	93.9%	1,870,034	2,472,990	15,079
Lodge At Cold Spring	Rocky Hill	CT	2,122,381	5.5	112	85.7%	1,807,426	1,856,957	16,580
The Manor At Oakridge	Susquehanna Township	PA	2,038,402	5.3	115	85.2%	1,737,497	1,352,114	11,758
Durham Regent	Durham	NC	2,015,499	5.2	123	95.1%	1,717,292	1,902,061	15,464
Dogwood Estates	Denton	TX	1,969,692	5.1	118	85.6%	1,673,850	1,585,981	13,441
Sheldon Oaks	Eugene	OR	1,839,906	4.8	111	95.5%	1,565,785	1,714,322	15,444
Jordan Oaks	Cary	NC	1,832,271	4.7	117	99.1%	1,562,892	1,971,434	16,850
Sky Peaks	Reno	NV	1,771,196	4.6	121	86.0%	1,506,079	1,400,508	11,574
The Westmont	Santa Clara	CA	1,725,389	4.5	137	97.8%	1,466,014	2,049,346	14,959
Pinewood Hills	Flower Mound	TX	1,671,948	4.3	117	93.2%	1,424,063	1,754,505	14,996
Hidden Lakes	Salem	OR	1,565,065	4.0	135	96.3%	1,279,858	1,588,851	11,769
Walnut Woods	Boyertown	PA	1,465,817	3.8	113	98.2%	1,246,509	1,731,331	15,322
Oakwood Hills	Eau Claire	WI	1,446,731	3.7	116	83.6%	1,231,550	1,448,449	12,487
Madison Estates	San Antonio	TX	1,412,376	3.6	160	89.4%	1,201,417	1,452,481	9,078
Thornton Place	Topeka	KS	1,236,783	3.2	121	84.3%	1,050,226	1,104,812	9,131
Whiterock Court	Dallas	TX	1,221,514	3.2	117	94.9%	1,037,021	1,373,042	11,735
The Bentley	Dallas	TX	1,213,880	3.1	118	89.0%	1,034,571	1,362,766	11,549
Pueblo Regent	Pueblo	CO	1,152,804	3.0	99	90.9%	978,927	1,074,167	10,850
Vista De La Montana	Surprise	AZ	1,122,266	2.9	115	80.9%	958,132	717,775	6,242
Rock Creek	Hillsboro	OR	1,106,997	2.9	110	95.5%	941,741	1,121,178	10,193
Illahee Hills	Urbandale	IA	1,061,191	2.7	109	85.3%	902,842	937,940	8,605
Palmer Hills	Bettendorf	IA	1,030,653	2.7	106	80.2%	875,401	885,359	8,352
Uffelman Estates	Clarksville	TN	931,405	2.4	109	92.7%	762,868	891,514	8,179
The Regent	Corvallis	OR	748,177	1.9	84	98.8%	635,677	897,673	10,687
The Fountains At Hidden Lakes	Salem	OR	605,413	1.6	38	100.0%	515,561	590,533	15,540
Total Portfolio			$38,720,475	100.0%	3,002	90.9%	$32,867,701	$37,349,320	$12,441

(1)	Occupancy as of January 31, 2014.
(2)
Underwritten NCF represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease as indicated in the Initial Master Lease Base Rent column.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The following table presents certain information relating to the units and rent at the Newcastle Senior Housing Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent(3)	Underwritten Annual Rent(3)
Studio	990	427	$2,127	$1,978	$1,792,043	$21,504,515
1 Bedroom	1,522	586	2,685	2,598	3,595,610	43,147,314
Cottage 1 Bedroom	13	680	2,625	2,506	32,578	390,936
Garden Suite 1 Bedroom	6	724	2,657	2,736	10,944	131,328
2 Bedroom	394	943	3,522	3,531	1,228,778	14,745,341
Cottage 2 Bedroom	49	1,073	2,699	2,697	129,453	1,553,436
Garden Suite 2 Bedroom	12	1,050	2,986	3,276	36,035	432,420
3 Bedroom	1	1,009	3,500	2,995	2,995	35,940
Cottage 3 Bedroom	15	1,379	2,775	2,673	37,419	449,028
Total / Wtd. Avg.	3,002	595	$2,608	$2,516	$6,865,855	$82,390,259

(1)	Calculated using data provided in the appraisals. Averages are calculated off of number of occupied units.
(2)	As provided by the borrowers.
(3)
Underwritten monthly rent and underwritten annual rent represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease.

The following table presents certain information relating to historical leasing at the Newcastle Senior Housing Portfolio Properties:

Historical Leased %
	2011(1)(2)	2012(1)	2013(1)	As of 1/31/2014
Total Unit Count	2,871	2,955	2,990	3,002
Physical Occupancy	82.1%	85.7%	87.9%	90.9%

(1)	Total weighted average occupancy for each respective year and represents occupancy by residents. The Newcastle Senior Housing Portfolio Properties are 100% leased to the master tenant.
(2)	2011 figures exclude The Regent Property (acquired in 2012).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newcastle Senior Housing Portfolio Properties:

Cash Flow Analysis(1)
	2011(2)	2012	2013	T3 Annualized 1/31/2014	Underwritten(3)	Underwritten $ per Unit
Resident Fees	$69,577,760	$76,230,639	$79,780,528	$81,805,888	$90,738,336	$30,226
Vacancy Loss	0	0	0	0	(8,348,078)	(2,781)
Concessions	(5,938,629)	(3,538,802)	(1,188,313)	(1,019,514)	(1,019,514)	(340)
Less Bad Debt-Fees	(305,452)	(458,107)	(329,112)	(666,779)	(419,214)	(140)
Less Bad Debt-VA	(443,867)	(284,171)	(170,054)	47,200	0	0
Net Resident Fee Income	$62,889,812	$71,949,560	$78,093,048	$80,166,796	$80,951,531	$26,966
Other Income	394,317	393,883	458,735	492,075	492,075	164
Community Fees	2,751,939	2,485,940	1,966,437	1,979,906	1,979,906	660
Effective Gross Revenue	$66,036,068	$74,829,383	$80,518,220	$82,638,777	$83,423,512	$27,789

Real Estate Taxes	$4,233,939	$4,571,936	$4,429,249	$4,500,422	$4,717,850	$1,572
Insurance	462,577	724,256	651,075	507,618	647,285	216
Utilities	4,682,667	4,660,053	4,893,133	5,045,884	5,119,162	1,705
Housekeeping	1,956,518	2,054,560	2,074,460	2,121,648	2,158,651	719
Resident Relations	1,284,052	1,375,339	1,393,276	1,362,444	1,450,881	483
Repairs & Maintenance	3,153,388	3,157,982	3,302,129	3,076,430	3,462,500	1,153
Food Services	9,373,632	10,190,113	10,473,746	10,576,438	10,853,429	3,615
Employee Benefits	4,196,351	4,540,671	4,368,789	4,225,352	4,523,288	1,507
Administrative Expenses	4,957,788	5,093,240	5,123,950	5,147,787	5,354,389	1,784
Marketing	2,109,751	2,236,251	2,518,866	2,330,885	2,636,931	878
Management Fee	3,301,803	3,741,469	4,025,911	4,131,939	4,171,176	1,389
Total Operating Expenses	$39,712,466	$42,345,869	$43,254,582	$43,026,847	$45,095,540	$15,022

Net Operating Income	$26,323,602	$32,483,514	$37,263,639	$39,611,930	$38,327,972	$12,767
Replacement Reserves	935,946	963,330	974,767	978,652	978,652	326
Net Cash Flow	$25,387,656	$31,520,184	$36,288,871	$38,633,278	$37,349,320	$12,441

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2011 financials excludes The Regent Property (acquired in 2012).
(3)
Underwritten cash flow based on actual rental revenue net of loss to lease for occupied units from the January 31, 2014 rent rolls plus vacant units at the average in-place rent net of loss to lease for each unit type at each Newcastle Senior Housing Portfolio Property (9.6% of the Newcastle Senior Housing Portfolio as of the January 31, 2014 rent roll). The underwritten cash flow represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the Master Lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease. The net cash flow based solely on the rent payable under the Master Lease is $32,867,701 and the DSCR calculated based on this value and the 4.9900% coupon is 1.37x.

■
Ground Leases.  The Westmont property was ground leased to Harvest Westmont Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Whole Loan) by Masonic Hall Corporation of Santa Clara and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 The Westmont Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Whole Loan, Masonic Hall Corporation of Santa Clara entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2086.  The annual rent under the ground lease is $5,000.

The Lodge at Cold Spring property was ground leased to Rocky Hill Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Whole Loan) by Rocky Hill Holdings LLC, each of which are affiliates of Holiday, and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 Lodge at Cold Spring Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Whole Loan, Rocky Hills Holdings LLC entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2095.  The annual rent under the ground lease is $100, plus applicable costs for shared access roads and real property taxes.

■	Appraisal. According to the appraisals, the Newcastle Senior Housing Portfolio Properties had an aggregate “leased fee” appraised value of $507,180,000 as of December 31, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Environmental Matters.  According to a Phase I environmental report, dated December 16, 2013, the Village Gate of Farmington property contains a 1,000 gallon underground storage tank for which tank tightness testing data was not available and the Phase I recommended that a tank tightness test should be performed to ensure the structural integrity of the tank. The test was completed and no further action is necessary. According to the remaining Phase I environmental reports, dated December 16, 2013 and December 17, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for (a) additional radon gas testing to be conducted under controlled conditions at the Illahee Hills property, the Sky Peaks property, the Uffelman Estates property and the Vista De La Montana property, (b) evidence of mold and moisture observed at the Illahee Hills property and the Whiterock Court property to be remedied by properly trained building maintenance staff and the source of the moisture to be remedied, (c) approximately one inch of water affecting approximately 600 SF at the Madison Estates property to be addressed by a restoration company and the source of the moisture to be addressed to prevent future mold problems and (d) an asbestos operations and maintenance (O&M) plan at the Whiterock Court property.

■
The Borrowers.  The borrowers are 26 Delaware limited liability companies, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Newcastle Senior Housing Portfolio Whole Loan. Newcastle Investment Corp. is the non-recourse carveout guarantor under the Newcastle Senior Housing Portfolio Whole Loan.

■
Escrows. At origination, out of proceeds from the Newcastle Senior Housing Portfolio Whole Loan, the borrowers funded (i) an escrow reserve in the amount of $189,009 in respect of insurance premiums and (ii) a deferred maintenance reserve in the amount of $652,265. On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties, in each case only to the extent such amounts are not remitted by the master tenant under the Newcastle Senior Housing Portfolio Master Lease as described in the next paragraph.  In addition, the borrowers will be required to remit Ratio Shortfall Deposits (as described under “—Master Lease” above) to the lender to be held as additional collateral for the Newcastle Senior Housing Portfolio Whole Loan until such amount is required to be remitted to the master tenant under the Newcastle Senior Housing Portfolio Master Lease.

In addition, on each due date, the master tenant will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties.

■
Cash Management.  The Newcastle Senior Housing Portfolio Whole Loan requires a cash management account that is structured like a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the master tenant to pay all amounts required to be paid or funded to the borrowers under the Newcastle Senior Housing Portfolio Master Lease directly to a lender-controlled cash management account.  The loan documents also require that all revenues received by the borrowers be deposited into the cash management account within two business days after receipt.

On each business day, other than during a Newcastle Senior Housing Portfolio Trigger Period or an event of default under the Newcastle Senior Housing Portfolio Whole Loan, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account.  On each due date during which no Newcastle Senior Housing Portfolio Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into the operating account.  On each due date during a Newcastle Senior Housing Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service and required reserves, and all remaining amounts will be reserved in an excess cash flow reserve account.  During the continuance of an event of default under the Newcastle Senior Housing Portfolio Whole Loan, the lender may apply all funds on deposit in any of the accounts consisting collateral for the Newcastle Senior Housing Portfolio Whole Loan to amounts payable under the Newcastle Senior Housing Portfolio Whole

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Loan and/or toward the payment of expenses of the Newcastle Senior Housing Portfolio Properties, in such order of priority as the lender may determine.

A “Newcastle Senior Housing Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.05x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is equal to or greater than 1.05x; or (ii) commencing upon the master tenant’s failure to deliver certain financial reports pursuant to the Newcastle Senior Housing Portfolio Master Lease and ending when such financial reports are delivered.

■
Property Management.  Each Newcastle Senior Housing Portfolio Property is managed by Holiday AL Management Sub LLC, each pursuant to a separate management agreement between the property manager and the applicable subtenant.  Under the loan documents, each Newcastle Senior Housing Portfolio Property must remain managed by (i) Holiday AL Management Sub LLC, (ii) any tenant under, or guarantor of, the Newcastle Senior Housing Portfolio Master Lease, or any affiliate of such tenant or guarantor that (a) is a reputable and experienced professional manager of senior housing communities and, collectively with its affiliates, owns, operates or manages at least 20 senior housing communities (excluding the Newcastle Senior Housing Portfolio Property and other property acquired by affiliates of the non-recourse carveout guarantor on the origination date) and (b) does not have a chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any person holding a reasonably equivalent position that has been convicted of a felony relating to the ownership or operation of senior housing facilities, fraud or embezzlement or (iii) any other manager of senior housing communities that is approved by the lender in its sole discretion (which approval may be deemed after certain notice periods) and with respect to which the lender has received Rating Agency Confirmation.

■
Release of Collateral. Other than in connection with a casualty or condemnation event, provided no event of default is then continuing under the Newcastle Senior Housing Portfolio Whole Loan, at any time after June 23, 2014, the borrowers may voluntarily obtain the release of one or more of the Newcastle Senior Housing Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to or greater than 125% of the allocated loan amount (as calculated in the loan agreement for the Newcastle Senior Housing Portfolio Whole Loan) for each Newcastle Senior Housing Portfolio Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid if such release occurs prior to the due date occurring in October 2023, (iii) after giving effect to the release, the debt service coverage ratio as calculated under the loan agreement for the remaining Newcastle Senior Housing Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Newcastle Senior Housing Portfolio Property may no longer be subject to the Newcastle Senior Housing Portfolio Master Lease and the rent under the Newcastle Senior Housing Portfolio Master Lease may not be reduced by an amount that is in excess of the allocated property rent for such Newcastle Senior Housing Property and (v) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Newcastle Senior Housing Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Newcastle Senior Housing Portfolio Whole Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for Newcastle Senior Housing Portfolio Properties are separately allocated to Newcastle Senior Housing Portfolio Properties and that certain other requirements are satisfied. Under the Newcastle Senior Housing Portfolio Master Lease, if requested by the borrowers, the master tenant is required to comply with insurance requirements imposed on the Newcastle Senior Housing Portfolio Properties, provided such requirements are customary in the industry for properties similar to the Newcastle Senior Housing Portfolio Properties in the same general areas in which the Newcastle Senior Housing Portfolio Properties are located, are customarily required by institutional lenders, are commercially reasonable and consistent with industry standards at the applicable time, and such insurance is available at commercially reasonable rates. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MASON MULTIFAMILY PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

MASON MULTIFAMILY PORTFOLIO

1	University Heights	1120 Varsity Boulevard	DeKalb, IL	60115
2	Ashbury Court	829 West Taylor Street	DeKalb, IL	60115
3	James Court	2509 North First Street	DeKalb, IL	60115
4	Old Orchard	1001 West Lincoln Highway	DeKalb, IL	60115
5	St. Albans	711 South Main Street	Sycamore, IL	60178
6	Ashbury East	807 West Taylor Street	DeKalb, IL	60115
7	Colonial West	1010 West Lincoln Highway	DeKalb, IL	60115
8	Cardinal	823 West Lincoln Highway	DeKalb, IL	60115
9	Colonial East	1004 West Lincoln Highway	DeKalb, IL	60115

Sycamore
DeKalb
W STATE ST
DEKALB AVE
PEACE RD
RICH RD
BETHANY RD
GLIDDEN RD
Kishwaukee Community Hospital
W DRESSER RD
BARBER GREENE RD
W HILLCREST DR
SYCAMORE RD
N PEACE RD
Northern Illinois University
W LINCOLN HWY
E LINCOLN HWY
DEKALB TAYLOR MUNICIPAL AIRPORT
W TAYLOR ST
S 1ST ST
S 4TH ST
S ANNIE GLIDDEN RD
N PEACE RD
Fairview Cemetery
GURLER RD
SOMONAUK RD
N SOMONAUK RD
88
CARTIFACT
Harvard
Hebron
Antioch
Capron
Lakemoor
Gurnee
Woodstock
Mundelein
Belvidere
Marengo
Union
Lake Forest
Lincolnshire
Lakewood
Hampshire
Hoffman Estates
Buffalo Grove
Northbrook
Kirkland
Burlington
Elgin
Schaumburg
Evanston
Virgil
St. Charles
Addison
Oak Park
DeKalb
Chicago
Aurora
Wheaton
Cicero
Hinckley
Naperville
Downers Grove
Sugar Grove
Oswego
Bolingbrook
Oak Lawn
Plano
Lemont
Plainfield
Orland Park
Harvey
Newark
Shorewood
Joliet
Homewood
Lisbon
Frankfort
LAKE MICHIGAN

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	9	Loan Seller		CGMRC
Location (City/State)	Various, Illinois	Cut-off Date Principal Balance		$33,300,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$47,234.04
Size (Units)	705	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 3/1/2014	95.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2014	95.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.9900%
Appraised Value	$44,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$5,853,160
Underwritten Expenses	$2,554,018
Underwritten Net Operating Income (NOI)	$3,299,142	Escrows
Underwritten Net Cash Flow (NCF)	$3,087,642		Upfront	Monthly
Cut-off Date LTV Ratio	75.0%	Taxes	$276,303	$69,076
Maturity Date LTV Ratio	69.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.54x / 1.44x	Replacement Reserves(1)	$0	$17,625
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.3%	Other(2)	$317,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,300,000	100.0%	Loan Payoff	$29,808,932	89.5%
			Principal Equity Distribution	2,180,391	6.5
			Closing Costs	716,750	2.2
			Reserves	593,928	1.8
Total Sources	$33,300,000	100.0%	Total Uses	$33,300,000	100.0%

(1)	Replacement reserves are capped at $529,125. The replacement reserve cap will decrease to $423,000 upon the completion of immediate repairs. See “—Escrows” below.
(2)	Other upfront reserve represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “Mason Multifamily Portfolio Loan”) is evidenced by a note in the original principal amount of $33,300,000 and is secured by a first mortgage encumbering eight multifamily properties located in DeKalb, Illinois and one multifamily property located in Sycamore, Illinois (the “Mason Multifamily Portfolio Properties”). The Mason Multifamily Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on May 16, 2014 and represents approximately 3.5% of the Initial Pool Balance. The Mason Multifamily Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $33,300,000 and has an interest rate of 4.9900% per annum. The proceeds of the Mason Multifamily Portfolio Loan were used to refinance existing debt on the Mason Multifamily Portfolio Properties.

The Mason Multifamily Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months.  The Mason Multifamily Portfolio Loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in June 2024. Voluntary prepayment of the Mason Multifamily Portfolio Loan without prepayment premium or yield maintenance premium is permitted on or after the due date in April 2024. Defeasance with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents (and acceptable to the Rating Agencies) is permitted at any time following the second anniversary of the securitization Closing Date.

■
The Mortgaged Properties.  The Mason Multifamily Portfolio Properties consist of eight properties located in DeKalb, Illinois and one property located in Sycamore, Illinois.  The collateral securing the Mason Multifamily Portfolio Loan totals approximately 565,301 SF and 705 residential rental units.  The Mason Multifamily Portfolio Properties consist of studios, one-, two-, three-, four-, and five-bedroom units with an average unit size of 802 SF. The Mason Multifamily Portfolio Properties are all within the Chicago metropolitan area.  Historical occupancy for the Mason Multifamily Portfolio Properties was 95.6% in 2011 and 96.4% in 2012. Current Total Occupancy and Owned Occupancy as of March 1, 2014 is 95.7%. All of the Mason Multifamily Portfolio Properties offer either washer/dryer hookups or separate laundry rooms.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

The following table presents certain information relating to the Mason Multifamily Portfolio Properties:

Property Name	City	State	Year Built	Total Units	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	UW NCF	UW NCF per Unit	Appraised Value	% Student
University Heights	DeKalb	IL	1976	170	92.9%	$6,975,000	20.9%	$649,038	$3,818	$9,300,000	93%
Ashbury Court	DeKalb	IL	1974	144	95.1%	5,887,500	17.7	556,485	3,864	7,850,000	18%
James Court	DeKalb	IL	1967	96	96.9%	4,537,500	13.6	444,795	4,633	6,050,000	38%
Old Orchard	DeKalb	IL	1984	36	100.0%	3,675,000	11.0	326,078	9,058	4,900,000	86%
St. Albans	Sycamore	IL	1971	80	97.5%	3,525,000	10.6	331,306	4,141	4,700,000	11%
Ashbury East	DeKalb	IL	1974	60	95.0%	2,400,000	7.2	212,971	3,550	3,200,000	22%
Colonial West	DeKalb	IL	1985	40	97.5%	2,175,000	6.5	196,109	4,903	2,900,000	90%
Cardinal	DeKalb	IL	1959	41	100.0%	2,100,000	6.3	195,636	4,772	2,800,000	78%
Colonial East	DeKalb	IL	1984	38	94.7%	2,025,000	6.1	175,224	4,611	2,700,000	87%
Total / Wtd. Avg.				705	95.7%	$33,300,000	100.0%	$3,087,642	$4,380	$44,400,000	53%

(1)	Occupancy as of March 1, 2014.

The following table presents certain information relating to the units and rent at the Mason Multifamily Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Annual Market Rent(1)	Monthly Actual Rent per Unit(2)	Annual Actual Rent(1)
Studio	94	438	$511	$576,468	$495	$558,216
1BR/1BA	205	599	595	1,464,696	575	1,415,328
2BR/1BA	144	782	666	1,150,632	622	1,074,048
2BR/2BA	76	810	685	625,008	649	591,540
3BR/1BA	1	1,024	870	10,440	870	10,440
3BR/1.5BA	94	1,071	738	832,680	717	808,776
3BR/2BA	39	1,100	795	372,168	776	362,964
4BR/1BA	16	1,130	887	170,304	832	159,708
4BR/3BA	2	1,650	1,188	28,512	1,188	28,500
5BR/3BA	34	1,800	1,278	521,424	1,278	521,280
Total / Wtd. Avg.	705	802	$680	$5,752,332	$654	$5,530,800

(1)	As provided by borrower and is as of the date March 1, 2014.
(2)	Monthly Actual Rent per Unit calculated as an average of the actual collections for the specific unit type across the portfolio.

The following table presents certain information relating to historical leasing at the Mason Multifamily Portfolio Properties:

Historical Leased %(1)
2011(2)	2012	2013	As of 3/1/2014
95.6%	96.4%	95.6%	95.7%

(1)	As provided by borrower which reflects average occupancy for each year unless otherwise specified.
(2)	2011 historical occupancy does not include occupancy for the Ashbury East property. The Ashbury East property was acquired towards year-end 2011, as such, 2011 occupancy is unavailable.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mason Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2011(2)	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per Unit
Base Rent	$5,088,805	$5,422,603	$5,579,378	$5,543,523	$5,530,800	$7,845
Gross Up Vacancy	0	0	0	0	233,832	332
Gross Potential Rent	$5,088,805	$5,422,603	$5,579,378	$5,543,523	$5,764,632	$8,177
Vacancy, Credit Loss & Concessions	(22,623)	(32,362)	(27,996)	(27,544)	(302,319)	(429)
Total Rent Revenue	$5,066,182	$5,390,241	$5,551,382	$5,515,979	$5,462,313	$7,748
Other Income(3)	345,774	388,664	383,554	390,847	390,847	554
Effective Gross Income	$5,411,956	$5,778,906	$5,934,936	$5,906,826	$5,853,160	$8,302

Real Estate Taxes	$702,338	$794,517	$810,364	$810,364	$828,908	$1,176
Insurance	120,388	145,927	119,775	121,969	190,591	270
Management Fee	193,944	205,207	211,354	206,955	234,126	332
Other Expenses	1,214,392	1,217,593	1,249,713	1,292,802	1,300,394	1,845
Total Operating Expenses	$2,231,062	$2,363,245	$2,391,206	$2,432,090	$2,554,018	$3,623

Net Operating Income	$3,180,895	$3,415,660	$3,543,730	$3,474,736	$3,299,142	$4,680
Replacement Reserves	0	0	0	0	211,500	300
Net Cash Flow	$3,180,895	$3,415,660	$3,543,730	$3,474,736	$3,087,642	$4,380

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
2011 cash flow numbers do not include those from the Ashbury East Apartments property. The Ashbury East Apartments property was acquired towards year-end 2011, as such, 2011 cash flows are unavailable for that property.

(3)	Other income includes damage fees, vending income, parking income, storage income, terminations fees and late fees.

■	Appraisal. According to the appraisals, the Mason Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $44,400,000 as of March 20, 2014.

■
Environmental Matters.  Based on the Phase I environmental reports dated April 17, 2014, there were no recommendations for further action other than, with respect to certain of the Mason Multifamily Portfolio Properties, operations and maintenance plans for asbestos, which were implemented in connection with the origination of the Mason Multifamily Portfolio Loan.

■
Market Overview.  The Mason Multifamily Portfolio Properties are located in DeKalb and Sycamore, Illinois, both which are a part of DeKalb County within the Chicago metropolitan area. According to the appraisals, the city of DeKalb has approximately 16,398 housing units, of which 45.8% are multifamily rental units. The city of Sycamore has 7,264 housing units, of which 22.6% are multifamily rental units. The area immediately surrounding the Mason Multifamily Portfolio Properties includes a mix of residential, educational and commercial uses. Moreover, a 4,000,000 SF industrial development lies to the southeast of the properties along Interstate 88 and includes distribution centers for Target, Nestle, Caterpillar, Goodyear, 3M, Monsanto, Alloyd and Panduit.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

The following table presents certain information relating to certain multifamily lease comparables provided in the appraisals for the Mason Multifamily Portfolio Properties:

Multifamily Lease Comparables(1)

Property	Year Built	Number of Units	Avg. Unit Size	Market Rent – Low	Market Rent – High	Occupancy
Canterbury Place	1999	12	1,250	$850	$850	100%
High Meadows	1968	192	417	$450	$550	98%
Stadium View	1993	60	1,048	$860	$950	100%
1205 Rushmore	1999	8	1,300	$1,090	$1,090	100%
Lincolnshire West	1968	252	809	$805	$1,245	99%
Amber Manor	1971	228	827	$489	$1,013	94%
Townhouse Suites	2005	65	2,200	$1,600	$1,600	100%
Eco Park	1994	192	932	$984	$1,395	99%
Russell Road Apartments	1982	26	1,053	$685	$1,200	100%
Hillcrest Place	1970	120	748	$450	$725	98%
Total / Wtd. Avg.		1,155	866	$724	$1,053	98%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Mason Properties Delaware, LLC, a single-purpose entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mason Multifamily Portfolio Loan.  James C. Mason and Linda Mason are the guarantors of the non-recourse carveouts under the Mason Multifamily Portfolio Loan.

■	Escrows. At origination, the borrowers funded reserves in the amount of (i) $276,303 for real estate taxes and (ii) $317,625 for deferred maintenance.

On each due date, the borrower is required to fund the following reserves with respect to Mason Multifamily Portfolio Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve month period; (ii) from and after the first occurrence of a Mason Multifamily Portfolio Trigger Period, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that such deposits are not required to the extent that the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents; and (iii) a replacement reserve in an amount equal to $17,625, or such additional amount as may be required from the time repairs associated with the deferred maintenance are completed through and including the due date in June 2016 in order to ensure that $423,000 is on deposit in the replacement reserve as of the due date in June 2016.  Until the completion of immediate repairs, replacement reserves are capped at $529,125. Upon the completion of immediate repairs, the monthly replacement reserve will be the greater of (i) $17,625 or (ii) the difference between the replacement reserve balance on the date of which all immediate repairs are completed and the $423,000 cap, divided by the number of monthly payment dates remaining until the due date in June 2016. Otherwise, the monthly replacement reserve payment will be $17,625.  The borrower is permitted to substitute an acceptable letter of credit in lieu of making deposits into the replacement reserve account.

A “Mason Multifamily Portfolio Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.15x (tested monthly) and (b) ending, as applicable, upon (i) with respect to clause (a)(i) the cure (if applicable) of such event of default or (ii) with respect to clause (a)(ii) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MASON MULTIFAMILY PORTFOLIO

■
Lockbox and Cash Management.  The Mason Multifamily Portfolio Loan requires a springing lockbox.  Following the first occurrence of a Mason Multifamily Portfolio Trigger Period, the loan documents require the borrower to establish a soft lockbox account for the benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by Mason Multifamily Portfolio Properties. The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a Mason Multifamily Portfolio Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a Mason Multifamily Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for Mason Multifamily Portfolio Loan.  During the continuance of an event of default under Mason Multifamily Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under Mason Multifamily Portfolio Loan and/or toward the payment of expenses of Mason Multifamily Portfolio Property, in such order of priority as the lender may determine.

■
Property Management.  The Mason Multifamily Portfolio Properties are currently managed by Mason Administration LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the borrower may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 60 days prior written notice, and (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). Upon the (i) occurrence of a default by the property manager under the management agreement beyond any applicable cure period, (ii) filing of a bankruptcy petition or a similar event with respect to the property manager, (iii) occurrence of a Mason Multifamily Portfolio Trigger Period or (iv) commission of any gross negligence, fraud, willful misconduct or misapplication of funds by the property manager, the lender may replace or, require the borrower to replace, the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Mason Multifamily Portfolio Properties, plus 12 months of business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected gross income from the Mason Multifamily Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Mason Multifamily Portfolio Properties are completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000 other than deductibles for flood and earthquake coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■	Partial Release. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE HAMPTONS OF CLOVERLANE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

Washtenong Memorial Park
Marshall Park
THURSTON
PLYMOUTH RD
PLYMOUTH-ANN ARBOR RD
NORTHSIDE
University Of Michigan-Ann Arbor
Arborcrest Cemetery
LOWER WATER HILL
ANN ARBOR AMTRAK
AMTRAK
FULLER RD
University Of Michigan Med Ctr
Forest Hill Cemetery
University Of Michigan-Ann Arbor
ANGELLS
W HURON ST
E HURON ST
W LIBERTY ST
OLD WEST SIDE
DOWNTOWN
GEDDES AVE
WASHTENAW AVE
Concordia University
University Of Michigan Stadium
NORTH BURNS PARK
Washtenaw Community College Ann Arbor
St Joseph Mercy Hospital
Ann Arbor
Arborland Shopping Center
WASHTENAW AVE
Eastern Michigan University
ALLEN
PACKARD RD
E EISENHOWER PKY
Carpenter Plaza Shopping Center
Briarwood Mall
Ypsilanti
MITCHELL
BRYANT PATENGILL WEST
Wickfield Center
Arbor Square Shopping Center
E ELLSWORTH RD
Roundtree Place
Rave Motion Pictures
ANN ARBOR MUNICIPAL AIRPORT
CARPENTER
Pittsfield Township
The Hamptons of Cloverlane
4685 Hunt Club Drive
Pittsfield Township, MI 48197
W MICHIGAN AVE
TEXTILE RD
CARPENTER RD
PLATT RD
STONY CREEK RD
S HURON ST
Ford Lake
Holly
Clarkston
Romeo
Utica
Howell
Waterford
Milford
Sterling Heights
Bloomfield
Royal Oak
Warren
Brighton
South Lyon
Ferndale
Roseville
Farmington Hills
Livonia
Detroit
Dexter
Canton
Dearborn
Westland
Ann Arbor
Pittsfield Township
LaSalle
Milan
CARTIFACT.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Pittsfield Township, Michigan	Cut-off Date Principal Balance	$32,800,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$74,545.45
Size (Units)	440	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 4/7/2014	98.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/7/2014	98.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986-1988 / 2013	Mortgage Rate	4.8400%
Appraised Value	$42,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60
Underwritten Revenues	$5,005,562
Underwritten Expenses	$2,048,447	Escrows(2)
Underwritten Net Operating Income (NOI)	$2,957,115		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,825,115	Taxes	$264,304	$44,051
Cut-off Date LTV Ratio	78.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	62.4%	Replacement Reserves	$1,400,000	$11,000
DSCR Based on Underwritten NOI / NCF	1.43x / 1.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,800,000	74.3%	Purchase Price	$41,750,000	94.6%
Principal’s New Cash Contribution	11,216,318	25.4	Reserves	1,664,304	3.8
Other Sources	129,963	0.3	Closing Costs	731,977	1.7
Total Sources	$44,146,281	100.0%	Total Uses	$44,146,281	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $48,400,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $42,000,000, is 71.9%. See “—Appraisal” below.

(2)	See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (“The Hamptons of Cloverlane Loan”) is evidenced by a note in the original principal amount of $32,800,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 440-unit multifamily complex located in Pittsfield Township, Michigan (“The Hamptons of Cloverlane Property”). The Hamptons of Cloverlane Loan was originated by Citigroup Global Markets Realty Corp. on April 16, 2014. The Hamptons of Cloverlane Loan has an outstanding principal balance as of the Cut-off Date of $32,800,000 which represents approximately 3.4% of the Initial Pool Balance, and accrues interest at an interest rate of 4.8400% per annum. The proceeds of The Hamptons of Cloverlane Loan were primarily used to acquire The Hamptons of Cloverlane Property.

The Hamptons of Cloverlane Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of The Hamptons of Cloverlane Loan is the due date in May 2024. At any time after the second anniversary of the securitization Closing Date, The Hamptons of Cloverlane Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents (and acceptable to the Rating Agencies). Voluntary prepayment of The Hamptons of Cloverlane Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in February 2024.

■
The Mortgaged Property. The Hamptons of Cloverlane Property is a 440-unit, Class B, multifamily complex located in Pittsfield Township, Michigan, approximately four miles southeast of downtown Ann Arbor and 30 miles west of Detroit. The Hamptons of Cloverlane Property was built between 1986 and 1988 and renovated in 2013 by the prior owner and consists of 28 two-story buildings, one clubhouse/leasing office, one racquetball building and one maintenance building. Amenities at The Hamptons of Cloverlane Property include fully-equipped kitchens, full-size washer/dryer, wood burning fireplaces, an outdoor pool, private balconies/patios, racquetball and volleyball courts, tennis courts, and a fitness room. The Hamptons of Cloverlane Property also has a total of approximately 926 parking spaces consisting of 638 open spaces, 186 garage spaces and 102 carport spaces. As of April 7, 2014, Total Occupancy and Owned Occupancy were both 98.2%.

Prior to April 16, 2017, the borrower sponsor of The Hamptons of Cloverlane Loan is required to make $2,860,000 of capital improvements to The Hamptons of Cloverlane Property including, but not limited to, roofing repairs, HVAC upgrades, parking lot repairs, pool repairs and tennis court repairs and interior renovations. See “—Renovation” below.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

The following table presents certain information relating to the units and rent at The Hamptons of Cloverlane Property:

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Monthly Average UW Rent per Unit	Underwritten Base Rent
1BR (676 SF)	79	1	80	18.2%	676	$800	$780	$780	$738,972
1BR (730 SF)	17	1	18	4.1	730	$800	$864	$864	176,352
1BR-den (790 SF)	38	0	38	8.6	787	$850	$826	$826	376,560
1BR-den (841 SF)	51	1	52	11.8	841	$850	$861	$861	526,920
1BR-den (890 SF)	18	2	20	4.5	890	$850	$908	$908	196,176
2BR/1BA-vanity (848 SF)	22	0	22	5.0	848	$920	$893	$893	235,620
2BR/1BA-vanity (898 SF)	26	0	26	5.9	898	$920	$927	$927	289,332
2BR/2BA (1,000 SF)	72	0	72	16.4	1,000	$1,000	$971	$971	838,512
2BR/2BA (1,053 SF)	22	2	24	5.5	1,053	$1,000	$1,012	$1,012	267,084
2BR/2BA (1,072 SF)	87	1	88	20.0	1,072	$1,000	$1,015	$1,015	1,060,154
Total / Wtd. Avg.	432	8	440	100.0%	892	$909	$908	$908	$4,705,682

Source: As provided by the borrower and appraisal.

The following table presents certain information relating to historical leasing at The Hamptons of Cloverlane Property:

Historical Leased %(1)
2011	2012	2013	As of 4/7/2014
93.6%	96.0%	94.9%	98.2%

(1)	As provided by the borrower and represents average occupancy for the specified year unless otherwise specified.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Hamptons of Cloverlane Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per Unit
Base Rent	$4,378,866	$4,471,622	$4,691,793	$4,733,158	$4,705,682	$10,695
Gross Up Vacancy	0	0	0	0	85,800	195
Gross Potential Rent	$4,378,866	$4,471,622	$4,691,793	$4,733,158	$4,791,482	$10,890
Vacancy, Credit Loss & Concessions	(537,073)	(257,189)	(243,685)	(227,954)	(286,278)	(651)
Total Rent Revenue	$3,841,793	$4,214,433	$4,448,108	$4,505,204	$4,505,204	$10,239
Other Revenue(2)	595,824	522,786	521,066	500,358	500,358	1,137
Effective Gross Income	$4,437,617	$4,737,219	$4,969,174	$5,005,562	$5,005,562	$11,376

Real Estate Taxes	614,011	615,354	578,715	539,772	504,302	1,146
Insurance	100,889	112,054	109,934	108,093	107,185	244
Management Fee	124,518	136,352	142,055	144,491	175,195	398
Other Operating Expenses	1,153,461	1,219,821	1,268,318	1,261,765	1,261,765	2,868
Total Operating Expenses	$1,992,879	$2,083,581	$2,099,022	$2,054,121	$2,048,447	$4,656

Net Operating Income	$2,444,738	$2,653,638	$2,870,152	$2,951,441	$2,957,115	$6,721
Replacement Reserves	0	0	0	0	132,000	300
Net Cash Flow	$2,444,738	$2,653,638	$2,870,152	$2,951,441	$2,825,115	$6,421

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Other Revenue includes utility reimbursements, late charges, insufficient funds charges, damage charges, legal charges, garage charges, application fee charges, cable TV income, pet rent, admin fees, carport fees, other charges & fees, laundry, vending, forfeited deposits, and miscellaneous rental income.

■
Appraisal. According to the appraisal, The Hamptons of Cloverlane Property had an “as-is” appraised value of $42,000,000 as of an effective date of February 6, 2014 and is expected to have an “as stabilized” appraised value of $48,400,000 as of an effective date of February 6, 2017, upon the completion of the capital improvement plan described under “—Renovation” below.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

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Environmental Matters. Based on a Phase I environmental report dated February 14, 2014, the environmental consultant recommended no further action other than the implementation of an operations and maintenance plan for asbestos, which is currently in place.

■
Market Overview and Competition. The Hamptons of Cloverlane Property is located in Pittsfield Township, Michigan, a suburb in Washtenaw County and approximately four miles southeast of downtown Ann Arbor and 30 miles west of Detroit. Per the appraisal, as of December 2013, the unemployment rate in Pittsfield Township was 4.8% which is lower than the unemployment rates of 5.2% and 7.7% for Washtenaw County and the state of Michigan, respectively. Major employers in Washtenaw County include the University of Michigan, Trinity Health Medical Center, Ann Arbor Public Schools, Eastern Michigan University and Toyota Technical Center, amongst others. Per the appraisal, other notable components of the local economy include computer technology, health services, pharmaceuticals, automotive and biotechnology, thus various medical offices, laboratories and research facilities are found in close proximity to The Hamptons of Cloverlane Property. Additional employment opportunities are also more accessible in surrounding areas given Washtenaw County’s location in the south-central portion of Michigan which has easy access to the local and national freeway system. Large employment centers are located in metropolitan Detroit to the east and the Lansing-East Lansing area to the northwest. The Hamptons of Cloverlane Property is located directly south of Interstate-94 which is the primary east-west highway in the southern part of the state and provides access to Ypsilanti and Ann Arbor, Michigan and also Chicago, Illinois to the southwest and Detroit to the east. The Detroit Metropolitan-Wayne County Airport is located in Romulus to the east and is the largest airport serving southeast Michigan. Public transportation in the region is provided by the Ann Arbor Transportation Authority (AATA).

According to the appraisal, as of 2014, the population and average household income of Washtenaw County are 354,530 and $80,912, respectively. The population and average household income within a five-mile radius of The Hamptons of Cloverlane Property are 139,498 and $72,047, respectively. The Hamptons of Cloverlane Property is part of the Ann Arbor multifamily submarket. According to a market report, as of the third quarter of 2013, the Ann Arbor multifamily submarket had a total inventory of 24,282 units and an average occupancy rate of 97.7% with an average effective rental rate of $925 per unit. Furthermore, as of the third quarter of 2013, Class B/C properties in the Ann Arbor submarket had a total inventory of 13,297 units and an average occupancy rate of 98.4% with an average effective rental rate of $867 per unit.

The following table presents certain information relating to the primary competition for The Hamptons of Cloverlane Property:

Competitive Set(1)
	The Hamptons of Cloverlane	Golfside Lake	Roundtree	Arbor Knoll	Glencoe Hills
Location	Pittsfield Township	Pittsfield Township	Ypsilanti Township	Pittsfield Township	Pittsfield Township
Year Built	1986-1988	1969-1970	1973	1989	1972
Occupancy	98.2%	98.0%	99.0%	98.0%	98.0%
No. of Units	440	598	228	220	584
Distance from subject		2.3 miles	0.9 miles	1.7 miles	2.3 miles
	The Lake Shore	Village Green	The Pines of Cloverlane
Location	Ypsilanti Township	Ann Arbor	Pittsfield Township
Year Built	1970	1987	1974-1977
Occupancy	96.0%	96.0%	97.3%(2)
No. of Units	1,028	520	582
Distance	4.4 miles	3.9 miles	Adjacent

(1)	Source: Appraisal.
(2)	The occupancy for The Pines of Cloverlane property is as of April 7, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

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The Borrower. The borrower is Hamptons of Cloverlane, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Hamptons of Cloverlane Loan. The non-recourse carveout guarantors are Alan Hayman, Andrew Hayman and Sheldon Yellen. Alan and Andrew Hayman are principals of the Hayman Company.

The Hayman Company, which is affiliated with the non-recourse carveout guarantors and is the property manager was founded in 1965 and is a privately owned commercial real estate organization. The Hayman Company is headquartered in suburban Detroit and has satellite offices in Chicago and Dallas with a total of 450 employees nationwide. The company’s focus includes acquisitions and investments, property management and leasing, receivership services for lenders and special servicers and asset management. The company has owned and/or managed over 40,000 multifamily units and 16 million SF of commercial space.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $1,664,304 with respect to The Hamptons of Cloverlane Loan, comprised of (i) $1,400,000 for designated replacement reserves and (ii) $264,304 for real estate taxes related to The Hamptons of Cloverlane Property.

On each due date, the borrower is required to fund the following reserves with respect to The Hamptons of Cloverlane Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over then succeeding twelve month period, unless the borrower provides evidence that the required insurance is being provided under any blanket policy reasonably acceptable to the lender; and (iii) a replacement reserve in an amount equal to $11,000.

■
Renovation. The Hamptons of Cloverlane loan documents require the borrower to complete (1) $5,625 of immediate repairs on or before the date that is 90 days from the origination date and (2) $1,394,375 of specified capital improvements prior to April 16, 2017. These capital improvements are part of the borrower’s $2,860,000 capital improvement plan. The capital improvements include, but are not limited to, roofing repairs, HVAC upgrades, parking lot repairs, pool repairs and tennis court repairs and interior renovations. At origination, $1,400,000 was deposited with the lender in a lender controlled capital improvement reserve. If the borrower fails to satisfy the conditions for the release of the capital improvements reserve set forth in the loan documents by the third anniversary of the origination date of the mortgage loan, then any funds on deposit in the capital improvements reserve will be held as additional collateral for The Hamptons of Cloverlane Loan.

■
Lockbox and Cash Management. The Hamptons of Cloverlane Loan requires a springing lockbox. Following the first occurrence of a The Hamptons of Cloverlane Trigger Period (and, if such The Hamptons of Cloverlane Trigger Period has been caused by a reduction in the debt service coverage ratio, upon written notice to the borrower), the loan documents require the borrower to set up the lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by The Hamptons of Cloverlane Property. The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a The Hamptons of Cloverlane Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a The Hamptons of Cloverlane Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves, be held by the lender as additional collateral for The Hamptons of Cloverlane Loan. During the continuance of an event of default under The Hamptons of Cloverlane Loan, the lender may apply any funds in the cash management account to amounts payable under The Hamptons of Cloverlane Loan and/or toward the payment of expenses of The Hamptons of Cloverlane Property, in such order of priority as the lender may determine.

A “The Hamptons of Cloverlane Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.15x and (b) ending, as applicable, upon (i) the cure (if applicable) of such event of default or (ii) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE HAMPTONS OF CLOVERLANE

■
Property Management. The Hamptons of Cloverlane Property is currently managed by The Hayman Company, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the borrower may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 30 days prior written notice, and (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). Upon the occurrence of (i) a default by the property manager under the management agreement beyond any applicable cure period or (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may replace or, require the borrower to replace, the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Hamptons of Cloverlane Property, plus 18 months of business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected gross income from The Hamptons of Cloverlane Property (on an actual loss sustained basis) for a period continuing until the restoration of The Hamptons of Cloverlane Property is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000, other than deductibles for flood and earthquake coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ALLSPACE SELF STORAGE PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

Long Beach Airport
Cypress
Los Alamitos
Los Alamitos Army Airfield
Anaheim
Disneyland
Villa Park
Orange
Stanton
Garden Grove
Long Beach
Rossmoor
Seal Beach
Westminster
Santa Ana
Tustin Foothills
Tustin
Fountain Valley
South Coast Plaza
Tustin District
Huntington Beach
Costa Mesa
John Wayne Airport Orange County
Irvine
UCI
Lake Forest
Rancho Santa Margarita
Pacific Ocean
Fashion Island
San Joaquin Hills
Newport Beach
Newport Coast
Laguna Woods
Mission Viejo
Coto de Caza
Laguna Hills
Ladera Ranch
Aliso Viejo
Laguna Beach
Mission Viejo Mall
Burbank
Pasadena
Los Angeles
Riverside
Anaheim
Long Beach
Corona
Irvine
Costa Mesa
Pacific Ocean
San Marcos
Oceanside
Escondido
San Diego

Mira Costa College
Tri-City Medical Center
Vista
Civic Ctr
Monte Vista Dr
Ocean Hills
Carlsbad
Buena Creek
Ocean Hills Country Club
Calavera Hills Village
El Camino Real
Sycamore Ave
San Marcos
Palomar College
Palomar College
San Marcos Civic Center
W San Marcos Blvd
Palomar Airport Rd
McClellan-Palomar Airport
Legoland California
Lake San Marcos
California State University - San Marcos
CARTIFACT

ALLSPACE SELF STORAGE PORTFOLIO

1	Huntington Beach	8564 Hamilton Avenue	Huntington Beach, CA	92646
2	Costa Mesa	1535 Newport Boulevard	Costa Mesa, CA	92627
3	San Marcos	1410-1450 Grand Avenue	San Marcos, CA	92078
4	Garden Grove	11352 Trask Avenue	Garden Grove, CA	92843

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CCRE
Location (City/State)	Various, California	Cut-off Date Principal Balance		$30,966,108
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$89.78
Size (SF)	344,895	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 3/31/2014	92.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2014	92.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1962-1985 / 2007-2013	Mortgage Rate		4.8785%
Appraised Value	$47,350,000	Original Term to Maturity		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$4,280,611
Underwritten Expenses	$1,456,164	Escrows
Underwritten Net Operating Income (NOI)	$2,824,446		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,789,957	Taxes	$25,834	$12,917
Cut-off Date LTV Ratio	65.4%	Insurance	$49,563	$6,561
Maturity Date LTV Ratio	53.6%	Replacement Reserves	$0	$2,874
DSCR Based on Underwritten NOI / NCF	1.43x / 1.42x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 9.0%	Other(1)	$8,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	100.0%	Loan Payoff	$27,461,908	88.6%
			Principal Equity Distribution	$2,985,664	9.6
			Closing Costs	468,531	1.5
			Reserves	83,897	0.3
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)
Other upfront reserve represents $8,500 for a deferred maintenance reserve, which is approximately 118.1% of the expected cost of the required repairs determined in the engineering reports. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Allspace Self Storage Portfolio Loan”) is evidenced by a note in the original principal amount of $31,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interests in four self storage properties, all located in California, known as the Allspace Self Storage Portfolio (the “Allspace Self Storage Portfolio Properties”). The Allspace Self Storage Portfolio Loan was originated by CCRE on April 21, 2014 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Allspace Self Storage Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $30,966,108 and has an interest rate of 4.8785% per annum. The proceeds of the Allspace Self Storage Portfolio Loan were used to refinance existing debt, return equity to the borrower sponsor, pay closing costs and fund reserves. The Allspace Self Storage Portfolio Properties were previously securitized in the MLCFC 2007-6 transaction.

The Allspace Self Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Allspace Self Storage Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Allspace Self Storage Portfolio Loan is the due date in May 2024. Voluntary prepayment of the Allspace Self Storage Portfolio Loan is prohibited prior to February 6, 2024. Defeasance with government securities is permitted at any time on or after July 6, 2016.

■
The Mortgaged Properties. The Allspace Self Storage Portfolio Properties consist of four self storage properties located in Huntington Beach, Costa Mesa, San Marcos and Garden Grove, California totaling 344,895 SF and containing 2,685 non-climate controlled units. 63 of these units are flex industrial storage units ranging in size from 940 SF to 8,750 SF.

The Allspace Self Storage Portfolio Properties range from 39,943 SF to 115,684 SF of storage space, or 345 units to 1,079 units. The unit mixes include interior and exterior storage units, as well as flex industrial storage units. As of March 31, 2014, the Allspace Self Storage Portfolio Properties Total Occupancy and Owned Occupancy were both 92.1%.

The borrower developed the Allspace Self Storage Portfolio Properties between 1962 and 1985. From 2007 to 2013, the borrower invested approximately $5.3 million to upgrade the Allspace Self Storage Portfolio Properties. The upgrades mainly consisted of re-paving, re-painting and roof repairs at the Allspace Self Storage Portfolio Properties. Amenities at the properties include on-site resident managers, fenced facilities with a personalized computer controlled gate system, personal lock & key, an intercom system and video surveillance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

Three of the four Allspace Self Storage Portfolio Properties are located in Orange County, California (Huntington Beach Property, Costa Mesa Property and Garden Grove Property). Orange County serves as headquarters to five of the nation’s Fortune 500 corporations: Ingram Micro, Broadcom, Spectrum Group International, Pacific-Life and Allergan. While not headquartered in Orange County, The Walt Disney Company is the region’s largest employer with 25,000 employees. Orange County’s public universities are another employment sector. The University of California, Irvine has 21,800 employees, while California State University, Fullerton employs 4,984 people.

The three Allspace Self Storage Portfolio Properties located in Orange County are proximate to major traffic thoroughfares such as the Pacific Coast Highway, the San Diego Freeway, the Santa Anna Freeway and the San Gabriel Freeway.

The San Marcos Property is located within San Diego County and is bordered by Escondido to the east, Encinitas to the southwest, Carlsbad to the west, and Vista to the northwest. The San Marcos Property is located on Grand Avenue which runs parallel to State Route 78, and is in close proximity to West San Marcos Boulevard, South Las Posas Road and Rancho Santa Fe Road.

The following tables present certain information relating to the Allspace Self Storage Portfolio Properties:

Portfolio Summary(1)(2)

Property Name	City, State	Total Units	Total GLA	Year Built / Renovated	Capital Improvements(3)	Appraised Value	Occupancy (SF/ Units)
Huntington Beach	Huntington Beach, CA	619	115,684	1972 / 2007-2013	$2,267,800	$19,900,000	97% / 97%
Costa Mesa	Costa Mesa, CA	1,079	80,601	1962 / 2007-2013	781,700	14,000,000	94% / 93%
San Marcos	San Marcos, CA	642	108,667	1985 / 2007-2013	1,556,000	10,350,000	89% / 88%
Garden Grove	Garden Grove, CA	345	39,943	1974 / 2007-2013	705,900	3,100,000	83% / 77%
Total / Wtd. Avg. Portfolio		2,685	344,895		$5,311,400	$47,350,000	92% / 90%

(1)	As provided by the borrower and represents occupancy as of March 31, 2014.
(2)	The Allspace Self Storage Portfolio Loan does not permit releases.
(3)	$5.3 million of Capital Improvement were made between 2007 and 2013.

Unit Mix(1)

Property Name	Total GLA	Total Units	Flex Industrial Units
Huntington Beach	115,684	619	37
Costa Mesa	80,601	1,079	0
San Marcos	108,667	642	16
Garden Grove	39,943	345	10
Total	344,895	2,685	63

(1)	As provided by the borrower and represents unit mix as of March 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

Market Comparison

Property Name	Monthly Rent per SF	Occupancy(1)	Market Monthly Rent PSF(2)	Market Occupancy(3)	Population(3)	Median Household Income(3)
Huntington Beach	$1.49	96.8%	$1.63	91.6%	123,720	$95,140
Costa Mesa	1.43	92.7%	$1.54	86.5%	136,115	$100,871
San Marcos	0.81	88.0%	$0.99	85.2%	93,693	$70,693
Garden Grove	0.98	76.5%	$1.33	81.9%	328,928	$66,989
Total / Wtd. Avg.	$1.20	90.4%	$1.37	87.3%	140,922	$85,517

(1)	As provided by the borrower and represents occupancy by unit count as of March 31, 2014.
(2)	Source: Appraisals.
(3)	Market Occupancy, Population and Median Household Income based on a three-mile radius per the appraisals.

The following table presents certain information relating to historical leasing at the Allspace Self Storage Portfolio Properties:

Historical Leased %(1)
Property Name	2008	2009	2010	2011	2012	2013	As of 3/31/2014
Huntington Beach	79.0%	78.0%	72.0%	72.0%	82.0%	92.0%	96.8%
Costa Mesa	79.0%	78.0%	72.0%	76.0%	82.0%	90.0%	92.7%
San Marcos	80.0%	80.0%	68.0%	75.0%	78.0%	84.0%	88.0%
Garden Grove	70.0%	66.0%	77.0%	62.0%	69.0%	77.1%	76.5%
Total / Wtd. Avg.	78.1%	76.9%	71.7%	73.0%	79.4%	87.4%	90.4%

(1)	As provided by the borrower and represents occupancy based on units as of December 31, unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Allspace Self Storage Portfolio Properties:

Cash Flow Analysis
	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per SF
Base Rent	$3,772,871	$4,135,896	$4,162,658	$4,162,658	$12.07
Gross Up Vacancy(1)	0	0	0	314,939	0.91
Total Rent Revenue	$3,772,871	$4,135,896	$4,162,658	$4,477,597	$12.98
Other Income(2)	141,169	107,543	117,953	117,953	0.34
Less Vacancy & Credit Loss	0	0	0	(314,939)	(0.91)
Effective Gross Income	$3,914,040	$4,243,439	$4,280,611	$4,280,611	$12.41

Total Operating Expenses	$1,233,415	$1,328,990	$1,238,836	$1,456,164	$4.22

Net Operating Income	$2,680,625	$2,914,449	$3,041,775	$2,824,446	$8.19
Replacement Reserves	0	0	0	34,490	0.10
Net Cash Flow	$2,680,625	$2,914,449	$3,041,775	$2,789,957	$8.09

(1)	Vacancy based on actual in place trailing 12-month economic vacancy of 7.0%.
(2)	Other Income consists of income from sale of merchandise and supplies as well as late fees.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

■
Appraisal. According to the appraisals, the Allspace Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $47,350,000 as of an effective date of March 20, 2014. Additionally, the appraiser valued the land of the Allspace Self Storage Portfolio Properties at $20,310,000 or 65.5% of the loan amount.

■
Environmental Matters. The Phase I environmental reports dated April 2014 recommended no further action other than the development and implementation of an operations and maintenance plan for asbestos at all of the Allspace Self Storage Portfolio Properties and an operations and maintenance plan for lead based paint at all of the Allspace Self Storage Portfolio Properties except the San Marcos Property, all of which were in place at origination.

■
The Borrower. The borrower, Allspace Storage, L.P. is a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Allspace Self Storage Portfolio Loan. The sponsor of the borrower and the non-recourse carveout guarantor is Byron M. Tarnutzer.

Mr. Tarnutzer has over 50 years of real estate experience as an owner, investor, property manager and broker. Mr. Tarnutzer has managed the Allspace Self Storage Properties since developing them between 1962 an 1985. Mr. Tarnutzer has owned and developed 507,000 SF of self storage space, 879,690 SF of mixed use business parks, 216,000 SF of retail centers, 681,050 SF of industrial buildings and 11 multifamily and residential projects all in California.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $83,897 with respect to the Allspace Self Storage Portfolio Properties comprised of (i) $25,834 for real estate taxes, (ii) $49,563 for insurance expenses and (iii) $8,500 for deferred maintenance, which is approximately 118.1% of the expected cost of the required repairs determined in the engineering reports.

On each due date, the borrower is required to fund the following reserves with respect to the Allspace Self Storage Portfolio Properties: (i) a real estate tax reserve in the amount of one-twelfth of the estimated taxes to be paid in the next 12 months, which currently equates to $12,917, (ii) insurance reserve in the amount of one-twelfth of the lender’s estimate of current annual insurance premiums which currently equates to $6,561 and (iii) a replacement reserve in an amount equal to $2,874 ($0.10 PSF annually).

■
Lockbox and Cash Management. The Allspace Self Storage Portfolio Loan is structured with a soft lockbox and springing cash management, with the lockbox being established upon origination. The loan documents require that all rents received by the borrower or the property manager be deposited into the lender controlled lockbox account by the end of the second business day after receipt. On each business day, so long as no event of default or an Allspace Self Storage Portfolio Cash Management Period (as defined below) is continuing, the lockbox bank will remit all amounts contained in the lockbox account to an operating account maintained by the borrower. During an Allspace Self Storage Portfolio Cash Management Period, all funds in the lockbox account are swept each day to the cash management account. On each due date during the continuance of an Allspace Self Storage Portfolio Cash Management Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses (x) during the continuance of an Allspace Self Storage Portfolio Cash Trap Period, be held as additional collateral for the Allspace Self Storage Portfolio Loan or (y) if no Allspace Self Storage Portfolio Cash Trap Period is then continuing, be disbursed to the borrower. During the continuance of an event of default under the Allspace Self Storage Portfolio Loan, the lender is entitled to apply all funds on deposit in the cash management account to amounts payable under the Allspace Self Storage Portfolio Loan in such order of priority as the lender may determine.

An “Allspace Self Storage Portfolio Cash Trap Period” means the period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) the failure by the borrower, after the end of one calendar quarter to maintain a debt service coverage ratio (based on trailing 12 calendar months) of at least 1.10x or (iii) any bankruptcy action of borrower, principal, guarantor or manager and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the achievement of a debt service coverage ratio (based on trailing 12 calendar months) of 1.25x or greater for four consecutive calendar quarters or (z) in the case of clause (iii) above in the case of a bankruptcy action of manager only, if the borrower replaces the manager with a qualified manager under a replacement management agreement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ALLSPACE SELF STORAGE PORTFOLIO

An “Allspace Self Storage Portfolio Cash Management Period” means the period (A) commencing upon (i) the occurrence of an Allspace Self Storage Portfolio Cash Trap Period or (ii) the failure by the borrower, after the end of one calendar quarter to maintain a debt service coverage ratio (based on trailing 12 calendar months) of at least 1.15x and (B) expiring upon (y) in the case of clause (i) above no Allspace Self Storage Portfolio Cash Trap Period has occurred for four consecutive calendar quarters or (z) in the case of clause (ii) above the achievement of a debt service coverage ratio (based on trailing 12 calendar months) of 1.25x or greater for four consecutive calendar quarters.

■
Property Management. The Allspace Self Storage Portfolio Properties are currently owner managed and no property management agreements are currently in effect. Pursuant to the terms of the Allspace Self Storage Portfolio Loan, the Allspace Self Storage Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During (i) the continuance of an event of default under the Allspace Self Storage Portfolio Loan, (ii) the continuance of a material default by a property manager under the management agreements (if any) beyond any applicable notice and cure period, (iii) such time that a bankruptcy petition has been filed or other similar action has been taken with respect to a property manager or (iv) the failure by the borrower, after the end of any calendar quarter to maintain a debt service coverage ratio (based on trailing 12 calendar months) of at least 1.10x, the lender may require the borrower to terminate the management agreements (if any) and replace the property manager with a new property manager selected by the borrower (or engage qualified manager if the borrower self-manages), subject to the lender’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release. The Allspace Self Storage Portfolio Loan does not permit releases.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as the lender determines that either (i) prudent owners of real estate comparable to the Allspace Self Storage Portfolio Properties are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Allspace Self Storage Portfolio Properties, plus 12 months of business interruption insurance. The “all risk” insurance policy is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CORPORATE PARK AND AIRPARK PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

Huntsville
Madison
Alabama A&M University
Louis Crews Stadium
JF Drake State Technical College
Oakwood University
Madison Square Mall
University of Alabama-Huntsville
Bridge Street Town Centre
Parkway Place
Joe W Davis Municipal Stadium
Crestwood Medical Center
REDSTONE ARSENAL
HUNTSVILLE INT'L AIRPORT
UNIVERSITY DR NW
HOLMES AVE NW
GOVERNORS DR SW
BOB WALLACE AVE SW
DRAKE AVE SE
PRATT AVE NE
OAKWOOD AVE NW
SPARKMAN DR NW
MASTIN LAKE RD NW
CAPSHAW RD NW
OLD MONROVIA RD NW
RESEARCH PARK BLVD NW
MADISON BLVD
1

Tampa
Citrus Park
Westfield Citrus Park
WESTCHASE
CARROLLWOOD
PLANTATION
SHELDON CHASE
TWELVE OAKS
Town 'N' Country
Egypt Lake
PINECREST WEST PARK
University of South Florida
University Mall
Busch Gardens Tampa
TEMPLE TERRACE
TAMPA EXECUTIVE AIRPORT
EAST TAMPA
TAMPA INTERNATIONAL AIRPORT
Raymond James Stadium
International Plaza
TAMPA HEIGHTS
DOWNTOWN TAMPA
St Pete Times Forum
BEACH PARK
Old Tampa Bay
W HILLSBOROUGH AVE
W COLUMBUS DR
W COURTNEY CAMPBELL CSWY
W JOHN F KENNEDY BLVD
SELMON EXPY
2
CARTIFACT

CORPORATE PARK AND AIRPARK PORTFOLIO

1	Corporate Park Office Center I&II	4900-4970 Corporate Drive	Huntsville, AL	35805
2	AirPark North Business Center	4902 & 4952 West Sligh Avenue	Tampa, FL	33634

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

Mortgaged Property Information(1)		Mortgage Loan Information(2)
Number of Mortgaged Properties	2	Loan Seller		CCRE
Location (City/State)	Various	Cut-off Date Principal Balance(3)		$21,600,000
Property Type	Office / Industrial	Cut-off Date Principal Balance per SF(3)		$82.46
Size (SF)	261,951	Percentage of Initial Pool Balance(3)		2.2%
Total Occupancy as of 5/5/2014	90.1%	Number of Related Mortgage Loans		2
Owned Occupancy as of 5/5/2014	90.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1986,1988, 2006 / 2011,2012	Mortgage Rate		4.5945%
Appraised Value	$30,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$3,385,523
Underwritten Expenses	$1,124,198	Escrows(3)
Underwritten Net Operating Income (NOI)	$2,261,325		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,941,511	Taxes	$127,917	$17,167
Cut-off Date LTV Ratio(3)	70.1%	Insurance	$52,122	$7,900
Maturity Date LTV Ratio(3)	58.5%	Replacement Reserves	$0	$4,366
DSCR Based on Underwritten NOI / NCF(3)	1.70x / 1.46x	TI/LC(4)	$250,000	$21,829
Debt Yield Based on Underwritten NOI / NCF(3)	10.5% / 9.0%	Other(5)	$103,313	$0

Sources and Uses(3)
Sources	$	%	Uses	$	%
Loan Amount	$21,600,000	100.0%	Loan Payoff	$16,362,998	75.8%
			Principal Equity Distribution	4,367,066	20.2
			Reserves	533,352	2.5
			Closing Costs	336,584	1.6
Total Sources	$21,600,000	100.0%	Total Uses	$21,600,000	100.0%

(1)
The Corporate Park and AirPark Portfolio consists of two mortgage loans that are cross-collateralized and cross-defaulted, that are secured by the mortgaged properties identified on Annex A to the Free Writing Prospectus as Corporate Park Office Center I&II and AirPark North Business Center.

(2)
Each of the mortgage loans in the Corporate Park and AirPark Portfolio crossed loan group may be released from the cross-collateralization and cross-default arrangement provided certain conditions are satisfied. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Partial Releases and Substitution” in the Free Writing Prospectus.

(3)	Presented as the aggregate of Corporate Park Office Center I&II Loan and AirPark North Business Center Loan. See “—Escrows” below.
(4)	TI/LC reserve is capped at $600,000, taking into account the amount on reserve for both loans combined. See “—Escrows” below.
(5)	Other upfront reserve represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loans. The mortgage loans (the “Corporate Park Office Center I&II Loan” and the “AirPark North Business Center Loan,” together, the “Corporate Park and AirPark Portfolio Loans”) are cross-collateralized and cross-defaulted with one another and each are evidenced by a note in the original principal amount of $15,000,000 and $6,600,000, respectively, and are secured by first mortgages encumbering one office property located in Huntsville, Alabama and one industrial property in Tampa, Florida (the “Corporate Park Property” and the “AirPark North Business Center Property,” together, the “Corporate Park and AirPark Portfolio Properties”). The Corporate Park and AirPark Portfolio Loans were originated by CCRE on May 20, 2014 and represent approximately 2.2% of the Initial Pool Balance. The Corporate Park and AirPark Portfolio Loans have an aggregate outstanding principal balance as of the Cut-off Date of $21,600,000 and have an interest rate of 4.5945% per annum. The borrowers utilized proceeds of the Corporate Park and AirPark Portfolio Loans to refinance existing debt on the Corporate Park and AirPark Portfolio Properties, to return equity to the borrower sponsor, to pay closing costs and to fund reserves.

Each of the Corporate Park and AirPark Portfolio Loans has an initial and remaining term of 120 months. The Corporate Park and AirPark Portfolio Loans require payments of interest only for the initial 12 months of the loan term and then payments of principal and interest based on a 30-year amortization schedule for the remainder of the loan term. The Corporate Park and AirPark Portfolio Loans are scheduled to mature on June 6, 2024. The Corporate Park Office Center I&II Loan and the AirPark North Business Center Loan may both be voluntarily prepaid in full after the second anniversary of the securitization Closing Date so long as such prepayment is accompanied by the applicable yield maintenance premium. Voluntary prepayment of the Corporate Park Office Center I&II Loan and the AirPark North Business Center Loan is permitted on or after March 6, 2024 without a payment of any yield maintenance premium.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

Furthermore, the Corporate Park Office Center I&II Loan and the AirPark North Business Center Loan may be released from the cross-collateralization and cross-default arrangement two years after the securitization Closing Date if: (i) one of the two loans is being prepaid in full and the borrower paying off its loan pays the applicable release price (110% of the outstanding principal balance for the Corporate Park Office Center I&II Loan or 100% of the outstanding principal balance for the AirPark North Business Center Loan) plus a yield maintenance premium, (ii) no event of default exists, (iii) the debt yield for the loan not being prepaid is at least 9%, (iv) the loan-to-value ratio for the property securing such remaining loan is lower than 75%, (v) the prepayment occurs contemporaneously with an arm’s length bona fide cash sale of the property corresponding to the applicable loan that is subject to the prepayment, and (vi) delivery of a REMIC opinion and Rating Agency confirmation. If the loan-to-value ratio for the remaining loan is greater than 75%, the borrower may prepay a portion of such remaining loan by the lowest amount that would be necessary to satisfy the loan to value ratio, which prepayment must be accompanied by the payment of a yield maintenance premium. In connection with the prepayment of the Corporate Park Office Center I&II Loan, any excess proceeds received by the lender are required to be either applied to reduce the principal balance of the AirPark North Business Center Loan, with yield maintenance premium or held as additional collateral for the AirPark North Business Center Loan, at the borrower’s election.

■
The Mortgaged Properties. The Corporate Park and AirPark Portfolio Properties consist of one office property located in Huntsville, Alabama and one industrial property in Tampa, Florida, totaling 261,951 SF.

Corporate Park Office Center I&II (70.6% of GLA; 74.5% of Underwritten Base Rent)
The Corporate Park Property is an eight-building, 184,811 SF, multi-tenant Class B office complex located in the Cummings Research Park in Huntsville, Alabama. The improvements were constructed in 1986 and 1988 and renovated from 2011 to 2012 on a 23.0 acre site and feature 863 parking spaces.

As of May 5, 2014, the Total Occupancy and Owned Occupancy at the Corporate Park Property were both 86.0%. The Corporate Park Property is occupied by 34 tenants, with no tenant representing more than 8.6% of the property’s GLA and 10.2% of the property’s Underwritten Base Rent. In particular, five of the tenants are rated investment-grade, representing approximately 29.7% of GLA and 34.3% of Underwritten Base Rent at the Corporate Park Property.

The two largest tenants, Arrow Electronics (rated BBB-/Baa3/BBB- by Fitch/MIS/S&P) and Johnson Controls, Inc. (rated NR/Baa1/BBB+ by Fitch/MIS/S&P), representing 16.7% of the property’s GLA, are Fortune 500 Companies. Arrow Electronics is a provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, with 2013 sales of $21.4 billion. Johnson Controls, Inc. is a diversified technology and industrial company that focuses on building efficiencies and energy management as well as automotive batteries and automotive interior design.

AirPark North Business Center (29.4% of GLA; 25.5% of Underwritten Base Rent)
The AirPark North Business Center Property is a two-building, 77,140 SF, multi-tenant Class A industrial flex complex located in Tampa, Florida. The improvements were constructed in 2006 and renovated from 2011 to 2012 on a 6.1 acre site and feature 238 parking spaces.

As of May 5, 2014, the Total Occupancy and Owned Occupancy at the AirPark North Business Center Property were both 100.0%. The AirPark North Business Center Property is occupied by two tenants, with One Touch Direct representing 68.5% of the property’s GLA and 64.8% of the property’s Underwritten Base Rent. Headquartered at the AirPark North Business Center Property, One Touch Direct, LLC offers call center support with over 2,000 employees. The second tenant, Times Publishing Co., is Florida’s largest daily newspaper by circulation and has been part of the Tampa Bay community for more than 125 years.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

The following table presents certain information relating to the tenants at the Corporate Park and AirPark Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Property	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
One Touch Direct, LLC(2)	AirPark	NR / NR / NR	52,815	20.2%	$554,558	17.2%	$10.50	11/30/2021	NA
Times Publishing Co.	AirPark	NR / NR / NR	24,325	9.3	267,575	8.3	11.00	1/31/2018	2, 5-year options
Arrow Electronics	Corporate Park	BBB- / Baa3 / BBB-	15,979	6.1	246,471	7.6	15.42	7/31/2015	2, 3-year options
Johnson Controls, Inc.	Corporate Park	NR / Baa1 / BBB+	14,941	5.7	207,755	6.4	13.91	7/31/2016	1, 3-year option
Alabama Department of Revenue(3)	Corporate Park	NR / Aa1 / AA	11,862	4.5	177,930	5.5	15.00	6/30/2020	NA
EADS	Corporate Park	NR / NR / NR	9,240	3.5	162,254	5.0	17.56	1/31/2015	2, 1-year options
Shearer & Associates, Inc.	Corporate Park	NR / NR / NR	8,964	3.4	154,267	4.8	17.21	6/30/2016	NA
Tennessee Valley Authority(4)	Corporate Park	NR / Aaa / AA+	8,216	3.1	130,179	4.0	15.84	9/30/2016	2, 1-year options
Layer 8 Technology, Inc.	Corporate Park	NR / NR / NR	8,525	3.3	129,532	4.0	15.19	MTM	NA
Brockwell Technologies, Inc.	Corporate Park	NR / NR / NR	7,188	2.7	117,307	3.6	16.32	7/31/2015	2, 3-year options
Ten Largest Tenants			162,055	61.9%	$2,147,828	66.5%	$13.25
Remaining Tenant			73,975	28.2	1,080,293	33.5	14.60
Vacant			25,921	9.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants			261,951	100.0%	$3,228,121	100.0%	$13.68

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
A full excess cash flow sweep will occur, with respect to the AirPark North Business Center Loan, upon the date which is the earlier to occur of (i) twelve months prior to One Touch Direct, LLC’s lease expiration or (ii) the date One Touch Direct, LLC is required to give notice of its intent to renew or terminate its lease, fails to continuously operate, becomes the subject of a bankruptcy action, gives notice of its intent to vacate or terminates its lease.

(3)	Alabama Department of Revenue has the right to terminate its lease at the end of any fiscal year of the State of Alabama if state legislature fails to fund the appropriate funds for the tenant.
(4)	Tennessee Valley Authority has the right to terminate its lease any time with 180 days prior written notice.

The following table presents the lease rollover schedule at the Corporate Park and AirPark Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	10,800	4.1%	4.1%	$167,304	5.2%	$15.49	2
2014	12,892	4.9	9.0%	189,649	5.9	14.71	6
2015	58,547	22.4	31.4%	876,405	27.1	14.97	10
2016	51,191	19.5	50.9%	805,727	25.0	15.74	10
2017	13,598	5.2	56.1%	188,973	5.9	13.90	5
2018	24,325	9.3	65.4%	267,575	8.3	11.00	1
2019	0	0.0	65.4%	0	0.0	0.00	0
2020	11,862	4.5	69.9%	177,930	5.5	15.00	1
2021(2)	52,815	20.2	90.1%	554,558	17.2	10.50	1
2022	0	0.0	90.1%	0	0.0	0.00	0
2023	0	0.0	90.1%	0	0.0	0.00	0
2024	0	0.0	90.1%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	90.1%	0	0.0	0.00	0
Vacant	25,921	9.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	261,951	100.0%		$3,228,121	100.0%	$13.68	36

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date that are not considered in this lease expiration schedule.
(2)
A full excess cash flow sweep will occur with respect to the AirPark North Business Center Loan upon the date which is the earlier to occur of (i) twelve months prior to One Touch Direct, LLC’s lease expiration or (ii) the date One Touch Direct, LLC is required to give notice of its intent to renew or terminate its lease, fails to continuously operate, becomes the subject of a bankruptcy action, gives notice of its intent to vacate or terminates its lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

The following table presents certain information relating to historical leasing at the Corporate Park and AirPark Portfolio Properties:

Historical Leased %(1)
Property	2011	2012	2013	As of 5/5/2014
Corporate Park Office Center I&II	88.0%	89.0%	86.0%	86.0%
AirPark North Business Center	100.0%	100.0%	100.0%	100.0%
Wtd. Avg. Portfolio	91.5%	92.2%	90.1%	90.1%

(1)	As provided by the borrowers and represents occupancy as of December 31, unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Corporate Park and AirPark Portfolio Properties:

Cash Flow Analysis
	2011	2012	2013	TTM 3/1/2014	Underwritten	Underwritten $ per SF
Base Rent(1)	$3,591,365	$3,484,217	$3,430,568	$3,515,281	$3,228,121	$12.32
Gross Up Vacancy	0	0	0	0	401,776	1.53
Total Rent Revenue	$3,591,365	$3,484,217	$3,430,568	$3,515,281	$3,629,896	$13.86
Total Reimbursables	277,616	266,700	287,622	280,646	263,076	1.00
Other Income	3,128	1,672	5,501	4,343	360	0.00
Less Vacancy & Credit Loss(2)	0	0	0	0	(507,809)	(1.94)
Effective Gross Income	$3,872,109	$3,752,589	$3,723,691	$3,800,270	$3,385,523	$12.92

Total Operating Expenses	$1,163,095	$1,066,574	$1,123,032	$1,178,244	$1,124,198	$4.29

Net Operating Income	$2,709,014	$2,686,015	$2,600,659	$2,622,026	$2,261,325	$8.63
TI/LC	261,951	261,951	261,951	261,951	261,951	1.00
Capital Expenditures	57,863	57,863	57,863	57,863	57,863	0.22
Net Cash Flow	$2,389,201	$2,366,202	$2,280,845	$2,302,212	$1,941,511	$7.41

(1)
Underwritten Base Rent includes contractual rent steps ($45,435) through March 31, 2015 at the Corporate Park Property as well as mark-to-market adjustments ($32,839) for above market rents at the AirPark North Business Center Property.

(2)
Underwriting reflects an economic vacancy of 10.0% and 13.0% for the AirPark North Business Center Property and Corporate Park Property, respectively. The AirPark North Business Center Property and Corporate Park Property were 100.0% and 86.0% occupied as of May 5, 2014, respectively.

■
Appraisal.  According to the appraisals, the Corporate Park and AirPark Portfolio Properties had a combined “as-is” appraised value of $30,800,000 as of an effective date as of March 24, 2014 and March 26, 2014.

■
Environmental Matters.  According to the Phase I environmental reports, dated April 2, 2014 and April 8, 2014, there are no recognized environmental conditions or recommendations for further action at the Corporate Park and AirPark Portfolio Properties, other than the implementation of an operations and maintenance program for asbestos-containing material at the Corporate Park Property, which is currently in-place.

■	Market Overview and Competition.

Corporate Park Office Center I&II

The Corporate Park Property is located in the Cummings Research Park in Huntsville, Alabama. Over 300 companies and 29,000 workers are located within the Cummings Research Park. Interstate 565, the primary east-west freeway, is located within 5.0 miles of the Corporate Park Property and provides access to Interstate-65 as well as US 72. As of 2013, the population within a five-mile radius of the Corporate Park Property was 109,527 with an average household income of $58,657.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

According to the appraisal, in 2013 the Huntsville office market reported an inventory of approximately 18.1 million SF, with a vacancy rate of 12.4%. For the same time period, the Cummings Research Park submarket reported an inventory of approximately 7.7 million SF, with a vacancy rate of 9.3%. The concluded average market rent for the Corporate Park Property is $15.50, which is in-line with the in-place rent of $15.06.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Corporate Park Property:

Competitive Set(1)
	Corporate Park Property	Progress Center	Research West Office Center	Research Park Office Center	Research Place GSA
Miles	NAP	1.8	2.7	2.0	0.4
Year Built	1986, 1988	1989	2012	1984	1980
Total NRA	184,811	225,000	22,000	57,000	272,500
Total Occupancy	86%	99%	18%	92%	66%
Asking Rent	$15.06	$14.50	$13.50-$15.50	$14.75	$17.50

(1)	Source: Appraisal.

AirPark North Business Center

The AirPark North Business Center Property is located in Tampa, the second most populous metropolitan area in the state of Florida. The AirPark North Business Center Property is located within 3.0 miles of Veterans Expressway, which connects to Interstate 275. Interstate 275 provides access from southern Pinellas County, across Tampa Bay and into Hillsborough County. As of 2013, the population within a five-mile radius of the AirPark North Business Center Property was 266,371 with an average household income of $56,943.

According to the appraisal, in 2013 the Westshore/Airport office market reported an inventory of approximately 5.2 million SF, with a vacancy rate of 12.5%. The concluded average market rent for the AirPark North Business Center Property is $10.87, which is below with the in-place rent of $12.97.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the AirPark North Business Center Property:

Competitive Set(1)
	AirPark North Business Center Property	Sunstate Center Park	Thompson Center	Thompson Center II	Benjamin Center	Executive Industrial Park
Miles	NAP	2.3	2.3	1.5	1.9	2.3
Year Built	2006	1985	1990	1995	1985	2000
Total NRA	77,140	73,445	290,490	60,338	54,112	200,000
Total Occupancy	100%	84%	81%	90%	96%	84%
Asking Rent	$12.97	$8.50-$10.00	$8.00-$11.00	$5.85-$9.50	$8.95-$8.95	$5.95-$8.00

(1)	Source: Appraisal.

■
The Borrower.  The borrower of the Corporate Park Office Center I&II Loan, FGH Corporate Park, LTD., is an Alabama limited partnership. The borrower of the AirPark North Business Center Loan, PCC Airpark LLC, is a Florida limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Corporate Park and AirPark Portfolio Loans. The guarantor of the non-recourse carveouts under the Corporate Park and AirPark Portfolio Loans is Gary Felsher, the president of FGH Investments. FGH Investments’ portfolio includes apartment complexes, shopping centers, industrial and office buildings located in New York, Delaware, Texas, Florida, Utah, Indiana, Alabama and the Bahamas.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

■
Escrows.  On the origination date, the borrowers funded aggregate reserves of $533,352 with respect to the Corporate Park and AirPark Portfolio Properties, comprised of (i) $127,917 for real estate taxes, (ii) $52,122 for insurance expenses, (iii) $250,000 for future tenant improvement and leasing commission expenses and (iv) $103,313 for deferred maintenance, which represents 125% of the engineer’s recommendation.

On each due date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in an amount equal to $4,366 ($0.20 PSF annually) and (iv) a tenant improvement and leasing commission reserve in the amount of $21,829, capped at $600,000 (taking into account the amount on reserve for both loans combined) so long as 82.0% of the Corporate Park Property is occupied, no event of default has occurred, and the loans are still subject to cross-collateralization. Amounts available in the tenant improvement and leasing commission reserve for one loan may be used for approved leasing expenses for the other loan. Each of the other reserves, however, will only be disbursed for the loan for which such reserve was established.

■
Lockbox and Cash Management.  The Corporate Park and AirPark Portfolio Loans are structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period, the loan documents require each borrower to establish a lender-controlled lockbox account and to direct tenants at the Corporate Park and AirPark Portfolio Properties to pay their rents directly to the lender-controlled lockbox account. After the lockbox accounts are established and effective, the loan documents also require each borrower and its property manager to deposit within two business days all revenues derived from each applicable property and received by such borrower or property manager into the lender-controlled lockbox account. During the continuance of a Cash Management Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of debt service and funding of monthly escrows with any excess (i) to be held by lender as additional security for the loan if a Cash Trap Period exists, or (ii) to be paid to the applicable borrower if no Cash Trap Period exists.

A “Cash Management Period” means a period that (a) commences on: (i) the occurrence of any Cash Trap Period; (ii) the failure by both borrowers (on an aggregate basis), after the end of two calendar quarters, to maintain a debt service coverage ratio of at least 1.10x based on the trailing 12-month net operating income; or (iii) the occurrence of a Lease Trigger Period; and (b) ends if, for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no Cash Trap Period, default or event of default has occurred or remains in effect during such period, (B) no other Cash Management Period is then in effect and no event that would trigger another Cash Management Period has occurred; (C) the debt service coverage ratio for both borrowers (on an aggregate basis) has been at least equal to 1.15x for the trailing 12-month period; and (D) the Lease Trigger Period, if previously commenced, has terminated.  If a Cash Management Period occurs under one loan, then a Cash Management Period is deemed to exist under the other loan.

A “Cash Trap Period” means a period that (a) commences on: (i) the occurrence of any event of default; (ii) (A) any bankruptcy action of a borrower, its principal or guarantor has occurred or (B) any bankruptcy event of the property manager has occurred and such property manager is not replaced with a qualified property manager within 60 days; or (iii) the failure by both borrowers (on an aggregate basis), after the end of two calendar quarters, to maintain a debt service coverage ratio of at least 1.10x based on the trailing 12-month net operating income; and (b) ends if: (i) in the case of the foregoing clause (a)(i), the lender accepts a cure of such event of default and no other event of default exists; (ii) in the case of a bankruptcy action of the property manager only, such property manager is replaced with a qualified property manager; or (iii) in the case of the foregoing clause (a)(iii), for two consecutive calendar quarters, the debt service coverage ratio for both borrowers (on an aggregate basis) has been at least equal to 1.15x for the trailing 12-month period. If a Cash Trap Period occurs under one loan, then a Cash Trap Period is deemed to exist under the other loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CORPORATE PARK AND AIRPARK PORTFOLIO

A “Lease Trigger Period” means the date which is the earlier to occur of (i) twelve months prior to One Touch Direct, LLC’s lease expiration or (ii) the date One Touch Direct, LLC (a) is required to give notice of its intent to renew or terminate its lease, (b) fails to continuously operate, (c) becomes the subject of a bankruptcy action, (d) gives notice of its intent to vacate or (e) terminates its lease. A Lease Trigger Period terminates when (i) an acceptable lease extension by One Touch Direct, LLC is delivered to lender or (ii) an acceptable replacement lease is executed for the One Touch Direct, LLC space.

During a Lease Trigger Period, excess cash for the AirPark North Business Center Loan will be deposited into an occupancy reserve for such loan and such reserve funds may be utilized to pay approved leasing expenses associated with the One Touch Direct, LLC space.

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Property Management. The Corporate Park Property and AirPark North Business Center Property are currently managed by Chase Commercial Real Estate Services, Inc. and FGH Management Group, LLC, respectively, pursuant to certain management agreements. Pursuant to the terms of the Corporate Park and AirPark Portfolio Loans, the Corporate Park and AirPark Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During or upon any of (i) the continuance of an event of default under the Corporate Park and AirPark Portfolio Loans, (ii) the continuance of a material default by the property manager under the management agreements beyond any applicable notice and cure period, (iii) the filing of a bankruptcy petition or a similar event with respect to the property manager or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the applicable borrower to terminate the applicable management agreement and replace the property manager with a new property manager selected by such borrower, subject to the lender’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the Corporate Park and AirPark Portfolio Properties are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Corporate Park and AirPark Portfolio Properties, plus 12 months of business interruption coverage. The “all-risk” insurance policy that provides coverage for terrorism is required to contain a deductible that is acceptable to the lender and is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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MACCABEES CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Southfield, Michigan	Cut-off Date Principal Balance		$21,500,000
Property Type	Office	Cut-off Date Principal Balance per SF		$59.68
Size (SF)	360,280	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 5/1/2014	80.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2014	80.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985, 1988 / 2013	Mortgage Rate		4.7190%
Appraised Value	$30,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	David W. Schostak
Underwritten Revenues	$5,662,005
Underwritten Expenses	$2,869,997	Escrows
Underwritten Net Operating Income (NOI)	$2,792,007		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,279,196	Taxes	$489,485	$54,387
Cut-off Date LTV Ratio	70.0%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	57.1%	Replacement Reserves	$0	$7,506
DSCR Based on Underwritten NOI / NCF	2.08x / 1.70x	TI/LC(3)	$0	$37,500
Debt Yield Based on Underwritten NOI / NCF	13.0% / 10.6%	Other(4)	$113,747	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,500,000	100.0%	Loan Payoff	$20,682,086	96.2%
			Reserves	603,232	2.8
			Closing Costs	167,832	0.8
			Principal Equity Distribution	46,850	0.2
Total Sources	$21,500,000	100.0%	Total Uses	$21,500,000	100.0%

(1)	David W. Schostak is the guarantor of the non-recourse carveouts under the Maccabees Center Loan.
(2)	Insurance reserves waived under a blanket insurance policy.
(3)	TI/LC reserves are capped at $2,000,000.
(4)	Other upfront reserves represent outstanding tenant improvement allowances for Computer Sciences Corporation ($81,580) and Hanover Insurance Co. ($32,167).

The following table presents certain information relating to the tenants at the Maccabees Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Doner	NR / NR / NR	126,006	35.0%	$2,331,111	44.4%	$18.50	12/31/2020	NA
Sullivan, Ward, Asher & Patton	NR / NR / NR	42,000	11.7	987,000	18.8	23.50	2/28/2020	1, 5-year option
Real Estate One	NR / NR / NR	40,346	11.2	709,137	13.5	17.58	12/31/2021	1, 5-year option
Computer Sciences Corporation(2)	BBB / Baa2 / BBB+	20,094	5.6	267,279	5.1	13.30	10/31/2019	1, 5-year option
Hanover Insurance Co.(3)	BBB- / Baa3 / BBB-	13,483	3.7	215,728	4.1	16.00	2/28/2019	1, 5-year option
Globe Midwest	NR / NR / NR	10,610	2.9	169,760	3.2	16.00	12/31/2016	NA
Fluid Routing Solutions(4)(5)	NR / NR / NR	8,089	2.2	117,291	2.2	14.50	9/30/2016	1, 3-year option
Buckfire & Buckfire(6)	NR / NR / NR	5,845	1.6	113,978	2.2	19.50	3/15/2017	1, 3-year option
Ponto & Associates(7)	NR / NR / NR	3,963	1.1	65,390	1.2	16.50	11/30/2023	NA
Reassure America Life Insurance	AA- / A1 / AA	3,975	1.1	61,613	1.2	15.50	12/31/2016	1, 5-year option
Ten Largest Tenants		274,411	76.2%	$5,038,285	95.9%	$18.36
Remaining Owned Tenants		15,304	4.2	215,121	4.1	14.06
Vacant		70,565	19.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		360,280	100.0%	$5,253,406	100.0%	$18.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Computer Sciences Corporation may terminate 4,026 SF of space after June 30, 2017 with six months’ prior written notice and payment of a termination fee equal to unamortized rent abatement, tenant improvements and leasing costs.

(3)
Hanover Insurance Co. may terminate its lease after February 18, 2017 with nine months’ prior written notice and payment of a termination fee equal to unamortized rent abatement, tenant improvements and leasing costs.

(4)	Fluid Routing Solutions may terminate its lease at any time with six months’ prior written notice and payment of unamortized leasing costs.
(5)
Fluid Routing Solutions occupies 8,089 SF of space but utilizes and pays rent on 7,270 SF of space. Fluid Routing Solutions has the option to utilize the remaining 819 SF and would be required to pay additional base rent for that space.

(6)	Buckfire & Buckfire may terminate its lease after March 15, 2015 upon written notice no later than June 15, 2014.
(7)
If the borrower is unable to accommodate Ponto & Associates’ need for additional space, Ponto & Associates will have a one-time right to terminate, effective at the end of any month with 12 months prior written notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MACCABEES CENTER

The following table presents the lease rollover schedule at the Maccabees Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,000	0.8%	0.8%	$39,000	0.7%	$13.00	1
2014	0	0.0	0.8%	0	0.0	0.00	0
2015	8,754	2.4	3.3%	113,943	2.2	13.02	3
2016	22,824	6.3	9.6%	354,741	6.8	15.54	4
2017	5,845	1.6	11.2%	113,978	2.2	19.50	1
2018	3,400	0.9	12.2%	56,100	1.1	16.50	1
2019	33,577	9.3	21.5%	483,007	9.2	14.39	3
2020	168,006	46.6	68.1%	3,318,111	63.2	19.75	3
2021	40,346	11.2	79.3%	709,137	13.5	17.58	2
2022	0	0.0	79.3%	0	0.0	0.00	0
2023	3,963	1.1	80.4%	65,390	1.2	16.50	1
2024	0	0.0	80.4%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	80.4%	0	0.0	0.00	0
Vacant	70,565	19.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	360,280	100.0%		$5,253,406	100.0%	$18.13	19

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Maccabees Center Property:

Historical Leased %(1)
2009	2010	2011	2012(2)	2013	As of 5/1/2014
96.0%	96.4%	97.5%	74.4%	79.6%	80.4%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise indicated.
(2)
Decrease in occupancy attributed to a major tenant, Royal Maccabees, vacating the property. Royal Maccabees occupied 157,000 square feet (43.6% of GLA) at the property. Royal Maccabees was acquired by Reassure America Life Insurance in 2012 and was subsequently relocated.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Maccabees Center Property:

Cash Flow Analysis(1)
	2011	2012(2)	2013	Underwritten(3)	Underwritten $ per SF
Base Rent	$5,850,893	$4,873,740	$4,486,058	$5,253,406	$14.58
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	1,316,651	3.65
Total Rent	$5,850,893	$4,873,740	$4,486,058	$6,570,057	$18.24
Total Reimbursables	2,303,654	438,691	403,466	437,075	1.21
Other Income	57,213	46,295	84,799	33,300	0.09
Less Vacancy & Credit Loss	0	0	0	(1,378,427)	(3.83)
Effective Gross Income	$8,211,760	$5,358,726	$4,974,323	$5,662,005	$15.72

Total Operating Expenses	$3,103,109	$3,033,279	$2,879,223	$2,869,997	$7.97

Net Operating Income	$5,108,651	$2,325,447	$2,095,100	$2,792,007	$7.75
TI/LC	0	0	0	422,741	1.17
Capital Expenditures	0	0	0	90,070	0.25
Net Cash Flow	$5,108,651	$2,325,447	$2,095,100	$2,279,196	$6.33

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Decrease in Effective Gross Income attributed to a major tenant, Royal Maccabees, vacating the property. Royal Maccabees occupied 157,000 square feet (43.6% of GLA) at the subject property. Royal Maccabees was acquired by Reassure America Life Insurance in 2012 and was subsequently relocated.

(3)	Underwritten cash flow based on contractual rents as of 5/1/2014 and rent steps through 6/30/2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHFORD APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Shelby Township, Michigan	Cut-off Date Principal Balance		$18,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$100,000.00
Size (Units)	180	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 2/28/2014	95.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2014	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		4.5920%
Appraised Value	$24,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Michael A. Chirco
Underwritten Revenues	$2,577,215
Underwritten Expenses	$877,734	Escrows
Underwritten Net Operating Income (NOI)	$1,699,482		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,654,482	Taxes	$163,393	$24,757
Cut-off Date LTV Ratio	75.0%	Insurance	$35,081	$2,699
Maturity Date LTV Ratio	60.8%	Replacement Reserves(2)	$0	$3,750
DSCR Based on Underwritten NOI / NCF	1.54x / 1.50x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	100.0%	Loan Payoff	$16,712,419	92.8%
			Principal Equity Distribution	747,632	4.2
			Closing Costs	341,476	1.9
			Reserves	198,474	1.1
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

(1)      Michael A. Chirco is the guarantor of the non-recourse carveouts under the Ashford Apartments loan.
(2)      The replacement reserve is capped at $225,000.

The following table presents certain unit and rent information relating to the Ashford Apartments Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit
Bloomfield 2 Bed / 2 Bath	60	1,567	$1,360	$1,290
Arlington 2 Bed / 2 Bath	60	1,451	$1,310	$1,243
Carriage 2 Bed / 2 Bath	60	1,310	$1,190	$1,129
Total / Wtd. Avg.	180	1,443	$1,287	$1,221

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Ashford Apartments Property:

Historical Leased %(1)
2012(2)	2013	As of 2/28/2014
83.8%	97.8%	95.6%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise specified
(2)	The Ashford Apartments Property was built in 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHFORD APARTMENTS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ashford Apartments Property:

Cash Flow Analysis(1)
	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per Unit
Base Rent	$1,219,724	$2,540,512	$2,605,628	$2,604,110	$14,467
Gross Up Vacancy	0	0	0	175,090	973
Gross Potential Rent	$1,219,724	$2,540,512	$2,605,628	$2,779,200	$15,440
Vacancy, Credit Loss & Concessions(2)	(51,950)	(102,850)	(104,650)	(276,286)	(1,535)
Total Rent Revenue	$1,167,774	$2,437,662	$2,500,978	$2,502,914	$13,905
Other Revenue(3)	63,227	75,603	74,301	74,301	413
Effective Gross Income	$1,231,001	$2,513,265	$2,575,279	$2,577,215	$14,318

Total Operating Expenses	$128,225	$777,313	$811,931	$877,734	$4,876

Net Operating Income	$1,102,776	$1,735,952	$1,763,348	$1,699,482	$9,442
Capital Expenditures	0	0	0	45,000	250
Net Cash Flow	$1,102,776	$1,735,952	$1,763,348	$1,654,482	$9,192

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Vacancy, Credit Loss & Concessions represent 10.0% of Underwritten Gross Potential Rent.  As of February 28, 2014, the Ashford Apartments Property was 4.4% physically vacant.  The Ashford Apartments Property submarket exhibited a multifamily vacancy rate of 2.7% as of fourth quarter 2013 and the appraiser concluded a multifamily vacancy rate of 3.0%.

(3)	Other revenue includes pet fees, garbage collection and cleaning fees.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLEGE TOWERS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Kent, Ohio	Cut-off Date Principal Balance	$16,460,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$56,955.02
Size (Units)	289	Percentage of Initial Pool Balance	1.7%
Total Occupancy as of 2/18/2014	96.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/18/2014	96.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968 / NAP	Mortgage Rate	4.5970%
Appraised Value	$22,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Michael Priore and Daniel Siegel

Underwritten Revenues	$2,655,545
Underwritten Expenses	$1,215,172	Escrows
Underwritten Net Operating Income (NOI)	$1,440,373	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,340,878	Taxes	$0	$16,824
Cut-off Date LTV Ratio	72.5%	Insurance	$5,346	$2,673
Maturity Date LTV Ratio	58.8%	Replacement Reserves	$0	$8,291
DSCR Based on Underwritten NOI / NCF	1.42x / 1.32x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.1%	Other(2)	$91,072	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,460,000	100.0%	Principal Equity Distribution	$8,712,375	52.9%
			Loan Payoff	7,296,899	44.3
			Closing Costs	354,307	2.2
			Reserves	96,418	0.6
Total Sources	$16,460,000	100.0%	Total Uses	$16,460,000	100.0%

(1)	Michael Priore and Daniel Siegel are the guarantors of the non-recourse carveouts under the College Towers Loan.
(2)	Other upfront reserve represents a deferred maintenance reserve of $91,072.

The following table presents certain information relating to the units and rent at the College Towers Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit	Underwritten Monthly Rent per Unit	Underwritten Rent
1 Bed / 1 Bath	65	547	$557	$553	$553	$431,699
2 Bed / 1 Bath	54	840	$740	$710	$710	460,210
2 Bed / 2 Bath	170	865	$840	$808	$808	1,647,810
Total / Wtd. Avg.	289	789	$758	$732	$732	$2,539,718

(1)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the College Towers Property:

Historical Leased %(1)
2011	2012	2013
97.6%	97.2%	95.7%

(1)	As provided by the borrower and which reflects average occupancy for each year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLEGE TOWERS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the College Towers Property:

Cash Flow Analysis(1)
	2011	2012	2013	Underwritten	Underwritten $ per Unit
Base Rent	$2,373,496	$2,417,919	$2,413,969	$2,478,818	$8,577
Gross Up Vacancy	0	0	0	60,900	211
Goss Potential Rent	$2,373,496	$2,417,919	$2,413,969	$2,539,718	$8,788
Vacancy, Credit Loss & Concessions	0	0	0	(126,986)	(439)
Total Rent Revenue	$2,373,496	$2,417,919	$2,413,969	$2,412,732	$8,349
Other Revenue(2)	196,345	212,169	222,812	242,812	840
Effective Gross Income	$2,569,841	$2,630,088	$2,636,782	$2,655,545	$9,189

Total Operating Expenses	$1,308,031	$1,320,159	$1,304,069	$1,215,172	$4,205

Net Operating Income	$1,261,809	$1,309,929	$1,332,712	$1,440,373	$4,984
Replacement Reserves	0	0	0	99,496	344
Net Cash Flow	$1,261,809	$1,309,929	$1,332,712	$1,340,878	$4,640

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes cable income, application fees, vending income, utility reimbursement, laundry income, and other miscellaneous revenues.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SIMON OFFICE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Bloomfield Township, Michigan	Cut-off Date Principal Balance		$16,182,138
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$277.46
Size (SF)	58,322	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 4/14/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/14/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012-2013 / NAP	Mortgage Rate		4.8420%
Appraised Value	$21,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Frank Simon
Underwritten Revenues	$1,960,580
Underwritten Expenses	$464,190	Escrows
Underwritten Net Operating Income (NOI)	$1,496,390		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,470,145	Taxes	$61,142	$15,286
Cut-off Date LTV Ratio	74.7%	Insurance	$3,166	$1,055
Maturity Date LTV Ratio	61.2%	Replacement Reserves	$0	$729
DSCR Based on Underwritten NOI / NCF	1.46x / 1.43x	TI/LC(2)	$0	$1,458
Debt Yield Based on Underwritten NOI / NCF	9.2% / 9.1%	Other(3)	$47,069	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,200,000	100.0%	Loan Payoff	$14,743,023	91.0%
			Principal Equity Distribution	1,036,383	6.4
			Closing Costs	309,217	1.9
			Reserves	111,377	0.7
Total Sources	$16,200,000	100.0%	Total Uses	$16,200,000	100.0%

(1)	Frank Simon is the guarantor of the non-recourse carveouts under the Simon Office Loan.
(2)	TI/LC reserves are capped at $87,480.
(3)
Other upfront reserves represent rent concessions associated with the First Fertility PC lease ($27,789) and the Sports Medicine Assoc. PLC lease ($19,280). First Fertility PC and Sports Medicine Assoc. PLC are in occupancy, paying rent and open for operations in their respective spaces.

The following table presents certain information relating to the tenants at the Simon Office Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Simon PLC	NR / NR / NR	15,216	26.1%	$471,696	27.1%	$31.00	5/31/2029	1, 5-year option
Eddie Merlot’s	NR / NR / NR	12,296	21.1	385,000	22.1	31.31	4/30/2028	3, 5-year options
First Fertility PC	NR / NR / NR	12,126	20.8	321,339	18.4	26.50	4/30/2024	2, 5-year options
Roland Berger Strategy Consultants	NR / NR / NR	7,560	13.0	238,140	13.7	31.50	8/31/2022	5, 6-year options
Sports Medicine Assoc. PLC	NR / NR / NR	7,011	12.0	217,341	12.5	31.00	12/31/2023	2, 5-year options
Level One Bank(2)	NR / NR / NR	4,113	7.1	110,000	6.3	26.74	11/30/2031	2, 5-year options
Largest Tenants		58,322	100.0%	$1,743,516	100.0%	$29.89
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		58,322	100.0%	$1,743,516	100.0%	$29.89

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Level One Bank is a ground lease tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SIMON OFFICE

The following table presents the lease rollover schedule at the Simon Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	7,560	13.0	13.0%	238,140	13.7	31.50	1
2023	7,011	12.0	25.0%	217,341	12.5	31.00	1
2024	12,126	20.8	45.8%	321,339	18.4	26.50	1
2025 & Thereafter	31,625	54.2	100.0%	966,696	55.4	30.57	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	58,322	100.0%		$1,743,516	100.0%	$29.89	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Simon Office Property:

Cash Flow Analysis(1)
	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,743,516	$29.89
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$1,743,516	$29.89
Total Reimbursables	299,685	5.14
Other Income(3)	49,200	0.84
Less Vacancy & Credit Loss	(131,821)	(2.26)
Effective Gross Income	$1,960,580	$33.62

Total Operating Expenses	$464,190	$7.96

Net Operating Income	$1,496,390	$25.66
TI/LC	17,497	0.30
Capital Expenditures	8,748	0.15
Net Cash Flow	$1,470,145	$25.21

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent based on the in place rent roll dated 4/14/2014.
(3)	Includes parking and storage income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMERICAN HERITAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Gallup, New Mexico	Cut-off Date Principal Balance		$15,250,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$76.67
Size (SF)	198,897	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 4/30/2014	98.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2014	98.6%	Type of Security		Leasehold
Year Built / Latest Renovation	1979 / 2013	Mortgage Rate		4.5470%
Appraised Value	$21,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
		Borrower Sponsor(1)	Hanina Mathalon, Moussa Shaaya and Houshang Shabani
Underwritten Revenues	$2,241,850
Underwritten Expenses	$684,417	Escrows
Underwritten Net Operating Income (NOI)	$1,557,434		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,417,658	Taxes	$39,133	$13,044
Cut-off Date LTV Ratio	70.3%	Insurance	$15,100	$3,020
Maturity Date LTV Ratio	58.5%	Replacement Reserves	$0	$3,315
DSCR Based on Underwritten NOI / NCF	1.67x / 1.52x	TI/LC(2)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.3%	Other(3)	$49,907	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,250,000	100.0%	Loan Payoff	$12,679,541	83.1%
			Principal Equity Distribution	2,230,203	14.6
			Closing Costs	236,116	1.5
			Reserves	104,140	0.7
Total Sources	$15,250,000	100.0%	Total Uses	$15,250,000	100.0%

(1)	Hanina Mathalon, Moussa Shaaya and Houshang Shabani are the guarantors of the non-recourse carveouts under the American Heritage Loan.
(2)	TI/LC reserves are capped at $400,000.
(3)	Other upfront reserves represent ground rent ($28,813) and deferred maintenance ($21,094).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the American Heritage Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Safeway(3)	BBB- / Baa3 / BBB	54,000	27.1%	Yes	$259,203	$4.80	3/31/2019	NA	NA	5, 5-year options
Total Anchors		54,000	27.1%

Jr. Anchors
Big Lots	NR / NR / BBB-	27,376	13.8%	Yes	$197,321	$7.21	1/31/2016	$118	6.1%	2, 5-year options
Pep Boys	NR / NR / B	24,809	12.5	Yes	$251,647	$10.14	1/31/2020	$154	6.6%	2, 10-year options
Fashion Mart	NR / NR / NR	15,000	7.5	Yes	$225,611	$15.04	6/30/2021	NA	NA	1, 5-year option
Family Dollar	NR / Baa3 / BBB-	14,576	7.3	Yes	$142,970	$9.81	12/31/2018	$240	4.1%	4, 5-year options
Boot Barn	NR / NR / NR	12,000	6.0	Yes	$119,649	$9.97	10/31/2018	$143	7.0%	NA
Total Jr. Anchors		93,761	47.1%

Occupied In-line(4)		31,227	15.7%		$539,913	$17.29
Occupied Outparcel/Other(3)		17,109	8.6%		$540,382	$31.58
Vacant Spaces		2,800	1.4%		$0	$0.00
Total Owned SF		198,897	100.0%
Total SF		198,897	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Big Lots and Boot Barn sales are as February 28, 2014. Pep Boys sales are as of September 30, 2013. Family Dollar sales are as of December 31, 2013.
(3)	Safeway (54,000 SF) and McDonald’s (3,600 SF) are on sub-ground leases.
(4)
Tattoo Salon currently occupies 1,200 SF at the property but does not commence base rent payments until March 2015. We cannot assure you that this tenant will commence base rent payments as expected or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMERICAN HERITAGE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the American Heritage Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Pep Boys	NR / NR / B	24,809	12.5%	$225,000	12.3%	$9.07	1/31/2020	$154	6.6%	2, 10-year options
Fashion Mart	NR / NR / NR	15,000	7.5	182,400	10.0	12.16	6/30/2021	NA	NA	1, 5-year option
Big Lots	NR / NR / BBB-	27,376	13.8	154,000	8.4	5.63	1/31/2016	$118	6.1%	2, 5-year options
Sizzler Restaurants	NR / NR / NR	4,700	2.4	145,128	8.0	30.88	4/30/2021	NA	NA	NA
Giant	NR / NR / NR	600	0.3	135,624	7.4	226.04	6/30/2016	NA	NA	3, 5-year options
Family Dollar	NR / Baa3 / BBB-	14,576	7.3	110,000	6.0	7.55	12/31/2018	$240	4.1%	4, 5-year options
Safeway(3)	BBB- / Baa3 / BBB	54,000	27.1	106,587	5.8	1.97	3/31/2019	NA	NA	5, 5-year options
Big 5	NR / NR / NR	8,407	4.2	95,508	5.2	11.36	11/17/2018	NA	NA	4, 5-year options
Boot Barn	NR / NR / NR	12,000	6.0	91,476	5.0	7.62	10/31/2018	$143	7.0%	NA
Gallup Children’s Dentistry	NR / NR / NR	5,320	2.7	69,160	3.8	13.00	3/31/2018	NA	NA	3, 5-year options
Ten Largest Owned Tenants		166,788	83.9%	$1,314,884	72.1%	$7.88
Remaining Owned Tenants(3)(4)		29,309	14.7	508,689	27.9	17.36
Vacant Spaces (Owned Space)		2,800	1.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		198,897	100.0%	$1,823,573	100.0%	$9.30

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Big Lots and Boot Barn sales are as February 28, 2014. Pep Boys sales are as of September 30, 2013. Family Dollar sales are as of December 31, 2013.
(3)	Safeway (54,000 SF) and McDonald’s (3,600 SF) are on sub-ground leases.
(4)
Tattoo Salon currently occupies 1,200 SF at the property but does not commence base rent payments until March 2015. We cannot assure you that this tenant will commence base rent payments as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the American Heritage Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	3,500	1.8	1.8%	33,090	1.8	9.45	1
2015	0	0.0	1.8%	0	0.0	0.00	0
2016	33,745	17.0	18.7%	402,066	22.0	11.91	5
2017	2,500	1.3	20.0%	40,860	2.2	16.34	2
2018	45,503	22.9	42.9%	445,077	24.4	9.78	6
2019	59,600	30.0	72.8%	199,767	11.0	3.35	3
2020	24,809	12.5	85.3%	225,000	12.3	9.07	1
2021	22,500	11.3	96.6%	389,441	21.4	17.31	3
2022	1,600	0.8	97.4%	28,272	1.6	17.67	1
2023	2,340	1.2	98.6%	60,000	3.3	25.64	1
2024	0	0.0	98.6%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	98.6%	0	0.0	0.00	0
Vacant	2,800	1.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	198,897	100.0%		$1,823,573	100.0%	$9.30	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at American Heritage Property:

Historical Leased %(1)
2011	2012	2013
98.5%	96.7%	98.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMERICAN HERITAGE

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the American Heritage Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 4/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,667,733	$1,644,762	$1,697,163	$1,742,943	$1,823,573	$9.17
Overage Rent	12,364	40,664	28,702	25,860	26,937	0.14
Gross Up Vacancy	0	0	0	0	47,600	0.24
Total Rent	$1,680,096	$1,685,426	$1,725,865	$1,768,803	$1,898,110	$9.54
Total Reimbursables	449,929	376,426	423,630	453,123	453,123	2.28
Other Income(3)	4,511	352	7,825	8,610	8,610	0.04
Vacancy & Credit Loss	0	0	0	0	(117,992)	(0.59)
Effective Gross Income	$2,134,536	$2,062,203	$2,157,320	$2,250,536	$2,241,850	$11.27

Total Operating Expenses	$523,660	$619,171	$637,274	$638,072	$684,417	$3.44

Net Operating Income	$1,610,877	$1,443,032	$1,520,046	$1,612,464	$1,557,434	$7.83
TI/LC	0	0	0	0	99,996	0.50
Capital Expenditures	0	0	0	0	39,779	0.20
Net Cash Flow	$1,610,877	$1,443,032	$1,520,046	$1,612,464	$1,417,658	$7.13

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the April 30, 2014 rent roll with rent steps through October 1, 2014.
(3)	Other income includes late fees and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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BLUEGRASS CORPORATE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Lexington, Kentucky	Cut-off Date Principal Balance		$14,500,000
Property Type	Office	Cut-off Date Principal Balance per SF		$59.96
Size (SF)	241,826	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 12/31/2013	78.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2013	78.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2012-2013	Mortgage Rate		4.6500%
Appraised Value	$19,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
		Borrower Sponsor(1)	Donald Woodford Webb, Jr.
Underwritten Revenues	$3,258,483
Underwritten Expenses	$1,573,518	Escrows
Underwritten Net Operating Income (NOI)	$1,684,965		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,396,600	Taxes	$66,000	$11,000
Cut-off Date LTV Ratio	74.4%	Insurance	$8,325	$2,775
Maturity Date LTV Ratio	57.7%	Replacement Reserves	$0	$4,030
DSCR Based on Underwritten NOI / NCF	1.88x / 1.56x	TI/LC(2)	$0	$20,000
Debt Yield Based on Underwritten NOI / NCF	11.6% / 9.6%	Other(3)	$725,796	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,500,000	80.3%	Purchase Price(4)	$17,000,000	94.1%
Principal Equity Contribution	3,556,550	19.7	Reserves	800,121	4.4
			Closing Costs	256,429	1.4
Total Sources	$18,056,550	100.0%	Total Uses	$18,056,550	100.0%

(1)	Donald Woodford Webb, Jr. is the guarantor of the non-recourse carveouts under the Bluegrass Corporate Center Loan.
(2)
The TI/LC reserve is capped at $840,000 subject to at least 88.0% of the total SF of the Bluegrass Corporate Center Property occupied by tenants paying full unabated rent.  The borrower is required to deposit an additional $17,500 monthly on each of the first 12 due dates.

(3)	The borrower deposited an upfront reserve of $594,056 for elevator refurbishment and $131,740 for oustanding tenant improvements associated with recent leasing.
(4)
The $17,000,000 purchase price represents the borrower sponsor’s acquisition of the controlling equity interest in the ownership of the Bluegrass Corporate Center Property, of which the borrower sponsor previously held a non-controlling interest.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bluegrass Corporate Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Belcan Corporation(2)	NR / NR / NR	29,652	12.3%	$452,193	14.5%	$15.25	4/30/2019	2, 5-year options
United Healthcare(3)	NR / NR / NR	27,081	11.2	420,659	13.4	15.53	1/31/2018	2,3-year options
Sturgill Tuner Barker & Moloney	NR / NR / NR	18,672	7.7	334,976	10.7	17.94	12/31/2018	2, 5-year options
Ward Hocker & Thornton(4)	NR / NR / NR	15,147	6.3	289,728	9.3	19.13	3/31/2019	1, 5-year option
Bowles Rice McDavid Graf & Love	NR / NR / NR	13,897	5.7	274,466	8.8	19.75	6/30/2019	2, 5-year options
Mountjoy Chilton Medley, LLP(5)	NR / NR / NR	8,057	3.3	136,969	4.4	17.00	11/30/2017	2, 5-year options
ARCORP, LLC	NR / NR / NR	7,643	3.2	129,931	4.2	17.00	4/30/2024	2, 5-year options
QX Networking & Design(6)	NR / NR / NR	7,194	3.0	123,521	3.9	17.17	8/31/2021	NA
Premier Executive Centers, Inc.	NR / NR / NR	9,217	3.8	119,821	3.8	13.00	8/31/2019	1, 3-year option
Xspedious	NR / NR / NR	5,575	2.3	116,406	3.7	20.88	7/14/2019	1,5-year option
Ten Largest Owned Tenants		142,135	58.8%	$2,398,669	76.7%	$16.88
Remaining Owned Tenants		47,512	19.6	729,039	23.3	15.34
Vacant Spaces (Owned Space)		52,179	21.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		241,826	100.0%	$3,127,708	100.0%	$16.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Belcan Corporation has a one-time option to terminate its lease effective May 1, 2017 with prior notice by November 30, 2016 and payment of a $137,593 termination fee.
(3)
United Healthcare has 2 one-time options to terminate its lease effective August 1, 2015 and August 1, 2016, respectively, with six months prior notice and payment of any remaining unamortized tenant improvements and leasing commissions.

(4)	Approximately 321 SF of the 15,147 SF leased by Ward Hocker & Thornton is occupied on a month to month basis.
(5)
Mountjoy Chilton Medley, LLP has a one-time option to reduce its premises effective November 1, 2015 with six months prior notice and payment of any unamortized tenant improvements and leasing commissions.  Additionally, Mountjoy Chilton Medley, LLP may terminate its lease at any time after November 1, 2017 with nine months prior notice.

(6)	1,827 SF of QX Networking & Design’s GLA expires August 31, 2017 and the remaining 5,322 SF expires August 31, 2021.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BLUEGRASS CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Bluegrass Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,595	1.5%	1.5%	$25,035	0.8%	$6.96	11
2014	2,559	1.1	2.5%	44,783	1.4	17.50	1
2015	6,425	2.7	5.2%	103,599	3.3	16.12	3
2016	7,057	2.9	8.1%	110,024	3.5	15.59	3
2017	22,476	9.3	17.4%	379,195	12.1	16.87	6
2018	50,996	21.1	38.5%	853,102	27.3	16.73	3
2019	78,333	32.4	70.9%	1,335,453	42.7	17.05	6
2020	3,818	1.6	72.5%	55,208	1.8	14.46	1
2021	5,322	2.2	74.7%	91,379	2.9	17.17	1
2022	0	0.0	74.7%	0	0.0	0.00	0
2023	0	0.0	74.7%	0	0.0	0.00	0
2024	7,643	3.2	77.8%	129,931	4.2	17.00	1
2025 & Thereafter	1,423	0.6	78.4%	0	0.0	0.00	1
Vacant	52,179	21.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	241,826	100.0%		$3,127,708	100.0%	$16.49	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Bluegrass Corporate Center Property:

Historical Leased %(1)(2)
2011	2012	2013
66.0%	74.7%	78.4%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year.
(2)	The Bluegrass Corporate Center Property has experienced an increase in occupancy as a result of ongoing renovations that began in 2012. The appraiser’s concluded stabilized occupancy is 90.0%.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bluegrass Corporate Center Property:

Cash Flow Analysis(1)
	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,789,813	$2,986,878	$3,127,708	$12.93
Other Rental Revenue(3)	0	0	20,160	0.08
Gross Up Vacancy	0	0	860,954	3.56
Total Rent	$2,789,813	$2,986,878	$4,008,822	$16.58
Total Reimbursables	0	0	110,615	0.46
Vacancy & Credit Loss(4)	0	0	(860,953)	(3.56)
Effective Gross Income	$2,789,813	$2,986,878	$3,258,483	$13.47

Total Operating Expenses	$1,567,297	$1,524,242	$1,573,518	$6.51

Net Operating Income	$1,222,516	$1,462,636	$1,684,965	$6.97
TI/LC	0	0	240,000	0.99
Capital Expenditures	0	0	48,365	0.20
Net Cash Flow	$1,222,516	$1,462,636	$1,396,600	$5.78

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the December 31, 2013 rent roll with contractual rent steps through February 2015.
(3)	Other rental revenue includes parking income, late charges and antenna rent.
(4)
Vacancy & Credit Loss represents an in-place economic vacancy of 21.0% of Total Rent and Total Reimbursables.  The Bluegrass Corporate Center Property was 21.6% physically vacant as of December 31, 2013 and the appraiser concluded a stabilized vacancy of 10.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE NEW HAMPSHIRE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Portsmouth, New Hampshire	Cut-off Date Principal Balance		$14,084,084
Property Type	Office	Cut-off Date Principal Balance per SF		$130.72
Size (SF)	107,746	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 4/2/2014	93.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/2/2014	93.8%	Type of Security		Leasehold
Year Built / Latest Renovation	2001 / NAP	Mortgage Rate		4.7400%
Appraised Value	$19,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
		Borrower Sponsor(1)	Daniel L. Plummer and Cyrus W. Gregg
Underwritten Revenues	$2,361,009
Underwritten Expenses	$949,414	Escrows
Underwritten Net Operating Income (NOI)	$1,411,595		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,236,145	Taxes	$23,593	$11,796
Cut-off Date LTV Ratio	72.2%	Insurance	$17,379	$1,448
Maturity Date LTV Ratio	58.9%	Replacement Reserves	$0	$1,796
DSCR Based on Underwritten NOI / NCF	1.60x / 1.40x	TI/LC(2)	$0	$8,799
Debt Yield Based on Underwritten NOI / NCF	10.0% / 8.8%	Other(3)	$59,107	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,100,000	100.0%	Loan Payoff	$11,174,252	79.3%
			Principal Equity Distribution	2,572,438	18.2
			Closing Costs	253,231	1.8
			Reserves	100,078	0.7
Total Sources	$14,100,000	100.0%	Total Uses	$14,100,000	100.0%

(1)	Daniel L. Plummer and Cyrus W. Gregg are the guarantors of the non-recourse carveouts under the One New Hampshire Loan.
(2)	TI/LC reserves are capped at $323,238.
(3)
Other upfront reserves include a Pierce Atwood reserve ($40,000) that will be used for amenities improvements in the space currently occupied by the Pierce Atwood tenant, a deferred maintenance reserve ($11,380) and a ground lease reserve ($7,727).

The following table presents certain information relating to the major tenants at the One New Hampshire Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Pierce Atwood	NR / NR / NR	17,237	16.0%	$378,554	18.5%	$21.96	4/30/2023	2, 5-year options
International Office	NR / NR / NR	18,337	17.0	368,574	18.0	20.10	1/31/2021	NA
Willis of NH, Inc.(2)	NR / NR / NR	17,029	15.8	256,767	12.5	15.08	6/30/2022	2, 5-year options
Wells Fargo Advisors, LLC(3)	AA- / A2 / A+	7,284	6.8	181,757	8.9	24.95	3/31/2019	3, 3-year options
Baycorp Holdings	NR / NR / NR	5,968	5.5	131,550	6.4	22.04	10/31/2015	NA
Cummings Lamont	NR / NR / NR	4,467	4.1	108,014	5.3	24.18	6/30/2020	NA
Data Risk, LLC	NR / NR / NR	3,525	3.3	88,125	4.3	25.00	4/30/2019	1, 5-year option
AMSEC	NR / NR / NR	6,150	5.7	79,950	3.9	13.00	6/30/2016	3, 1-year options
Two International GR	NR / NR / NR	2,883	2.7	66,309	3.2	23.00	5/31/2024	NA
Pease Gym Co., LLC	NR / NR / NR	2,044	1.9	51,100	2.5	25.00	2/28/2016	NA
Ten Largest Tenants		84,924	78.8%	$1,710,700	83.5%	$20.14
Remaining Tenants		16,131	15.0	337,495	16.5	20.92
Vacant		6,691	6.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		107,746	100.0%	$2,048,195	100.0%	$20.27

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Willis of NH, Inc. has a one-time right to terminate its lease on June 30, 2017 with 12 months’ prior written notice and payment of a termination fee equal to five months’ rent and unamortized tenant improvements.

(3)
Wells Fargo has a one-time right to terminate its lease on March 31, 2017 with nine months’ prior written notice and payment of a $125,242.55 termination fee provided that there is no default by subtenant under sublease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE NEW HAMPSHIRE

The following table presents the lease rollover schedule at the One New Hampshire Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	9,011	8.4	8.4%	205,958	10.1	22.86	3
2016	9,436	8.8	17.1%	151,305	7.4	16.03	3
2017	5,257	4.9	22.0%	131,445	6.4	25.00	3
2018	1,602	1.5	23.5%	36,456	1.8	22.76	1
2019	10,809	10.0	33.5%	269,882	13.2	24.97	2
2020	4,467	4.1	37.7%	108,014	5.3	24.18	1
2021	18,337	17.0	54.7%	368,574	18.0	20.10	1
2022	18,745	17.4	72.1%	297,274	14.5	15.86	2
2023	18,758	17.4	89.5%	412,979	20.2	22.02	2
2024	2,883	2.7	92.2%	66,309	3.2	23.00	1
2025 & Thereafter	1,750	1.6	93.8%	0	0.0	0.00	1
Vacant	6,691	6.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	107,746	100.0%		$2,048,195	100.0%	$20.27	20

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the One New Hampshire Property:

Historical Leased %(1)
2011	2012	2013	As of 4/2/2014
87.4%	78.1%	90.7%	93.8%

(1)	As provided by the borrower and reflects occupancy as of December 31 for each year, unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One New Hampshire Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$2,141,816	$1,826,287	$1,666,916	$1,674,588	$1,999,656	$18.56
Gross Up Vacancy	0	0	0	0	160,584	1.49
Contractual Rent Steps(2)	45,527	20,100	6,808	2,810	48,540	0.45
Total Rent	$2,187,342	$1,846,387	$1,673,723	$1,677,398	$2,208,779	$20.50
Total Reimbursables	138,059	128,563	154,894	165,961	188,869	1.75
Other Income(3)	113,098	107,720	101,692	108,546	108,546	1.01
Parking Income	33,015	29,205	33,315	35,332	35,332	0.33
Vacancy & Credit Loss	0	0	0	0	(180,517)	(1.68)
Effective Gross Income	$2,471,514	$2,111,875	$1,963,624	$1,987,237	$2,361,009	$21.91

Real Estate Taxes	124,412	128,731	132,970	135,226	134,816	1.25
Insurance	14,851	15,126	17,448	17,742	16,551	0.15
Management Fee	85,499	77,126	71,832	70,636	82,635	0.77
Other Operating Expenses	711,569	643,992	705,010	708,229	715,411	6.64
Total Operating Expenses	$936,331	$864,975	$927,259	$931,834	$949,414	$8.81

Net Operating Income	$1,535,183	$1,246,900	$1,036,365	$1,055,404	$1,411,595	13.10
TI/LC	0	0	0	0	153,901	1.43
Replacement Reserves	0	0	0	0	21,549	0.20
Net Cash Flow	$1,535,183	$1,246,900	$1,036,365	$1,055,404	$1,236,145	$11.47

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of April 2, 2014 and contractual rent steps through May 1, 2015.
(3)	Other income includes electricity income, gym fee income and storage rent income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NITNEIL PORTFOLIO I - ALABAMA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller		GSMC
Location (City/State)	Various, Alabama	Cut-off Date Principal Balance		$13,200,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$49.04
Size (SF)	269,151	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 3/31/2014	85.9%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 3/31/2014	85.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.5900%
Appraised Value	$18,850,000	Original Term to Maturity		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(2)		NitNeil Partners, LLC

Underwritten Revenues	$1,890,235
Underwritten Expenses	$646,134	Escrows
Underwritten Net Operating Income (NOI)	$1,244,101		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,214,087	Taxes	$31,601	$5,267
Cut-off Date LTV Ratio	70.0%	Insurance	$1,862	$1,862
Maturity Date LTV Ratio	64.2%	Replacement Reserves	$0	$2,500
DSCR Based on Underwritten NOI / NCF	1.53x / 1.50x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$13,200,000	100.0%	Loan Payoff	$9,090,922	68.9%
			Principal Equity Distribution	3,753,159	28.4
			Closing Costs	322,456	2.4
			Reserves	33,464	0.3
Total Sources	$13,200,000	100.0%	Total Uses	$13,200,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Nitneil Portfolio I – Georgia loan.
(2)	Val T. Sapra, founder of NitNeil Partners, LLC, is the guarantor of the non-recourse carveouts under the Nitneil Portfolio I – Alabama loan.

The following tables present certain information relating to the Nitneil Portfolio I - Alabama Properties:

Portfolio Summary(1)

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total Units	Total GLA	Year Built / Renovated	Occupancy	Appraised Value	UW NCF
Slaughter	Madison	AL	$2,801,061	391	49,800	1996 - 2013 / NAP	82.7%	$4,000,000	$252,028
County Line	Madison	AL	2,415,915	337	50,051	2006, 2013 / NAP	82.4%	3,450,000	197,439
Leeman	Huntsville	AL	2,380,902	297	41,400	1999 - 2009 / NAP	93.4%	3,400,000	244,936
Blake Bottom	Huntsville	AL	2,030,769	330	55,450	2002 - 2008 / NAP	81.7%	2,900,000	199,235
Oakwood	Huntsville	AL	1,890,716	279	35,100	1984 - 1986 / NAP	91.4%	2,700,000	178,120
Martin	Huntsville	AL	1,680,637	256	37,350	2002 / NAP	87.8%	2,400,000	142,329
Total / Wtd. Avg. Portfolio			$13,200,000	1,890	269,151		85.9%	$18,850,000	$1,214,087

(1)	As provided by the borrower and represents occupancy as of March 31, 2014.

Unit Mix(1)
Property Name	Total GLA	Total Units	Climate Controlled Units	Non-Climate Controlled Units
Slaughter	49,800	391	69	322
County Line	50,051	337	75	262
Leeman	41,400	297	99	198
Blake Bottom	55,450	330	0	330
Oakwood	35,100	279	0	279
Martin	37,350	256	67	189
Total	269,151	1,890	310	1,580

(1)	As provided by the borrower and represents unit mix as of March 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NITNEIL PORTFOLIO I - ALABAMA

The following table presents certain information relating to historical leasing at the Nitneil Portfolio I – Alabama Properties:

Historical Leased %(1)
Property Name	2011	2012	2013
Slaughter	90.8%	93.0%	84.9%
County Line	89.0%	92.8%	82.0%
Leeman	86.8%	90.3%	90.9%
Blake Bottom	92.3%	87.3%	86.2%
Oakwood	86.5%	90.5%	95.2%
Martin	89.8%	89.8%	90.8%
Wtd. Avg. Occupancy	89.3%	90.6%	87.9%

(1)	As provided by the borrower and represents average occupancy for the 12-month period ended December 31, unless otherwise indicated.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nitneil Portfolio I – Alabama Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,674,474	$1,740,135	$1,836,714	$1,847,358	$1,967,778	$7.31
Gross Up Vacancy	0	0	0	0	373,302	1.39
Total Rent	$1,674,474	$1,740,135	$1,836,714	$1,847,358	$2,341,080	$8.70
Vacancy Loss	0	0	0	0	(373,302)	(1.39)
Concessions	0	0	0	0	(91,763)	(0.34)
Net Rent Revenue	$1,674,474	$1,740,135	$1,836,714	$1,847,358	$1,876,015	$6.97
Other Income(2)	(5,394)	26,970	23,648	21,256	14,220	0.05
Effective Gross Income	$1,669,080	$1,767,105	$1,860,362	$1,868,614	$1,890,235	$7.02

Total Operating Expenses	$667,674	$666,234	$697,167	$695,623	$646,134	$2.40

Net Operating Income	$1,001,406	$1,100,870	$1,163,195	$1,172,992	$1,244,101	$4.62
Replacement Reserves	0	0	0	0	30,014	0.11
Net Cash Flow	$1,001,406	$1,100,870	$1,163,195	$1,172,992	$1,214,087	$4.51

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income consists of net insurance income and net merchandise income. It also includes billboard and cell tower income from the Slaughter property and billboard income from the Martin property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AVENTURA MEDICAL OFFICE & BANK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Aventura, Florida	Cut-off Date Principal Balance		$12,635,451
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$384.85
Size (SF)(1)(2)	32,832	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 4/1/2014(1)	90.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2014(1)	90.6%	Type of Security(2)		Fee Simple
Year Built / Latest Renovation	1983, 2010 / NAP	Mortgage Rate		4.6580%
Appraised Value	$19,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(3)		Arnold S. Wax
Underwritten Revenues	$1,699,688
Underwritten Expenses	$598,831	Escrows
Underwritten Net Operating Income (NOI)	$1,100,857		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,058,175	Taxes	$70,500	$23,500
Cut-off Date LTV Ratio	65.5%	Insurance	$25,785	$10,325
Maturity Date LTV Ratio	53.3%	Replacement Reserves(4)	$0	$821
DSCR Based on Underwritten NOI / NCF	1.41x / 1.35x	TI/LC	$45,000	$2,736
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.4%	Other(5)	$166,450	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,650,000	62.9%	Purchase Price	$19,300,000	96.0%
Principal’s New Cash Contribution	7,457,784	37.1	Closing Costs	500,049	2.5
			Reserves	307,735	1.5
Total Sources	$20,107,784	100.0%	Total Uses	$20,107,784	100.0%

(1)	Does not include SF attributable to the Wells Fargo tenant who is under a ground lease.
(2)	The Aventura Medical Office & Bank Property consists of 32,832 SF of medical office as well as a 5,200 SF outparcel ground leased to Wells Fargo.
(3)	Arnold S. Wax is the non-recourse carveout guarantor under the Aventura Medical Office & Bank Loan.
(4)	Replacement reserve is capped at $49,248.
(5)	Other upfront reserve represents outstanding tenant improvements and free rent associated with a new tenant, Atlantic South.

The following table presents certain information relating to the tenants at the Aventura Medical Office & Bank Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA(1)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Wells Fargo	AA- / A2 / A+	NA	0.0%	$361,150	29.5%	NA	3/31/2030	4, 5-year options
Skin & Cancer	NR / NR / NR	6,959	21.2	226,794	18.5	$32.59	2/28/2018	1, 5-year option
Elite Imaging	NR / NR / NR	5,200	15.8	142,064	11.6	27.32	12/31/2018	2, 5-year options
Atlantic South	NR / NR / NR	3,306	10.1	82,656	6.7	25.00	4/30/2019	1, 5-year option
Pediatric Psyc.	NR / NR / NR	2,422	7.4	68,155	5.6	28.14	6/17/2015	1, 5-year option
Aventura Medical	NR / NR / NR	2,155	6.6	66,288	5.4	30.76	6/30/2018	1, 5-year option
Quest Diag.	NR / NR / NR	1,616	4.9	54,828	4.5	33.93	12/31/2014	1, 5-year option
Asthma & Allergy	NR / NR / NR	1,779	5.4	46,592	3.8	26.19	12/31/2016	NA
Dr. Santos	NR / NR / NR	1,804	5.5	45,930	3.8	25.46	1/21/2016	1, 5-year option
Dr. Rosenbaum	NR / NR / NR	1,324	4.0	40,263	3.3	30.41	3/31/2015	1, 5-year option
Ten Largest Owned Tenants		26,565	80.9%	$1,134,719	92.7%	$29.12
Remaining Owned Tenants		3,174	9.7	89,955	7.3	28.34
Vacant Spaces (Owned Space)		3,093	9.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		32,832	100.0%	$1,224,674	100.0%	$29.04

(1)
Wells Fargo occupies an outparcel at the Aventura Medical Office & Bank Property that totals 5,200 SF. Because the improvements are not owned by the borrower, the square footage is not included in the total GLA.

(2)	UW Base Rent per SF does not include rent attributed to Wells Fargo.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AVENTURA MEDICAL OFFICE & BANK

The following table presents certain information relating to the lease rollover schedule at the Aventura Medical Office & Bank Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	3,889	11.8	11.8%	120,888	9.9	31.08	3
2015	3,746	11.4	23.3%	108,418	8.9	28.94	2
2016	3,583	10.9	34.2%	92,522	7.6	25.82	2
2017	901	2.7	36.9%	23,895	2.0	26.52	1
2018(2)	14,314	43.6	80.5%	435,146	35.5	30.40	3
2019	3,306	10.1	90.6%	82,656	6.7	25.00	1
2020	0	0.0	90.6%	0	0.0	0.00	0
2021	0	0.0	90.6%	0	0.0	0.00	0
2022	0	0.0	90.6%	0	0.0	0.00	0
2023	0	0.0	90.6%	0	0.0	0.00	0
2024	0	0.0	90.6%	0	0.0	0.00	0
2025 & Thereafter(3)	NAP	NAP	90.6%	361,150	29.5	NAP	1
Vacant	3,093	9.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	32,832	100.0%		$1,224,674	100.0%	$29.04	13

(1)	UW Base Rent per SF does not include rent attributed to Wells Fago.
(2)
The 2018 expiration consists of the two largest tenants by square footage, Skin & Cancer and Elite Imaging. The largest tenant by square footage, Skin & Cancer, has been at the Aventura Medical Office & Bank Property since 1995. Skin & Cancer has one five-year extension option and Elite Imaging has two five-year extension options.

(3)	The 2025 & Thereafter statistics relate to Wells Fargo. Because the improvements are not owned by the borrower, the square footage is not included in total GLA.

The following table presents certain information relating to historical leasing at the Aventura Medical Office & Bank Property:

Historical Leased %(1)(2)
	2011	2012	2013	As of 4/1/2014
Owned Space	88.7%	96.7%	83.6%	90.6%

(1)	As provided by the borrower and represents occupancy based on SF as of January 1, unless otherwise indicated.
(2)	Does not include SF attributable to the Wells Fargo tenant who is under a ground lease.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Medical Office & Bank Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 3/1/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$999,780	$1,083,382	$1,047,481	$1,056,102	$1,224,674	$37.30
Gross Up Vacancy(3)	0	0	0	0	86,604	2.64
Total Rent	$999,780	$1,083,382	$1,047,481	$1,056,102	$1,311,278	39.94
Total Reimbursables(4)	365,236	345,548	370,615	373,690	519,477	15.82
Vacancy & Credit Loss	0	0	0	0	(131,066)	(3.99)
Effective Gross Income	$1,365,017	$1,428,930	$1,418,096	$1,429,792	$1,699,688	$51.77

Total Operating Expenses	$494,545	$472,069	$472,858	$469,907	$598,831	$18.24

Net Operating Income	$870,472	$956,861	$945,238	$959,885	$1,100,857	$33.53
TI/LC	0	0	0	0	32,832	1.00
Capital Expenditures	0	0	0	0	9,850	0.30
Net Cash Flow	$870,472	$956,861	$945,238	$959,885	$1,058,175	$32.23

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on the 3/1/2014 rent roll with contractual rent steps taken through 3/1/2015 totaling $19,203 for all tenants except Wells Fargo, whose rent was averaged for the term of the loan, totaling $66,150. Additionally $82,656 is attributed to the execution of the new Atlantic South lease.

(3)
Underwriting reflects an in-place economic vacancy of 10.0%. The Aventura Medical Office & Bank Property is 90.6% physically occupied as of April 1, 2014. The appraiser concluded a vacancy rate of 5.0% on the medical office building.

(4)
Total Reimbursables and Total Operating Expenses increased due to an expected real estate tax increase in conjunction with the acquisition of the Aventura Medical Office & Bank Property. Since all tenants except two (including Wells Fargo) are triple net, expenses are passed back through reimbursements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT PLACE CHARLESTON AIRPORT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	North Charleston, South Carolina	Cut-off Date Principal Balance		$12,286,914
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$96,747.35
Size (Rooms)	127	Percentage of Initial Pool Balance		1.3%
Total TTM Occupancy as of 2/28/2014	74.3%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/28/2014	74.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate		4.9950%
Appraised Value	$17,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Ashok Patel and Surendra Patel
Underwritten Revenues	$3,787,193
Underwritten Expenses	$2,360,766
Underwritten Net Operating Income (NOI)	$1,426,427	Escrows
Underwritten Net Cash Flow (NCF)	$1,274,940		Upfront	Monthly
Cut-off Date LTV Ratio	69.8%	Taxes	$105,666	$15,095
Maturity Date LTV Ratio	57.5%	Insurance	$7,448	$2,483
DSCR Based on Underwritten NOI / NCF	1.80x / 1.61x	FF&E(2)	$0	$3,753
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,300,000	100.0%	Loan Payoff	$8,589,174	69.8%
			Principal Equity Distribution	3,414,605	27.8
			Closing Costs	183,107	1.5
			Reserves	113,114	0.9
Total Sources	$12,300,000	100.0%	Total Uses	$12,300,000	100.0%

(1)	Ashok Patel and Surendra Patel are the guarantors of the non-recourse carveouts under the Hyatt Place Charleston Airport Loan.
(2)	On each monthly due date, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 4% of annual gross revenue.

The following table presents certain information relating to the 2013 market mix with respect to the Hyatt Place Charleston Airport Property, as provided in the appraisal for the Hyatt Place Charleston Airport Property:

Estimated Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hyatt Place Charleston Airport	30%	30%	40%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM February 2014 penetration rates relating to the Hyatt Place Charleston Airport Property, as provided in a February 2014 travel research report for the Hyatt Place Charleston Airport Property:

TTM Through 2/28/2014 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hyatt Place Charleston Airport	107.9%	102.2%	110.3%

(1)	Source: February 2014 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Place Charleston Airport Property:

Hyatt Place Charleston Airport(1)
	2011	2012	2013	TTM 2/28/2014	Underwritten
Occupancy	69.3%	69.3%	72.7%	74.3%	74.3%
ADR	$100.20	$101.65	$104.02	$104.65	$104.65
RevPAR	$69.43	$70.49	$75.61	$77.79	$77.79

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT PLACE CHARLESTON AIRPORT

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Place Charleston Airport Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per Room
Room Revenue	$3,218,220	$3,276,383	$3,505,128	$3,605,876	$3,605,876	$28,393
Food & Beverage Revenue	151,546	163,460	156,137	163,962	163,962	1,291
Telephone	705	468	541	508	508	4
Other Income(2)	14,696	5,423	14,543	16,847	16,847	133
Total Revenue	$3,385,167	$3,445,733	$3,676,350	$3,787,193	$3,787,193	$29,820

Room Expense	$846,008	$890,587	$875,583	$913,850	$913,850	$7,196
Food & Beverage Expense	143,146	145,258	148,652	146,729	146,729	1,155
Telephone Expense	28,750	22,490	19,787	18,128	18,128	143
Total Departmental Expense	$1,017,904	$1,058,335	$1,044,022	$1,078,706	$1,078,706	$8,494
Total Undistributed Expense	1,072,645	1,056,181	1,064,086	1,076,214	1,076,214	8,474
Total Fixed Charges	220,827	213,877	209,472	199,801	205,846	1,621
Total Operating Expenses	$2,311,376	$2,328,394	$2,317,580	$2,354,721	$2,360,766	$18,589

Net Operating Income	$1,073,792	$1,117,339	$1,358,769	$1,432,472	$1,426,427	$11,232
FF&E	135,407	137,829	147,054	151,488	151,488	1,193
Net Cash Flow	$938,385	$979,510	$1,211,715	$1,280,985	$1,274,940	$10,039

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Includes pet fees, in-room movies, laundry/valet commissions and attrition fees.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

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Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender , if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot assure you that the applicable sponsor (or guarantor) will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—
State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ANNEX C

MORTGAGE POOL INFORMATION

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution of Loan Purpose

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan Purpose	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Refinance	43	$665,069,272	69.2%	$15,466,727	1.63	x	4.745%	115.1	65.7%	58.1%
Acquisition	13	282,190,554	29.4	$21,706,966	1.72	x	4.628%	100.8	70.2%	62.2%
Recapitalization	2	8,955,688	0.9	$4,477,844	1.44	x	4.870%	119.3	74.3%	61.9%
Acquisition/Refinance	1	5,250,000	0.5	$5,250,000	1.46	x	4.940%	119.0	72.9%	63.0%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Distribution of Amortization Types(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Amortization Type	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Amortizing (30 Years)	32	$326,914,920	34.0%	$10,216,091	1.53	x	4.851%	118.2	69.6%	56.4%
Interest Only	4	303,000,000	31.5	$75,750,000	2.03	x	4.573%	107.2	60.8%	59.7%
Interest Only, Then Amortizing(2)	18	302,045,000	31.4	$16,780,278	1.40	x	4.699%	106.9	71.5%	63.2%
Amortizing (25 Years)	4	19,005,593	2.0	$4,751,398	1.76	x	4.761%	107.6	58.7%	45.6%
Interest Only, Then Amortizing - ARD(2)	1	10,500,000	1.1	$10,500,000	1.67	x	4.735%	119.0	65.1%	54.6%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Balances ($)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
2,276,422 - 3,000,000	6	$16,020,383	1.7%	$2,670,064	1.49	x	5.064%	114.1	68.7%	55.7%
3,000,001 - 5,000,000	7	30,384,790	3.2	$4,340,684	1.58	x	4.856%	115.0	70.7%	58.8%
5,000,001 - 10,000,000	20	141,977,015	14.8	$7,098,851	1.60	x	4.818%	114.4	66.4%	55.0%
10,000,001 - 15,000,000	12	146,304,602	15.2	$12,192,050	1.50	x	4.747%	119.6	71.0%	58.9%
15,000,001 - 20,000,000	4	65,892,138	6.9	$16,473,035	1.44	x	4.644%	119.8	73.2%	59.9%
20,000,001 - 30,000,000	1	21,500,000	2.2	$21,500,000	1.70	x	4.719%	120.0	70.0%	57.1%
30,000,001 - 60,000,000	5	178,386,583	18.6	$35,677,317	1.43	x	4.785%	110.0	72.9%	62.8%
60,000,001 - 80,000,000	1	66,000,000	6.9	$66,000,000	1.28	x	4.743%	84.0	64.1%	60.0%
80,000,001 - 100,000,000	2	185,000,000	19.2	$92,500,000	2.16	x	4.526%	102.9	61.7%	60.0%
100,000,001 - 110,000,000	1	110,000,000	11.4	$110,000,000	1.83	x	4.660%	118.0	59.5%	59.5%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	$2,276,422
Max	$110,000,000
Weighted Average	$16,296,026

Distribution of Underwritten Debt Service Coverage Ratios

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Underwritten Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
1.28 - 1.30	3	$78,796,422	8.2%	$26,265,474	1.28	x	4.792%	88.8	65.2%	59.8%
1.31 - 1.40	13	173,254,094	18.0	$13,327,238	1.37	x	4.678%	110.8	73.2%	62.3%
1.41 - 1.50	18	203,646,192	21.2	$11,313,677	1.45	x	4.830%	119.6	71.6%	60.8%
1.51 - 1.60	7	87,737,154	9.1	$12,533,879	1.55	x	4.817%	116.1	71.3%	58.0%
1.61 - 1.70	5	53,089,456	5.5	$10,617,891	1.67	x	4.826%	119.4	69.7%	57.4%
1.71 - 1.80	3	24,591,307	2.6	$8,197,102	1.75	x	4.901%	110.2	62.3%	50.6%
1.81 - 1.90	4	127,785,201	13.3	$31,946,300	1.83	x	4.648%	114.4	59.4%	58.3%
1.91 - 2.20	5	127,565,686	13.3	$25,513,137	2.05	x	4.624%	119.0	59.2%	53.5%
2.21 - 2.27	1	85,000,000	8.8	$85,000,000	2.27	x	4.430%	84.0	65.1%	65.1%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	1.28x
Max	2.27x
Weighted Average	1.65x

Distribution of Mortgage Interest Rates

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
4.330 - 4.500	5	$148,592,078	15.5%	$29,718,416	1.96	x	4.404%	84.2	65.9%	63.9%
4.501 - 4.750	20	481,439,811	50.1	$24,071,991	1.68	x	4.652%	114.0	64.6%	58.2%
4.751 - 5.000	24	279,420,351	29.1	$11,642,515	1.46	x	4.910%	118.5	72.0%	59.9%
5.001 - 5.250	9	49,271,594	5.1	$5,474,622	1.58	x	5.079%	119.8	68.1%	54.3%
5.251 - 5.450	1	2,741,679	0.3	$2,741,679	1.55	x	5.450%	117.0	66.1%	55.3%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	4.330%
Max	5.450%
Weighted Average	4.713%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
36.1 - 55.0	2	$12,191,252	1.3%	$6,095,626	1.87	x	4.729%	100.3	39.2%	31.8%
55.1 - 60.0	7	239,271,483	24.9	$34,181,640	1.94	x	4.624%	116.5	59.0%	56.6%
60.1 - 65.0	2	73,800,000	7.7	$36,900,000	1.29	x	4.756%	87.8	63.9%	58.9%
65.1 - 70.0	15	233,649,092	24.3	$15,576,606	1.79	x	4.681%	106.1	66.7%	59.6%
70.1 - 75.0	31	358,363,685	37.3	$11,560,119	1.48	x	4.773%	114.6	73.2%	61.5%
75.1 - 78.1	2	44,190,000	4.6	$22,095,000	1.35	x	4.800%	119.3	77.4%	63.8%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	36.1%
Max	78.1%
Weighted Average	67.2%

Distribution of Maturity Date / ARD Loan-to-Value Ratios(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Maturity Date / ARD	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
31.6 - 45.0	3	$19,379,171	2.0%	$6,459,724	1.86	x	4.651%	107.3	46.7%	36.2%
45.1 - 50.0	4	21,883,564	2.3	$5,470,891	1.79	x	4.698%	119.4	59.2%	47.7%
50.1 - 55.0	7	80,844,765	8.4	$11,549,252	1.52	x	4.833%	119.1	67.1%	53.6%
55.1 - 60.0	21	487,547,067	50.7	$23,216,527	1.67	x	4.725%	112.8	64.7%	58.0%
60.1 - 65.0	20	179,520,946	18.7	$8,976,047	1.45	x	4.809%	118.8	74.2%	61.9%
65.1 - 70.1	4	172,290,000	17.9	$43,072,500	1.83	x	4.530%	93.3	70.0%	67.3%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	31.6%
Max	70.1%
Weighted Average	59.4%

(1) Maturity Date / ARD Loan-to-Value Ratio is calculated on the basis of the "as stabilized" appraised value for 8 of the mortgage loans.

Distribution of Original Terms to Maturity / ARD

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
60	1	$8,000,000	0.8%	$8,000,000	1.81	x	4.470%	59.0	58.2%	58.2%
84	6	206,226,422	21.4	$34,371,070	1.73	x	4.522%	84.0	66.0%	63.3%
120	52	747,239,090	77.7	$14,369,983	1.63	x	4.768%	119.0	67.6%	58.3%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	60 months
Max	120 months
Weighted Average	112 months

Distribution of Remaining Terms to Maturity / ARD

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
59 - 60	1	$8,000,000	0.8%	$8,000,000	1.81	x	4.470%	59.0	58.2%	58.2%
61 - 120	58	953,465,513	99.2	$16,439,061	1.65	x	4.715%	111.4	67.2%	59.4%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	59 months
Max	120 months
Weighted Average	111 months

Distribution of Original Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	4	$303,000,000	31.5%	$75,750,000	2.03	x	4.573%	107.2	60.8%	59.7%
300	4	19,005,593	2.0	$4,751,398	1.76	x	4.761%	107.6	58.7%	45.6%
360	51	639,459,920	66.5	$12,538,430	1.47	x	4.778%	112.9	70.4%	59.6%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	300 months
Max	360 months
Weighted Average	358 months

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	4	$303,000,000	31.5%	$75,750,000	2.03	x	4.573%	107.2	60.8%	59.7%
299 - 300	4	19,005,593	2.0	$4,751,398	1.76	x	4.761%	107.6	58.7%	45.6%
301 - 360	51	639,459,920	66.5	$12,538,430	1.47	x	4.778%	112.9	70.4%	59.6%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	299 months
Max	360 months
Weighted Average	358 months

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

Distribution of Original Partial Interest Only Periods

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
12 - 24	12	$103,355,000	10.7%	$8,612,917	1.49	x	4.715%	119.8	71.1%	59.2%
25 - 36	1	$66,000,000	6.9%	$66,000,000	1.28	x	4.743%	84.0	64.1%	60.0%
37 - 48	2	$53,990,000	5.6%	$26,995,000	1.38	x	4.405%	91.6	74.7%	69.6%
49 - 60	4	$89,200,000	9.3%	$22,300,000	1.43	x	4.831%	119.6	74.8%	65.3%

Distribution of Prepayment Provisions

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	51	$831,259,813	86.5%	$16,299,212	1.68	x	4.717%	111.7	66.3%	58.9%
Yield Maintenance	8	130,205,700	13.5	$16,275,712	1.47	x	4.690%	106.5	72.7%	62.1%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
8.2 - 9.0	9	$204,830,451	21.3%	$22,758,939	1.35	x	4.660%	98.3	70.3%	62.4%
9.1 - 10.0	21	326,036,997	33.9	$15,525,571	1.57	x	4.777%	118.8	67.4%	60.4%
10.1 - 11.0	11	291,699,735	30.3	$26,518,158	1.92	x	4.639%	108.4	65.0%	59.2%
11.1 - 12.0	8	56,936,652	5.9	$7,117,082	1.61	x	4.813%	112.8	66.9%	54.1%
12.1 - 13.0	4	41,102,868	4.3	$10,275,717	1.75	x	4.733%	119.5	68.3%	55.8%
13.1 - 14.0	3	19,785,201	2.1	$6,595,067	1.81	x	4.902%	119.5	67.0%	51.9%
14.1 - 14.6	3	21,073,608	2.2	$7,024,536	2.03	x	4.768%	119.0	61.3%	45.8%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	8.2%
Max	14.6%
Weighted Average	10.0%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
8.0 - 9.0	21	$425,540,283	44.3%	$20,263,823	1.49	x	4.697%	108.7	67.2%	60.2%
9.1 - 10.0	20	290,581,425	30.2	$14,529,071	1.68	x	4.743%	119.5	68.0%	59.6%
10.1 - 11.0	11	197,992,917	20.6	$17,999,356	1.90	x	4.689%	101.4	66.9%	59.7%
11.1 - 12.0	2	12,597,282	1.3	$6,298,641	1.80	x	5.120%	119.8	71.4%	56.6%
12.1 - 13.0	3	24,068,150	2.5	$8,022,717	1.95	x	4.565%	119.0	65.5%	48.9%
13.1 - 14.1	2	10,685,455	1.1	$5,342,728	2.07	x	4.834%	119.0	48.7%	38.2%
Total/Avg./Wtd.Avg.	59	$961,465,513	100.0%	$16,296,026	1.65	x	4.713%	111.0	67.2%	59.4%

Min	8.0%
Max	14.1%
Weighted Average	9.4%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	20	$474,836,763	49.4%
Springing	28	273,958,655	28.5
None	5	87,154,204	9.1
Soft Springing	2	74,932,500	7.8
Soft	4	50,583,391	5.3
Total	59	$961,465,513	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	58	$851,465,513	88.6%
Real Estate Tax	57	$845,774,261	88.0%
Insurance	49	$648,785,799	67.5%
TI/LC(2)	34	$452,514,319	79.6%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Property Types

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	22	$230,989,993	24.0%	$10,499,545	1.65	x	4.766%	117.9	65.1%	58.9%
Super-Regional Mall	1	110,000,000	11.4	$110,000,000	1.83	x	4.660%	118.0	59.5%	59.5%
Anchored	6	46,517,287	4.8	$7,752,881	1.49	x	4.797%	119.7	71.1%	59.0%
Unanchored	7	31,763,481	3.3	$4,537,640	1.42	x	4.963%	112.8	73.0%	58.7%
Shadow Anchored	5	24,149,738	2.5	$4,829,948	1.56	x	4.891%	119.1	69.3%	58.5%
Power Center/Big Box	1	11,390,000	1.2	$11,390,000	1.33	x	4.687%	120.0	75.4%	67.8%
Single Tenant Retail	2	7,169,487	0.7	$3,584,744	1.90	x	5.015%	119.0	47.7%	36.8%
Multifamily	17	$223,718,714	23.3%	$13,159,924	1.39	x	4.695%	102.3	71.5%	63.3%
Garden	15	202,713,686	21.1	$13,514,246	1.39	x	4.699%	100.5	71.4%	63.8%
Student Housing	2	21,005,027	2.2	$10,502,514	1.35	x	4.658%	119.8	72.4%	58.9%
Office	15	$198,463,310	20.6%	$13,230,887	1.81	x	4.662%	119.3	64.1%	56.0%
CBD	8	114,500,000	11.9	$14,312,500	2.00	x	4.613%	119.1	60.8%	55.9%
General Suburban	6	73,663,310	7.7	$12,277,218	1.57	x	4.720%	119.6	68.4%	55.5%
Medical	1	10,300,000	1.1	$10,300,000	1.48	x	4.788%	120.0	70.5%	60.7%
Mixed Use	4	$118,217,589	12.3%	$29,554,397	2.03	x	4.526%	93.9	66.7%	63.1%
Retail/Office	3	113,817,589	11.8	$37,939,196	2.05	x	4.514%	92.9	66.5%	63.2%
Multifamily/Retail	1	4,400,000	0.5	$4,400,000	1.43	x	4.843%	120.0	72.0%	60.5%
Self Storage	19	$73,125,687	7.6%	$3,848,720	1.51	x	4.769%	119.4	67.3%	57.6%
Senior Housing	27	$45,220,475	4.7%	$1,674,832	1.58	x	4.916%	110.5	66.0%	53.2%
Independent Living	27	45,220,475	4.7	$1,674,832	1.58	x	4.916%	110.5	66.0%	53.2%
Hospitality	3	$32,675,067	3.4%	$10,891,689	1.79	x	4.944%	119.3	72.7%	56.6%
Limited Service	3	32,675,067	3.4	$10,891,689	1.79	x	4.944%	119.3	72.7%	56.6%
Industrial	3	$20,534,678	2.1%	$6,844,893	1.45	x	4.774%	119.3	70.2%	57.8%
Flex	3	20,534,678	2.1	$6,844,893	1.45	x	4.774%	119.3	70.2%	57.8%
Manufactured Housing	2	$10,520,000	1.1%	$5,260,000	1.28	x	5.078%	120.0	71.1%	58.6%
Parking	1	$8,000,000	0.8%	$8,000,000	1.81	x	4.470%	59.0	58.2%	58.2%
Total/Avg./Wtd. Avg.	113	$961,465,513	100.0%	$8,508,544	1.65	x	4.713%	111.0	67.2%	59.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
North Carolina	6	$112,782,448	11.7%	$18,797,075	2.10	x	4.564%	92.6	66.8%	63.3%
Michigan	10	112,196,194	11.7	$11,219,619	1.54	x	4.789%	119.4	73.5%	59.4%
Maine	1	110,000,000	11.4	$110,000,000	1.83	x	4.660%	118.0	59.5%	59.5%
Washington	7	100,000,000	10.4	$14,285,714	2.06	x	4.608%	119.0	58.8%	55.6%
New York	2	74,000,000	7.7	$37,000,000	1.34	x	4.713%	81.3	63.5%	59.8%
Florida	4	64,577,130	6.7	$16,144,282	1.40	x	4.469%	95.9	71.9%	65.0%
California	9	52,617,931	5.5	$5,846,437	1.41	x	4.898%	119.1	66.0%	54.0%
Illinois	10	43,800,000	4.6	$4,380,000	1.50	x	4.929%	119.8	72.6%	65.7%
Pennsylvania	7	35,555,471	3.7	$5,079,353	1.52	x	4.965%	119.3	67.3%	54.9%
Texas	10	34,443,751	3.6	$3,444,375	1.51	x	4.755%	112.2	70.4%	58.8%
Alabama	9	32,587,500	3.4	$3,620,833	1.47	x	4.655%	120.0	70.7%	61.3%
South Carolina	3	28,842,601	3.0	$9,614,200	1.54	x	4.900%	119.4	71.2%	59.5%
Ohio	2	24,551,307	2.6	$12,275,654	1.45	x	4.716%	119.7	71.0%	57.8%
Arizona	4	23,272,208	2.4	$5,818,052	1.46	x	4.858%	109.4	62.5%	51.9%
Colorado	5	20,144,192	2.1	$4,028,838	1.70	x	4.774%	119.1	73.5%	57.5%
Georgia	4	15,300,000	1.6	$3,825,000	1.53	x	4.706%	120.0	71.2%	62.8%
New Mexico	1	15,250,000	1.6	$15,250,000	1.52	x	4.547%	120.0	70.3%	58.5%
Kentucky	1	14,500,000	1.5	$14,500,000	1.56	x	4.650%	120.0	74.4%	57.7%
New Hampshire	1	14,084,084	1.5	$14,084,084	1.40	x	4.740%	119.0	72.2%	58.9%
Tennessee	2	7,423,483	0.8	$3,711,741	1.95	x	4.474%	118.5	59.8%	48.2%
Oregon	5	5,865,559	0.6	$1,173,112	1.55	x	4.990%	115.0	71.0%	56.8%
Connecticut	2	4,321,107	0.4	$2,160,553	1.55	x	4.990%	115.0	71.0%	56.8%
North Dakota	1	3,660,000	0.4	$3,660,000	1.41	x	5.000%	120.0	75.0%	61.7%
Indiana	1	2,930,000	0.3	$2,930,000	1.40	x	5.100%	120.0	68.6%	58.1%
Missouri	1	2,213,995	0.2	$2,213,995	1.55	x	4.990%	115.0	71.0%	56.8%
Iowa	2	2,091,843	0.2	$1,045,922	1.55	x	4.990%	115.0	71.0%	56.8%
Nevada	1	1,771,196	0.2	$1,771,196	1.55	x	4.990%	115.0	71.0%	56.8%
Wisconsin	1	1,446,731	0.2	$1,446,731	1.55	x	4.990%	115.0	71.0%	56.8%
Kansas	1	1,236,783	0.1	$1,236,783	1.55	x	4.990%	115.0	71.0%	56.8%
Total/Avg./Wtd. Avg.	113	$961,465,513	100.0%	$8,508,544	1.65	x	4.713%	111.0	67.2%	59.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Exchangeable Class Detail	4
	Reconciliation Detail	5
	Other Required Information	6
	Cash Reconciliation Detail	7
	Current Mortgage Loan and Property Stratification Tables	8-10
	Mortgage Loan Detail	11
	NOI Detail	12
	Principal Prepayment Detail	13
	Historical Detail	14
	Delinquency Loan Detail	15
	Specially Serviced Loan Detail	16-17
	Advance Summary	18
	Modified Loan Detail	19
	Historical Liquidated Loan Detail	20
	Historical Bond / Collateral Loss Reconciliation	21
	Interest Shortfall Reconciliation Detail	22-23
	Defeased Loan Detail	24
	Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor
GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612 Contact: REAM_InvestorRelations@WellsFargo.com Phone Number:	CWCapital Asset Management, LLC 7501 Wisconsin Ave. Suite 500 West Bethesda, MD 20814 Contact: Kathleen Olin Phone Number: (202) 715-9500	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

D-1	Page 1 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class PST, please refer to page 4.

D-2	Page 2 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

D-3	Page 3 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PST Detail
Class\ Component	CUSIP	Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-4	Page 4 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-5	Page 5 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount

		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

		Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

D-6	Page 6 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Deutsche Bank Trust Comapny Americas	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank N. A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		CCRE Strip Fee -Cantor Commercial Real Estate Lending, L.F	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

D-7	Page 7 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

D-8	Page 8 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Rate							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

D-9	Page 9 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

D-10	Page 10 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Termporary Rate Reduction
MH	-	Mobile Home Park

D-11	Page 11 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

D-12	Page 12 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

D-13	Page 13 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D-14	Page 14 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

D-15	Page 15 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

D-16	Page 16 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

D-17	Page 17 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

D-18	Page 18 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

D-19	Page 19 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D-20	Page 20 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

D-21	Page 21 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

D-22	Page 22 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
			Current Month	Left to Reimburse		Comments
				Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

D-23	Page 23 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

D-24	Page 24 of 25

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Trust 2014-GC22 Commercial Mortgage Pass-Through Certificates Series 2014-GC22	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/11/2014
		Record Date:	06/30/2014
		Determination Date:	07/07/2014

Supplemental Reporting

D-25	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other PSA with respect to a Non-Serviced Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the

E-1-1

related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real

E-1-2

property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable

E-1-3

lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

E-1-4

related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the

E-1-5

payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its Anticipated Repayment Date) or an equity participation by Sponsor.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or

E-1-6

related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such

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portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related

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Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a

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specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment

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agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)      The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)       The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole

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Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental

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regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)
Cross-Collateralization.  Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor.  After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set

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forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.

(7) Junior Liens	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.

(6) Permitted Liens; Title Insurance	Selig Portfolio (No. 2)
Amazon, the single tenant at the 635 Elliott Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord.  The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

(13) Actions Concerning Mortgage Loan	Ivy Pointe Office Building (No. 31)
Charles J. Kubicki (“Kubicki”) was a 50% owner of Equity Group II, LLC (“Equity”), which owned an unrelated Ohio property that was mortgaged to Midland Life Insurance Company (“Midland”) for approximately $6.4 million. After negotiating the sale of such property to DBSI, Inc. (“DBSI”), Equity submitted a written request for approval to Midland, which was not formally acknowledged. In 2004, Equity completed the sale without the approval of Midland, for a price of approximately $10.3 million. In addition, for the benefit of Equity, as creditor, and, without the formal approval of Midland, DBSI entered into a wrap-around mortgage which granted a second lien on the office building and related property.  Equity undertook both actions after being advised by DBSI that (i) it would coordinate directly with Midland on the transfer, (ii) Midland would likely waive any fees, and (iii) Midland customarily did not object to wrap around mortgages. In connection with such acquisition Equity escrowed $450,000 with the title company for the payment of a prepayment penalty, should one be required.

An interest in the property was subsequently acquired by tenant-in-common (“TIC”) investors from DBSI and, for several years, such TICs received the “guaranteed” payments pursuant to their investment agreement. DBSI filed for Chapter 11 bankruptcy in November of 2008, and control of the property was assumed by the TICs, who ceased making payments on the wrap-around mortgage, resulting in Equity defaulting on its obligations under the original mortgage with Midland.  Midland then commenced foreclosure proceedings and brought a separate action against Kubicki and his business partners, as guarantors of the mortgage loan, which foreclosure has been completed and actions have been settled.  Subsequently, the TIC investors filed suit against DBSI, Kubicki

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and his business partner, alleging that such parties colluded to undertake actions prohibited under the original mortgage loan agreement and the agreement with the TICs, and that the TICs were not informed of the wrap-around mortgage until they assumed control of the property.  The court found that there was enough evidence to suggest that DBSI and Equity conspired in a way that financially harmed the TICs and awarded a $3.5 million judgment against Equity (which is currently under appeal). The suit against Kubicki and his business partner on the same cause of action was dismissed on a procedural technicality, and has since been refiled by the TICs.

(13) Actions Concerning Mortgage Loan	Maccabees Center (No. 12)
The Guarantor is currently subject to the following litigation which has been remanded to the trial court after the initial judgment against the Guarantor (i.e., recourse liability as the guarantor for a commercial loan) was reversed by the Michigan Court of Appeals: Wells Fargo Bank, NA vs. Cherryland Mall Limited Partnership. The commercial property previously owned by Cherryland Mall Limited Partnership was foreclosed by the related lender.

(13) Actions Concerning Mortgage Loan	Broadway Market Center (No. 23)
The Guarantor is a co-guarantor of a commercial loan made to Pioneer Austin East Development I, Ltd., the collateral for which is currently subject to foreclosure proceedings and the entity is in bankruptcy. According to disclosures provided by Guarantor, the remaining obligations under the related guaranty are approximately $300,000 and the collateral has significant value.

(16) Insurance	Selig Portfolio (No. 2) Maccabees Center (No. 12)
All policies may be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+”  by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	Newcastle Senior Housing Portfolio (No. 6)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all insurers must have ratings of not less than “BBB+” by S&P  and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

Instead of specifically covering a period of 18 months, business interruption insurance covers up until the date the Mortgaged Property is repaired or replaced and operations are resumed (regardless of the length of time).

(16) Insurance	Hampton Inn Pineville (No. 28)
The Mortgagor may utilize FHM Ins. Co. which currently has a claims paying ability rating of “B++ VII” with AM Best Rating Services, provided if the credit rating falls below “B++ VII” by AM Best or upon any of the other conditions set forth in the Mortgage Loan documents, the Mortgagor agrees to immediately replace FHM Ins. Co. with an insurer which meets the minimum claims-paying ability rating otherwise set forth in the Mortgage Loan documents.

(17) Access; Utilities; Separate Tax Lots	Selig Portfolio (No. 2)
The Mortgaged Properties identified as 635 Elliott and 645 Elliott share the same tax lot; however, a release of either of these Mortgaged Properties is conditioned on the creation of separate tax lots.

(24) Local Law Compliance	Maccabees Center (No. 12)
The Mortgaged Property is considered non-conforming as a result of a deficiency of 22 parking spaces (existing – 1202 parking spaces; 1224 required parking spaces) as required pursuant to the approved zoning variance issued for the Mortgaged Property and as more particularly described in the zoning report issued for the benefit of the Mortgagee.  Mortgagor agrees to add the required number of spaces to the extent

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required by the appropriate Governmental Authority and within the time period required in the notice from the Governmental Authority.
(26) Recourse Obligations	Newcastle Senior Housing Portfolio (No. 6)
The Mortgage Loan documents do not provide recourse for misappropriation of security deposits or, alternatively, the failure of any security deposits to be delivered to the lender upon foreclosure or action in lieu of foreclosure.

(28) Financial Reporting and Rent Rolls	Newcastle Senior Housing Portfolio (No. 6)
Annual borrower reporting is limited to a combined balance sheet of the borrowers (and no other entities), together with related combined statements of operations for the Mortgaged Properties on a combined basis.

(30) Due on Sale or Encumbrance	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.

(31) Single-Purpose Entity	Maccabees Center (No. 12)	The Mortgagor did not deliver a non-consolidation opinion in conjunction with the closing of the Mortgage Loan. The Mortgagor has 1 independent director.
(33) Fixed Interest Rates	Newcastle Senior Housing Portfolio (No. 6)	The Mortgage Loan bears interest at a rate of 4.000% from the origination date through January 5, 2019. From and after January 6, 2019, the interest rate will be 4.990%.
(39) Organization of Mortgagor	Nitneil Portfolio I – Alabama (No. 19) Nitneil Portfolio I – Georgia (No. 29)	The Mortgagors of the 2 Mortgage Loans secured by the self-storage property portfolios commonly known as Nitneil Portfolio I – Alabama and Nitneil Portfolio I – Georgia are affiliated entities.
(39) Organization of Mortgagor	Whitehall Tech III (No. 32) Whitehall Tech VII (No. 42)	The Mortgagors of the 2 Mortgage Loans secured by the office properties commonly known as Whitehall Tech III and Whitehall Tech VII are affiliated entities.

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Citigroup Global Markets Realty Corp.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	EpiCentre (No. 3)
The condominium in which the Mortgaged Property is located is subject to a vertical subdivision which contains two condominium units: the hotel unit, which is not part of the Mortgaged Property, and the mixed-use unit, which represents the entirety of the Mortgaged Property. The owner of the hotel unit has a right of first refusal to purchase, lease on a long-term basis, or otherwise acquire any parcel or site intended for the development of a hotel or other transient lodging facility within the Mortgaged Property if the borrower has received a written offer and intends to accept such offer or has submitted a written offer to another party to transfer to such party all or any portion of the Mortgaged Property.

(6) Permitted Liens; Title Insurance	EpiCentre (No. 3)
The condominium in which the Mortgaged Property is located is subject to a vertical subdivision which contains two condominium units: the hotel unit, which is not part of the Mortgaged Property, and the mixed-use unit, which represents the entirety of the Mortgaged Property. The owner of the hotel unit has a right of first refusal to purchase, lease on a long-term basis, or otherwise acquire any parcel or site intended for the development of a hotel or other transient lodging facility within the Mortgaged Property if the borrower has received a written offer and intends to accept such offer or has submitted a written offer to another party to transfer to such party all or any portion of the Mortgaged Property.

(16) Insurance	500 West 43rd Street (No. 33)
The Mortgaged Property is the garage unit of a condominium, and pursuant to the condominium’s governing documents, any insurance proceeds of $100,000 or less shall be payable to the condominium board, and any insurance proceeds of more than $100,000 shall be payable to an insurance trustee.  An insurance trustee may only be appointed pursuant to the condominium documents and during the time in which the Mortgaged Property is encumbered by the mortgage, the insurance trustee must have a credit rating of at least “A” by Fitch, Inc. or Standard & Poor’s or “A2” by Moody’s.

(16) Insurance	Maine Mall (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which (i) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of not less than “A” by S&P and “A:X” by A.M. Best (provided that the Mortgagor may utilize Factory Mutual Insurance Co. for so long as it maintains a rating by Fitch of not lower than “A” and by S&P of “Api”) and (ii) the remainder of the coverage is with insurers having ratings of not less than “BBB+” by S&P and “A:VIII” by A.M. Best.

The Mortgagor may utilize RSUI Indemnity Company and Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the related origination date for so long as those insurers do not move lower in the syndicate, do not increase their limits and maintain a rating of at least “A3” and “Baa1” by Moody’s, respectively.

The Mortgagor may satisfy the insurer ratings requirements under the Mortgage Loan documents by providing to the lender a “cut-through” endorsement or credit wrap issued by an insurer satisfactory to the lender or by such other credit enhancement or guaranty by such other person or entity, in each event satisfactory to the lender and the rating agencies.

Instead of specifically covering a period of 18 months, business interruption/rental loss insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time), plus an additional extended period of indemnity for twelve months from the date the property is restored or until the income is restored to the prior level, whichever first occurs.

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(26) Recourse Obligations	The Hamptons at Cloverlane (No. 8)
Recourse for losses sustained from the misappropriation of rents requires prior notice to the Mortgagor after the occurrence of a non-monetary event of default under the Mortgage Loan.  In addition, the Mortgage Loan documents provide that transfers of an equity interest in the Mortgagor made in violation of the Mortgage Loan documents do not trigger full recourse if such violation is corrected within 30 days of notice from the lender.

(26) Recourse Obligations	Lowe’s Home Improvement Altoona (No. 43)
The Mortgage Loan documents provide that transfers made in violation of the Mortgage Loan documents do not trigger full recourse if (i) such violation was immaterial and non-recurring, (ii) borrower corrects such violation within 30 days of obtaining knowledge thereof, (iii) such default is not a prohibited transfer; and (iv) if required by lender, lender has received a Rating Agency Confirmation.

(26) Recourse Obligations	Maine Mall (No. 1)
The Mortgage Loan documents provide that recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents is limited to losses.  Additionally, the Mortgage Loan documents do not provide for recourse for the commission of intentional material physical waste (but do provide for recourse for any damage or destruction caused by intentional acts or omissions and for removal or disposal of any portion of the Mortgaged Property after an event of default (other than in the ordinary course of owning and operating the Mortgaged Property).

(28) Financial Reporting and Rent Rolls	Timber Development Portfolio (No. 30)	The Mortgage Loan Documents do not require financial statements to be provided on a combined basis.

(30) Due on Sale or Encumbrance	Maine Mall (No. 1)
The Mortgage Loan documents permit each of General Growth Properties, Inc., a Delaware corporation (“General Growth”), which is the indirect holder of the majority interest in the Mortgagor, or an entity that General Growth controls and owns at least 50% of the direct or indirect equity interests in (each such entity, a “General Growth Subsidiary”), to transfer its interest in Mortgagor to or in favor of a General Growth Subsidiary in one or a series of transfers without the consent of the lender, provided that certain conditions are met (including prior notice to the lender, a new non-consolidation opinion, the Mortgaged Property is managed by a qualified manager and Mortgagor delivers Rating Agency Confirmation, if applicable).   Such a transfer or series of transfer could result in the non-recourse carveout guarantor no longer controlling the Mortgagor, provided that, at lender’s request, one or more replacement guarantors, which shall own not less than fifty percent (50%) of the direct or indirect equity interests in Mortgagor and control Mortgagor, will deliver to lender replacement recourse documents acceptable to lender, and additional documentation required by lender (including a REMIC opinion, an opinion regarding corporate, authority and enforceability matters, and a new or updated non-consolidation opinion).

Additionally, each of (A) the non-recourse carveout guarantor, General Growth, GGP Real Estate Holding II, Inc., a Delaware corporation, and GGP Limited Partnership II, a Delaware limited partnership and (B) solely to the extent that a corporate restructuring occurs in accordance with the terms of the Mortgage Loan documents, GGPLP, LLC, a Delaware limited liability company (each, a “GGP Holding I Party”) and/or GGPLPLLC 2010 Loan Pledgor Holding, LLC may, as security for debt incurred or to be incurred by such GGP Holding I Party and/or GGPLPLLC 2010 Loan Pledgor Holding, LLC, as applicable , in one or a series of transfers, pledge, hypothecate, grant of a security interest or other encumbrance to a qualified lender satisfying certain criteria specified in the Mortgage Loan documents in such GGP Holding I Party’s and/or GGPLPLLC 2010 Loan Pledgor Holding, LLC’s respective assets (including the indirect equity interests of such GGP Holding I Party and/or GGPLPLLC 2010 Loan Pledgor Holding, LLC, as applicable, in Mortgagor) and the holder of such pledge or security interest may exercise any remedies or rights pursuant to such pledge or security instrument without the lender’s consent, provided that certain conditions are met (including prior notice to the lender, a new

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non-consolidation opinion, the Mortgaged Property is managed by a qualified manager, the pledges secure corporate level debt obligations and there will be substantial collateral for such corporate level debt obligations, and Mortgagor delivers Rating Agency Confirmation, if applicable).

(31) Single-Purpose Entity	Maine Mall (No. 1)
The Mortgagor previously subleased (from an affiliate entity) a parcel of undeveloped land located adjacent to the Mortgaged Property but not securing the Mortgage Loan, which such sublease was terminated on or prior to the origination of the Mortgage Loan.

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Cantor Commercial Real Estate Lending, L.P.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Various
Certain of the Mortgage Loan documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $500,000 (or in some cases, a smaller amount) and the cost to restore is also less than $500,000 (or such smaller amount as specified in the related Mortgage Loan documents).

(16) Insurance	Various
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

(17) Access; Utilities; Separate Tax Lots	AirPark North Business Center (No. 11)	A portion of the vacant adjacent property lot, which is not part of the Mortgaged Property, appears to be included in the Mortgaged Property’s tax parcel.
(24) Local Law Compliance	Ridgeview Apartments (No. 4)
The Mortgaged Property is located in a development district and is subject to a declaration of restrictive covenants (the “Declaration”) and a regulatory agreement (the “Regulatory Agreement”), which respectively require that (i) 20% of the total number of units (83 units) be made available for rent to certain qualifying households based on household incomes and (ii) 15 units be occupied by tenants whose household incomes are less than 30% of the area median income, adjusted for family size.  The lender was unable to confirm income levels of the households occupying units located at the Mortgaged Property.

(31) Single Purpose Entity	AirPark North Business Center (No. 11)	The related Mortgagor previously owned a vacant, unimproved parcel of land located adjacent to the Mortgaged Property.
(31) Single Purpose Entity	Omni East Shopping Center (No. 44)	The related Mortgagor previously owned an out-parcel adjacent to the Mortgaged Property which was transferred prior to the origination of the Mortgage Loan to a third party.
(31) Single Purpose Entity	Smoky Hill Village II (No. 57)
The related Mortgagor previously owned other property which was sold in connection with the acquisition of the Mortgaged Property through a 1031 Exchange sale.  In addition, the Mortgagor has a one-time right to either make an intercompany loan to an affiliated entity (but not to an individual person) or acquire an equity investment interest in an affiliated entity, provided that any such loan or equity investment is made in compliance with all applicable legal requirements.

(39) Organization of Mortgagor	Smoky Hill Village I (No. 49) Smoky Hill Village II (No. 57)	The Mortgagors of the 2 Mortgage Loans secured by the office properties commonly known as Smoky Hill Village I and Smoky Hill Village II are affiliated entities.

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Starwood Mortgage Funding I LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	The Cove Apartments (No. 5)
While the Mortgagor is not required to maintain insurance in the maximum amount available under the National Flood Insurance Program, the Loan Documents require the Mortgagor to maintain flood insurance in an aggregate amount of not less than (i) if such insurance covers the Mortgaged Property, the Snell Isle property (which is not part of the collateral) and the Arbor Lakes property (which is not part of the collateral), $35,000,000, (ii) if such insurance covers only the Mortgaged Property and the Arbor Lakes property, $25,000,000 and (iii) if such insurance covers only the Mortgaged Property, the Mortgaged Property and the Snell Isle property or the Mortgaged Property plus any property other than the Snell Isle property and the Arbor Lakes property, 40% of the total insurable value of the Mortgaged Property or if such insurance policy covers other properties in addition to the Mortgaged Property, 40% of the total insurance value of all such properties.  As of the date of origination of the Mortgage Loan, the Mortgagor has flood insurance in the maximum amount available under the National Flood Insurance Program.  However, such policies expire during the term of the Mortgage Loan and Mortgagor is not required to renew such policies.

(29) Acts of Terrorism Exclusion	The Cove Apartments (No. 5)
Whether or not TRIA is in effect, Mortgagor is required to maintain terrorism insurance but is not required to pay annual premiums in excess of two (2) times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy (excluding the windstorm, flood and earthquake components of such policy) if the insurance policies contain an exclusion for acts of terrorism.

(33) Fixed Interest Rates	Buffalo Grove Town Center (No. 25)
The Mortgage Loan bears interest at a rate of 4.735% from the origination date through but not including May 6, 2024. From and after May 6, 2024, the interest rate will be equal to the greater of (a) 4.735% plus three percentage points and (b) the Hyper-Am Treasury Rate (as defined in the Loan Documents) plus three and one-half percentage points.

(39) Organization of Mortgagor	Grandview Plaza (No. 52) Normandy Square (No. 59)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	Muirwood Square (No. 53) Century Plaza (No. 55)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
7/10/2014	$52,638,000.00	5/10/2019	$52,637,979.07
8/10/2014	$52,638,000.00	6/10/2019	$51,788,584.89
9/10/2014	$52,638,000.00	7/10/2019	$50,792,022.30
10/10/2014	$52,638,000.00	8/10/2019	$49,872,701.66
11/10/2014	$52,638,000.00	9/10/2019	$48,949,655.53
12/10/2014	$52,638,000.00	10/10/2019	$47,941,957.58
1/10/2015	$52,638,000.00	11/10/2019	$47,011,085.10
2/10/2015	$52,638,000.00	12/10/2019	$45,995,782.45
3/10/2015	$52,638,000.00	1/10/2020	$45,057,020.86
4/10/2015	$52,638,000.00	2/10/2020	$44,114,454.71
5/10/2015	$52,638,000.00	3/10/2020	$43,007,510.62
6/10/2015	$52,638,000.00	4/10/2020	$42,056,634.28
7/10/2015	$52,638,000.00	5/10/2020	$41,021,894.31
8/10/2015	$52,638,000.00	6/10/2020	$40,062,968.42
9/10/2015	$52,638,000.00	7/10/2020	$39,020,406.87
10/10/2015	$52,638,000.00	8/10/2020	$38,053,366.87
11/10/2015	$52,638,000.00	9/10/2020	$37,082,407.28
12/10/2015	$52,638,000.00	10/10/2020	$36,028,152.85
1/10/2016	$52,638,000.00	11/10/2020	$35,048,982.64
2/10/2016	$52,638,000.00	12/10/2020	$33,986,750.12
3/10/2016	$52,638,000.00	1/10/2021	$32,999,303.43
4/10/2016	$52,638,000.00	2/10/2021	$32,007,854.14
5/10/2016	$52,638,000.00	3/10/2021	$30,776,298.97
6/10/2016	$52,638,000.00	4/10/2021	$29,775,833.01
7/10/2016	$52,638,000.00	5/10/2021	$28,692,907.84
8/10/2016	$52,638,000.00	6/10/2021	$27,689,076.88
9/10/2016	$52,638,000.00	7/10/2021	$26,790,951.40
10/10/2016	$52,638,000.00	8/10/2021	$25,952,942.61
11/10/2016	$52,638,000.00	9/10/2021	$25,111,518.01
12/10/2016	$52,638,000.00	10/10/2021	$24,203,223.29
1/10/2017	$52,638,000.00	11/10/2021	$23,354,664.67
2/10/2017	$52,638,000.00	12/10/2021	$22,439,437.82
3/10/2017	$52,638,000.00	1/10/2022	$21,583,687.64
4/10/2017	$52,638,000.00	2/10/2022	$20,724,449.05
5/10/2017	$52,638,000.00	3/10/2022	$19,673,117.79
6/10/2017	$52,638,000.00	4/10/2022	$18,806,085.40
7/10/2017	$52,638,000.00	5/10/2022	$17,872,907.54
8/10/2017	$52,638,000.00	6/10/2022	$16,998,534.53
9/10/2017	$52,638,000.00	7/10/2022	$16,058,223.77
10/10/2017	$52,638,000.00	8/10/2022	$15,176,450.90
11/10/2017	$52,638,000.00	9/10/2022	$14,291,083.14
12/10/2017	$52,638,000.00	10/10/2022	$13,340,088.76
1/10/2018	$52,638,000.00	11/10/2022	$12,447,232.45
2/10/2018	$52,638,000.00	12/10/2022	$11,488,961.43
3/10/2018	$52,638,000.00	1/10/2023	$10,588,556.14
4/10/2018	$52,638,000.00	2/10/2023	$9,684,479.70
5/10/2018	$52,638,000.00	3/10/2023	$8,592,484.00
6/10/2018	$52,638,000.00	4/10/2023	$7,680,263.85
7/10/2018	$52,638,000.00	5/10/2023	$6,703,176.95
8/10/2018	$52,638,000.00	6/10/2023	$5,783,251.57
9/10/2018	$52,638,000.00	7/10/2023	$4,798,677.46
10/10/2018	$52,638,000.00	8/10/2023	$3,870,984.65
11/10/2018	$52,638,000.00	9/10/2023	$2,939,509.01
12/10/2018	$52,638,000.00	10/10/2023	$1,943,711.50
1/10/2019	$52,638,000.00	11/10/2023	$1,004,375.24
2/10/2019	$52,638,000.00	12/10/2023	$939.53
3/10/2019	$52,638,000.00	1/10/2024	$0.00
4/10/2019	$52,638,000.00

F-1

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ANNEX G

NEWCASTLE SENIOR HOUSING PORTFOLIO AMORTIZATION SCHEDULE
Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance	Loan Rate
2/6/2014	$362,499,000.00	$482,018.01	$1,248,607.67	$1,730,625.67	$362,016,981.99	4.000%
3/6/2014	$362,016,981.99	$604,350.62	$1,126,275.06	$1,730,625.67	$361,412,631.38	4.000%
4/6/2014	$361,412,631.38	$485,759.94	$1,244,865.73	$1,730,625.67	$360,926,871.44	4.000%
5/6/2014	$360,926,871.44	$527,536.10	$1,203,089.57	$1,730,625.67	$360,399,335.34	4.000%
6/6/2014	$360,399,335.34	$489,250.18	$1,241,375.49	$1,730,625.67	$359,910,085.15	4.000%
7/6/2014	$359,910,085.15	$530,925.39	$1,199,700.28	$1,730,625.67	$359,379,159.76	4.000%
8/6/2014	$359,379,159.76	$492,764.12	$1,237,861.55	$1,730,625.67	$358,886,395.64	4.000%
9/6/2014	$358,886,395.64	$494,461.42	$1,236,164.25	$1,730,625.67	$358,391,934.22	4.000%
10/6/2014	$358,391,934.22	$535,985.89	$1,194,639.78	$1,730,625.67	$357,855,948.33	4.000%
11/6/2014	$357,855,948.33	$498,010.74	$1,232,614.93	$1,730,625.67	$357,357,937.59	4.000%
12/6/2014	$357,357,937.59	$539,432.55	$1,191,193.13	$1,730,625.67	$356,818,505.05	4.000%
1/6/2015	$356,818,505.05	$501,584.15	$1,229,041.52	$1,730,625.67	$356,316,920.89	4.000%
2/6/2015	$356,316,920.89	$503,311.83	$1,227,313.84	$1,730,625.67	$355,813,609.06	4.000%
3/6/2015	$355,813,609.06	$623,650.00	$1,106,975.67	$1,730,625.67	$355,189,959.06	4.000%
4/6/2015	$355,189,959.06	$507,193.59	$1,223,432.08	$1,730,625.67	$354,682,765.47	4.000%
5/6/2015	$354,682,765.47	$548,349.79	$1,182,275.88	$1,730,625.67	$354,134,415.68	4.000%
6/6/2015	$354,134,415.68	$510,829.35	$1,219,796.32	$1,730,625.67	$353,623,586.33	4.000%
7/6/2015	$353,623,586.33	$551,880.38	$1,178,745.29	$1,730,625.67	$353,071,705.95	4.000%
8/6/2015	$353,071,705.95	$514,489.80	$1,216,135.88	$1,730,625.67	$352,557,216.15	4.000%
9/6/2015	$352,557,216.15	$516,261.93	$1,214,363.74	$1,730,625.67	$352,040,954.22	4.000%
10/6/2015	$352,040,954.22	$557,155.82	$1,173,469.85	$1,730,625.67	$351,483,798.40	4.000%
11/6/2015	$351,483,798.40	$519,959.26	$1,210,666.42	$1,730,625.67	$350,963,839.14	4.000%
12/6/2015	$350,963,839.14	$560,746.21	$1,169,879.46	$1,730,625.67	$350,403,092.93	4.000%
1/6/2016	$350,403,092.93	$523,681.69	$1,206,943.99	$1,730,625.67	$349,879,411.25	4.000%
2/6/2016	$349,879,411.25	$525,485.48	$1,205,140.19	$1,730,625.67	$349,353,925.77	4.000%
3/6/2016	$349,353,925.77	$604,929.69	$1,125,695.98	$1,730,625.67	$348,748,996.08	4.000%
4/6/2016	$348,748,996.08	$529,379.13	$1,201,246.54	$1,730,625.67	$348,219,616.95	4.000%
5/6/2016	$348,219,616.95	$569,893.62	$1,160,732.06	$1,730,625.67	$347,649,723.34	4.000%
6/6/2016	$347,649,723.34	$533,165.51	$1,197,460.16	$1,730,625.67	$347,116,557.82	4.000%
7/6/2016	$347,116,557.82	$573,570.48	$1,157,055.19	$1,730,625.67	$346,542,987.34	4.000%
8/6/2016	$346,542,987.34	$536,977.60	$1,193,648.07	$1,730,625.67	$346,006,009.74	4.000%
9/6/2016	$346,006,009.74	$538,827.19	$1,191,798.48	$1,730,625.67	$345,467,182.55	4.000%
10/6/2016	$345,467,182.55	$579,068.40	$1,151,557.28	$1,730,625.67	$344,888,114.15	4.000%
11/6/2016	$344,888,114.15	$542,677.72	$1,187,947.95	$1,730,625.67	$344,345,436.43	4.000%
12/6/2016	$344,345,436.43	$582,807.55	$1,147,818.12	$1,730,625.67	$343,762,628.88	4.000%
1/6/2017	$343,762,628.88	$546,554.39	$1,184,071.28	$1,730,625.67	$343,216,074.48	4.000%
2/6/2017	$343,216,074.48	$548,436.97	$1,182,188.70	$1,730,625.67	$342,667,637.51	4.000%
3/6/2017	$342,667,637.51	$664,548.58	$1,066,077.09	$1,730,625.67	$342,003,088.93	4.000%
4/6/2017	$342,003,088.93	$552,615.03	$1,178,010.64	$1,730,625.67	$341,450,473.90	4.000%
5/6/2017	$341,450,473.90	$592,457.43	$1,138,168.25	$1,730,625.67	$340,858,016.48	4.000%
6/6/2017	$340,858,016.48	$556,559.17	$1,174,066.50	$1,730,625.67	$340,301,457.30	4.000%
7/6/2017	$340,301,457.30	$596,287.48	$1,134,338.19	$1,730,625.67	$339,705,169.82	4.000%
8/6/2017	$339,705,169.82	$560,530.09	$1,170,095.58	$1,730,625.67	$339,144,639.74	4.000%
9/6/2017	$339,144,639.74	$562,460.80	$1,168,164.87	$1,730,625.67	$338,582,178.94	4.000%
10/6/2017	$338,582,178.94	$602,018.41	$1,128,607.26	$1,730,625.67	$337,980,160.53	4.000%
11/6/2017	$337,980,160.53	$566,471.79	$1,164,153.89	$1,730,625.67	$337,413,688.74	4.000%
12/6/2017	$337,413,688.74	$605,913.38	$1,124,712.30	$1,730,625.67	$336,807,775.36	4.000%
1/6/2018	$336,807,775.36	$570,510.00	$1,160,115.67	$1,730,625.67	$336,237,265.36	4.000%
2/6/2018	$336,237,265.36	$572,475.09	$1,158,150.58	$1,730,625.67	$335,664,790.27	4.000%
3/6/2018	$335,664,790.27	$686,335.21	$1,044,290.46	$1,730,625.67	$334,978,455.06	4.000%
4/6/2018	$334,978,455.06	$576,810.99	$1,153,814.68	$1,730,625.67	$334,401,644.07	4.000%
5/6/2018	$334,401,644.07	$615,953.53	$1,114,672.15	$1,730,625.67	$333,785,690.54	4.000%
6/6/2018	$333,785,690.54	$580,919.40	$1,149,706.27	$1,730,625.67	$333,204,771.14	4.000%
7/6/2018	$333,204,771.14	$619,943.10	$1,110,682.57	$1,730,625.67	$332,584,828.03	4.000%
8/6/2018	$332,584,828.03	$585,055.71	$1,145,569.96	$1,730,625.67	$331,999,772.33	4.000%
9/6/2018	$331,999,772.33	$587,070.90	$1,143,554.77	$1,730,625.67	$331,412,701.43	4.000%
10/6/2018	$331,412,701.43	$625,916.67	$1,104,709.00	$1,730,625.67	$330,786,784.76	4.000%
11/6/2018	$330,786,784.76	$591,248.97	$1,139,376.70	$1,730,625.67	$330,195,535.79	4.000%
12/6/2018	$330,195,535.79	$629,973.89	$1,100,651.79	$1,730,625.67	$329,565,561.90	4.000%
1/6/2019	$329,565,561.90	$595,455.40	$1,135,170.27	$1,730,625.67	$328,970,106.50	4.000%

G-1

Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance	Loan Rate
2/6/2019	$328,970,106.50	$597,506.42	$1,413,566.27	$2,011,072.69	$328,372,600.08	4.990%
3/6/2019	$328,372,600.08	$709,022.03	$1,274,450.55	$1,983,472.57	$327,663,578.06	4.990%
4/6/2019	$327,663,578.06	$602,006.68	$1,407,952.19	$2,009,958.87	$327,061,571.38	4.990%
5/6/2019	$327,061,571.38	$640,420.43	$1,360,031.03	$2,000,451.47	$326,421,150.94	4.990%
6/6/2019	$326,421,150.94	$606,286.15	$1,402,613.55	$2,008,899.70	$325,814,864.79	4.990%
7/6/2019	$325,814,864.79	$644,576.12	$1,354,846.81	$1,999,422.94	$325,170,288.67	4.990%
8/6/2019	$325,170,288.67	$610,594.68	$1,397,238.67	$2,007,833.34	$324,559,693.99	4.990%
9/6/2019	$324,559,693.99	$612,697.84	$1,394,614.97	$2,007,312.81	$323,946,996.15	4.990%
10/6/2019	$323,946,996.15	$650,802.35	$1,347,079.59	$1,997,881.94	$323,296,193.80	4.990%
11/6/2019	$323,296,193.80	$617,049.89	$1,389,185.78	$2,006,235.68	$322,679,143.91	4.990%
12/6/2019	$322,679,143.91	$655,028.53	$1,341,807.44	$1,996,835.97	$322,024,115.38	4.990%
1/6/2020	$322,024,115.38	$621,431.50	$1,383,719.73	$2,005,151.23	$321,402,683.89	4.990%
2/6/2020	$321,402,683.89	$623,571.98	$1,381,049.48	$2,004,621.46	$320,779,111.90	4.990%
3/6/2020	$320,779,111.90	$697,004.09	$1,289,442.92	$1,986,447.01	$320,082,107.81	4.990%
4/6/2020	$320,082,107.81	$628,120.63	$1,375,375.03	$2,003,495.67	$319,453,987.18	4.990%
5/6/2020	$319,453,987.18	$665,779.05	$1,328,396.16	$1,994,175.21	$318,788,208.13	4.990%
6/6/2020	$318,788,208.13	$632,577.40	$1,369,815.22	$2,002,392.62	$318,155,630.73	4.990%
7/6/2020	$318,155,630.73	$670,106.90	$1,322,997.16	$1,993,104.07	$317,485,523.83	4.990%
8/6/2020	$317,485,523.83	$637,064.42	$1,364,217.66	$2,001,282.08	$316,848,459.41	4.990%
9/6/2020	$316,848,459.41	$639,258.76	$1,361,480.23	$2,000,738.98	$316,209,200.65	4.990%
10/6/2020	$316,209,200.65	$676,595.00	$1,314,903.26	$1,991,498.26	$315,532,605.65	4.990%
11/6/2020	$315,532,605.65	$643,791.14	$1,355,826.08	$1,999,617.22	$314,888,814.51	4.990%
12/6/2020	$314,888,814.51	$680,996.29	$1,309,412.65	$1,990,408.94	$314,207,818.22	4.990%
1/6/2021	$314,207,818.22	$648,354.30	$1,350,133.54	$1,998,487.84	$313,559,463.92	4.990%
2/6/2021	$313,559,463.92	$650,587.52	$1,347,347.60	$1,997,935.11	$312,908,876.40	4.990%
3/6/2021	$312,908,876.40	$757,131.39	$1,214,434.12	$1,971,565.51	$312,151,745.01	4.990%
4/6/2021	$312,151,745.01	$655,436.33	$1,341,298.71	$1,996,735.03	$311,496,308.68	4.990%
5/6/2021	$311,496,308.68	$692,304.64	$1,295,305.48	$1,987,610.13	$310,804,004.04	4.990%
6/6/2021	$310,804,004.04	$660,078.55	$1,335,507.54	$1,995,586.09	$310,143,925.49	4.990%
7/6/2021	$310,143,925.49	$696,812.59	$1,289,681.82	$1,986,494.41	$309,447,112.90	4.990%
8/6/2021	$309,447,112.90	$664,752.28	$1,329,677.05	$1,994,429.34	$308,782,360.62	4.990%
9/6/2021	$308,782,360.62	$667,041.99	$1,326,820.65	$1,993,862.63	$308,115,318.64	4.990%
10/6/2021	$308,115,318.64	$703,574.61	$1,281,246.20	$1,984,820.81	$307,411,744.03	4.990%
11/6/2021	$307,411,744.03	$671,763.00	$1,320,931.19	$1,992,694.18	$306,739,981.03	4.990%
12/6/2021	$306,739,981.03	$708,159.07	$1,275,527.09	$1,983,686.16	$306,031,821.96	4.990%
1/6/2022	$306,031,821.96	$676,516.06	$1,315,001.74	$1,991,517.80	$305,355,305.90	4.990%
2/6/2022	$305,355,305.90	$678,846.28	$1,312,094.79	$1,990,941.07	$304,676,459.61	4.990%
3/6/2022	$304,676,459.61	$782,743.35	$1,182,483.19	$1,965,226.55	$303,893,716.26	4.990%
4/6/2022	$303,893,716.26	$683,880.65	$1,305,814.42	$1,989,695.07	$303,209,835.61	4.990%
5/6/2022	$303,209,835.61	$719,926.22	$1,260,847.57	$1,980,773.79	$302,489,909.39	4.990%
6/6/2022	$302,489,909.39	$688,715.98	$1,299,782.34	$1,988,498.32	$301,801,193.41	4.990%
7/6/2022	$301,801,193.41	$724,621.69	$1,254,989.96	$1,979,611.66	$301,076,571.71	4.990%
8/6/2022	$301,076,571.71	$693,584.15	$1,293,709.30	$1,987,293.45	$300,382,987.56	4.990%
9/6/2022	$300,382,987.56	$695,973.16	$1,290,729.01	$1,986,702.17	$299,687,014.41	4.990%
10/6/2022	$299,687,014.41	$731,668.96	$1,246,198.50	$1,977,867.46	$298,955,345.45	4.990%
11/6/2022	$298,955,345.45	$700,890.59	$1,284,594.51	$1,985,485.10	$298,254,454.86	4.990%
12/6/2022	$298,254,454.86	$736,444.16	$1,240,241.44	$1,976,685.60	$297,518,010.70	4.990%
1/6/2023	$297,518,010.70	$705,841.41	$1,278,418.36	$1,984,259.78	$296,812,169.29	4.990%
2/6/2023	$296,812,169.29	$708,272.64	$1,275,385.40	$1,983,658.05	$296,103,896.64	4.990%
3/6/2023	$296,103,896.64	$809,413.55	$1,149,212.12	$1,958,625.67	$295,294,483.09	4.990%
4/6/2023	$295,294,483.09	$713,500.23	$1,268,863.99	$1,982,364.22	$294,580,982.86	4.990%
5/6/2023	$294,580,982.86	$748,689.06	$1,224,965.92	$1,973,654.98	$293,832,293.80	4.990%
6/6/2023	$293,832,293.80	$718,536.66	$1,262,581.04	$1,981,117.70	$293,113,757.14	4.990%
7/6/2023	$293,113,757.14	$753,579.81	$1,218,864.71	$1,972,444.52	$292,360,177.33	4.990%
8/6/2023	$292,360,177.33	$723,607.28	$1,256,255.44	$1,979,862.72	$291,636,570.04	4.990%
9/6/2023	$291,636,570.04	$726,099.71	$1,253,146.14	$1,979,245.85	$290,910,470.33	4.990%
10/6/2023	$290,910,470.33	$760,924.10	$1,209,702.71	$1,970,626.81	$290,149,546.23	4.990%
11/6/2023	$290,149,546.23	$731,221.68	$1,246,756.48	$1,977,978.16	$289,418,324.55	4.990%
12/6/2023	$289,418,324.55	$765,897.92	$1,203,497.87	$1,969,395.79	$288,652,426.63	4.990%
1/6/2024	$288,652,426.63	$736,378.42	$1,240,323.44	$1,976,701.87	$0.00	4.990%

G-2

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

May 30, 2014

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 112 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	25
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	26
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	40
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	112
LEGAL MATTERS	112
RATINGS	113
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

•
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

•
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties and residential developments in the local market;

•
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

•	the prepayment provisions of the related mortgage notes; and

•	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

•
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

•
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

•
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)     a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)    all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)    all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)     mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)    the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)   the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)     remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)    to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)   pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)    reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)     make remittances to the Collection Account as required by the Agreement;

(ii)    pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)     to cure any ambiguity;

(ii)    to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)   to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)    for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

•
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)     the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)    the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)   the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)    mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)     information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)    updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)   financial information relating to the underlying Mortgaged Properties;

(iv)    information with respect to delinquent mortgage loans;

(v)     information on mortgage loans which have been modified; and

(vi)    information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

•
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

•
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

•	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

•
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

•
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

•
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

•
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.           mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)     the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)    the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)   the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)    the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)     the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)    the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)   the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)  the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)   the debt service coverage ratios relating to the mortgage loans;

(x)    information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)   information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)  payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)     the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)    the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)   any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)    a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)    if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)    a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)   any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust

Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)    have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)    comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

•	negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under

“—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)     with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)     with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)    with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)    with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)     with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)    with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool”. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the

Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular

Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the

Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each

REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual

Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)  the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under Treasury regulations a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN or W-8BEN-E, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN, W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  Additional information may be required from Holders that are “foreign financial institutions” under FATCA.  See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into before July 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S.

Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include ERISA Plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets” of an ERISA Plan, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity.  Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	109
		FIRREA Appraisal	109
1986 Act	76	Form 8-K	37

A		G

ADA	72	Garn-St Germain Act	67
Advances	43
Agreement	26	H
Appraisal Regulations	109
Assessment of Compliance	45	Holders	28

B		I

Balloon Payments	51	Insurance Proceeds	29
Bankruptcy Code	55	IRS	76
beneficial owner	27
		L
C
		Lender Liability Act	64
California Military Code	69	Letter of Credit Bank	48
CERCLA	64
Certificateholders	28	M
Closing Date	37
Code	73	Master Servicer	40
Collection Account	29	Master Servicer Remittance Date	30
Cut-Off Date	29	Mortgage Loan File	38
		Mortgage Loan Schedule	38
D		Mortgaged Property	35
		Mortgages	35
Defective Mortgage Loans	39
Department	107	N
Depositor	25
Depository	27	Non-U.S. Person	91
Disqualified Non-U.S. Person	91	NRSRO	26
Disqualified Organization	108
Distribution Account	29	O
Distribution Date	28
		OID Regulations	77
E		Operating Advisor	41

EDGAR	33	P
Environmental Condition	64
ERISA	106	Pass-Through Entity	91
ERISA Plans	106	Permitted Investments	31
Event of Default	46	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	30
F		Property Protection Expenses	30

FATCA	97
FDIA	21

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	75
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	32	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	39	Treasury	73
Residual Certificateholder	86	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	106	Voting Rights	47

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations.  This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and free writing prospectus is current only as of its date.
$830,465,000 (Approximate)

TABLE OF CONTENTS	GS Mortgage Securities Trust 2014-GC22 as Issuing Entity

Free writing prospectus

Summary of Free Writing Prospectus	17
Risk Factors	63
Description of the Mortgage Pool	111
Transaction Parties	176
Description of the Offered Certificates	233
Yield, Prepayment and Maturity Considerations	264
The Pooling and Servicing Agreement	279	GS Mortgage Securities Corporation II as Depositor
Material Federal Income Tax Consequences	335
State and Local Tax Considerations	340
ERISA Considerations	340
Legal Investment	342
Certain Legal Aspects of the Mortgage Loans	343
Ratings	345
Legal Matters	347
Index of Significant Definitions	348
Commercial Mortgage Pass-Through Certificates, Series 2014-GC22
Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1	Class A-1	$36,754,000
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1	Class A-2	$8,879,000
Annex G	–	Newcastle Senior Housing Portfolio Amortization Schedule	G-1	Class A-3	$197,682,000
Class A-4	$160,000,000
Prospectus	Class A-5	$217,072,000
Table of Contents	2	Class A-AB	$52,638,000
Summary of Prospectus	3	Class X-A	$719,897,000
Risk Factors	4	Class X-B	$72,110,000
The Prospectus Supplement	23	Class A-S	$46,872,000
The Depositor	25	Class B	$72,110,000
The Sponsors	25	Class PEZ	$157,440,000
Use of Proceeds	25	Class C	$38,458,000
Description of the Certificates	26
The Mortgage Pools	35
Servicing of the Mortgage Loans	40
Credit Enhancement	47
Swap Agreement	49	FREE WRITING PROSPECTUS
Yield Considerations	50
Certain Legal Aspects of the Mortgage Loans	52	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Manager Drexel Hamilton June , 2014
Material Federal Income Tax Consequences	73
State and Local Tax Considerations	106
ERISA Considerations	106
Legal Investment	108
The Appraisal Regulations	109
Plan of Distribution	110
Incorporation of Certain Information by Reference	112
Legal Matters	112
Ratings	113
Index of Defined Terms	114